                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 RISCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

               Class A Common Stock
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

               14,258,671
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               $2.85 per share as set forth in merger agreement
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

               $40,637,212.50
        ------------------------------------------------------------------------

     (5)  Total fee paid:

               $8,127.45
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         [LETTERHEAD OF RISCORP, INC.]

                                                               February   , 2000

TO THE SHAREHOLDERS OF RISCORP, INC.:

     You are cordially invited to attend a special meeting of the shareholders
of RISCORP, Inc. to be held on March   , 2000 at 10:00 a.m., Eastern Standard
Time, at the Sheraton Colony Square, 188 14th Street, N.E., Atlanta, Georgia 30361.

     At the special meeting, we will ask you to consider and vote upon the approval and adoption of a Plan and Agreement of Merger, dated as of November 3, 1999, by and among Griffin Acquisition Corp., a Florida corporation, William D. Griffin and RISCORP pursuant to which Acquisition Corp. will be merged with and into RISCORP. Mr. Griffin is the founder of RISCORP and beneficially owns a majority of the outstanding capital stock of RISCORP. Because Mr. Griffin indirectly controls over 90% of the Class B Common Stock and, therefore, over 86% of all votes entitled to be cast by RISCORP's shareholders, RISCORP cannot liquidate, merge or otherwise be acquired without his consent.

     If the merger agreement is approved and adopted and the merger becomes effective, each share of RISCORP Class A Common Stock, par value $.01 per share, outstanding immediately prior to the merger (except for shares as to which appraisal rights have been perfected) will be converted into the right to receive $2.85 in cash, without interest thereon and less any required withholding taxes, subject to adjustment as provided in the merger agreement, plus a contingent right to receive a pro rata cash amount if RISCORP recovers any amounts from Zenith Insurance Company or other specified parties.

     The $2.85 per share purchase price in the merger represents a premium of $1.35 over the amount that would be immediately distributable to holders of Class A Common Stock if RISCORP were presently liquidated, given the substantial amount of cash that would need to be placed in a liquidating trust for an indefinite period of time, $1.01 over the highest "bid" price of a share of Class A Common Stock on the day before the announcement of the merger, and $0.52 over the net book value per share as of September 30, 1999, on a fully-diluted basis.

     Your Board of Directors has voted unanimously to approve the merger agreement and the merger. Each member of your Board of Directors is an independent outside director. To ensure the Board's independence from Mr. Griffin, each current member of the Board entered into an agreement with Mr. Griffin in 1997 that requires Mr. Griffin to vote his shares in favor of the election of the current directors and Frederick M. Dawson (now deceased) to the Board, and prohibits Mr. Griffin from taking any action to remove any of them from the Board. Accordingly, in voting to approve the merger agreement, the Board carefully reviewed and considered the terms and conditions of the proposed merger as described in the enclosed Proxy Statement and unanimously concluded that the merger is in the best interests of the holders of Class A Common Stock. If shareholder approval is obtained and the merger is consummated, each current member of the Board will resign. For a discussion of events that may occur as a consequence of the failure of the shareholders to approve the merger see "Special Factors -- Consequences to Shareholders if the Merger is Not Approved."

     Your Board of Directors recommends that you vote FOR approval and adoption of the merger agreement and approval of the transactions contemplated therein, including the merger. A failure to vote your shares will have the same effect as voting your shares against the merger.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Only holders of record of RISCORP's Class A Common Stock and Class B Common
Stock, par value $.01 per share, at the close of business on January   , 2000,
the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting.

     The attached Notice of Special Meeting and Proxy Statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials (including the appendices thereto) carefully. In addition, you may obtain information about RISCORP from documents that RISCORP, The RISCORP Group Holding Company, Limited Partnership, William D. Griffin Family Limited Partnership, Gryphus Company I, Gryphus Company II, Acquisition Corp. and Mr. Griffin have filed with the Securities and Exchange Commission, including the Schedule 13E-3 Transaction Statement.

     This Letter, the Notice of Special Meeting, the Proxy Statement and accompanying Form of Proxy are first being mailed to RISCORP's shareholders on
or about February   , 2000.

     If you have any questions about the Proxy Statement, please let us hear from you. We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Walter E. Riehemann
                                          President

                                 RISCORP, INC.
                        2 NORTH TAMIAMI TRAIL, SUITE 608
                          SARASOTA, FLORIDA 34236-5642
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH   , 2000
                             ---------------------

To the Shareholders of RISCORP, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of RISCORP, Inc. will be held at the Sheraton Colony Square, 188 14th Street, N.E.,
Atlanta, Georgia 30361, on March   , 2000 at 10:00 a.m., Eastern Standard Time
for the following purposes:

        1. To consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger, dated November 3, 1999, by and among Griffin Acquisition Corp., a Florida corporation, William D. Griffin and RISCORP, and to approve the consummation of the transactions contemplated therein, pursuant to which, among other things: (a) Acquisition Corp. will be merged with and into RISCORP; (b) each outstanding share of Class A Common Stock, par value $.01 per share, of RISCORP, except shares as to which appraisal rights have been perfected, will be converted into the right to receive $2.85 in cash, without interest thereon and less any required withholding taxes, subject to adjustment as provided in the merger agreement, plus a contingent right to receive an additional pro rata cash amount if RISCORP recovers any amounts from Zenith Insurance Company or other specified parties; and (c) each outstanding share of RISCORP's Class B Common Stock, par value $.01 per share, will remain outstanding. A copy of the merger agreement is attached as Appendix A to the accompanying Proxy Statement.

        2. To consider and vote upon a proposal to approve an adjournment or postponement of the special meeting for a period of not more than 60 days for the purpose of soliciting additional proxies in the event RISCORP fails to receive a sufficient number of votes to approve the merger agreement and the merger described in Item 1 above.

        3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

     Only those persons who were holders of record of the Class A Common Stock
and Class B Common Stock of RISCORP at the close of business on January   , 2000
are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.

     It is a condition precedent to the merger that the merger agreement be adopted and approved by at least (a) 80% of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, and (b) two-thirds of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock, voting separately as a class.

     ANY SHAREHOLDER OF RISCORP HAS THE RIGHT TO DISSENT FROM THE MERGER AND TO OBTAIN THE "FAIR VALUE" OF SUCH SHAREHOLDER'S SHARES OF CLASS A COMMON STOCK, PROVIDED THAT SUCH SHAREHOLDER PERFECTS HIS, HER OR ITS APPRAISAL RIGHTS IN ACCORDANCE WITH SECTION 607.1320 OF THE FLORIDA BUSINESS CORPORATION ACT. PLEASE SEE THE DISCUSSION OF APPRAISAL RIGHTS IN THE ACCOMPANYING PROXY STATEMENT AND SECTIONS 607.1301, 607.1302 AND 607.1320 OF THE FLORIDA BUSINESS CORPORATION ACT, COPIES OF WHICH ARE ATTACHED AS APPENDIX B TO THE PROXY STATEMENT.

     Your attention is directed to the accompanying Proxy Statement and its appendices for more complete information regarding the matters to be acted upon at the special meeting.

     THE BOARD OF DIRECTORS OF RISCORP UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING THE MERGER. SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

                                          By Order of the Board of Directors,

                                          WALTER E. RIEHEMANN
                                          President

                                   IMPORTANT

     WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED, AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Sarasota, Florida
February   , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
  General...................................................    1
  Matters to be Considered at the Special Meeting...........    1
AVAILABLE INFORMATION.......................................    2
QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION........    3
A WARNING ABOUT FORWARD-LOOKING STATEMENTS..................    6
SUMMARY.....................................................    7
SELECTED FINANCIAL DATA.....................................   12
THE MEETING.................................................   14
  Date, Time and Place......................................   14
  Matters to be Considered..................................   14
  Record Date; Shares Outstanding and Entitled to Vote......   14
  Required Vote; Voting Agreement...........................   14
  Revocability of Proxies...................................   15
  Proxy Solicitation........................................   16
  Independent Auditors......................................   16
THE PARTIES.................................................   17
  RISCORP...................................................   17
  William D. Griffin and Acquisition Corp...................   18
  Certain Transactions......................................   19
  History of RISCORP and Reasons for the Merger.............   19
SPECIAL FACTORS.............................................   23
  Background of the Merger..................................   23
  Recommendation of the Board of Directors..................   25
  Consequences to Shareholders if the Merger is Not
     Approved...............................................   27
  Recommendation of Mr. Griffin, Acquisition Corp., Gryphus
     Company I, Gryphus Company II, The RISCORP Group
     Holding Company, Limited Partnership and William D.
     Griffin Family Limited Partnership.....................   28
  Certain Effects of the Merger.............................   28
  Interests of Certain Persons in the Merger................   29
  Financing and Expenses of the Merger......................   30
  Federal Income Tax Consequences...........................   31
  Regulatory Approval.......................................   31
  Accounting Treatment......................................   32
  Amendment to Shareholder Protection Rights Agreement......   32
PROPOSAL 1 -- THE MERGER....................................   33
  Terms of the Merger.......................................   33
  Merger Consideration......................................   34
  Exchange and Payment Procedures...........................   34
  Transfers of Class A Common Stock.........................   35
  Representations and Warranties............................   36
  Conduct and Transactions Prior to the Effective Time......   37
  Non-Solicitation..........................................   39
  Indemnification of Officers and Directors; Escrow
     Agreement; Fee Advancement Agreement...................   39
  Conditions to the Merger..................................   40
  Termination of the Merger Agreement.......................   42
  Waiver and Amendment......................................   43
  Guaranty..................................................   43
  General Release...........................................   43

                                                              PAGE
                                                              ----
Dissenters' Rights of Appraisal.............................   44
PROPOSAL 2 -- POSSIBLE ADJOURNMENT OR POSTPONEMENT OF
  SPECIAL MEETING...........................................   46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   47
MARKET FOR RISCORP'S CLASS A COMMON STOCK AND RELATED
  SHAREHOLDER MATTERS.......................................   49
PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING.......   50
INCORPORATION BY REFERENCE..................................   51

                                   APPENDICES

Appendix A --  Plan and Agreement of Merger, dated November 3, 1999, by and among Griffin Acquisition Corp., William D. Griffin and RISCORP, Inc.

Appendix B --  Florida Statutes Describing Shareholder Appraisal Rights

Appendix C --  RISCORP, Inc. Annual Report on Form 10-K/A for the year ended
               December 31, 1998, as filed with the Securities and Exchange Commission on June 7, 1999

Appendix D --  RISCORP, Inc. Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1999, as filed with the Securities and Exchange Commission on November 15, 1999.

                                 RISCORP, INC.
                        2 NORTH TAMIAMI TRAIL, SUITE 608
                          SARASOTA, FLORIDA 34236-5642
                             ---------------------

                                PROXY STATEMENT
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH   , 2000
                             ---------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being sent to the holders of shares of Class A Common Stock and Class B Common Stock, par value $.01 per share, of RISCORP, Inc. in connection with the solicitation of proxies by the Board of Directors of RISCORP. Those proxies will be used at a special meeting of shareholders to be
held on March   , 2000, at 10:00 a.m., Eastern Standard Time, at the Sheraton
Colony Square, 188 14th Street, N.E., Atlanta, Georgia 30361, and at any adjournments or postponements thereof. The principal executive offices of RISCORP are located at 2 North Tamiami Trail, Suite 608, Sarasota, Florida 34236-5642. RISCORP's telephone number is (941)366-5015. This Proxy Statement
and attached Proxy are first being sent to shareholders on or about February   ,
2000.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the special meeting, the shareholders will be asked to consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger, dated November 3, 1999, by and among Griffin Acquisition Corp., a Florida corporation, William D. Griffin and RISCORP. Pursuant to the merger agreement, Acquisition Corp. will merge with and into RISCORP. Upon consummation of the merger, each share of RISCORP's Class A Common Stock outstanding immediately prior to the effective time of the merger, except shares as to which appraisal rights have been perfected, will be converted into the right to receive $2.85 in cash, without interest thereon and less any required withholding taxes, subject to adjustment as provided in the merger agreement, plus a contingent right to receive an additional pro rata cash amount if RISCORP recovers any amounts from Zenith Insurance Company or other specified parties in connection with its sale of assets to Zenith in 1998. See "The Merger -- Merger Consideration." A copy of the merger agreement is attached hereto as Appendix A, and the description of the merger contained in this Proxy Statement is qualified in its entirety by reference to Appendix A. See "The Merger."

     The shareholders will also be asked to consider and vote upon a proposal to approve an adjournment or postponement of the special meeting for a period of not more than 60 days for the purpose of soliciting additional proxies in the event RISCORP fails to receive a sufficient number of votes to approve the merger agreement and the merger.

     The Board of Directors knows of no business that will be presented for consideration at the special meeting other than the matters described in this Proxy Statement. If any other matters properly come before the special meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

     THE BOARD OF DIRECTORS OF RISCORP UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING THE MERGER.

                             AVAILABLE INFORMATION

     RISCORP is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission, including the Rule 13e-3 Transaction Statement on Schedule 13E-3 filed by RISCORP, The RISCORP Group Holding Company, Limited Partnership, Gryphus Company I, Gryphus Company II, William D. Griffin Family Limited Partnership, Acquisition Corp. and Mr. Griffin in connection with the merger. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, New York, New York 10007. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet (http://www.sec.gov).

     The Annual Report on Form 10-K/A for the year ended December 31, 1998, as filed with the Securities and Exchange Commission on June 7, 1999, has been included at Appendix C to this Proxy Statement. RISCORP's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, as filed with the Securities and Exchange Commission on November 15, 1999, has been included at Appendix D to this Proxy Statement. Such appendices (excluding any documents incorporated by reference therein or exhibits thereto) constitute a part of this Proxy Statement and should be carefully reviewed for the information contained therein.

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION

Q: WHAT IS THE PROPOSED TRANSACTION?

A: William D. Griffin and certain irrevocable trusts created by Mr. Griffin for the benefit of his children collectively own, directly and indirectly, all of the outstanding shares of Class B Common Stock of RISCORP. In the proposed transaction, a company controlled by Mr. Griffin will merge with and into RISCORP, with RISCORP being the surviving corporation. As a result of the merger, Mr. Griffin and such irrevocable trusts will be the owners of 100% of the outstanding capital stock of RISCORP, and the holders of Class A Common Stock, none of which is owned by Mr. Griffin or his affiliates, will receive cash for their shares. Because Mr. Griffin indirectly controls over 90% of the Class B Common Stock and, therefore, over 86% of all votes entitled to be cast by RISCORP's shareholders, RISCORP cannot liquidate, merge or otherwise be acquired without his consent.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: Each holder of Class A Common Stock (other than holders of Class A Common
   Stock who properly perfect their appraisal rights under Florida law) will receive $2.85 in cash, without interest thereon and less any required withholding taxes, for each share owned at the effective time of the merger (subject to a downward adjustment as provided in the merger agreement if the legal and accounting expenses incurred by RISCORP in connection with the merger after November 3, 1999 exceed $1.5 million), plus the contingent right to receive an additional pro rata cash amount if RISCORP recovers any amounts from Zenith Insurance Company or other specified parties. See "The
   Merger -- Merger Consideration." Each share of Class B Common Stock issued and outstanding immediately prior to the effective time of the merger will continue to remain issued and outstanding.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER?

A: The Board of Directors has determined that the merger is fair to, and in the best interests of, RISCORP and the holders of Class A Common Stock. Each member of the Board of Directors is an independent outside director. To ensure the Board's independence from Mr. Griffin, each current member of the Board entered into an agreement with Mr. Griffin in 1997 that requires Mr. Griffin to vote his shares in favor of the election of the current directors and Frederick M. Dawson (now deceased) to the Board, and prohibits Mr. Griffin from taking any action to remove any of them from the Board. The $2.85 per share purchase price in the merger represents a premium of $1.35 over the amount that would be immediately distributable to holders of Class A Common Stock if RISCORP were presently liquidated, given the substantial amount of cash that would need to be placed in a liquidating trust for an indefinite period of time, $1.01 over the highest "bid" price of a share of Class A Common Stock on the day before the announcement of the merger, and $0.52 over the net book value per share as of September 30, 1999, on a fully-diluted basis. In addition, because RISCORP has no operating activities, the Board of Directors believes that Mr. Griffin is the only person who could be reasonably expected to pay any premium for shares of the Class A Common Stock. See "Special Factors -- Recommendation of the Board of Directors."

Q: WHY DIDN'T THE BOARD OF DIRECTORS HIRE AN INVESTMENT BANKING FIRM TO RENDER A
   FAIRNESS OPINION WITH RESPECT TO THE MERGER CONSIDERATION?

A: The Board of Directors considered, and rejected, the idea of engaging an investment banking firm to render an opinion to RISCORP as to the fairness of the merger consideration to the holders of Class A Common Stock from a financial point of view. In making its decision not to seek such an opinion, the Board considered the fact that substantially all of the assets of RISCORP consist of cash, investment grade securities, and contingent claims that may be asserted by RISCORP, and the liabilities of RISCORP consist primarily of contingent liabilities related to pending litigation or contingent liabilities that may arise in the future as a result of RISCORP's prior operations. Given the fact that the valuation of these contingencies is principally a function of the probability of recovery or loss based on the legal theories supporting the claims, and a quantification of the likely damages attributable to such contingencies, the Board concluded that legal counsel, not investment bankers, would be in the best position to assist the members of the Board in their determination of the relative merits and the reasonable range in values attributable to each of these contingencies. This conclusion, combined with the fact that the tangible assets of RISCORP are substantially all cash and investment grade securities whose values are readily ascertainable, led the Board to ultimately conclude that a fairness opinion from a financial advisor would not be meaningful to the holders of Class A Common Stock in their evaluation of the terms of the merger.

Q: HOW DID THE BOARD OF DIRECTORS ASSESS RISCORP'S POTENTIAL LITIGATION CLAIMS
   AGAINST MR. GRIFFIN?

A: In late 1997, the Board of Directors appointed a Claims Committee to evaluate potential claims against various third parties. The Claims Committee was represented by independent legal counsel in its evaluation of the nature of, and probabilities associated with, litigation claims that might be asserted by RISCORP, including potential litigation claims against Mr. Griffin. With the assistance of independent counsel to the Claims Committee, the Board quantified the range of values it reasonably expected to be recovered by RISCORP in any litigation against Mr. Griffin and used the information developed in its negotiation of the terms of the merger agreement, including the premium reflected in the cash portion of the merger consideration. To review the background and reasons for the merger in greater detail, see "Special Factors -- Background of the Merger."

Q: WHAT SHAREHOLDER APPROVALS DOES THE MERGER REQUIRE?

A: Under RISCORP's Amended and Restated Articles of Incorporation, approval of the merger agreement and the consummation of the transactions contemplated therein requires (a) the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class; and (b) the affirmative vote of a majority of the votes entitled to be cast by the holders of all issued and outstanding Class A Common Stock voting separately as a class. In addition, pursuant to Section 607.0901 of the Florida Business Corporation Act, approval of the merger agreement and the merger requires the affirmative vote of the holders of two-thirds of the votes entitled to be cast by the holders of the issued and outstanding shares of Class A Common Stock.

   William D. Griffin, The RISCORP Group Holding Company, Limited Partnership, William D. Griffin Family Limited Partnership, Charlotte K. Griffin Trust Number 3, Anna F. Griffin Trust Number 3 and John Ford Griffin Trust Number 3 collectively own, beneficially and of record, all of the outstanding shares of Class B Common stock. Mr. Griffin disclaims beneficial ownership of the shares of Class B Common Stock held by the trusts created for the benefit of his children. These shareholders, representing in the aggregate over 94% of the votes entitled to be cast by holders of Class A Common Stock and Class B Common Stock, voting as a single class, have entered into a voting agreement insuring that all of their shares will be voted in favor of the merger agreement and the transactions contemplated therein. Because these shareholders are not record holders or beneficial owners of any shares of Class A Common Stock, the voting agreement will have no impact on the separate class vote required of the holders of Class A Common Stock.

   Pursuant to the terms of a management agreement between The Phoenix Management Company, Ltd. and RISCORP and its subsidiaries, Phoenix was granted a restricted stock award for 1,725,000 shares of Class A Common Stock, subject to vesting provisions contained in a restricted stock award agreement. Walter E. Riehemann, who controls the operations of Phoenix as the president and sole shareholder of its general partner, has indicated that he intends to vote all of Phoenix's shares in favor of the merger agreement and the transactions contemplated therein and that he agrees with the recommendations and reasons of the Board of Directors as set forth under the heading "Special Factors -- Recommendation of the Board of Directors."

   Under RISCORP's Amended and Restated Bylaws, approval of the proposal to adjourn or postpone the special meeting for a period of not more than 60 days for the purpose of soliciting additional proxies requires a majority of the votes entitled to be cast by holders of all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class. Mr. Griffin controls the votes necessary to unilaterally approve this proposal.

Q: WHAT HAPPENS IF RISCORP FAILS TO RECEIVE SHAREHOLDER APPROVAL OF THE MERGER?

A: The Board of Directors has negotiated a transaction it believes is in the best interests of the holders of the Class A Common Stock. The merger consideration includes an immediate cash distribution to such shareholders and represents a substantial premium over the anticipated liquidation value per share. In the event the holders of Class A Common Stock fail to approve the merger, the members of the Board may resign and allow the shareholders to elect new directors of RISCORP. Mr. Griffin, as the majority shareholder of RISCORP, would control the votes necessary to elect new directors. If the members of the Board do not resign, they will continue to pursue and defend the contingent claims and seek, at an indefinite time in the future, to effect an orderly liquidation of RISCORP. Pending any such liquidation, RISCORP will continue to invest a substantial portion of its existing assets in cash and government securities. A failure to do so could subject it to the registration requirements under the Investment Company Act of 1940.

   In addition, because of the fact that more than 60% of RISCORP's income comes from passive sources and more than 50% of its outstanding capital stock is held by five or fewer persons, if RISCORP fails to distribute all of its taxable income it will be subject to a tax of 39.6% on its undistributed personal holding company income, in addition to its regular income tax. These factors, coupled with the costs to be incurred in connection with the continued pursuit and defense of contingent claims, may reduce the amount ultimately distributable to the shareholders in a liquidation. Also, because Mr. Griffin has indicated he has no intention to approve a plan of liquidation, the shareholders are not likely to receive any funds for their shares for an indefinite period of time. Finally, if the merger is not approved, there can be no assurance that the market price of the shares of Class A Common Stock will remain at its current level.

Q: WHAT DO I NEED TO DO NOW?

A: Please sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares can be represented at the special meeting, even if you plan to attend the special meeting in person.

Q: WHAT RIGHTS DO I HAVE TO DISSENT FROM THE MERGER AND SEEK AN APPRAISAL OF THE
   FAIR VALUE OF MY SHARES?

A: If you wish, you may dissent from the merger and seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Florida law summarized under the heading "The Merger -- Dissenters' Rights of Appraisal." The appraised fair value of your shares may be more or less than the consideration to be paid in the merger.

Q: WHO CAN VOTE ON THE MERGER?

A: All holders of record of Class A Common Stock and Class B Common Stock as of
   the close of business on January   , 2000 will be entitled to notice of and
   to vote, either in person or by proxy, at the special meeting called to consider the merger agreement and the merger.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, we will promptly send you written instructions for exchanging your stock certificates for cash. Please do not include your stock certificates with your proxy card.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide written instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide instructions to your broker, your shares will not be voted. This will have the same effect as voting your shares against the proposal to approve and adopt the merger agreement.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a later-dated, signed proxy card or a written notice of revocation before the special meeting, or attend the special meeting and give oral notice of your intention to vote in person. However, attendance at the special meeting by a shareholder who has executed and delivered a proxy to RISCORP will not in and of itself constitute a revocation of such proxy.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. If the merger agreement is approved and other conditions to the merger are satisfied, we expect to complete the merger promptly following the special meeting.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: The merger will be a taxable transaction to you for federal income tax purposes. A brief review of the possible tax consequences to shareholders is set forth under the heading "Special Factors -- Federal Income Tax Consequences." You should also consult your tax advisor as to the tax effect in your particular circumstances.

Q: WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: In addition to voting on the merger agreement and the merger, you will be asked to vote upon a proposal to approve an adjournment or postponement of the special meeting if RISCORP fails to receive enough votes to approve the merger agreement and the merger. Otherwise, we do not expect that any other matters will be voted upon at the special meeting.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: The information provided above in "question and answer" format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT (INCLUDING THE APPENDICES ATTACHED HERETO) IN ITS ENTIRETY. If you have any questions concerning the merger or would like additional copies of this Proxy Statement, you should contact Walter E. Riehemann, President, RISCORP, Inc., 2 North Tamiami Trail, Suite 608, Sarasota, Florida 34236-5642; telephone number (941) 366-5015.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     The statements contained or incorporated by reference in this Proxy Statement which are not historical facts are forward-looking statements that involve risks and uncertainties. We wish to caution you that these forward-looking statements, particularly in the text under "Summary" and "The Merger" and the information in Appendices C and D attached hereto, are based on the beliefs and assumptions of the management of RISCORP and on information currently available to such management. Such forward-looking statements involve both known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of RISCORP to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.

                                    SUMMARY

     This summary highlights selected information from this Proxy Statement. It may not contain all of the information that you may consider to be important. In order to understand the merger more fully and for a more complete description of the terms and conditions of the merger, you should read carefully this entire Proxy Statement (including the Appendices attached hereto) and the other documents referred to herein. The actual terms and conditions of the merger are contained in the merger agreement, which is included in this Proxy Statement as Appendix A.

PARTIES

  RISCORP

     RISCORP, Inc. is a Florida corporation that currently has no operating activities. On April 1, 1998, RISCORP and its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith Insurance Company pursuant to the terms of an Asset Purchase Agreement among the parties dated June 17, 1997, as amended. In connection with the sale to Zenith, RISCORP ceased substantially all of its former business operations. Since April 1, 1998, the operations of RISCORP have consisted primarily of the administration of the day-to-day activities of its surviving corporate entities, compliance with the provisions of the asset purchase agreement with Zenith, the resolution of various contingencies pending against RISCORP or its subsidiaries, and the investment, protection, and maximization of the remaining assets of RISCORP. See "The Parties -- RISCORP."

  William D. Griffin

     William D. Griffin is a resident of the State of Florida and is the founder and majority shareholder of RISCORP. Mr. Griffin and certain irrevocable trusts created for the benefit of his children own, directly or indirectly, all of the issued and outstanding shares of Class B Common Stock of RISCORP and after the merger will directly and indirectly own 100% of the outstanding capital stock of RISCORP. Because Mr. Griffin indirectly owns and controls over 90% of the Class B Common Stock and, therefore, over 86% of all votes entitled to be cast by RISCORP's shareholders, RISCORP cannot liquidate, merge or otherwise be acquired without his consent. See "The Parties -- William D. Griffin and Acquisition Corp."

  Acquisition Corp.

     Griffin Acquisition Corp. is a Florida corporation owned and controlled by Mr. Griffin. Acquisition Corp. was organized by Mr. Griffin solely for purposes of effecting the merger. See "The Parties -- William D. Griffin and Acquisition Corp."

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting will be held on March   , 2000 at 10:00 a.m., Eastern
Standard Time, at the Sheraton Colony Square, 188 14th Street, N.E., Atlanta, Georgia 30361.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, the shareholders will be asked:

     - to consider and vote upon a proposal to approve and adopt the merger agreement and the transactions contemplated therein;

     - if necessary, to consider and vote upon a proposal to approve an adjournment or postponement of the special meeting in order to solicit additional proxies; and

     - to transact such other business as may properly come before the special meeting.

VOTING

     The Board of Directors has set the close of business on January   , 2000 as
the record date for determining shareholders entitled to vote at the special meeting. At the special meeting, in accordance with RISCORP's Amended and Restated Articles of Incorporation, each share of Class A Common Stock will be entitled to one vote and each share of Class B Common Stock will be entitled to ten votes. As of the record date, there were 14,258,671 shares of Class A Common Stock outstanding and entitled to vote and 24,334,443 shares of Class B Common Stock outstanding and entitled to vote. As of such date, there were
approximately                holders of record. See "The Meeting -- Record Date;
Shares Outstanding and Entitled to Vote" and "-- Required Vote; Voting
Agreement."

     You may revoke your proxy at any time before it is voted by delivering a written notice of revocation to the President of RISCORP, by executing and delivering a late-dated proxy or by attending the special meeting and giving oral notice of your intention to vote in person. Your attendance at the special meeting will not in and of itself constitute a revocation of an executed and delivered proxy. See "The Meeting -- Revocability of Proxies."

REQUIRED VOTE; VOTING AGREEMENT

     Under RISCORP's Amended and Restated Articles of Incorporation, approval of the merger agreement and the consummation of the transactions contemplated therein requires (a) the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class; and (b) the affirmative vote of a majority of the votes entitled to be cast by the holders of all issued and outstanding Class A Common Stock voting separately as a class. In addition, pursuant to Section 607.0901 of the Florida Business Corporation Act, approval of the merger agreement and the merger requires the affirmative vote of two-thirds of the votes entitled to be cast by the holders of the issued and outstanding shares of Class A Common Stock.

     William D. Griffin, The RISCORP Group Holding Company, Limited Partnership, William D. Griffin Family Limited Partnership, Charlotte K. Griffin Trust Number 3, Anna F. Griffin Trust Number 3 and John Ford Griffin Trust Number 3 collectively own, beneficially and of record, all of the outstanding shares of Class B Common Stock. Mr. Griffin disclaims beneficial ownership of the shares of Class B Common Stock held by the trusts created for the benefit of his children. These shareholders, representing in the aggregate over 94% of the votes entitled to be cast by holders of Class A Common Stock and Class B Common Stock, voting as a single class, have entered into a voting agreement insuring that all of their shares will be voted in favor of the merger agreement and the transactions contemplated therein. Because these shareholders are not record holders or beneficial owners of any shares of Class A Common Stock, the voting agreement will have no impact on the separate class vote by the holders of Class A Common Stock.

     Pursuant to the terms of a management agreement between The Phoenix Management Company, Ltd. and RISCORP and its subsidiaries, Phoenix was granted a restricted stock award for 1,725,000 shares of Class A Common Stock, subject to vesting provisions contained in a restricted stock award agreement. Walter E. Riehemann, who controls the operations of Phoenix as the president and sole shareholder of its sole general partner, has indicated that he intends to vote all of Phoenix's shares in favor of the merger agreement and the transactions contemplated therein and that he agrees with the recommendations and reasons of the Board of Directors as set forth under the heading "Special
Factors -- Recommendation of the Board of Directors."

     Under RISCORP's Amended and Restated Bylaws, approval of the proposal to adjourn or postpone the special meeting for a period of not more than 60 days for the purpose of soliciting additional proxies requires a majority of the votes entitled to be cast by holders of all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class. Mr. Griffin controls the vote necessary to unilaterally approve this proposal.

MERGER CONSIDERATION

     Each holder of Class A Common Stock (other than holders of Class A Common Stock who properly perfect their appraisal rights under Florida law) will receive $2.85 in cash, without interest thereon and less any required withholding taxes, for each share of Class A Common Stock that he or she owns as of the effective time of the merger (subject to a downward adjustment as provided in the merger agreement if the legal and accounting expenses incurred by RISCORP in connection with the merger after November 3, 1999 exceed $1.5 million), plus the contingent right to receive an additional pro rata cash amount if RISCORP recovers any amounts from Zenith, Arthur Andersen LLP, the neutral auditor and neutral actuary engaged to resolve the purchase price dispute between Zenith and RISCORP, or their respective insurers in settlement and final discharge of all alleged errors made in the determination of the Final Business Balance Sheet (as defined in the Asset Purchase Agreement by and among RISCORP, its subsidiaries and Zenith dated June 17, 1997, as amended). See "The Merger -- Merger Consideration." Each share of Class B Common Stock issued and outstanding immediately prior to the effective time of the merger will continue to remain issued and outstanding.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has determined that the merger is fair to, and in the best interests of, RISCORP and the shareholders and unanimously recommends that you vote FOR approval and adoption of the merger agreement and the transactions contemplated thereby. Each member of the Board of Directors is an independent outside director. To ensure the Board's independence from Mr. Griffin, each current member of the Board entered into an agreement with Mr. Griffin in 1997 that requires Mr. Griffin to vote his shares in favor of the election of the current directors and Frederick M. Dawson (now deceased) to the Board, and prohibits Mr. Griffin from taking any action to remove them from the Board. Accordingly, in voting to approve the merger agreement, the Board carefully reviewed and considered the terms and conditions of the proposed merger and unanimously concluded that the merger is in the best interests of the holders of Class A Common Stock. The $2.85 per share purchase price in the merger represents a premium of $1.35 over the amount that would be immediately distributable to holders of Class A Common Stock if RISCORP were presently liquidated given the substantial amount of cash that would need to be placed in a liquidating trust for an indefinite period of time, $1.01 over the highest "bid" price of a share of Class A Common Stock on the day before the announcement of the merger, and $0.52 over the net book value per share as of September 30, 1999, on a fully-diluted basis. In addition, because RISCORP has no operating activities, the Board of Directors believes that Mr. Griffin is the only person who could be reasonably expected to pay any premium for shares of the Class A Common Stock. See "Special Factors -- Recommendation of the Board of Directors."

CONFLICTS OF INTEREST

     In considering the recommendation of the Board of Directors with respect to the merger, you should be aware of certain inherent conflicts of interest. William D. Griffin, the sole shareholder of Acquisition Corp., is the beneficial owner of 22,176,052 shares of Class B Common Stock. The other 2,158,391 outstanding shares of Class B Common Stock are held by various irrevocable trusts that Mr. Griffin created for the benefit of his children. If the merger is consummated, the only outstanding capital stock of RISCORP will be Class B Common Stock, all of which will be held by Mr. Griffin and such irrevocable trusts. Pursuant to the terms of a voting agreement, Mr. Griffin and each of the irrevocable trusts owning shares of Class B Common Stock have agreed to vote their shares in favor of the merger.

     The Phoenix Management Company, Ltd. entered into a management agreement with RISCORP on February 18, 1998, pursuant to which Phoenix was granted a restricted stock award for 1,725,000 shares of Class A Common Stock. Walter E. Riehemann, the President of RISCORP, beneficially owns a majority interest in Phoenix, a Florida limited partnership, and controls its operations as president and the sole shareholder of its general partner, Dawson Managers, Inc. As of the
date of this Proxy Statement,                shares had vested under the terms
of the restricted stock award to Phoenix. Immediately prior to the consummation of the merger, the Board of Directors shall cause all remaining unvested shares of restricted stock to vest. In addition, effective December 1, 1999, the Phoenix management agreement was amended and assigned to Dawson Managers. The amendment to the management agreement reduces the monthly management fee and the termination fee originally provided for in the management agreement.

     The merger agreement and additional agreements also contain provisions to release and indemnify the current and former officers and directors of RISCORP and to pay or reimburse the reasonable fees and expenses incurred by the current officers and directors of RISCORP and Stephen C. Rece, a former chief financial officer of RISCORP, in connection with any litigation initiated by Mr. Griffin or a related party after the merger. See "Special Factors -- Interests of Certain Persons in the Merger."

CERTAIN EFFECTS OF THE MERGER

     Upon consummation of the merger, holders of Class A Common Stock will have no ownership interest in RISCORP. As a consequence, after the merger the holders of Class A Common Stock will not share in the future earnings and growth of RISCORP or the risks associated with such earnings and growth. After the merger, William D. Griffin and certain trusts established for the benefit of his children will be the sole direct or indirect beneficial owners of RISCORP and will be the beneficiaries of all of the earnings, growth and corporate opportunities of RISCORP in the future (if any). Mr. Griffin has informed RISCORP that he has no present intention to reorganize, liquidate, change the dividend rate of, or change the corporate structure of RISCORP. After the merger, RISCORP will deregister its Class A Common Stock under the Securities Exchange Act of 1934 and accordingly RISCORP and its officers, directors and 10% shareholders will no longer be required to make the filings required by the Securities Exchange Act of 1934. See "Special Factors -- Certain Effects of the Merger."

CONDITIONS TO THE MERGER

     Consummation of the merger is subject to various conditions, including:

     - the approval and adoption of the merger agreement and the merger by the affirmative vote or consent of at least (a) 80% of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, and (b) two-thirds of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock voting separately as a class;

     - the divestiture or surrender of RISCORP's insurance licenses; and

     - satisfaction of other conditions customary to transactions of this type. See "The Merger -- Conditions to the Merger."

TERMINATION OF THE MERGER AGREEMENT

     Acquisition Corp. and RISCORP may agree at any time (including any time after the special meeting) to terminate the merger agreement. In addition, either Acquisition Corp. or RISCORP may terminate the merger agreement without the agreement of the other party under specified circumstances. See "The Merger -- Termination of the Merger Agreement."

DISSENTERS' RIGHTS OF APPRAISAL

     Any holders of Class A Common Stock who do not wish to accept the consideration set forth in the merger agreement have the right under Section
607.1302 of the Florida Business Corporation Act to dissent from the merger and obtain the "fair value" of their shares. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights:

     - before the shareholder vote is taken on the proposed merger, the shareholder must deliver written notice of the shareholder's intent to demand payment for his, her or its shares if the proposed merger is consummated; and

     - the shareholder must not vote his, her or its shares in favor of the proposed merger.

     A PROXY OR A VOTE AGAINST THE MERGER AGREEMENT AND THE MERGER DOES NOT CONSTITUTE A NOTICE OF INTENT TO DEMAND PAYMENT AND, THEREFORE, WILL NOT PROTECT YOUR RIGHT OF APPRAISAL UNDER FLORIDA LAW. Appendix B to this Proxy Statement contains the Florida statutes relating to your right of appraisal. Failure to follow all of the steps required by these statutes will result in the loss of your right of appraisal. See "The Merger -- Dissenters' Rights of Appraisal" and Appendix B.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The receipt of consideration in the merger will be a taxable transaction to the holders of Class A Common Stock for U.S. federal income tax purposes under the Internal Revenue Code and may be a taxable transaction for foreign, state and local income tax purposes as well. Holders of Class A Common Stock will recognize a gain or loss measured by the difference between the amount of consideration they receive and their tax basis in the shares of Class A Common Stock exchanged therefor. Holders of Class A Common Stock should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger, as well as any tax consequences under state, local or foreign laws. See "Special Factors -- Federal Income Tax Consequences."

FINANCING OF THE MERGER

     The aggregate merger consideration will be provided out of the assets of RISCORP. At the closing of the merger, assuming no holders of Class A Common Stock exercise and perfect their appraisal rights in connection with the merger, holders of Class A Common Stock will receive aggregate merger consideration of approximately $40.6 million for their shares minus the amount by which the legal and accounting expenses of RISCORP incurred in connection with the merger after the date of the merger agreement exceed $1.5 million. We do not currently anticipate that such legal and accounting expenses will exceed this amount. In addition to the foregoing cash consideration, pursuant to the terms of the merger agreement, the holders of Class A Common Stock shall also have a contingent right to receive an additional pro rata cash amount if RISCORP recovers any amounts from Zenith or other specified parties. See "Special Factors -- Financing and Expenses of the Merger."

ACCOUNTING TREATMENT

     The assets and liabilities of Acquisition Corp. will be recorded at their historical cost by RISCORP as of the date of the merger. See "Special
Factors -- Accounting Treatment."

                            SELECTED FINANCIAL DATA

     The selected consolidated financial data presented below as of and for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 has been derived from audited consolidated financial statements of RISCORP. The selected consolidated income statement data presented below as of and for the periods ended September 30, 1998 and 1999 has been derived from the unaudited consolidated financial statements of RISCORP. No separate financial information is provided for Acquisition Corp. since it is a special purpose entity formed in connection with the proposed merger and has no operations and no assets or liabilities. No pro forma data giving effect to the proposed merger is provided because we do not believe that such information is material to the shareholders in evaluating the proposed merger and merger agreement. We reached this conclusion because (a) the proposed merger consideration is cash and a contingent right to receive a pro rata cash amount in the event of a future recovery against Zenith or other specified parties and (b) any pro forma financial information about the combined results of operations of RISCORP and of Acquisition Corp. would not provide meaningful or relevant information in evaluating the cash merger consideration. The selected consolidated financial data set forth below should be read in conjunction with the financial statements of RISCORP contained in Appendices C and D.

                                        NINE MONTHS ENDED
                                          SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                       --------------------   ---------------------------------------------------
                                         1999       1998        1998       1997       1996       1995      1994
                                       --------   ---------   --------   --------   --------   --------   -------
                                           (UNAUDITED)             (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                          (IN THOUSANDS,
                                       EXCEPT FOR PER SHARE
                                              DATA)
INCOME STATEMENT DATA:
Revenues:
  Premiums earned....................  $    --    $ 25,819    $ 25,819   $179,729   $173,557   $135,887   $ 1,513
  Fees and other income..............      748       5,957       5,906     20,369     31,733     23,413    56,712
  Net realized gains.................      150       4,268       4,280      1,546        105      1,016        --
  Net investment income..............    4,166       7,927       7,103     16,447     12,194      5,692     1,677
                                       -------    --------    --------   --------   --------   --------   -------
         Total revenues..............    5,064      43,971      43,108    218,091    217,589    166,008    59,902
                                       -------    --------    --------   --------   --------   --------   -------
Expenses:
  Losses and loss adjustment
    expenses.........................       --      24,016      24,016    104,052    114,093     82,532      (716)
  Unallocated loss adjustment
    expenses.........................       --       2,561       2,561     19,311     12,916     10,133     8,804
  Commissions, general and
    administrative expenses..........    7,419      30,703      34,191     70,800     65,685     48,244    35,869
  Interest expense...................    1,271         624         676      1,919      2,795      4,634     1,750
  Depreciation and amortization......      109       3,139       2,736      7,423     11,500      1,683     1,330
                                       -------    --------    --------   --------   --------   --------   -------
         Total expenses..............    8,799      61,043      64,180    203,505    206,989    147,226    47,037
                                       -------    --------    --------   --------   --------   --------   -------
Income (loss) from operations........   (3,735)    (17,072)    (21,072)    14,586     10,600     18,782    12,865
Loss on sale of net assets to
  Zenith.............................   (4,760)         --     (47,747)        --         --         --        --
                                       -------    --------    --------   --------   --------   --------   -------
Income (loss) before taxes...........   (8,495)    (17,072)    (68,819)    14,586     10,600     18,782    12,865
Income tax (benefit) expense(1)......   (2,866)        189       2,056      7,300      8,202      5,099     5,992
                                       -------    --------    --------   --------   --------   --------   -------
         Net income (loss)...........   (5,629)    (17,261)   $(70,875)  $  7,826   $  2,398   $ 13,683   $ 6,873
                                       =======    ========    ========   ========   ========   ========   =======
Net income (loss) per share(2).......    (0.15)      (0.47)   $  (1.91)  $   0.20   $   0.07   $   0.49   $  0.24
                                       =======    ========    ========   ========   ========   ========   =======
Net income (loss) per share assuming
  dilution(2)........................    (0.15)      (0.47)   $  (1.91)  $   0.20   $   0.07   $   0.45   $  0.23
                                       =======    ========    ========   ========   ========   ========   =======
Weighted average common shares
  outstanding........................   37,491      36,949      37,012     36,892     34,648     28,100    28,100
                                       =======    ========    ========   ========   ========   ========   =======
Weighted average common shares and
  common share equivalents
  outstanding(3)(4)..................   37,491      36,949      37,012     37,116     36,406     30,093    30,093
                                       =======    ========    ========   ========   ========   ========   =======
Ratio of earnings to fixed charges...    (4.40)     (25.45)     (96.99)      3.15       0.77       2.84      3.93
Dividends per share..................        0           0           0          0          0          0         0

                                   SEPTEMBER 30,                      DECEMBER 31,
                                   -------------   ---------------------------------------------------
                                       1999          1998       1997       1996       1995      1994
                                   -------------   --------   --------   --------   --------   -------
                                    (UNAUDITED)
BALANCE SHEET DATA:
Cash and investments.............     $83,610      $ 37,868   $253,634   $281,963   $ 92,713   $47,037
          Total assets...........      94,666       123,393    749,650    828,442    443,242    93,908
Long-term debt...................          --            --     15,609     16,303     46,417    27,840
Shareholders' equity.............      89,777        95,566    163,533    157,308     16,157     3,895
Book value per share.............        2.39(5)       2.58       4.41       4.32       0.54      0.13

---------------

(1) Certain subsidiaries of RISCORP were S Corporations prior to the Reorganization (as referred to in note 1(a) to RISCORP's consolidated financial statements contained in Appendix C) and were not subject to corporate income taxes.
(2) RISCORP has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share." As required by that pronouncement, these amounts have, for all years presented, been recalculated in accordance with its provisions.
(3) The 1995 shares exclude 2,556,557 shares of Class A Common Stock reserved for issuance pursuant to the exercise of stock options outstanding as of December 31, 1995, having a weighted average exercise price of $3.96 per share.
(4) The 1997 and 1996 shares include 790,336 and 225,503 shares, respectively, of Class A Common Stock pursuant to the contingency clause in the acquisition agreement with IAA. See Notes 4 and 20 to RISCORP's consolidated financial statements contained in Appendix C).
(5) Book value per share at September 30, 1999 on a fully-diluted basis was $2.33. All of the additional shares deemed outstanding for purposes of the fully-diluted calculation are unvested shares granted to The Phoenix Management Company, Ltd. that the Board of Directors shall cause to vest immediately prior to the effective time of the merger. See "Special
    Factors -- Interests of Certain Persons in the Merger."

                                  THE MEETING

DATE, TIME AND PLACE

     The special meeting will be held on March   , 2000, at 10:00 a.m., Eastern
Standard Time, at the Sheraton Colony Square, 188 14th Street, N.E., Atlanta, Georgia 30361.

MATTERS TO BE CONSIDERED

     At the special meeting, the shareholders will be asked to consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger, dated November 3, 1999, by and among Griffin Acquisition Corp., a Florida corporation, William D. Griffin and RISCORP, and to approve the consummation of the transactions contemplated therein, including the merger of Acquisition Corp. with and into RISCORP. A copy of the merger agreement is attached hereto as Appendix A, and the description of the merger contained in this Proxy Statement is qualified in its entirety by reference to Appendix A. See "The Merger."

     The shareholders will also be asked to consider and vote upon a proposal to approve an adjournment or postponement of the special meeting for a period of not more than 60 days for the purpose of soliciting additional proxies in the event RISCORP fails to receive a sufficient number of votes to approve the merger agreement and the merger.

     The Board of Directors knows of no business that will be presented for consideration at the special meeting other than the matters described in this Proxy Statement. If any other matters properly come before the special meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

     The Board of Directors of RISCORP has fixed the close of business on
January   , 2000 as the record date for the determination of holders of shares of Class A Common Stock and Class B Common Stock entitled to notice of and to vote on each matter submitted to a vote at the special meeting and any adjournment(s) or postponement(s) thereof. On the record date, RISCORP had outstanding 14,258,671 shares of $.01 par value Class A Common Stock, entitled
to one vote per share, held by        holders of record, and 24,334,443 shares
of $.01 par value Class B Common Stock, entitled to ten votes per share.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock of RISCORP entitled to vote is necessary to constitute a quorum at the special meeting. Shares represented by proxies will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies that are marked "abstain" also will be counted as shares present for purposes of establishing a quorum. If RISCORP determines that additional time is needed for the solicitation of proxies to approve the merger, RISCORP may adjourn or postpone the special meeting with a vote of shareholders present at the special meeting.

REQUIRED VOTE; VOTING AGREEMENT

     If shareholders specify in the accompanying proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified.

     Under RISCORP's Amended and Restated Articles of Incorporation, approval of the merger agreement and the consummation of the transactions contemplated therein requires (a) the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class; and (b) the affirmative vote of a majority of the votes entitled to be cast by the holders of all issued and outstanding Class A Common Stock voting separately as a class. In addition, pursuant to Section 607.0901 of the Florida Business Corporation Act, approval of the merger agreement and the merger requires the affirmative vote of the holders of two-thirds of the votes entitled to be cast by the holders of the issued and outstanding shares of Class A Common Stock.

     William D. Griffin, The RISCORP Group Holding Company, Limited Partnership, William D. Griffin Family Limited Partnership, Charlotte K. Griffin Trust Number 3, Anna F. Griffin Trust Number 3 and John Ford Griffin Trust Number 3 collectively own, beneficially and of record, all of the outstanding shares of Class B Common stock. Mr. Griffin disclaims beneficial ownership of the shares of Class B Common Stock held by the trusts created for the benefit of his children. These shareholders, representing in the aggregate over 94% of the votes entitled to be cast by holders of Class A Common Stock and Class B Common Stock, voting as a single class, have entered into a voting agreement insuring that all of their shares will be voted in favor of the merger agreement and the transactions contemplated therein. Because these shareholders are not record holders or beneficial owners of any shares of Class A Common Stock, the voting agreement will have no impact on the separate class vote by the holders of Class A Common Stock.

     Pursuant to the terms of a management agreement between The Phoenix Management Company, Ltd. and RISCORP, Phoenix was granted a restricted stock award for 1,725,000 shares of Class A Common Stock, subject to vesting provisions contained in a restricted stock award agreement. Walter E. Riehemann, who controls the operations of Phoenix as the president and sole shareholder of its general partner, has indicated that he intends to vote all of Phoenix's shares in favor of the merger agreement and the transactions contemplated therein and that he agrees with the recommendations and reasons of the Board of Directors as set forth under the heading "Special Factors -- Recommendation of the Board of Directors."

     Under RISCORP's Amended and Restated Bylaws, approval of the proposal to adjourn or postpone the special meeting for a period of not more than 60 days for the purpose of soliciting additional proxies requires a majority of the votes entitled to be cast by holders of all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class. Mr. Griffin controls the votes necessary to unilaterally approve this proposal.

     Proxies which indicate abstentions will have the same effect as votes against the merger agreement and the transactions contemplated therein and against the proposal to adjourn or postpone the special meeting. IF NO INSTRUCTIONS ARE INDICATED IN THE PROXIES RETURNED TO RISCORP, SUCH PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN AND FOR THE PROPOSED ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES.

     With respect to all matters to be voted on by the shareholders, holders of shares of Class A Common Stock are entitled to one vote per share and holders of shares of Class B Common Stock are entitled to ten votes per share.

     At the special meeting, broker "non-votes" may occur. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker "non-votes" will be treated as votes against the relevant proposals. Broker "non-votes" will be counted as present for purposes of determining the existence of a quorum.

     SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM APPROVAL OF THE MERGER AND OBTAIN PAYMENT OF THE FAIR VALUE OF THEIR SHARES OF CLASS A COMMON STOCK BY FOLLOWING THE PROCEDURES DESCRIBED IN SECTION 607.1320 OF THE FLORIDA BUSINESS CORPORATION ACT. SEE APPENDIX B HERETO AND "THE MERGER -- DISSENTERS' RIGHTS OF APPRAISAL."

REVOCABILITY OF PROXIES

     A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (1) giving written notice of revocation to Walter E. Riehemann, President of RISCORP; (2) executing and delivering a proxy with a later date; or (3) voting in person at the special meeting.

     Votes cast by proxy or in person at the special meeting will be tabulated by one or more inspectors of election appointed at the special meeting, who also will determine whether a quorum is present for the transaction of business. The expense of preparing, printing, and mailing proxy materials to the shareholders will be borne by RISCORP.

PROXY SOLICITATION

     RISCORP will bear the costs of solicitation of proxies for the special meeting. In addition to solicitation by mail, directors and officers of RISCORP may solicit proxies from shareholders by telephone, telegram, personal interview or otherwise. Such directors and officers will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition to solicitation by directors and officers of RISCORP, RISCORP has engaged Georgeson Shareholder Communications Inc. to act as solicitation agent in connection with the solicitation of proxies for the special meeting. RISCORP will pay the fees and expenses of such solicitation agent, which fees consist of a base fee of $9,000 and a fee of $5.00 per direct telephone solicitation, exclusive of any expenses. Such fees and expenses will not reduce the merger consideration payable to holders of Class A Common Stock in connection with this merger. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Class A Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT AUDITORS

     RISCORP has been advised that representatives of KPMG, LLP, RISCORP's independent auditors for 1999, will attend the special meeting, make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  THE PARTIES

RISCORP

     Prior to April 1, 1998, RISCORP, Inc., offered managed care workers' compensation insurance and services designed to lower the overall costs of work-related claims, while providing quality cost-effective care to injured employees. As of March 31, 1998, RISCORP provided workers' compensation insurance and services to approximately 18,000 policyholders, principally in Florida and the southeastern United States.

     On April 1, 1998, RISCORP and certain of its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith Insurance Company. In connection with the sale, RISCORP ceased substantially all of its former business operations, including its insurance operations, effective April 1, 1998. Thereafter, the operations of RISCORP consisted primarily of the administration of the day-to-day activities of the surviving corporate entities, compliance with the provisions of its agreement with Zenith, and the investment, protection, and maximization of the remaining assets of RISCORP. At the present time, RISCORP has no plans to resume any operating activities.

     RISCORP is a Florida corporation with its principal executive offices located at 2 North Tamiami Trail, Suite 608, Sarasota, Florida 34236-5642. The telephone number of RISCORP is (941) 366-5015.

     Officers and Directors. The following summaries set forth the name of each director and executive officer of RISCORP and a description of his positions and offices with RISCORP; a brief description of his principal occupations and business experience during the last five years; and certain directorships held by him in companies other than RISCORP. Unless otherwise indicated, the business address of each director and executive officer of RISCORP is 2 North Tamiami Trail, Suite 608, Sarasota, Florida 34236-5642. Each officer and director is a citizen of the United States. The information provided in this Proxy Statement concerning directors and executive officers of RISCORP is based upon statements made or confirmed to RISCORP by or on behalf of such individuals, except to the extent such information is contained in the records of RISCORP.

     Walter E. Riehemann has served as RISCORP's President since November 3, 1999, and as its Senior Vice President, General Counsel and Secretary since October 1997. Mr. Riehemann joined RISCORP as Associate General Counsel in August 1995 and was promoted to Vice President, General Counsel and Secretary in June 1997. Prior to joining RISCORP, Mr. Riehemann had been associated with the law firm of Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia since 1993.

     Edward W. Buttner, IV has served as RISCORP's Chief Accounting Officer since April 1, 1998. Since 1976, Mr. Buttner has practiced as a certified public accountant in Jacksonville, Florida, where he is currently a principal of Buttner Hammock & Company, a public accounting firm. Prior to founding Buttner Hammock, Mr. Buttner was employed in various capacities with Ernst & Young LLP from June 1, 1976, including as a partner from October 1, 1988 to April 3, 1992.

     Seddon Goode, Jr. has served as a director of RISCORP since November 9, 1996. Mr. Goode has served as President and as a director of University Research Park, Inc. since 1981. Mr. Goode is also a director and chairman of Canal Industries, Inc.

     George E. Greene III has served as a director of RISCORP since 1995. Mr. Greene has been a private consultant since 1994. Mr. Greene served in various management positions with Florida Power Corporation and other subsidiaries of Florida Progress Corporation from 1962 to 1993. Mr. Greene retired from Florida Power Corporation as a Senior Vice President on January 1, 1994.

     Walter L. Revell has served as a director of RISCORP since 1995. Mr. Revell has been Chairman and Chief Executive Officer of H.J. Ross Associates, Inc., a consulting engineering, architectural and planning firm, since 1991 and Chairman and Chief Executive Officer of Revell Investments International, Inc. since 1984. Mr. Revell is also a director of The St. Joe Company, Dycom Industries, Inc. and NCL Cruises, Ltd.

     Criminal Proceedings. On September 18, 1997, the United States Attorney's office in Pensacola, Florida announced that a United States grand jury had indicted RISCORP Management Services, Inc., a wholly owned non-regulated subsidiary of RISCORP, and five former officers, including Mr. Griffin, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors of RISCORP approved a guilty plea by RISCORP Management Services to a single count of conspiracy to commit mail fraud. The guilty plea was entered by RISCORP Management Services and accepted by the court on October 9, 1997. As a result of an agreement negotiated with the United States Attorney, the court dismissed an indictment against RISCORP on the same day.

     On August 10, 1998, the U.S. District Court for the Northern District of Florida, Tallahassee Division, sentenced RISCORP Management Services to pay:

     - a fine of $300,000;

     - a special assessment fee of $400;

     - the Florida Department of Law Enforcement $75,000 for the costs of the investigation; and

     - the State of Florida $50,000 in restitution.

All of these amounts have been paid in full. The defendants other than Mr. Griffin received sentences varying from fines of $10,000 to $25,000, probation from one to three years, and, in some cases, community service.

WILLIAM D. GRIFFIN AND ACQUISITION CORP.

     The RISCORP Group Holding Company, Limited Partnership is the holder of record of 17,268,841 shares of Class B Common Stock and William D. Griffin Family Limited Partnership is the holder of record of 4,907,211 shares of Class B Common Stock. The general partner of The RISCORP Group Holding Company, Limited Partnership and William D. Griffin Family Limited Partnership is Gryphus Company I and Gryphus Company II, respectively. The president, director and controlling shareholder of each of Gryphus Company I and Gryphus Company II is William D. Griffin. Mr. Griffin is a citizen of the United States.

     Griffin Acquisition Corp. is a Florida corporation that is owned and controlled by Mr. Griffin. Acquisition Corp. was formed solely for the purpose of effecting the merger. The principal business purpose of Gryphus Company I and Gryphus Company II is to act as the general partner of each of The RISCORP Group Holding Company, Limited Partnership and William D. Griffin Family Limited Partnership, respectively. The principal business office address and telephone number for each of The RISCORP Group Holding Company, Limited Partnership, William D. Griffin Family Limited Partnership, Gryphus Company I and Gryphus Company II are Bank of America Center, Suite 850, 101 Convention Center Drive, Las Vegas, Nevada 89109, and (702) 598-3738. The address and telephone number for each of Mr. Griffin and Acquisition Corp. are P.O. Box 728, Sarasota, Florida 34236, and (941) 316-6800.

     Mr. Griffin served as Chairman and Chief Executive Officer of RISCORP from 1988 until 1997. Mr. Griffin also served on the Board of Directors of the Florida Workers' Compensation Joint Underwriting Association, Inc. from 1993 to 1994. Since 1997, Mr. Griffin's principal business occupation has been serving as Chairman of Griffin Company I, Inc. (d/b/a Griffin Holdings) and its affiliates. The address and telephone number for Griffin Company I, Inc. are P.O. Box 728, Sarasota, Florida 34236, and (941) 316-6800.

     Criminal Proceedings. Mr. Griffin was convicted (following his entry of a plea of guilty) to one count of an indictment charging him with the violation of Title 18 U.S.C. Section 371 (conspiracy to defraud the United States) in the U.S. District Court for the Northern District of Florida, Tallahassee Division, on August 10, 1998. He paid a civil penalty of $1,500,000, was fined $75,000, which was satisfied by payment of the civil penalty, and was committed to the U.S. Bureau of Prisons to be imprisoned for a total of five months and upon release therefrom to be on supervised release for a term of three years (with the initial five months thereof on home detention).

CERTAIN TRANSACTIONS

     Promissory Note. In 1997 and 1998, RISCORP advanced pre-indictment legal expenses to five former officers in connection with criminal charges instituted against them by the federal government. The advancement of these expenses was subject to an undertaking that each such officer would reimburse RISCORP in the event it was subsequently determined that he was not entitled to be indemnified by RISCORP for such expenses. Following the conviction of each former officer, RISCORP sought repayment of the advanced legal fees. Mr. Griffin promptly reimbursed RISCORP for the expenses advanced on his behalf. When three of these former officers refused to reimburse RISCORP, RISCORP filed suit against each. In December 1998, RISCORP reached an agreement with Mr. Griffin whereby each of these suits was dismissed without prejudice in exchange for Mr. Griffin's agreement to reimburse RISCORP for the pre-indictment legal expenses advanced to them. This obligation is evidenced by a promissory note in the amount of $245,000. The promissory note is payable to RISCORP on the earlier of January 1, 2001 or the date on which RISCORP makes a substantial distribution to the holders of Class A Common Stock. In the event that the promissory note is not paid in accordance with its terms, RISCORP is entitled to re-file and prosecute any or all of the three actions that it dismissed against these former officers.

     Directors Agreement. Mr. Griffin is currently a party to a directors agreement with the current members of the Board of Directors of RISCORP. Pursuant to this agreement, Mr. Griffin has agreed to refrain from taking any action to remove any director of RISCORP so long as any shares of Class A Common Stock remain outstanding. See "Special Factors -- Consequences to Shareholders if the Merger is Not Approved."

HISTORY OF RISCORP AND REASONS FOR THE MERGER

     On April 1, 1998, RISCORP sold substantially all of its assets to Zenith Insurance Company for approximately $92 million in cash and the assumption by Zenith of $15 million in debt. In connection with the sale to Zenith, RISCORP ceased substantially all of its former business operations, including its insurance operations, effective April 1, 1998. Since that time, RISCORP's operations have consisted principally of the administration of the day-to-day activities of the surviving corporate entities, compliance with the provisions of the asset purchase agreement with Zenith, the resolution of remaining liabilities, and the investment, protection, and maximization of the remaining assets of RISCORP.

     The sale to Zenith followed a number of material adverse developments that impaired RISCORP's ability to continue as a going concern. To understand the basis for the proposed merger with Acquisition Corp. and the other alternatives considered by RISCORP in evaluating the terms of this transaction, an understanding of the numerous adverse developments experienced by RISCORP since its initial public offering is necessary. These adverse developments included:

           Delay in Preparation of 1996 Audited Financial
        Statements. Following the initial public offering of Class A Common Stock in February 1996, RISCORP experienced significant personnel turnover in its finance and treasury areas. The rapid growth of RISCORP, its multiple acquisitions, and the loss of key personnel impaired the ability of its internal accounting staff to prepare auditable financial statements. On March 25, 1997, RISCORP announced that it would delay the release of its previously scheduled 1996 fourth quarter and year-end earnings reports.

           On May 27, 1997, RISCORP informed the Florida Department of Insurance that it would be unable to timely file the audited statutory financial statements required by state insurance laws. RISCORP's audited financial statements for the year ended December 31, 1996 were not made available until October 23, 1997. The amended audited statutory financial statements of RISCORP's insurance subsidiaries were filed with the Missouri Department of Insurance on August 30, 1997 and with the Florida Department of Insurance on September 16, 1997.

           Loss of Future Specialty Disability Trust Fund Claims with
        Accident Dates after December 31, 1997. In March 1997, the Florida legislature passed a bill substantially changing the Florida
        Special Disability Trust Fund. While this legislative action did not preclude RISCORP from being able to collect prior claims against the Special Disability Trust Fund, it resulted in the loss of recovery from the Special Disability Trust Fund of funds relating to future claims occurring on or after January 1, 1998 and required certain other claims to be refiled to be considered for reimbursement. This legislation change created substantial uncertainty in the marketplace regarding the ultimate financial impact it would have on the workers' compensation insurance carriers operating in Florida, with RISCORP being one of the largest.

           A.M. Best Company Rating. A.M. Best Company periodically rates certain insurance companies based upon an evaluation of their financial strength, operating performance, and market profile. On May 12, 1997, A.M. Best Company announced a "C" (Weak) rating for RISCORP Insurance Company and RISCORP Property & Casualty Insurance Company. A.M. Best Company stated that the ratings were the result of uncertainties related to unresolved legal issues, the delay in completing the 1996 audit, ongoing state regulatory examinations, and RISCORP's weakened financial condition and market viability. The level of written premiums of the insurance subsidiaries of RISCORP was affected adversely by the A.M. Best Company announcement.

           Legal Proceedings. At the time RISCORP negotiated the sale to Zenith, RISCORP and certain of its former executive officers and directors were parties to or implicated in a number of suits and investigations that significantly impaired its ability to find a buyer. These legal proceedings included:

           - a purported class action lawsuit arising out of RISCORP's acquisition of Commerce Mutual Insurance Company;

           - nine shareholder class action lawsuits that were consolidated into a single complaint seeking the recovery of damages related to alleged violations of federal securities laws; and

           - a federal grand jury investigation that ultimately led to the issuance of indictments which charged RISCORP, one of its non-regulated subsidiaries, and five former officers of RISCORP, including Mr. Griffin, with violating federal laws arising from alleged illegal political campaign contributions.

           Regulatory Deadlines and Possible Administrative Action. On May 19, 1997, the Florida Department of Insurance issued a letter informing RISCORP of the Florida Department of Insurance's inability to complete 1995 and 1996 financial examinations of RISCORP's Florida-domiciled insurance subsidiaries. The Florida Department of Insurance imposed a deadline of June 9, 1997, after which it would take what it deemed "appropriate administrative action" unless RISCORP provided information requested by the Florida Department of Insurance for completion of its financial examinations of RISCORP. Following considerable negotiation between the Florida Department of Insurance and RISCORP representatives, on June 13, 1997, the Florida Department of Insurance agreed to a third extension of the deadline for taking administrative action until June 17, 1997. In granting this extension, representatives of the Florida Department of Insurance stated that if RISCORP failed to deliver a definitive purchase agreement, along with a cut-through endorsement, by noon on June 17, RISCORP's Florida-domiciled insurance subsidiaries would be placed under administrative supervision. The Board of Directors believed that any such action by the Florida Department of Insurance would likely result in a complete loss of shareholder value.

     A New Board and New Management. At the time of RISCORP's initial public offering of shares of Class A Common Stock, the Board of Directors consisted of five members, two of whom were outside directors and three of whom were executive officers of RISCORP. In October 1996, RISCORP initiated a search for a third outside director. On November 9, 1996, the size of the Board was increased to seven members and Seddon Goode, Jr. was elected as a director, together with
L. Scott Merritt, the Senior Vice President, Chief Investment Officer and Treasurer of RISCORP.

     In April 1997, Mr. Griffin recommended to the Board of Directors that RISCORP consider new leadership at the chief executive officer level to help restore RISCORP's credibility and integrity with the investing public, the regulatory authorities, and the rating agencies. Mr. Griffin recommended Frederick M. Dawson, an executive with substantial insurance industry expertise, to the Board. The Board approved the recommendation and, on May 20, 1997, Mr. Griffin agreed to take a leave of absence as Chief Executive Officer and to be relieved of all of his duties as such until May 31, 1999. Also, Mr. Griffin agreed that during such period he would forego receiving the salary and incentives set forth in his Employment and Severance Agreement, dated January 1, 1995, that totaled approximately $1.5 million annually.

     Mr. Dawson was elected as Chief Executive Officer of RISCORP and elected as a director on May 20, 1997. As part of this management restructuring, James A. Malone, Richard Halloy, and L. Scott Merritt, each an executive officer and director of RISCORP, were requested by the Board to resign as directors. Each did so on May 20, 1997. Mr. Halloy also resigned as an officer on May 20, 1997.

     Additionally, Mr. Griffin entered into a directors agreement with Mr. Dawson and the three outside directors, Messrs. Goode, Greene and Revell, providing, in part, that: (a) so long as Mr. Griffin was a director, that he would be Chairman of the Board of RISCORP; (b) Mr. Griffin would vote all of his shares for each member of that Board at the 1997 Annual Shareholders Meeting; and (c) until the Annual Shareholders Meeting in 1998, no directors would be elected without the unanimous vote of all of the directors; and (d) Mr. Griffin agreed not to take any action in his capacity as the controlling shareholder of RISCORP to remove any of the directors.

     Collectively, these actions resulted in RISCORP having a new Chief Executive Officer, a Board of Directors consisting of five members, three of whom were outside directors, and an agreement by the controlling shareholder, Mr. Griffin, to keep that Board in place. On June 5, 1997, RISCORP's Chief Financial Officer, Treasurer, and President and Chief Operating Officer each resigned. The Board elected a new Chief Financial Officer, a new General Counsel, and a new Treasurer on June 10, 1997 and also elected Mr. Dawson to serve as President of RISCORP. Following Mr. Griffin's indictment and the issuance of an order by the Florida Insurance Commission prohibiting him from having any affiliation with an insurance company, the directors agreement was amended and, on September 18, 1997, Mr. Griffin resigned as a director of RISCORP and all other positions with RISCORP and its subsidiaries. Under the amended directors agreement, Mr. Griffin agreed to vote his shares as required to re-elect Messrs. Dawson, Revell, Greene and Goode as directors of RISCORP until such time as no shares of Class A Common Stock remained outstanding.

     On June 17, 1997, RISCORP entered into the definitive agreement with Zenith for the sale of substantially all of the assets of RISCORP. A copy of the purchase agreement was sent via facsimile to the Florida Department of Insurance immediately prior to the noon deadline it had imposed. Following shareholder approval, the transaction with Zenith closed on April 1, 1998. The purchase agreement contemplated a post-closing determination of the net book value of RISCORP and, therefore, the purchase price payable by Zenith for the assets. On March 15, 1999, almost a year after the transaction had closed, the independent auditor engaged to resolve the purchase price dispute between the parties rendered its decision as to the net book value of the assets transferred to Zenith as of April 1, 1998.

     The purchase agreement with Zenith had been negotiated by the Strategic Alternatives Committee of the Board of Directors and representatives of Alston & Bird LLP, the independent law firm engaged by the committee to assist it in evaluating the strategic alternatives available to RISCORP. Following the successful negotiation of the definitive agreement with Zenith within the time period imposed by the Florida Department of Insurance, RISCORP terminated the engagement (as to corporate legal matters) of the law firm that had represented it in the initial public offering and retained Alston & Bird to serve as its principal outside law firm with respect to corporate and securities issues.

     The Claims Committee. As a result of the many adverse developments experienced by RISCORP following its initial public offering, the Board of Directors appointed a Claims Committee in late 1997 to evaluate and, where appropriate, make recommendations to the Board of Directors with respect to claims and contingencies pending against RISCORP or instituting claims on behalf of RISCORP against third parties.

The Claims Committee was originally comprised of four members. Following the sale to Zenith, the Claims Committee accelerated its efforts to identify and evaluate potential claims to be asserted by RISCORP. As part of this process, upon the advice of Alston & Bird, the Claims Committee interviewed a number of independent law firms to assist the committee in evaluating various claims that might be asserted by RISCORP and to provide independent legal representation to the committee. The Claims Committee retained Kilpatrick Stockton LLP, a 440-lawyer law firm based in Atlanta, Georgia, for this purpose. In January 1998, the Claims Committee was reconstituted with two members. The Claims Committee met 11 times in 1998 and 16 times in 1999.

     The Claims Committee, with the assistance of its counsel, evaluated the basis and merits for asserting various claims against entities or individuals that might have been responsible for or contributed to the adverse developments experienced by RISCORP and the associated loss in shareholder value. Mr. Griffin's actions while an officer and director of RISCORP were a principal focus of the Claims Committee process. In evaluating potential claims against Mr. Griffin, the Committee and its counsel investigated the factual basis for any potential cause of action against him, the legal theories upon which to assert a right of recovery, the potential recoverable damages attributable to his actions, and the time and cost of pursuing an action against him. The information developed by the committee in this process was used by the Board of Directors and its representatives in the subsequent negotiation of the terms of the merger agreement, including the premium reflected in the $2.85 cash portion of the merger consideration.

     Evaluation of Strategic Alternatives Following the Sale to Zenith. As previously mentioned, following the sale to Zenith, RISCORP's operations consisted principally of the administration of the day-to-day activities of the surviving corporate entities, investing the proceeds from the sale to Zenith, complying with the provisions of the asset purchase agreement, identifying, evaluating, and pursuing the recovery of contingent assets and claims available to RISCORP, and resolving contingent liabilities pending against RISCORP. As part of this process, the Board of Directors considered the alternatives available to it in order to maximize cash distributable to the Class A shareholders as quickly as possible. The Board concluded that the following were the only two viable alternatives:

           Effect an Orderly Winding-Up of the Operations of RISCORP. The winding-up of RISCORP's operations would principally require the continued monetization of all of the contingent assets of RISCORP and the resolution of all contingent liabilities to effect, at an indefinite time in the future, an orderly liquidation of RISCORP. Because the contingent assets and liabilities known to exist were principally claims or potential claims involving litigation, the winding-up process could reasonably be expected to continue for a period of years and require RISCORP to institute and defend itself in litigation against various parties during this process. In evaluating this alternative, the Board considered the time value of money to the shareholders of RISCORP, as well as the drain on corporate assets that could reasonably be expected in connection with any such litigation. Proceeding on this basis would eventually require the adoption of a plan of liquidation which, under Florida law, would require shareholder approval (i.e., Mr. Griffin's consent) and would ultimately result in a distribution of the remaining assets of RISCORP to the shareholders on a pro rata basis with Mr. Griffin receiving approximately $0.63 of every $1.00 distributed. Mr. Griffin has indicated that he would not approve a plan of liquidation.

           Negotiate a Sale of RISCORP to Mr. Griffin. Given the unique circumstances facing RISCORP, Mr. Griffin is the only person who would have an interest in acquiring all of the outstanding shares of Class A Common Stock at a premium over its anticipated liquidation value. Accordingly, assuming the per share purchase price to be paid by Mr. Griffin includes an acceptable premium over the liquidation value otherwise payable to the holders of Class A Common Stock in a future liquidation, such a transaction could achieve the Board's desire to maximize the amount to be paid for each outstanding share of Class A Common Stock and permit such payment to be made much sooner than would otherwise be possible in connection with a liquidation of RISCORP. The premium to be paid by Mr. Griffin would, in essence, reflect the negotiated amount by which the anticipated net recovery for all contingent assets, including contingent claims against Mr. Griffin, exceeds the anticipated costs in resolving all contingent liabilities.

                              SPECIAL FACTORS

BACKGROUND OF THE MERGER

     Preliminary Negotiations with Representatives of Mr. Griffin. In April 1999, following the sale of RISCORP's assets to Zenith, counsel to Mr. Griffin with respect to his corporate interests contacted counsel to RISCORP to discuss the possibility of Mr. Griffin acquiring the outstanding shares of Class A Common Stock. On April 19, 1999, the parties entered into a confidentiality agreement permitting Mr. Griffin's representatives access to RISCORP's books and records for due diligence purposes.

     On May 25, 1999, counsel to RISCORP and counsel to Mr. Griffin met to discuss a proposed acquisition. At this meeting, counsel to Mr. Griffin was advised that the Claims Committee was completing its investigation of the actions of Mr. Griffin while serving as an officer and director of RISCORP and that any purchase price to be proposed by Mr. Griffin would have to reflect a substantial premium over the anticipated liquidation value of RISCORP as compensation for the damages RISCORP believed it sustained as a result of Mr. Griffin's conduct. Accordingly, it was suggested that counsel to Mr. Griffin meet with independent counsel to the Claims Committee to discuss the claims RISCORP believed it had a basis to assert against Mr. Griffin and the damages attributable to such claims.

     On June 9, 1999, counsel to Mr. Griffin met with independent counsel to the Claims Committee to discuss these issues. At this meeting, Kilpatrick Stockton delivered a draft of a civil complaint against Mr. Griffin, along with a demand letter dated June 9, 1999. Counsel to Mr. Griffin subsequently requested the opportunity to make a presentation to the Board of Directors of RISCORP regarding Mr. Griffin's acquisition offer.

     On July 13, 1999, counsel to RISCORP and counsel to Mr. Griffin met to discuss the terms of the proposed transaction. At this meeting, counsel to Mr. Griffin delivered a draft term sheet, a draft merger agreement (without specifying a purchase price), and its analysis of the size of the judgment that would have to be recovered by RISCORP against Mr. Griffin for a distribution to the holders of Class A Common Stock to equal or exceed the purchase price per share to be proposed to the Board by Mr. Griffin.

     On July 14, 1999, the Board met with representatives of management and counsel to RISCORP to discuss the structure of the transaction being proposed and the terms contained in the draft merger agreement.

     On July 15, 1999, counsel to Mr. Griffin made a presentation to the Board of Directors regarding the proposed transaction. Also present at this meeting were the General Counsel and Principal Accounting Officer of RISCORP and counsel to RISCORP. Following the presentation and questions, Mr. Griffin's representatives were excused from the meeting.

     The Board, members of management, and counsel to RISCORP discussed the proposal and recommendations for proceeding. Following discussion, the Board authorized management to negotiate an agreement in principle with Mr. Griffin, subject to the approval of the Board of Directors. The Board instructed management that any agreement in principle would have to include a substantial improvement in the price per share Mr. Griffin was willing to pay. Management was also instructed to continue to pursue a resolution of the contingencies pending against RISCORP in the event terms acceptable to the Board could not be reached.

     On July 27, 1999, counsel to RISCORP and counsel to Mr. Griffin met with counsel to the Claims Committee to discuss RISCORP's potential claims against Mr. Griffin. Counsel to RISCORP and counsel to the Claims Committee later briefed management and members of the Board on the issues discussed at this meeting.

     On August 3, 1999, the Claims Committee met with its counsel and counsel to RISCORP to discuss the valuation issues related to the claims against Mr. Griffin and the issues raised by counsel to Mr. Griffin in its presentation to the Board and subsequent meetings with counsel.

     On August 4, 1999, the Board met to, among other things, receive a presentation from management and counsel regarding the status of the negotiations with Mr. Griffin. As part of this presentation, management described the status of the material contingencies that were pending and the valuation issues related to the ongoing negotiations. The Board also received a presentation from counsel to the Claims Committee regarding the potential claims against Mr. Griffin and its valuation of such claims. Following a discussion of these issues, the Board authorized management to communicate a counter offer to Mr. Griffin's initial proposal. On August 6, 1999, counsel to RISCORP communicated RISCORP's counter offer to Mr. Griffin's representatives.

     For several weeks following the communication of the counter offer, counsel to RISCORP and Mr. Griffin periodically conferred regarding the status of various contingent assets or liabilities and the terms of the proposed transaction. During this period, each party prepared a valuation analysis of the known claims and contingencies to support its respective position. On September 9, 1999, counsel to Mr. Griffin presented a counter proposal to RISCORP. This counter proposal was still unacceptable to the Board of Directors.

     On September 14, 1999, RISCORP countered Mr. Griffin's most recent proposal. The principal term negotiated continued to be the amount of the premium payable in connection with this transaction. On September 20, 1999, a board meeting was convened to discuss, among other things, the status of the negotiations. Management and counsel to RISCORP briefed the Board on the issues and the respective positions of the parties. No formal action was taken by the Board during this meeting.

     On September 22, 1999, counsel to the Claims Committee advised management and counsel to RISCORP that on September 30, 1999, the statute of limitations might expire as to certain claims against Mr. Griffin if litigation was not initiated. Counsel to RISCORP contacted Mr. Griffin's counsel to discuss this issue and RISCORP's decision to file suit absent an agreement that would toll the running of the statute of limitations. On September 30, 1999, the parties entered into a tolling agreement.

     On September 30, 1999, counsel to RISCORP and counsel to Mr. Griffin met to discuss the status of various contingencies material to price. Following considerable discussion of the issues, an agreement in principle was reached as to the price per share to be paid to the holders of Class A Common Stock, subject to the approval of the Board of Directors of RISCORP and Mr. Griffin. On October 2, 1999, a special board meeting was convened and counsel to RISCORP briefed management and the Board on the terms of the agreement in principle and the proposed resolution of various issues regarding the structure of the transaction. Following discussion, the Board approved the agreement in principle and authorized management to negotiate the definitive terms of the merger agreement, subject to final approval by the Board. During the following week, counsel to RISCORP and Mr. Griffin had several telephone conversations regarding the terms of the transaction.

     On October 7, 1999, the Alabama Department of Insurance unexpectedly asserted that RISCORP owed it an additional $1.7 million in premium taxes. This potential liability was unknown to the parties at the time the agreement in principle was reached.

     On or about October 11, 1999, RISCORP received from the neutral auditor the decision that it had denied RISCORP's request for correction of certain errors contained in the determination of the final purchase price to be paid by Zenith. Based on the nature of the error and the submissions to the neutral auditor from both RISCORP and Zenith on this issue, RISCORP had believed that there was a significant likelihood that the neutral auditor would render a decision in its favor as to at least $5.8 million, plus accrued interest since April 1, 1998. This expectation formed a material component of the agreement in principle reached as to price.

     On October 14, 1999, counsel to RISCORP and counsel to Mr. Griffin met to discuss these and other adverse developments recently experienced by RISCORP. Several days following this meeting, RISCORP was advised by Mr. Griffin's representatives that it would be necessary to conduct further due diligence to determine whether and on what basis Mr. Griffin would be prepared to proceed given these recent developments. During the following two weeks, representatives of Mr. Griffin continued their due diligence into these issues in an effort to assess the effect on the purchase price previously negotiated. Also during this period, counsel for RISCORP and Mr. Griffin continued to negotiate the terms of the merger agreement and exchanged comments on several revised drafts of the documents.

     On October 29, 1999, counsel to RISCORP was advised that Mr. Griffin was no longer willing to proceed with this transaction at the price previously negotiated given the recent adverse developments experienced by RISCORP.

     Final Negotiations. Later, on October 29, 1999, counsel to RISCORP briefed management and discussed various alternatives available to RISCORP. A meeting of the Board of Directors was convened that afternoon. Counsel to RISCORP described the status of the negotiations to the Board and the issues raised at the meeting with counsel to Mr. Griffin. Over the course of the next two days, the parties negotiated these issues and, on October 31, 1999, the parties agreed, subject to Board approval, to a resolution of the final terms of the merger agreement. On November 1, 1999, a board meeting was convened. Counsel to RISCORP described the proposed resolution of the issues to the Board. Following discussion, counsel advised the Board that the final documents would be distributed to them on November 2, 1999 for review and, if in acceptable form, approval.

     Decision of the Board of Directors. On November 3, 1999, a board meeting was convened to consider the terms of the merger agreement and the merger. Also participating in the meeting were members of management, counsel to RISCORP, and counsel to the Claims Committee. In connection with its consideration of the terms of the merger agreement, the Board received the verbal report from counsel to the Claims Committee summarizing the value of potential claims that may be asserted by RISCORP against Mr. Griffin, and a financial analysis from the Principal Accounting Officer of RISCORP addressing the size of the gross judgment that would have to be awarded to RISCORP in litigation against Mr. Griffin to equal the premium included in the $2.85 cash portion of the merger consideration. Following discussion and consideration of their fiduciary duties to RISCORP and its shareholders, on November 3, 1999, the members of the Board unanimously approved the merger agreement and the merger. See "The
Merger -- Recommendation of the Board of Directors."

     Decision Not to Engage a Financial Advisor. The Board of Directors considered, and rejected, the idea of engaging an investment banking firm or other financial advisor to render an opinion to RISCORP as to the fairness of the merger consideration to the holders of Class A Common Stock from a financial point of view. In making its decision not to seek such an opinion, the Board considered the fact that substantially all of the assets of RISCORP consist of cash, investment grade securities and contingent claims that may be asserted by RISCORP. Similarly, a substantial portion of the liabilities of RISCORP consist of contingent liabilities related to pending litigation or contingent liabilities that may arise in the future as a result of RISCORP's prior operations. With the assistance of both counsel to RISCORP and, where appropriate, independent counsel to the Claims Committee, the Board quantified the range of values it reasonably expected to be recovered by RISCORP with respect to the contingent assets and the costs reasonably expected to be incurred by RISCORP with respect to the contingent liabilities. Given the fact that the valuation of these contingencies is principally a function of the probability of recovery or loss based on the legal theories supporting the claims, and a quantification of the likely damages attributable to such contingencies, the Board concluded that counsel to RISCORP and independent counsel to the Claims Committee were in the best position to assist the members of the Board in their determination of the relative merits and the reasonable range in values attributable to each of these contingencies. This conclusion, combined with the fact that the tangible assets of RISCORP are substantially all cash and investment grade securities whose values are readily ascertainable, led the Board to ultimately conclude that a fairness opinion from a financial advisor would not be meaningful to the holders of Class A Common Stock in their evaluation of the terms of the merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     At the meeting of the Board of Directors held on November 3, 1999, after consultation with RISCORP's legal counsel, independent counsel to the Claims Committee, and RISCORP's Principal Accounting Officer, and after analyzing the consideration to be received by the holders of Class A Common Stock from a financial point of view, the Board of Directors approved the merger agreement and the merger, authorized the execution, delivery, and performance of the merger agreement and adopted a resolution recommending to the shareholders the approval of the merger agreement and the consummation of the merger. The Board of

Directors believes the merger agreement and the consideration to be received by the holders of Class A Common Stock are fair to, and in the best interests of, such shareholders. Each member of the Board of Directors is an independent outside director. To ensure the Board's independence from Mr. Griffin, each current member of the Board entered into an agreement with Mr. Griffin in 1997 that requires Mr. Griffin to vote his shares in favor of the election of the current directors and Mr. Dawson (now deceased) to the Board, and prohibits him from taking any action to remove any of them from the Board. Accordingly, in voting to approve the merger agreement, the Board carefully reviewed and considered the terms of the proposed merger and unanimously concluded that the merger is in the best interests of the holders of Class A Common Stock.

     In reaching its conclusion that the terms of the merger agreement are fair to, and in the best interests of, RISCORP and its shareholders, the Board of Directors considered the following factors:

     - the cash portion of the purchase price in the merger includes a premium of (1) $1.35 over the amount that would be immediately distributable to the holders of Class A Common Stock if RISCORP were presently liquidated, given the substantial amount of cash that would need to be placed in a liquidating trust for an indefinite period of time to resolve contingent claims and liabilities; (2) $1.01 over the highest "bid" price per share of the Class A Common Stock in the over-the-counter market on the day immediately prior to the announcement of the merger; and (3) $0.52 over the net book value per share as of September 30, 1999, on a fully-diluted basis.

     - the merger consideration payable to the holders of Class A Common Stock includes a contingent right to a pro rata amount of any recovery from Zenith or other specified parties with respect to any alleged errors in the determination of the final purchase price paid by Zenith in connection with the asset sale;

     - the terms of the merger agreement provide for, among other things, the assumption by the surviving corporation of all liabilities of RISCORP, whether known or unknown, without recourse to the shareholders;

     - the terms of the merger agreement provide for, among other things, that liabilities which may arise between November 3, 1999 and the closing will not affect the purchase price payable to holders of Class A Common Stock;

     - the presentation made to the Board of Directors by independent legal counsel to the Claims Committee as to the value of potential claims that may be asserted by RISCORP against Mr. Griffin and an estimate of the time and legal fees and expenses to be incurred by RISCORP in pursuing such claims;

     - the presentation made to the Board of Directors by the Principal Accounting Officer of RISCORP regarding the size of the gross judgment that would have to be awarded to RISCORP in any litigation against Mr. Griffin to equal the premium reflected in the $2.85 cash portion of the merger consideration;

     - the fact that RISCORP has no business operations and no other person or entity has expressed any interest in acquiring all of the outstanding shares of Class A Common Stock of RISCORP at any price, much less at a premium over the current liquidation value per share;

     - the fact that, under Florida law, the liquidation of RISCORP would require the adoption of a plan of liquidation by the shareholders of RISCORP and, accordingly, any such plan of liquidation would require the approval of holders of the Class B Common Stock who are controlled by or affiliates of Mr. Griffin;

     - the likelihood that the resolution of all known claims and contingencies would take years and, accordingly, even assuming that shareholder approval of a plan of liquidation could be obtained, the final distribution to shareholders would be delayed indefinitely;

     - the fact that, under Florida law, the sale of RISCORP to a third party would require the approval of holders of the Class B Common Stock who are controlled by or affiliates of Mr. Griffin;

     - the fact that operating expenses currently exceed investment income, as well as the likelihood that the costs to be incurred in resolving the claims and contingencies available to and pending against RISCORP may further reduce the assets ultimately distributable to shareholders;

     - the fact that the closing of the merger is conditioned upon obtaining the approval of the merger agreement by the vote of two-thirds of the outstanding shares of Class A Common Stock entitled to vote at the special meeting.

     In reaching its conclusion, the Board considered each of the foregoing factors assigning the greatest weight to the premium which the proposed merger consideration reflects over the net book value and anticipated liquidation value of RISCORP and, accordingly, the size of the judgment that RISCORP would have to be awarded against Mr. Griffin to obtain a higher price per share to holders of Class A Common Stock. In light of the number of other factors it considered in approving the merger agreement and the merger, the Board did not assign a relative weight to any of the other factors considered in reaching its decision.

     The Board took special note of the treatment of certain affiliates of RISCORP as described under "-- Interests of Certain Persons in the Merger." The Board also considered the other alternatives available to RISCORP in light of all the other information available to it and concluded, based on the reasons cited above, that the merger agreement and the merger provide the greatest opportunity to maximize value to the shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN.

CONSEQUENCES TO SHAREHOLDERS IF THE MERGER IS NOT APPROVED

     In the event RISCORP fails to receive shareholder approval for the merger at the special meeting or any adjournment of the special meeting, or if for any other reason the merger fails to close, the Board of Directors will once again evaluate the alternatives available to RISCORP to maximize shareholder value. The Board believes the only two viable alternatives to the proposed merger would be:

     - Resign from the Board of Directors and allow the shareholders and, therefore, Mr. Griffin, to elect new directors of RISCORP; or

     - Continue the monetization of all of the contingent assets of RISCORP and the resolution of all contingent liabilities to seek, at an indefinite time in the future, an orderly liquidation of RISCORP.

     The current members of the Board are parties to a directors agreement with Mr. Griffin dated May 19, 1997, as amended. Under the terms of the directors agreement, until such time as RISCORP has no shares of Class A Common Stock outstanding (at which time the agreement will terminate), Mr. Griffin agreed to cause all of his shares of capital stock of RISCORP to be voted in favor of the election of Messrs. Dawson (now deceased), Goode, Greene and Revell as directors and to refrain from taking any action to remove any director of RISCORP. Upon the resignation of the current directors, the directors agreement would be voided and Mr. Griffin would control the votes necessary to elect a new Board of Directors. Mr. Griffin has informed the Board that, if the merger is not approved, he has no present intention to vote in favor of or cause the liquidation of RISCORP or the distribution of RISCORP's assets to its shareholders.

     If the merger is not consummated, RISCORP will continue to be subject to the provisions of the Internal Revenue Code of 1986, as amended, that govern corporations that have 60% or more of their income from various passive sources and that have 50% or more of their outstanding stock held by five or fewer individuals. Such corporations are subject to a tax of 39.6% of their undistributed personal holding company income, as defined in the tax code, in addition to their regular income tax. If RISCORP fails to distribute its taxable income in accordance with the tax code, such failure would reduce the amount, if any, that would otherwise be distributable to RISCORP's shareholders upon liquidation.

     In addition, the continued monetization of the assets of RISCORP will either require it to continue to invest its assets in a manner that allows it to avoid registration as an investment company under the

Investment Company Act of 1940, as amended, or to register as an investment company. Registration by RISCORP under the Investment Company Act would require RISCORP to comply with various reporting and other requirements under the Investment Company Act, would subject RISCORP to additional expense and could limit RISCORP's options for future operations. In the alternative, to avoid the registration requirements under the Investment Company Act, RISCORP will have to continue to invest 60% or more of its assets in government securities, or cash equivalents. Such investments could yield a significantly lower rate of return than other investments which RISCORP could make if it chose to register as an investment company.

RECOMMENDATION OF MR. GRIFFIN, ACQUISITION CORP., GRYPHUS COMPANY I, GRYPHUS COMPANY II, THE RISCORP GROUP HOLDING COMPANY, LIMITED PARTNERSHIP AND WILLIAM
D. GRIFFIN FAMILY LIMITED PARTNERSHIP

     Each of Mr. Griffin, Acquisition Corp., Gryphus Company I, Gryphus Company II, The RISCORP Group Holding Company, Limited Partnership and William D. Griffin Family Limited Partnership (the "Acquisition Group") has considered the analyses and findings of the Board of Directors (described in detail in sections "Special Factors -- Background of Reasons for the Merger" and "-- Recommendation of the Board of Directors") with respect to the fairness of the merger to the holders of the Class A Common Stock. As of the date of this Proxy Statement, based on (1) the reasons set forth under the section "Special
Factors -- Recommendation of the Board of Directors," which were made known to the Acquisition Group subsequent to the Board of Directors' determination that the merger and the merger agreement are fair to and in the best interest of the holders of the Class A Common Stock, (2) the Acquisition Group's review of publicly available information regarding RISCORP, and (3) the Acquisition Group's due diligence investigation of RISCORP, the Acquisition Group has adopted the reasons set forth under the section "Special Factors
-- Recommendation of the Board of Directors," and believes that the merger, the merger agreement, and the transactions contemplated thereby are fair to the holders of the Class A Common Stock; provided that no opinion is expressed as to the fairness to any shareholder making an investment in the surviving corporation. None of the Acquisition Group makes any recommendation as to how RISCORP's shareholders should vote on the merger agreement. The Acquisition Group has a financial interest in the merger.

CERTAIN EFFECTS OF THE MERGER

     Upon consummation of the merger, holders of Class A Common Stock will have no ownership interest in RISCORP. Accordingly, after the merger the holders of Class A Common Stock will not share in the future earnings and growth of RISCORP or the risks associated with such earnings and growth. Instead, each holder will be entitled to receive for each share of Class A Common Stock $2.85 in cash, without interest thereon and less any required withholding taxes, for each share owned at the effective time of the merger (subject to downward adjustment as provided in the merger agreement if the legal and accounting expenses incurred by RISCORP in connection with the merger after November 3, 1999 exceed $1.5 million), plus the contingent right to receive an additional pro rata cash amount if RISCORP recovers any amounts from Zenith or other specified parties. See "The Merger -- Merger Consideration."

     Following the merger, Mr. Griffin and certain trusts established for the benefit of his children, as the sole remaining direct or indirect beneficial owners of RISCORP after the merger, will be the beneficiaries of all of the earnings, growth and corporate opportunities of RISCORP in the future (if any). After payment of the consideration and expenses of the merger (as currently estimated by RISCORP), the book value per share as of September 30, 1999 of Class B Common Stock beneficially owned by Mr. Griffin and certain trusts established for the benefit of his children is estimated to be $1.90. Concurrent with the consummation of the merger, the current members of RISCORP's Board of Directors will resign and, following the merger, new directors will be elected by the holders of Class B Common Stock.

     Mr. Griffin has informed RISCORP that after the merger he intends to cause RISCORP to continue to administer the day-to-day activities of RISCORP and its subsidiaries, to comply with the terms of the merger agreement and the asset purchase agreement with Zenith, and to invest, protect, and maximize the remaining assets of RISCORP. Mr. Griffin has informed RISCORP that he has no present intention to reorganize, liquidate, change the dividend rate of, or change the corporate structure of RISCORP after the merger.

     Upon completion of the merger, trading in Class A Common Stock will cease and, as a result, RISCORP is expected to deregister the Class A Common Stock under the Securities Exchange Act of 1934. Upon such deregistration:

     - RISCORP will be relieved of its obligation to comply with the proxy rules of the Securities and Exchange Commission;

     - RISCORP's officers, directors and 10% shareholders will be relieved of the reporting requirements under Section 16 of the Securities Exchange Act of 1934; and

     - RISCORP will no longer be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, and will, therefore, no longer file quarterly reports on Form 10-Q or annual reports on Form 10-K.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors of RISCORP with respect to the merger, you should be aware of certain inherent conflicts of interest. Mr. Griffin, the sole shareholder of Acquisition Corp., is the beneficial owner of 22,176,052 shares of Class B Common Stock. The other 2,158,391 outstanding shares of Class B Common Stock are held by various irrevocable trusts created by Mr. Griffin for the benefit of his children. See "Security Ownership of Certain Beneficial Owners and Management." If the merger is consummated, the only capital stock of RISCORP that will remain outstanding will be Class B Common Stock, all of which will be held, directly or indirectly, by Mr. Griffin and these various irrevocable trusts. As a consequence of the merger, Mr. Griffin will indirectly own and control approximately 91% of the then outstanding stock of RISCORP and the various trusts will own the remaining 9%. After payment of the consideration and expenses of the merger (as currently estimated by RISCORP), the book value per share as of September 30, 1999 of Class B Common Stock beneficially owned by William D. Griffin and certain trusts established for the benefit of his children is estimated to be $1.90.

     RISCORP entered into a management agreement as of February 18, 1998 with The Phoenix Management Company, Ltd. for the provision of various management services to RISCORP following the consummation of the asset sale with Zenith. Mr. Dawson, the former President of RISCORP, owned a majority interest in Phoenix, a Florida limited partnership, and controlled its operations as president and beneficial owner of its general partner, Dawson Managers, Inc. Following Mr. Dawson's death, Walter E. Riehemann, the current President of RISCORP, exercised an option to purchase all of the capital stock of Dawson Managers, Inc. and all of its interest in Phoenix. Accordingly, Mr. Riehemann owns a majority interest in Phoenix and controls its operations as president and sole shareholder of Dawson Managers. Pursuant to the terms of the management agreement, Phoenix was granted a restricted stock award for 1,725,000 shares of Class A Common Stock, subject to vesting provisions contained in a restricted stock award agreement. As of the date of this Proxy Statement, shares had vested under the terms of the restricted stock award to Phoenix. Under the terms of the restricted stock award agreement, the remaining unvested shares will vest at the rate of 47,917 shares per month. Immediately prior to the consummation of the merger, the Board of Directors shall cause all unvested shares of restricted stock to vest.

     In addition, under the terms of the management agreement, Phoenix was entitled to a monthly fee for services it performed of $100,000, plus expenses, and a termination fee payable upon the occurrence of specified events, such as the merger, equal to the management fees that would have been payable until the end of the initial term of the management agreement. Effective December 1, 1999, the management agreement was assigned to Dawson Managers and amended to reduce the monthly fee to $70,000, which will result in a reduced termination payment of approximately $800,000 to Dawson Managers as of the closing of the merger.

     Acquisition Corp. has agreed to maintain the current policies of directors' and officers' liability insurance maintained by RISCORP with respect to claims arising from facts or events which occurred prior to the effective time of the merger until such policies either expire by their own terms or are canceled by the insurer. Additionally, RISCORP has agreed to indemnify each present or former director or officer of RISCORP and its subsidiaries to the same extent such person was indemnified immediately prior to the merger. In order to secure this latter indemnification obligation, RISCORP will enter into an escrow agreement at the closing of the merger with First Union National Bank, as escrow agent, pursuant to which RISCORP will transfer $2,500,000 to First Union. Also, RISCORP has agreed to maintain a minimum net book value (as defined in the merger agreement) for four and one-half years following the closing to secure these indemnification obligations. See "The Merger -- Indemnification of Officers and Directors; Escrow Agreement; Fee Advancement Agreement."

     Pursuant to a fee advancement agreement, Acquisition Corp. has agreed that if, following the consummation of the merger, RISCORP or any of the holders of Class B Common Stock initiates or causes to be initiated any suit or proceeding which directly or indirectly results in the participation of the estate of Frederick M. Dawson, Seddon Goode, Jr., George E. Greene III, Walter L. Revell, Walter E. Riehemann, Edward W. Buttner, IV or Stephen C. Rece as a witness, RISCORP will advance funds or reimburse such witness for all reasonable fees and expenses incurred in connection with the participation in such suit or proceeding. See "The Merger -- Indemnification of Officers and Directors; Escrow Agreement; Fee Advancement Agreement."

     The Board of Directors was aware of the foregoing interests and considered them, along with other matters, in approving and adopting the merger agreement and the merger.

FINANCING AND EXPENSES OF THE MERGER

     The total amount of funds required to consummate the merger and other transactions contemplated by the merger agreement is estimated to be approximately $44.0 million, consisting of:

     - approximately $40.6 million to pay for outstanding shares of Class A Common Stock, and

     - approximately $3.4 million in legal, accounting and other fees and expenses payable by RISCORP, Acquisition Corp. and Mr. Griffin (which are described in more detail below).

     The funds necessary to pay for the outstanding shares Class A Common Stock will be provided from the assets of RISCORP as provided in the merger agreement. Each party to the merger agreement is responsible for its own costs and expenses, except to the extent the legal and accounting expenses incurred by RISCORP in connection with the merger following November 3, 1999 exceed $1.5 million, in which case the excess shall be deducted pro rata from the amounts to be paid the holders of Class A Common Stock. See "The Merger -- The Merger Consideration." The Board of Directors does not anticipate that the legal and accounting expenses incurred by RISCORP in connection with the merger following November 3, 1999 will exceed $1.5 million.

     Estimated fees and expenses to be incurred by RISCORP, Acquisition Corp. and Mr. Griffin in connection with the merger are as follows:

Legal, accounting and professional fees of RISCORP..........  $2,000,000
Legal, accounting and professional fees of Griffin and
  Acquisition Corp..........................................     400,000
Filing fees (paid by RISCORP)...............................       8,128
Printing and mailing costs (paid by RISCORP)................      60,000
Miscellaneous expenses and fees (paid by RISCORP)...........     900,000
                                                              ----------
          Total.............................................  $3,368,128
                                                              ==========

     Pursuant to the terms of the merger agreement, the holders of Class A Common Stock shall also have a contingent right to receive an additional pro rata cash amount if RISCORP recovers any amounts from Zenith or other specified parties. It is not expected that any such amounts will be recovered prior to the consummation of the merger. The funds necessary to pay such amounts will be provided from the assets of RISCORP. See "The Merger -- The Merger Consideration."

FEDERAL INCOME TAX CONSEQUENCES

     Receipt of the merger consideration by the holders of Class A Common Stock is a taxable event. The merger consideration consists of cash and the contingent right to receive an additional pro rata cash amount if RISCORP recovers any amounts from Zenith and other specified parties based on alleged errors in the determination of the purchase price paid by Zenith for RISCORP's assets. While there are inherent uncertainties associated with the litigation process which make it difficult to value such contingent right, because the Class A Common Stock is publicly traded, a fair market value of the aggregate consideration to be received in the exchange can be established. Accordingly, holders of the shares of Class A Common Stock should look to the value of the contingent right as reflected in the trading price for the stock to determine their gain or loss. Gain or loss will be measured by the difference between the fair market value of the Class A Common Stock exchanged and a shareholder's tax basis in those shares. If a shareholder holds shares of Class A Common Stock as capital assets, the gain or loss will be capital gain or loss (which will be long term if the shares are held for more than 12 months). Since the Class A Common Stock is traded on an established securities market within applicable Internal Revenue Code definitions, no holder of Class A Common Stock is eligible to use the installment method to report any gain from the merger and accordingly must report and pay income tax currently with respect to the consideration received pursuant to the merger. Upon ultimate resolution of the Zenith litigation, if any shareholder receives an amount either more or less than attributed to the contingent right initially, such amount will be treated as gain or loss at that time. Such gain or loss will be treated in the same manner as the shareholder treated the initial gain or loss reported from the merger.

     Any dissenting shareholder who objects to the merger and perfects such shareholder's rights of appraisal under Florida law generally will recognize capital gain or loss in an amount equal to the difference between the shareholder's adjusted tax basis in such shareholder's Class A Common Stock and the amount of cash received in exchange therefor, subject to the provisions and limitations of federal income tax laws.

     In general, the maximum rate of tax on net capital gain recognized by individuals, trusts and estates from the sale or exchange of capital assets held for more than 12 months is 20% (as compared with a maximum rate of 39.6% on ordinary income). For 15% bracket taxpayers, the maximum rate on net capital gains is 10%. Corporate shareholders generally are subject to tax at a maximum rate of 35% on both capital gains and ordinary income. The distinction between capital gain and ordinary income may be relevant for certain other purposes, including a taxpayer's ability to utilize capital loss carryovers to offset any gain recognized.

     The foregoing summary is based on current law and only applies to shareholders who hold their Class A Common Stock as a capital asset within the meaning of federal income tax laws. This summary does not discuss all of the tax consequences that may be relevant to certain types of holders of Class A Common Stock subject to special treatment under the federal income tax laws (such as individual retirement accounts and other tax-deferred annuities, life insurance companies, tax-exempt organizations, dealers in securities and foreign persons), and does not consider the effect of any applicable foreign, state, local or other tax laws. ACCORDINGLY, HOLDERS OF CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR CONSEQUENCES TO THEM IN THE RECEIPT OF THE MERGER CONSIDERATION IN THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS TO WHICH THEY MAY BE SUBJECT AND OF ANY LEGISLATIVE OR ADMINISTRATIVE CHANGE IN LAW.

REGULATORY APPROVAL

     Under the terms of the merger agreement, the obligations of RISCORP, Acquisition Corp., and Mr. Griffin to consummate the transactions contemplated therein are subject to, among other things, RISCORP either:

     - divesting itself of its insurance licenses, which would require the consent or approval of the departments of insurance of the states of Florida and Missouri; or

     - effecting the surrender of certificates of authority or insurance licenses in each of the following states: Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Louisiana, Maryland, Minne-sota, Mississippi, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee, Virginia, and Wisconsin.

     RISCORP is also considering the divestiture of its insurance licenses through the sale of its three insurance subsidiaries with any such sale to close immediately prior to the consummation of the merger.

     RISCORP's insurance subsidiaries have filed applications with each of the foregoing states seeking the surrender of its licenses; however, such applications have been suspended pending a determination by RISCORP with respect to the sale of its insurance subsidiaries.

ACCOUNTING TREATMENT

     The assets and liabilities of Acquisition Corp. will be recorded at their historical cost by RISCORP as of the date of the merger.

AMENDMENT TO SHAREHOLDER PROTECTION RIGHTS AGREEMENT

     On November 3, 1999, RISCORP entered into a First Amendment to Shareholder Protection Rights Agreement between RISCORP and First Union National Bank, as rights agent. This amendment amended the Shareholder Protection Rights Agreement, dated as of May 13, 1999, to ensure that neither the execution of the merger agreement nor the consummation of the merger triggers the operative provisions of the rights agreement.

                                   PROPOSAL 1

                                   THE MERGER

     This section of the Proxy Statement describes certain aspects of the proposed merger. To the extent that the description relates to the merger agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the merger agreement, as well as other appendices in their entirety.

TERMS OF THE MERGER

     At the effective time of the merger, Acquisition Corp. will be merged with and into RISCORP, Acquisition Corp. will cease to exist and RISCORP will continue as the surviving corporation. The articles of incorporation and bylaws of RISCORP in effect immediately prior to the effective time of the merger will remain the articles of incorporation and bylaws of the surviving corporation following the merger. The officers and directors of Acquisition Corp. immediately prior to the effective time of the merger will be the officers and directors of the surviving corporation following the merger.

     As of the effective time of the merger, by virtue of the merger and without any action on the part of the shareholders, Acquisition Corp. or RISCORP:

     - each share of common stock, par value $.01 per share, of Acquisition Corp. that is outstanding immediately prior to the effective time of the merger shall be converted into and become one fully paid and nonassessable share of Class B Common Stock;

     - each share of Class A Common Stock that is outstanding immediately prior to the effective time of the merger (other than shares of Class A Common Stock held by shareholders who properly perfect their appraisal rights under Florida law) shall be canceled and automatically converted into a right to receive $2.85 in cash, without interest thereon and less any required withholding taxes, subject to adjustment as provided in the merger agreement if the legal and accounting expenses incurred by RISCORP after November 3, 1999 in connection with the merger exceed $1.5 million, plus a contingent right to receive an additional pro rata cash amount, if RISCORP recovers any amounts from Zenith or other specified parties as provided in the merger agreement; and

     - each share of Class B Common Stock that is outstanding immediately prior to the effective time of the merger shall remain outstanding.

     Shares of Class A Common Stock outstanding immediately prior to the effective time of the merger held by a shareholder who has demanded and perfected his, her or its right of appraisal will not be converted as provided above. Any such holder of Class A Common Stock will instead be entitled to such rights as are afforded under the Florida Business Corporation Act. See
"-- Dissenters' Rights of Appraisal."

     The merger agreement provides that the merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Florida or at such other time as the parties may agree and specify in the articles of merger. If the merger receives the approval of (a) 80% of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, and
(b) two-thirds of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock, voting separately as a class, and the other conditions to the merger are either satisfied or waived, it is currently anticipated that the merger will become effective as soon as practicable after the special meeting.

MERGER CONSIDERATION

     Not less than two days prior to the date of the special meeting of shareholders, RISCORP must deliver to Acquisition Corp. a certificate executed by a duly authorized officer of RISCORP that sets forth the sum of the following professional fees, costs and expenses:

     - the estimated fees, costs and expenses for legal services rendered to RISCORP after November 3, 1999, in connection with the consummation of the transactions contemplated by the merger agreement, exclusive of any fees, costs or expenses incurred in connection with obtaining any consents or approvals from any state department of insurance; and

     - the estimated fees, costs and expenses of RISCORP with respect to services provided to RISCORP by KPMG (or any successor thereto) in connection with the consummation of the transactions contemplated by the merger agreement after November 3, 1999.

     As of the effective time of the merger, the holders of Class A Common Stock (other than holders of Class A Common Stock who properly perfect their appraisal rights under Florida law) will have the right to receive merger consideration of an amount in cash equal to $2.85, without interest thereon and less any required withholding taxes, less (a) the excess of the professional fees, costs and expenses set forth in such certificate over $1.5 million divided by (b) the number of issued and outstanding shares of Class A Common Stock.

     In addition to the $2.85 per share, as part of the merger consideration, the holders of Class A Common Stock will also have the right to receive a continent right to an additional pro rata cash amount if RISCORP obtains any recovery from Zenith, Arthur Andersen, LLP, the neutral auditor and neutral actuary engaged to resolve the purchase price dispute between Zenith and RISCORP, or their respective insurers in settlement and final discharge of all alleged errors made in the determination of the Final Business Balance Sheet (as defined in the asset purchase agreement with Zenith). The additional pro rata cash amount, if any, distributable to each holder of Class A Common Stock (other than holders of Class A Common Stock who properly perfect their appraisal rights under Florida law) shall be determined by taking (a) the total value of any such recovery less the aggregate of all fees, costs and expenses incurred by RISCORP in obtaining recovery for the alleged errors, hiring and engaging an independent expert to determine the value of any recovery not paid in cash or cash equivalents, and distributing any such recovery to shareholders of RISCORP, divided by (b) the aggregate number of shares of Class A Common Stock and Class B Common Stock issued and outstanding on the record date for the special meeting. Following the closing of the merger, RISCORP will have all right and authority to manage, pursue and prosecute this contingent claim against Zenith, Arthur Andersen or their respective insurers in such manner as RISCORP deems necessary or appropriate within the exercise of RISCORP's sole, absolute and unfettered discretion, including the right to elect not to pursue such contingent claim, the right to settle, compromise or dismiss such contingent claim for such consideration as RISCORP shall determine, and to select and appoint counsel and to determine the means used to prosecute or pursue or settle, resolve or dismiss such contingent claim.

EXCHANGE AND PAYMENT PROCEDURES

     Prior to the effective time of the merger, RISCORP will designate a bank or trust company reasonably satisfactory to Acquisition Corp. to serve as a disbursing agent. At the effective time of the merger, RISCORP will deposit or cause to be deposited with the disbursing agent cash in the amount equal to the aggregate merger consideration for the benefit of the holders of Class A Common Stock (other than those holders of Class A Common Stock who have perfected their rights of appraisal under Florida law).

     Immediately following the effective time, the surviving corporation shall cause a letter of transmittal and other documents and materials for use in surrendering certificates representing shares of Class A Common Stock to be distributed to each holder of record of shares of Class A Common Stock that have been converted pursuant to the merger agreement into the right to receive the merger consideration. No holder of Class A Common Stock should surrender any certificate for such shares until such shareholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a certificate for cancellation to the disbursing agent, together with a letter of transmittal, duly executed, and such other customary documents as may be required, the holder of such certificate will be entitled to receive the merger consideration into which the number of shares of Class A Common Stock previously represented by such certificate shall have been converted pursuant to the merger agreement, without any interest thereon, and the certificate so surrendered will be canceled.

     If payment of the merger consideration is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition of payment that the certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer, and that the person requesting such payment shall have paid any transfer or other taxes required by reason of the payment of the merger consideration in a name other than that of the registered holder thereof or establish to the satisfaction of the surviving corporation or the disbursing agent that such tax either has been paid or is not applicable.

     HOLDERS OF CLASS A COMMON STOCK SHOULD NOT SEND THEIR CERTIFICATES NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN THE LETTERS OF TRANSMITTAL TO BE MAILED TO HOLDERS OF CLASS A COMMON STOCK PROMPTLY AFTER THE EFFECTIVE TIME. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT AND SUCH LETTERS OF TRANSMITTAL.

     Six months after the effective time of the merger, the disbursing agent will deliver to the surviving corporation any portion of the merger consideration that remains undistributed to or unclaimed by the holders of certificates representing shares of Class A Common Stock (including the proceeds of any investments thereof), and any holders of certificates who have not theretofore complied with the above-described procedures to receive payment of the merger consideration may look only to the surviving corporation for payment of the merger consideration to which they are entitled. The surviving corporation or the disbursing agent shall be authorized to pay the cash attributable to any certificate theretofore issued that has been lost or destroyed only upon the receipt of evidence reasonably satisfactory to the surviving corporation of ownership of the shares of Class A Common Stock represented by the certificate and of appropriate indemnification. If any certificate shall not have been surrendered prior to three years after the effective time, any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto.

     On the closing date of the merger, RISCORP will deliver to Acquisition Corp. a listing of each holder of Class A Common Stock indicating such holder's name and address. If RISCORP recovers any items of value from Zenith, Arthur Andersen or their respective insurers in settlement and final discharge of all alleged errors made in the determination of the Final Business Balance Sheet, no later than 45 days following the final settlement of such contingent claim, RISCORP shall distribute to each holder of Class A Common Stock such holder's pro rata portion of the recovery amount to the address shown on the Class A Common Stock listing or such other address as any shareholder may from time to time provide in writing to RISCORP. To the extent that any recovery obtained by RISCORP on such contingent claim is other than cash or a cash equivalent, RISCORP, within the exercise of its reasonable discretion, may pay the pro rata portion of the recovery amount to the holders of Class A Common Stock in cash or by distribution of any securities or other instruments received by RISCORP in settlement of such contingent claim.

TRANSFERS OF CLASS A COMMON STOCK

     No transfer of shares of Class A Common Stock will be made on the stock transfer books of RISCORP after the effective time of the merger. If, after the effective time, certificates representing shares of Class A Common Stock are presented to the disbursing agent or the surviving corporation, they will be canceled and exchanged for the merger consideration as provided above and subject to the terms of the merger agreement.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties of RISCORP to Acquisition Corp., including with respect to the following matters:

     - the due incorporation and valid existence of RISCORP and similar corporate matters;

     - capitalization;

     - subsidiaries of RISCORP;

     - the due authorization, execution and delivery of the merger agreement and the binding effect on RISCORP;

     - required consents and approvals of governmental entities and absence of conflict with RISCORP's governing documents and agreements;

     - the making and accuracy of Securities and Exchange Commission filings (including RISCORP's financial statements);

     - the absence of specified changes or events;

     - taxes and tax returns;

     - the absence of material litigation;

     - contracts and commitments;

     - the accuracy of this Proxy Statement and any other document to be filed with the Securities and Exchange Commission in connection with the merger;

     - employee benefit plans;

     - labor matters;

     - that there are no brokers or finders employed by RISCORP or any of its subsidiaries with the respect to the merger;

     - compliance with all applicable laws and regulations in connection with the conduct of the business operations of RISCORP and its subsidiaries;

     - voting requirements for approval of the merger agreement and the merger;

     - properties;

     - that RISCORP's shareholder rights agreement has been amended such that the transactions contemplated by the merger agreement do not trigger the provisions of such agreement; and

     - the accuracy of the representations, warranties and covenants of RISCORP contained in the merger agreement.

     Such representations and warranties are subject, in certain cases, to specified exceptions and qualifications.

     The merger agreement also contains representations and warranties of Acquisition Corp. and William D. Griffin to RISCORP, including with respect to the following matters:

     - the due incorporation and valid existence of Acquisition Corp. and similar corporate matters;

     - the due authorization, execution and delivery of the merger agreement and the binding effect on each of Acquisition Corp. and Mr. Griffin;

     - required consents and approvals of governmental entities and absence of conflict with Acquisition Corp.'s governing documents and agreements entered into by each of Acquisition Corp. and Mr. Griffin;

     - the accuracy of information provided by Acquisition Corp. and Mr. Griffin for inclusion in this Proxy Statement and any other document to be filed with the Securities and Exchange Commission in connection with the merger;

     - that there are no brokers or finders employed by either Acquisition Corp. or Mr. Griffin with the respect to the merger;

     - capitalization of Acquisition Corp.;

     - the accuracy of the representations, warranties and covenants of Acquisition Corp. contained in the merger agreement; and

     - the independent review and analysis of RISCORP and its subsidiaries by Acquisition Corp. and Mr. Griffin.

     Such representations and warranties are subject, in certain cases, to specified exceptions and qualifications.

     The representations and warranties in the merger agreement are complicated and not easily summarized. The merger agreement is attached to this Proxy Statement as Appendix A and we urge you to read it carefully, including the sections of the merger agreement entitled, "REPRESENTATIONS AND WARRANTIES OF RISCORP" and "REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND GUARANTOR."

CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME

     In the merger agreement, RISCORP has agreed prior to the effective time of the merger:

     - to afford Acquisition Corp. and Mr. Griffin reasonable access to information concerning the business and properties of RISCORP and its subsidiaries;

     - to operate its business and the businesses of its subsidiaries only in the ordinary course and consistent with their past business practices since April 1, 1998;

     - that neither it nor any of its subsidiaries will (a) change any provisions of its articles of incorporation or bylaws or similar governing documents, (b) make, declare or pay any dividend, or (c) issue or redeem any securities;

     - that neither it nor any of its subsidiaries will take specified actions relating to:

      - borrowing additional funds;

      - selling or encumbering any of its properties or assets;

      - employee benefit plans and employee compensation;

      - collective bargaining agreements;

      - changes in accounting methods;

      - transactions with any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors (as such terms are defined under Rule 405 of the Securities Act of 1933, as amended);

      - tax elections or settlement of tax liabilities;

      - splitting, combining, or reclassifying any capital stock;

      - business acquisitions or joint ventures;

      - restructuring, recapitalization, reorganization, dissolution or liquidation;

      - the investment of assets;

      - amending, terminating, modifying or accelerating any material contract or agreement;

      - modifying, amending or terminating RISCORP's written investment policy,

      - modifying or accelerating the provisions of, or terminating or amending, any contract with The Phoenix Management Company, Ltd. or Buttner Hammock & Company, P.A., provided that RISCORP may take any action necessary to (a) accelerate the vesting of the Class A Common Stock issued to Phoenix pursuant to a restricted stock award agreement by and between Phoenix and RISCORP, (b) amend the provisions of the management agreement by and between Phoenix and RISCORP to reduce the fees paid to Phoenix, or (c) terminate such management agreement; or

      - entering into any agreement to take any action prohibited by the merger agreement;

     - to consult with and keep Acquisition Corp. and Mr. Griffin informed with respect to the status of any litigation to which RISCORP, any of its subsidiaries, or any officer, director or employee of RISCORP or any of its subsidiaries is a party and shall not take any action to settle or compromise such litigation without the consent of Acquisition Corp.; provided that RISCORP may enter into any settlement agreement for any litigation to which it or any of its subsidiaries is a defendant and in which it or any of its subsidiaries has no claims for recovery if the amount paid for such settlement does not exceed $100,000 for any such litigation claim and does not exceed $250,000 in the aggregate for all such litigation claims;

     - to use all commercially reasonable efforts to solicit proxies in favor of the merger from the holders of Class A Common Stock and to take all other action necessary or advisable to secure any vote or consent of the holders of Class A Common Stock required by the Florida Business Corporation Act; and

     - to notify Acquisition Corp. and keep Acquisition Corp. informed of (a) any material change in the normal course of RISCORP's or its subsidiaries' businesses or in the operation of its or their properties,
       (b) the receipt by RISCORP or any of its subsidiaries of notice of any governmental complaints, investigations or hearings, or (c) the receipt by RISCORP or any of its subsidiaries of a notice of the institution or the threat of litigation involving RISCORP or any of its subsidiaries.

     In the merger agreement, RISCORP and Acquisition Corp. have each agreed prior to the effective time of the merger:

     - to grant such approvals and take such commercially reasonable actions to eliminate or minimize the effect of state anti-takeover statutes or regulations applicable to the merger or any of the other transactions contemplated by the merger agreement;

     - to use commercially reasonable efforts to obtain the written consent or approval of the necessary governmental authorities, and to promptly file and prosecute diligently the applications and related documents required to be filed with the applicable authorities, in connection with the consummation of the transactions contemplated by the merger agreement;

     - to defend vigorously against any actions, suits or proceedings in which such party is named as a defendant which seeks to enjoin, restrain or prohibit the transactions contemplated by the merger agreement;

     - to use all commercially reasonable efforts to (a) surrender or cause to be surrendered or sell or cause to be sold at or prior to the closing of the merger all certificates of authority or insurance licenses held by RISCORP or by any of its subsidiaries, and (b) receive or have released by any state insurance commissioner or any other appropriate state authority any and all restricted funds, minimum capital requirements or deposits or any other funds;

     - to promptly give notice to the other parties to the merger agreement upon becoming aware of any event that would cause or constitute a breach of any of the representations, warranties or covenants of such party contained in the merger agreement and to use all commercially reasonable efforts to prevent or remedy such breach; and

     - not to issue any press release or make any public announcement with regard to the merger agreement or the merger without the consent of the other parties to the merger agreement except as required by law.

     The provisions in the merger agreement regarding the conduct of the parties prior to the effective time of the merger are complicated and not easily summarized. The merger agreement is attached to this Proxy Statement as Appendix A and we urge you to read it carefully, including the section of the merger agreement entitled "Conduct and Transactions Prior to the Effective Time; Certain Covenants."

NON-SOLICITATION

     Under the merger agreement, RISCORP agreed not to:

     - solicit, initiate or encourage the submission of any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving RISCORP or any of its subsidiaries, or any purchase of all or any significant portion of its assets other than the transactions contemplated by the merger agreement;

     - furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably expected to lead to, any such bona fide proposal;

     - withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Acquisition Corp., the approval or recommendation of its Board of Directors with respect to the merger and the merger agreement;

     - approve or recommend, or propose publicly to approve or recommend, any transaction involving a bona fide proposal from a third party; or

     - cause RISCORP to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any alternative transaction.

     Notwithstanding the foregoing, RISCORP's Board of Directors may furnish non-public information to or enter into discussions or negotiations with any person or entity in connection with an unsolicited bona fide alternative transaction, or recommend such an unsolicited bona fide alternative transaction to the shareholders of RISCORP, if and only to the extent that the Board of Directors determines in good faith (after receiving advice from outside counsel as to its fiduciary duties under applicable law) that it has received a "superior proposal" (as defined in the merger agreement). If the Board of Directors believes it has received a superior proposal, it may inform the shareholders that it no longer believes that the merger is advisable and no longer recommends approval of the merger and may enter into an acquisition agreement with respect to such superior proposal, but only at a time that is after the third business day following Acquisition Corp.'s receipt of written notice from RISCORP advising Acquisition Corp. that the Board of Directors has received such superior proposal. During such three-day period, RISCORP shall provide an opportunity for Acquisition Corp. to propose such adjustments to the terms and conditions of the merger agreement as would enable the Board of Directors to proceed with its recommendation to the shareholders. The acceptance of any such proposed adjustment shall be at the sole discretion of the Board of Directors, exercised in good faith; provided, however, that any such proposed adjustment, the sole effect of which is to increase the amount of the merger consideration, waive one or more conditions to the obligations of Acquisition Corp. to effect the merger, or modify the terms and conditions of the merger agreement to reflect identical terms and conditions contained in such superior proposal, shall be automatically accepted by RISCORP, and the merger agreement shall be amended to reflect any such automatically accepted adjustments.

INDEMNIFICATION OF OFFICERS AND DIRECTORS; ESCROW AGREEMENT; FEE ADVANCEMENT AGREEMENT

     Under the terms of the merger agreement, Acquisition Corp. agreed to maintain the current policies of directors' and officers' liability insurance maintained by RISCORP or any of its subsidiaries with respect to claims arising from facts or events which occur prior to the effective time of the merger until such policies either expire by their own terms or are canceled by the insurer.

     Additionally, until the expiration of the applicable statute of limitations period, the surviving corporation has agreed to indemnify each present or former director or officer of RISCORP and its subsidiaries to the same extent such person was indemnified immediately prior to the merger, whether under the Florida Business Corporation Act, the indemnity agreement to which each present director of RISCORP is a party or the articles of incorporation or the bylaws of RISCORP or such subsidiary. In order to secure this indemnification obligation, RISCORP will enter into an escrow agreement at the closing of the merger with First Union National Bank, as escrow agent, pursuant to which RISCORP will transfer $2,500,000 to First Union to be held in accordance with the terms of such escrow agreement.

     If, on the fifth business day following the second anniversary of the date of the escrow agreement, no indemnity claim has been submitted to the escrow agent pursuant to the terms of the escrow agreement and no claims are pending or threatened against any director or officer, then the escrow agent has to disburse to RISCORP an amount equal to one-half of the total escrow amount then held by the escrow agent. The escrow provided by the escrow agreement terminates upon the earlier of: (a) the disbursement of the total escrow amount to indemnified officers and directors or (b) if no investigation or proceeding which has formed the basis of an indemnity claim is then pending, the date that is four and one-half years following the effective date of the merger. Following the termination of the escrow agreement, any portion of the escrow amount not paid to officers and directors will be paid to RISCORP. The foregoing description of the escrow agreement does not purport to be complete and is qualified in its entirety by reference to the form of escrow agreement that is attached as an exhibit to the merger agreement in Appendix A to this Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the escrow agreement in its entirety.

     RISCORP has also agreed to maintain a minimum net book value (as defined in the merger agreement) for a period of four and one-half years following the closing date of the merger in order to secure its indemnification obligations.

     In connection with the merger agreement, Acquisition Corp. executed and delivered a fee advancement agreement by and among Acquisition Corp., RISCORP, the estate of Frederick M. Dawson, Seddon Goode, Jr., George E. Greene III, Walter L. Revell, Walter E. Riehemann, Edward W. Buttner, IV and Stephen C. Rece. The fee advancement agreement provides that if, following the consummation of the merger, RISCORP, William D. Griffin, The RISCORP Group Holding Company, Limited Partnership, William D. Griffin Family Limited Partnership, Charlotte K. Griffin Trust Number 3, Anna F. Griffin Trust Number 3, John Ford Griffin Trust Number 3, any person or entity controlled by RISCORP or Mr. Griffin, or any of their respective officers, directors, trustees, beneficiaries, employees, agents, representatives, heirs, successors or assigns initiates or causes to be initiated any suit or proceeding which directly or indirectly results in the participation of any of the estate of Mr. Dawson, Mr. Goode, Mr. Greene, Mr. Revell, Mr. Riehemann, Mr. Buttner or Mr. Rece as a witness, RISCORP agrees to advance funds or reimburse such witness for all reasonable fees and expenses including, without limitation, all reasonable attorneys' fees, costs, travel expenses, and such other fees and expenses incurred in connection with the participation in any suit or proceeding. The foregoing description of the fee advancement agreement does not purport to be complete and is qualified in its entirety by reference to the fee advancement agreement that is attached as an exhibit to the merger agreement in Appendix A to this Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the fee advancement agreement in its entirety.

CONDITIONS TO THE MERGER

     The respective obligations of RISCORP and Acquisition Corp. to consummate the merger are subject to the following conditions:

     - the approval and adoption of the merger agreement and the merger by (a) 80% of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, and (b) two-thirds of the votes entitled to be cast by the holders of all issued and outstanding shares of Class A Common Stock, voting separately as a class;

     - obtaining all consents, authorizations, orders and approvals required in connection with the merger agreement, of which the failure to obtain (or conditions required to obtain) would prevent the consummation of the merger or have a material adverse effect on either RISCORP or Acquisition Corp.;

     - the absence of any law, rule, regulation, executive order, decree, injunction or other order from a governmental authority which prevents or prohibits the merger or the transactions contemplated by the merger agreement; and

     - this Proxy Statement, at the date of its mailing and the date of the special meeting, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements herein not misleading.

     The obligations of RISCORP to effect the merger are subject to the following additional conditions:

     - the following representations and warranties of Acquisition Corp. and Mr. Griffin being true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger (except to the extent such representations and warranties expressly relate to an earlier date) as though made as of the closing date of the merger:

      - the due incorporation and valid existence of Acquisition Corp. and similar corporate matters;

      - the due authorization, execution and delivery of the merger agreement and the binding effect on each of Acquisition Corp. and Mr. Griffin; and

      - required consents and approvals of governmental entities and absence of conflict with Acquisition Corp.'s governing documents and agreements entered into by each of Acquisition Corp. and Mr. Griffin;

     - Acquisition Corp. and Mr. Griffin having performed in all material respects all covenants and agreements required to be performed by them under the merger agreement at or prior to the closing date of the merger; and

     - RISCORP having paid to the escrow agent the escrow funds, and RISCORP and the escrow agent having executed and delivered the escrow agreement.

     The obligations of Acquisition Corp. to effect the merger are subject to the following additional conditions:

     - the following representations and warranties of RISCORP being true and correct in all material respects (except to the extent they are qualified as to materiality, in which case they must be true and correct in all respects) as of the date of the merger agreement and as of the closing date of the merger (except to the extent such representations and warranties expressly relate to an earlier date) as though made as of the closing date of the merger:

      - the due incorporation and valid existence of RISCORP and similar corporate matters;

      - capitalization;

      - the due authorization, execution and delivery of the merger agreement and the binding effect on RISCORP; and

      - required consents and approvals of governmental entities and absence of conflict with RISCORP's governing documents and agreements;

     - RISCORP having performed in all material respects all covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date of the merger;

     - RISCORP having paid to the escrow agent the escrow funds, and RISCORP and the escrow agent having executed and delivered the escrow agreement; and

     - Acquisition Corp. having received letters of resignation effective as of the effective time of the merger from each of the officers and directors of RISCORP.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval by the shareholders of
RISCORP:

     - by the mutual written consent of Acquisition Corp. and RISCORP;

     - by RISCORP, if the merger is not consummated on or before April 30, 2000 (or such later date as approved by Acquisition Corp. and RISCORP), unless the failure of such occurrence is due to the failure of RISCORP to perform or observe the covenants, agreements and conditions of the merger agreement to be performed or observed by it at or before the effective time;

     - by RISCORP, if events occur which render impossible the satisfaction of one or more its conditions to effect the merger and such conditions are not waived by RISCORP, unless the failure of such occurrence is due to the failure of RISCORP to perform or observe the covenants, agreements and conditions of the merger agreement to be performed or observed by it at or before the effective time;

     - by RISCORP, if it is enjoined or restrained by any governmental authority or other regulatory body (including any court), such injunction or restraining order prevents the performance by RISCORP of its obligations under the merger agreement and such injunction shall not have been withdrawn within 60 days after the date of which such injunction was first issued;

     - by RISCORP, if its shareholders shall have voted on the merger agreement and the merger, and the approval required by the merger agreement is not obtained;

     - by RISCORP, if it enters into an acquisition agreement effecting the sale of RISCORP or substantially all its assets provided RISCORP and its Board of Directors comply with the notice and other provisions of the merger agreement summarized above under the heading "-- Non-Solicitation."

     - by Acquisition Corp., if the merger is not consummated on or before April 30, 2000 (or such later date as approved by RISCORP and Acquisition Corp.), unless the failure of such occurrence is due to the failure of Acquisition Corp. or Mr. Griffin to perform or observe the covenants, agreements and conditions of the merger agreement to be performed or observed by it at or before the effective time;

     - by Acquisition Corp., if events occur which render impossible the satisfaction of one or more of its conditions to effect the merger and such conditions are not waived by Acquisition Corp., unless the failure of such occurrence is due to the failure of Acquisition Corp. or Mr. Griffin to perform or observe the covenants, agreements and conditions of the merger agreement to be performed or observed by them at or before the effective time;

     - by Acquisition Corp., if it is enjoined or restrained by any governmental authority or other regulatory body (including any court), such injunction or restraining order prevents the performance by Acquisition Corp. of its obligations under the merger agreement and such injunction shall not have been withdrawn within 60 days after the date of which such injunction was first issued;

     - by Acquisition Corp., if the shareholders of RISCORP shall have voted on the merger agreement and the merger, and the approval required by the merger agreement is not obtained; or

     - by Acquisition Corp., if it receives written notice from RISCORP's Board of Directors that RISCORP's Board of Directors has received a "superior proposal" (as defined in the merger agreement) or intends to inform the RISCORP shareholders it no longer believes the merger is advisable and no longer recommends approval of the merger as discussed above under the heading "-- Non-Solicitation."

     In the event of the termination of the merger agreement, the merger agreement will become void and have no effect and there will be no liability or obligation on the part of any party to the merger agreement or their respective officers, directors or shareholders except to the extent that such termination results from the willful breach by any party of any material representation, warranty, covenant or agreement under the merger agreement.

WAIVER AND AMENDMENT

     Any term or provision of the merger agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits of such term or provision. Any term or provision of the merger agreement may be amended or supplemented at any time by action of the respective Boards of Directors (or its authorized representative) of Acquisition Corp. or RISCORP, without action of the shareholders, whether before or after the special meeting; provided, however, that after the approval of the merger agreement by the shareholders of RISCORP, no such amendment shall:

     - reduce the amount or change the form of the consideration to be delivered to the shareholders as contemplated by the merger agreement;

     - otherwise materially adversely affect the interests of such shareholders unless such amendment is approved by the shareholders; or

     - except as allowed by Section 607.1002 of the Florida Business Corporation Act, amend the articles of incorporation of either RISCORP or Acquisition Corp.

GUARANTY

     Mr. Griffin is the sole shareholder of Acquisition Corp. and has executed the merger agreement to guarantee the performance of Acquisition Corp.'s obligations under the merger agreement through the effective time. If Acquisition Corp. fails to perform fully and punctually any obligation or undertaking under the merger agreement, Mr. Griffin will, upon written demand from RISCORP, perform or cause to be performed such obligation or undertaking. The obligations of Mr. Griffin to guarantee the performance of Acquisition Corp.'s obligations are not contingent upon any attempt by RISCORP to enforce performance by Acquisition Corp. Mr. Griffin's guaranty terminates upon the closing of the merger.

GENERAL RELEASE

     In connection with the merger agreement, William D. Griffin, each of the holders of shares of Class B Common Stock, RISCORP, the estate of Frederick M. Dawson, the current officers and directors of RISCORP, The Phoenix Management Company, Ltd. and Buttner Hammock & Company executed and delivered a general release. Pursuant to the terms of the general release, with some specific exceptions, each of RISCORP, the estate of Mr. Dawson, the current officers and directors of RISCORP, Phoenix and Buttner Hammock agreed to release, acquit and forever discharge Mr. Griffin and each of the holders of shares of Class B Common Stock of and from any and all claims, demands, claims for relief, actions causes of action, suits, debts, obligations, liabilities, losses, costs, attorneys' fees and expenses of any kind arising out of, or in connection with any claim or fact occurring or arising on or prior to the date of the consummation of the merger. With some specific exceptions, Mr. Griffin and each of the holders of shares of Class B Common Stock similarly agreed to release, acquit and forever discharge RISCORP, the estate of Mr. Dawson, the current officers and directors of RISCORP, Phoenix and Buttner Hammock. Additionally, the parties to the general release agreed not to bring, commence, prosecute, maintain or cause or permit to be brought, commenced, prosecuted or maintained any suit or action regarding any matter or event being released in the general release. The foregoing description of the general release does not purport to be complete and is qualified in its entirety by reference to the general release that is attached as an exhibit to the merger agreement in Appendix A to this Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the general release in its entirety.

DISSENTERS' RIGHTS OF APPRAISAL

     Under Florida law, holders of Class A Common Stock are entitled to appraisal rights in connection with the merger. Any holder of record of Class A Common Stock who objects to the merger may elect to have his, her or its shares of Class A Common Stock appraised under the procedures of the Florida Business Corporation Act and to be paid the appraised value of such shares. The appraised value of the shares will not include any value arising from the merger but may include a fair rate of interest. It is possible that the fair value determined may be more or less than the merger consideration.

     Any holder of Class A Common Stock who is considering exercising his, her or its appraisal rights is urged to review carefully the provisions of Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act (copies of which are attached as Appendix B), particularly with respect to the procedural steps required to perfect the right of appraisal. The right of appraisal may be lost if the procedural requirements of Section 607.1320 are not followed exactly. The following is a summary of the procedures relating to exercise of the right of appraisal, which should be read in conjunction with the full text of the applicable sections of Section 607.1320.

     RISCORP is required to notify each RISCORP shareholder entitled to appraisal rights, at least 20 days prior to the special meeting, that such appraisal rights are available. The notice should include a copy of the applicable sections of the Florida Business Corporation Act. THIS PROXY STATEMENT CONSTITUTES SUCH NOTICE TO THE RISCORP SHAREHOLDERS.

     Before the vote is taken at the special meeting, a holder of Class A Common Stock who wishes to assert dissenters' rights under Section 607.1320 must deliver to RISCORP a written notice of his, her or its intent to demand appraisal if the merger is consummated. A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT OR AN ABSTENTION BY ITSELF WILL NOT CONSTITUTE A DEMAND FOR APPRAISAL. In addition to not voting for the approval and adoption of the merger agreement and the merger, a holder of Class A Common Stock electing to dissent from the merger and demand appraisal must do so by a separate written demand to RISCORP. Demands should be mailed or delivered to RISCORP, Inc., 2 North Tamiami Trail, Suite 608, Sarasota, Florida 34236-5642, Attention: Walter E. Riehemann, President.

     Within ten calendar days after the effective time of the merger, RISCORP will notify each holder of Class A Common Stock who has made a proper written demand for appraisal and who has not voted for the adoption of the merger agreement that the merger has been completed. A vote "FOR" the adoption of the Merger Agreement will have the effect of waiving all appraisal rights. Within 20 days after the giving of such notice by RISCORP, any holder of Class A Common Stock who elects to dissent must file with RISCORP a notice of such election, stating the shareholder's name and address, the number of shares of Class A Common Stock as to which he, she or it dissents, and a demand for payment of the fair market value thereof. Any holder of Class A Common Stock filing an election to dissent must deposit his, her or its certificates representing shares of Class A Common Stock with surviving corporation simultaneously with the filing of the election.

     Within ten days after the period in which holders of Class A Common Stock may file their notices of election to dissent (or ten days after the effective date, whichever is later, but in no event later than 90 days after the merger agreement is approved), the surviving corporation shall make a written offer to pay each dissenting shareholder an amount the surviving corporation estimates to be the fair market value for such shares.

     If, within 30 days after the making of the surviving corporation's offer, any dissenting shareholder accepts such offer, payment shall be made by the surviving corporation within 90 days of its offer, and thereafter, the dissenting shareholders shall cease to have any interest in such shares.

     If the surviving corporation fails to make such offer within the period specified, or if it makes an offer and any dissenting shareholder fails to accept the same within the prescribed period, then the surviving corporation shall file an action in any court of competent jurisdiction requesting that the fair value of such shares of Class A Common Stock be determined.

     After the court determines which holders of Class A Common Stock are entitled to an appraisal under Section 607.1320, the court will appraise the shares of Class A Common Stock. Following determination by the court of the fair value of the shares, the surviving corporation will pay, within 10 days of the final determination of such court, all dissenting shareholders the appraised value of their shares, together with interest (if so ordered by such court) upon surrender to the surviving corporation of their certificates representing Class A Common Stock. The costs of the appraisal proceeding may be determined by the court and charged to the parties as the court deems equitable under the circumstances.

     If a holder of Class A Common Stock either withdraws his, her or its demand for appraisal or has his, her or its appraisal rights terminated as described above, the holder of Class A Common Stock will only be entitled to receive the merger consideration for his, her or its shares of Class A Common Stock as provided under the terms of the merger agreement.

                                   PROPOSAL 2

            POSSIBLE ADJOURNMENT OR POSTPONEMENT OF SPECIAL MEETING

     In the event RISCORP fails to receive a sufficient number of votes to approve the merger agreement and the transactions contemplated therein, RISCORP proposes to adjourn or postpone the special meeting for a period of not more than 60 days for the purpose of soliciting additional proxies. Proxies initially cast in favor of the merger agreement and the transactions contemplated therein will be voted in favor of the approval of such items at any special meeting subsequently convened within 60 days of the initial date of the special meeting unless such proxies are revoked as described under "The Meeting -- Revocability of Proxies."

     Under RISCORP's Amended and Restated Bylaws, if a quorum is present at the special meeting, approval of a proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of all outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, entitled to vote thereon. Accordingly, Mr. Griffin controls the votes necessary to unilaterally approve this proposal.

     IF NECESSARY, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth, as of January   , 2000, the record date for
the special meeting, information as to RISCORP's Class A and Class B Common Stock beneficially owned by: (a) each director of RISCORP, (b) each executive officer of RISCORP, (c) all directors and executive officers of RISCORP as a group, and (d) any person who is known by RISCORP to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock.

                                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                     ----------------------------------------------
                                                        CLASS A COMMON           CLASS B COMMON
                                                     ---------------------   ----------------------
NAME OF BENEFICIAL OWNER                               NUMBER     PERCENT      NUMBER      PERCENT
------------------------                             ----------   --------   -----------   --------
William D. Griffin(2)..............................         --        --     22,176,052      91.1%
L. Scott Merritt(3)................................         --        --      2,158,391       8.9
Blavin & Company, Inc. (4).........................  1,982,000      13.9%            --        --
Chap-Cap Partners, L.P.(5).........................  1,026,500       7.2             --        --
Seth W. Hamot(6)...................................    821,300       5.7             --        --
Thomas K. Albrecht(7)..............................    790,336       5.5             --        --
Peter D. Norman(8).................................    790,336       5.5             --        --
Walter E. Riehemann(9).............................  1,725,000      12.1             --        --
Seddon Goode, Jr. .................................         --        --             --        --
George E. Greene III...............................        200         *             --        --
Walter L. Revell...................................         --        --             --        --
Edward Buttner, IV.................................         --        --             --        --
All directors and executive officers as a
  group (4 persons)................................  1,725,200      12.1             --        --

---------------

  * Less than 1%
(1) Beneficial ownership of shares, as determined in accordance with applicable rules promulgated by the Securities and Exchange Commission, includes shares as to which a person has or shares voting power and/or investment power. RISCORP has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.
(2) Mr. Griffin's business address is P.O. Box 728, Sarasota, Florida 34230. Mr. Griffin's shares of Class B Common Stock are owned of record by The RISCORP Group Holding Company, Limited Partnership (17,268,841 shares) and William
    D. Griffin Family Limited Partnership (4,907,211 shares). The general partners of such limited partnerships are Gryphus Company I and Gryphus Company II, respectively. Mr. Griffin is the president, a director and the controlling shareholder of Gryphus Company I and Gryphus Company II. The business address of Gryphus Company I and Gryphus Company II is Bank of America Center, Suite 850, 101 Convention Center Drive, Las Vegas, Nevada 89109. All of the shares of Class B Common Stock noted may be converted into shares of Class A Common Stock, on a one for one basis. If all of the Class B Common Stock shares noted were so converted into Class A Common Stock, Mr. Griffin would beneficially own 60.9% of the shares of Class A Common Stock. On September 18, 1997, Mr. Griffin resigned as a director of RISCORP and all other positions with RISCORP and its subsidiaries. The information herein regarding the stock ownership of Mr. Griffin, Gryphus Company I and Gryphus Company II was obtained from a Schedule 13G filed by such persons with the Securities and Exchange Commission on February 20, 1997. RISCORP makes no representation as to the accuracy or completeness of the information reported regarding Mr. Griffin, Gryphus Company I and Gryphus Company II.
(3) Mr. Merritt's business address is 4711 Meadowview Circle, Sarasota, Florida 34233. Mr. Merritt has sole voting and investment power with respect to 2,158,391 shares of Class B Common Stock as trustee of certain irrevocable trusts created by Mr. Griffin for the benefit of his children. Mr. Griffin disclaims beneficial ownership of those shares. All of the shares of Class B Common Stock noted may be converted into shares of Class A Common Stock, on a one for one basis. If all of the Class B Common Stock shares noted were so converted into Class A Common Stock, Mr. Merritt would beneficially own 15.5%
    of the shares of Class A Common Stock. The information herein regarding the stock ownership of Mr. Merritt was obtained from a Schedule 13G filed by Mr. Merritt with the Securities and Exchange Commission on February 20, 1997. RISCORP makes no representation as to the accuracy or completeness of the information reported regarding Mr. Merritt.
(4) The business address of Blavin & Company, Inc. is 29621 Northwestern Highway, Southfield, Michigan 48034. The information herein regarding the stock ownership of Blavin & Company, Inc. was obtained from a Schedule 13D filed by Blavin & Company, Inc. on March 27, 1998, and as amended on April 9, 1998, July 29, 1998, April 1, 1999 and May 7, 1999. RISCORP makes no representation as to the accuracy or completeness of the information reported regarding Blavin & Company, Inc.
(5) Chap-Cap Partners, L.P. shares voting, dispositive power and beneficial ownership with respect to 985,000 shares of Class A Common Stock with Chapman Capital L.L.C. and Robert L. Chapman, Jr. The business address of Chap-Cap Partners, L.P., Chapman Capital, L.L.C. and Mr. Chapman is 725 South Figuerosa Street, 23rd Floor, Suite 2369, Los Angeles, California 90017. The information herein regarding the stock ownership of Chap-Cap Partners, L.P. was obtained from a Schedule 13D filed by Chap-Cap Partners, L.P. on March 23, 1999 and as amended on May 11, 1999, July 14, 1999 and October 29, 1999. RISCORP makes no representation as to the accuracy or completeness of the information reported regarding Chap-Cap Partners, L.P., Chapman Capital, L.L.C. and Mr. Chapman.
(6) Mr. Hamot has sole voting and investment power with respect to 811,300 shares of Class A Common Stock and shared voting and investment power with respect to 10,000 shares of Class A Common Stock. Of the 811,300 shares beneficially owned by Mr. Hamot, 766,300 shares are owned of record by Costa Brava Partnership II Limited Partnership and 5,000 shares are owned by Seth
    W. Hamot as custodian for Gideon B. Hamot under the Massachusetts Uniform Transfers to Minors Act. The general partner of Costa Brava Partnership II is Roark, Reardon & Hamot, Inc.. Mr. Hamot is a principal of Roark, Reardon & Hamot. The business address of Mr. Hamot, Costa Brava Partnership II and Roark, Reardon & Hamot is 121-B Tremont Street, Brighton, Massachusetts 02155. The information herein regarding the stock ownership of Mr. Hamot, Gideon B. Hamot, Costa Brava Partnership II and Roark, Reardon & Hamot was obtained from a Schedule 13D filed by such persons with the Securities and Exchange Commission on September 29, 1998, and as amended on April 21, 1999 and June 8, 1999. Such Schedule 13D also disclosed ownership by certain other individuals and entities who jointly filed such Schedule 13D with Mr. Hamot, Gideon B. Hamot, Costa Brava Partnership II and Roark, Reardon & Hamot of an aggregate of 213,000 shares of Class A Common Stock (or approximately 1.5% of the Class A Shares outstanding), which shares are in addition to those disclosed as beneficially owned by Mr. Hamot. RISCORP makes no representation as to the accuracy or completeness of the information reported regarding Mr. Hamot, Gideon B. Hamot, Costa Brava Partnership II, Roark, Reardon & Hamot or the other individuals and entities identified as joint filers in such Schedule 13D.
(7) Mr. Albrecht's business address is 4137 Carmichael Road, Suite 330, Montgomery, Alabama 36106. Represents shares issued to Mr. Albrecht by RISCORP in connection with the settlement of claims made by Mr. Albrecht against RISCORP.
(8) Mr. Norman's business address is 4137 Carmichael Road, Suite 330, Montgomery, Alabama 36106. Represents shares issued to Mr. Norman by RISCORP in connection with the settlement of claims made by Mr. Norman against RISCORP.
(9) Represents a restricted stock award for 1,725,000 shares of Class A Common Stock (subject to certain vesting provisions) granted pursuant to the management agreement dated February 18, 1998 between The Phoenix Management Company, Ltd. and RISCORP and its subsidiaries. Mr. Riehemann controls the operations of Phoenix as the president and sole shareholder of its general partner.

                   MARKET FOR RISCORP'S CLASS A COMMON STOCK
                        AND RELATED SHAREHOLDER MATTERS

     Following RISCORP's initial public offering on February 29, 1996, RISCORP's Class A Common Stock ($.01 par value) was traded on the Nasdaq Stock Market's National Market under the symbol "RISC." There is no public market for RISCORP's Class B Common Stock. Due to RISCORP's inability to timely file its Annual Report on Form 10-K for the year ended December 31, 1996 or its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, RISCORP's Class A Common Stock was delisted on July 2, 1997. RISCORP's Class A Common Stock is currently traded in the over-the-counter market. RISCORP has no intention to seek readmission for listing on the Nasdaq National Market or any other national securities exchange.

     As of January   , 2000, the record date for the special meeting, there were record holders of Class A Common Stock. The following table sets forth the high and low per share bid prices for RISCORP's Class A Common Stock for each quarterly period, as reported by a national brokerage firm or an online financial service. Such over-the-counter quotations reflect inter-dealer prices, without retail mark-up, or commission, and may not necessarily represent actual transactions.

               PER SHARE BID INFORMATION FOR CLASS A COMMON STOCK

                                               1998                                                    1999
                       -----------------------------------------------------   -----------------------------------------------------
                       1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER   1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
High.................     $2.50 1/2     $2.38         $2.13         $1.03         $1.53         $1.66         $1.73
Low..................     $2.17         $1.97         $0.88         $0.72         $0.78         $1.22         $1.56

     The high and low per share bid prices for RISCORP's Class A Common Stock on November 3, 1999, the date preceding public announcement of the merger agreement, were $1.84 and $1.81, respectively.

     No dividends have been declared or paid since RISCORP's initial public offering and it is not anticipated that dividends will be paid in the foreseeable future.

     In March 1996, RISCORP purchased all of the outstanding stock of CompSource, Inc. and Insura, Inc. in exchange for $12.1 million in cash and 112,582 shares of Class A Common Stock valued at $2.1 million on the date of the acquisition. Pursuant to a stock redemption agreement entered into as a part of the acquisition of CompSource and Insura, the former shareholders of CompSource and Insura elected to have RISCORP repurchase the 112,582 shares at a purchase price of $18.653 per share on March 8, 1997, and RISCORP repurchased all 112,582 shares from the former shareholders for $2.1 million in accordance with the terms of the stock redemption agreement.

             PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

     If the merger is consummated, there will be no public shareholders of RISCORP and no public participation in any future meetings of shareholders of RISCORP. However, if the merger is not consummated, RISCORP's public shareholders will continue to be entitled to attend and participate in RISCORP's meetings of shareholders.

     RISCORP's Amended and Restated Articles of Incorporation require advance notice to RISCORP of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a meeting of shareholders. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of RISCORP prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of RISCORP not less than 60 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days notice prior to public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     In addition to the matters required to be set forth by the rules of the Securities and Exchange Commission, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth:

     - a brief description of the proposal and the reasons for conducting such business at the annual meeting;

     - the name and address, as they appear on RISCORP's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal; and

     - the class and number of shares of RISCORP that are beneficially owned by such shareholder on the date of such shareholder notice and by other shareholders known to such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

     As to each director nominee, a shareholder's notice with respect to a director nomination must set forth:

     - the name, age, business address, and residence address of the person;

     - the principal occupation or employment of the person;

     - the class and number of shares of RISCORP that are beneficially owned by such person; and

     - all information that would be required to be included in the proxy statement soliciting proxies for the election of the nominee director (including such person's written consent to serve as a director if so elected).

     As to each shareholder providing such notice, a shareholder's notice must set forth:

     - the name and address, as they appear on RISCORP's books, of the shareholder; and

     - the class and number of shares of RISCORP that are beneficially owned by such shareholder on the date of such shareholder notice.

     The complete Amended and Restated Articles of Incorporation provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of RISCORP.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows RISCORP to "incorporate by reference" information into this Proxy Statement, which means that RISCORP can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The following documents previously filed with the Securities and Exchange Commission by RISCORP (File No. 0-27462) pursuant to the Securities Exchange Act of 1934 are incorporated by reference in this Proxy Statement and deemed to be a part hereof:

     - RISCORP's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     - RISCORP's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1999; and

     - RISCORP's Current Reports on Form 8-K as filed with the Securities and Exchange Commission on May 14, July 14, October 28, and November 4, 1999.

     All documents and reports subsequently filed by RISCORP pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Proxy Statement and prior to the date of the special meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     RISCORP's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 are enclosed with this Proxy Statement and can be found at Appendices C and D.

     RISCORP undertakes to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this Proxy Statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this Proxy Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to Walter E. Riehemann, RISCORP, Inc., 2 North Tamiami Trail, Suite 608, Sarasota, Florida 34236-5642; telephone number: (941) 366-5015.

                                   APPENDIX A

                          PLAN AND AGREEMENT OF MERGER

                          PLAN AND AGREEMENT OF MERGER


                                      AMONG

                           GRIFFIN ACQUISITION CORP.,

                               WILLIAM D. GRIFFIN,

                                       AND

                                  RISCORP, INC.











                                NOVEMBER 3, 1999

                                TABLE OF CONTENTS

1.       MERGER...................................................................................................2
         1.1.     The Merger......................................................................................2
         1.2.     Conversion of Shares............................................................................2
         1.3.     Dissenting Shares...............................................................................4
         1.4.     Payment of Cash for Class A Common Stock........................................................5
         1.5.     Stock Transfers.................................................................................7
2.       CLOSING..................................................................................................7
3.       REPRESENTATIONS AND WARRANTIES OF RISCORP................................................................7
         3.1.     Organization, Good Standing and Power...........................................................7
         3.2.     Capitalization..................................................................................7
         3.3.     RISCORP Subsidiaries............................................................................8
         3.4.     Authority; Enforceability.......................................................................8
         3.5.     No Violation; Consents..........................................................................8
         3.6.     RISCORP Financial Statement; SEC Reports........................................................9
         3.7.     Absence of Certain Changes or Events...........................................................10
         3.8.     Taxes and Tax Returns..........................................................................11
         3.9.     Litigation.....................................................................................13
         3.10.    Contracts and Commitments......................................................................13
         3.11.    Proxy Statement, Etc...........................................................................13
         3.12.    Employee Benefit Plans.........................................................................14
         3.13.    Collective Bargaining; Labor Disputes; Compliance..............................................15
         3.14.    Brokers and Finders............................................................................15
         3.15.    No Violation of Law............................................................................15
         3.16.    Voting Requirements............................................................................16
         3.17.    Properties.....................................................................................16
         3.18.    Amendment to Rights Agreement..................................................................17
         3.19.    Disclosure.....................................................................................17
4.       REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND GUARANTOR................................................17
         4.1.     Organization, Good Standing and Power..........................................................17
         4.2.     Authority; Enforceability......................................................................17
         4.3.     No Violation; Consents.........................................................................18
         4.4.     Proxy..........................................................................................18
         4.5.     Brokers and Finders............................................................................19
         4.6.     Capitalization.................................................................................19
         4.7.     Disclosure.....................................................................................19
         4.8.     Investigation by Acquiror and Guarantor........................................................19
5.       CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; CERTAIN COVENANTS.....................................20
         5.1.     Access and Information.........................................................................20
         5.2.     Conduct of Business Pending Merger.............................................................20
         5.3.     Stockholders' Approval.........................................................................24
         5.4.     Takeover Statutes..............................................................................24

         5.5.     Consents.......................................................................................25
         5.6.     Further Assurances.............................................................................25
         5.7.     Notice; Efforts to Remedy......................................................................25
         5.8.     Proxy Materials and Schedule 13E-3.............................................................26
         5.9.     Press Releases; Filings........................................................................26
         5.10.    Indemnification of Officers and Directors......................................................26
         5.11.    Surrender/Sale of Insurance Licenses...........................................................27
         5.12.    Management of Contingent Claim.................................................................28
6.       CONDITIONS PRECEDENT TO MERGER..........................................................................28
         6.1.     Conditions to Each Party's Obligations.........................................................28
         6.2.     Conditions to Obligations of RISCORP...........................................................28
         6.3.     Conditions to Obligations of Acquiror..........................................................29
7.       TERMINATION OF THE MERGER...............................................................................30
         7.1.     Termination....................................................................................30
         7.2.     Effect of Termination..........................................................................31
8.       MISCELLANEOUS...........................................................................................31
         8.1.     Waiver and Amendment...........................................................................31
         8.2.     Non-Survival of Representations and Warranties.................................................31
         8.3.     Notices........................................................................................32
         8.4.     Descriptive Headings; Interpretation...........................................................33
         8.5.     Counterparts...................................................................................33
         8.6.     Entire Agreement...............................................................................33
         8.7.     Governing Law..................................................................................33
         8.8.     Severability...................................................................................33
         8.9.     Enforcement of Agreement.......................................................................33
         8.10.    Assignment.....................................................................................34
         8.11.    Limited Liability..............................................................................34
         8.12.    Definition of Knowledge........................................................................34
         8.13.    Guarantor......................................................................................34


LIST OF EXHIBITS

Exhibit A         Voting Agreement
Exhibit B         General Release
Exhibit C         Fee Advancement Agreement
Exhibit D         Escrow Agreement
Exhibit E         Form of Section 5.10(d) Compliance Certificate
Exhibit F         Contact Information for Compliance with Section 5.11(d)
Exhibit G         RISCORP's Knowledge

                          PLAN AND AGREEMENT OF MERGER

         PLAN AND AGREEMENT OF MERGER (this "Agreement"), dated as of November 3, 1999, by and among, GRIFFIN ACQUISITION CORP., a Florida corporation ("Acquiror"), WILLIAM D. GRIFFIN, an individual and resident of the state of Florida ("Guarantor") and RISCORP, INC., a Florida corporation ("RISCORP").

         WHEREAS, Guarantor has incorporated Acquiror under the Florida Business Corporation Act (the "FBCA") for the purpose of Acquiror merging with and into RISCORP pursuant to the applicable provisions of the FBCA (the "Merger") so that RISCORP will continue as the surviving corporation of the Merger;

         WHEREAS, Guarantor is the sole stockholder of Acquiror and is executing this Agreement to guarantee the performance of Acquiror's obligations hereunder through the Effective Time (as hereinafter defined);

         WHEREAS, the respective Boards of Directors of RISCORP and Acquiror have approved and declared advisable the Merger, the terms and provisions of this Agreement and the transactions contemplated hereby;

         WHEREAS, the respective Boards of Directors of RISCORP and Acquiror have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders;

         WHEREAS, the Merger described herein is subject to the approval of the stockholders of RISCORP and the satisfaction of certain other conditions described in this Agreement;

         WHEREAS, in order to induce the parties to enter into this Agreement and to perform their obligations hereunder Guarantor and each holder of Class B Common Stock (as hereinafter defined) have executed and delivered a voting agreement in the form of Exhibit A attached hereto;

         WHEREAS, in order to induce the parties to enter into this Agreement and to perform their obligations hereunder, each of the holders of shares of Class B Common Stock, the officers and directors of RISCORP, Guarantor, and certain other parties have executed and delivered a release substantially in the form of Exhibit B attached hereto to be effective as of the Effective Time (as hereinafter defined) (the "Release"); and

         WHEREAS, in connection with the execution and delivery of this Agreement, Acquiror has executed and delivered a fee advancement agreement in substantially the form of Exhibit C attached hereto to be effective as of the Effective Time (the "Fee Advancement Agreement").

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, the parties agree as follows:

         1. MERGER

                  1.1.     The Merger

                           (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the provisions of this Agreement and the FBCA, Acquiror shall be merged with and into RISCORP, which shall be the surviving corporation (sometimes referred to hereinafter as the "Surviving Corporation") in the Merger, and the separate corporate existence of Acquiror shall cease. Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") shall be duly prepared, executed and acknowledged by RISCORP, on behalf of the Surviving Corporation, and thereafter delivered to the Secretary of State of the State of Florida for filing on the Closing Date, as required by Section 607.1105 of the FBCA. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").

                           (b) From and after the Effective Time, the Merger shall have all the effects as provided in the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, by virtue of the Merger and in accordance with the FBCA, all of the properties, rights, privileges, powers and franchises of RISCORP and Acquiror shall vest in the Surviving Corporation and all of the debts, liabilities and duties of RISCORP and Acquiror shall become the debts, liabilities and duties of the Surviving Corporation.

                           (c) The Articles of Incorporation of RISCORP in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and the FBCA.

                           (d) The Bylaws of RISCORP in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed as provided in such Bylaws, in the Articles of Incorporation of the Surviving Corporation and in the FBCA.

                           (e) The officers and directors of Acquiror immediately prior to the Effective Time shall be the initial officers and directors of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

                  1.2. Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, RISCORP or any holder of the following securities:

                           (a) Each share of common stock, par value $.01 of Acquiror ("Acquiror Common Stock") that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Class B Common Stock (as hereinafter defined).

                           (b) Subject to Section 1.3, each share of Class A Common Stock, par value $.01 per share of RISCORP (the "Class A Common Stock") that is issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and shall be converted automatically into a right to receive an amount in cash equal to the Merger Consideration (as hereinafter defined), without interest, less any required withholding taxes, payable to the holder thereof, as provided in Section 1.4, upon surrender of the certificate formerly representing the Class A Common Stock.

                                    (i)      As used herein:

                                             (1) the term "Merger Consideration"
                           shall equal (A)(I) $2.85 less (II) the excess of the Transactional Expenses over $1,500,000 divided by the Outstanding Class A Shares (as defined in Section 3.2), plus (B) the Contingent Claim Amount divided by the aggregate of the Outstanding Class A Shares and the Outstanding Class B Shares (as defined in Section 3.2); and

                                             (2) the term "Contingent Claim
                           Amount" shall equal the value of any recovery obtained by RISCORP from Zenith Insurance Company, Arthur Andersen LLP or their respective insurers in settlement and final discharge of all alleged errors made in the determination of the Final Business Balance Sheet (as defined in that certain Asset Purchase Agreement by and among RISCORP, its subsidiaries and Zenith Insurance Company dated June 17, 1997) (the "Contingent Claim"); provided that (A) the value of any recovery (to the extent not paid in cash or cash equivalents) shall be determined as of the date of settlement of such Contingent Claim by an independent expert well recognized for having the knowledge and experience necessary to value such consideration (the "Independent Expert") who shall be selected by RISCORP within its reasonable discretion and who shall use such valuation methodologies as are reasonably customary under the circumstances and deemed relevant by the Independent Expert (B) the determination of such Independent Expert shall be final, valid and binding on all parties in interest;
                           (C) to the extent that all or any portion of the recovery received in respect of the Contingent Claim is not reasonably subject to valuation (as determined by the Independent Expert) then all or such portion (as the case may be) of such recovery shall be deemed to equal zero; and (D) the Contingent Claim Amount shall be reduced by the aggregate of all fees, costs and expenses incurred by, paid by, or charged to RISCORP in (I) pursuing, prosecuting, settling, and obtaining recovery for any such Contingent Claim,
                           (II) hiring and engaging the Independent Expert and valuing any recovery of the Contingent Claim; and
                           (III) distributing any Contingent Claim Amount to stockholders of RISCORP.

                                    (ii)     On the Closing Date, RISCORP shall
                  deliver to Acquiror a listing of each holder of Class A Common Stock indicating such holder's name and address (the "Class A Stockholder List"). Not later than forty-five (45) days following the final settlement of the Contingent Claim, RISCORP shall distribute to each holder of Class A Common Stock such holder's pro rata portion of the Contingent Claim Amount to the address shown on the Class A Stockholder List or such other address as any such stockholder may from time to time provide in writing to RISCORP; provided that to the extent that any recovery obtained by RISCORP on any Contingent Claim is other than cash or a cash equivalent, RISCORP, within the exercise of its reasonable discretion, may pay the pro rata portion of the Contingent Claim Amount to the holders of Class A Common Stock in cash or by distribution of any securities or other instruments received by RISCORP in settlement of such Contingent Claim.

                                    (iii)    Not less than two (2) days prior to
                  the Stockholders' Meeting (as hereinafter defined), RISCORP shall cause the Officer's Certificate (as hereinafter defined) to be delivered to Acquiror. For purposes of this Agreement:

                                             (1) "Transactional Expenses" shall
                           mean the amount of Estimated Transactional Expenses (as hereinafter defined) as set forth on the Officer's Certificate;

                                             (2) "Estimated Transactional
                           Expenses" shall mean the sum of the (A) estimated costs, expenses and fees for legal services rendered to RISCORP after the date hereof in connection with the consummation of the transactions contemplated hereby and (B) the estimated fees, costs, and expenses of RISCORP with respect to services provided to RISCORP by KPMG, LLP (or any successor thereto) after the date hereof in connection with the consummation of the transactions contemplated hereby, (excluding any fees, costs and expenses related to the audit of RISCORP's financial statements for the calendar year ending December 31, 1999); and

                                             (3) "Officer's Certificate" shall
                           mean a certificate executed by a duly authorized officer of RISCORP which sets forth the Estimated Transactional Expenses and which shall include reasonable and appropriate supporting invoices and/or other documentation.

                           (c) Each share of Class B Common Stock, par value $.01 per share of RISCORP ("Class B Common Stock") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding.

                  1.3. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time held by a holder who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded in writing appraisal for such shares in accordance with Sections
607.1301 et seq. of the FBCA shall not be converted into a right to receive the Merger Consideration but shall have the rights set forth in Sections 607.1301 et seq. of the FBCA (or any successor provisions), if applicable unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any, pursuant to Sections 607.1301 et seq. of the

FBCA. If, after the Effective Time, any holder of Class A Common Stock fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section
1.2. RISCORP shall give prompt notice to Acquiror of any notices of dissent, demands for payment of fair value or other communications or actions received by RISCORP with respect to shares of Class A Common Stock, and Acquiror shall have the right to participate in and approve all negotiations and proceedings with respect thereto. RISCORP shall not, except with the prior written consent of Acquiror, make any payment with respect to, or settle or offer to settle, any such demands.

                  1.4.     Payment of Cash for Class A Common Stock.

                           (a) At the Effective Time, RISCORP shall irrevocably deposit or cause to be deposited with a bank or trust company to be designated by RISCORP and reasonably satisfactory to Acquiror which is organized and doing business under the laws of the Untied States or any state thereof and has a combined capital and surplus of at least $100,000,000 (the "Disbursing Agent"), as agent for the holders of the shares of the Class A Common Stock, cash in the estimated aggregate amount required to effect conversion of shares of Class A Common Stock into the Merger Consideration at the Effective Time pursuant to Section 1.2 hereof. Pending distribution hereof pursuant to Section 1.4(b) hereof of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of the Class A Common Stock and the fund shall not be used for any other purpose and Acquiror and Surviving Corporation may direct the Disbursing Agent to invest such cash, provided that such investments:

                                    (i)      shall be obligations of or
                  guaranteed by the United States of America, commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poors Corporation, or certificates of deposit, bank repurchase agreements or bankers acceptance, of domestic commercial banks with capital exceeding $250,000,000 (collectively, "Permitted Investments") or money market funds which are invested solely in Permitted Investments; and

                                    (ii)     shall have maturities that will not
                  prevent or delay payments to be made pursuant to Section 1.4(b) hereof.

         Each holder of a certificate or certificates representing shares of Class A Common Stock canceled on the Effective Time pursuant to Section
         1.2 hereof may thereafter surrender such certificate to the Disbursing Agent, as agent for such holder of shares of Class A Common Stock, which shall effect the exchange of such certificate or certificates on such holder's behalf for a period ending six months after the Effective Time. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

                           (b) After surrender to the Disbursing Agent of any certificate which prior to the Effective Time shall have represented any shares of Class A Common Stock (such shares being the "Surrendered Shares"), the Disbursing Agent shall promptly distribute to the person in whose name such certificate shall have been registered a check in an amount equal to the Merger Consideration multiplied by the number of Surrendered Shares. Until so surrendered and exchanged, each such certificate shall, after the Effective Time, be deemed to represent only the right to receive such cash, and until such surrender and exchange, no cash shall be paid to the holder of such outstanding certificate in respect thereof. No interest or dividends shall be paid or accrued on the Merger Consideration. Not less than ten (10) business days prior to the Closing Date, Acquiror shall submit to RISCORP, letters of transmittal and other documents and materials to be mailed to the holders of Class A Common Stock to facilitate the surrender of such Class A Common Stock. The Surviving Corporation shall immediately following the Effective Time cause to be distributed to such holders such letters of transmittal and other documents and materials approved by RISCORP to facilitate such surrender.

                           (c) If any cash deposited with the Disbursing Agent for purposes of payment in exchange for shares of Class A Common Stock remains unclaimed following the expiration of six (6) months after the Effective Time, such cash shall be delivered to the Surviving Corporation by the Disbursing Agent, and thereafter the Disbursing Agent shall not be liable to any persons claiming any amount of such cash, and the surrender and exchange shall be effected directly with the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws). No interest shall accrue or be payable with respect to any amounts which any such holder shall be so entitled to receive. The Surviving Corporation or the Disbursing Agent shall be authorized to pay the cash attributable to any certificate theretofore issued which has been lost or destroyed, upon receipt of evidence reasonably satisfactory to the Surviving Corporation of ownership of the shares of Class A Common Stock represented thereby and of appropriate indemnification.

                           (d) None of Acquiror, the Surviving Corporation or the Disbursing Agent shall be liable to any person in respect of any shares of retained Class A Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Class A Common Stock shall not have been surrendered prior to three years after the Effective Time, any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                           (e) If payment is to be made to a person other than the person in whose name a surrendered certificate, which prior to the Effective Time shall have represented any shares of Class A Common Stock, is registered, it shall be a condition to such payment that the certificate so surrendered shall be endorsed or shall otherwise be in proper form for transfer, and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of the Surviving Corporation or the Disbursing Agent that such tax either has been paid or is not payable.

                           (f) From and after the Effective Time, the holders of shares of Class A Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Class A Common Stock except as otherwise provided herein or by law.


                  1.5. Stock Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Class A Common Stock which were outstanding immediately prior to the Effective Time.

         2. CLOSING. Unless otherwise mutually agreed upon in writing by Acquiror and RISCORP, the closing of the Merger (the "Closing") will be held at 10:00 a.m., local time, on the second business day following the date that all of the conditions precedent specified in this Agreement have been (or can be at the Closing) satisfied or waived by the party or parties permitted to do so (such date being referred to hereinafter as the "Closing Date"). The place of Closing shall be at the offices of King & Spalding, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or at such other place as may be agreed between Acquiror and RISCORP.

         3. REPRESENTATIONS AND WARRANTIES OF RISCORP. With such exceptions as are set forth in the appropriate sections of a letter (the "RISCORP Disclosure Letter") delivered by RISCORP to Acquiror on or prior to the date of this Agreement, RISCORP hereby represents and warrants to Acquiror as set forth in this Section 3.

                  3.1. Organization, Good Standing and Power. RISCORP is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. RISCORP is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, have a material adverse effect (net of any insurance proceeds recovered) on (a) the financial condition or net worth of RISCORP and RISCORP Subsidiaries (as hereinafter defined) on a consolidated basis or (b) the ability of RISCORP to consummate the transactions contemplated by this Agreement (collectively, a "Material Adverse Effect on RISCORP"). RISCORP has made available to Acquiror complete and correct copies of its Articles of Incorporation and all amendments thereto and its Bylaws as amended and all similar organizational documents for all RISCORP Subsidiaries.

                  3.2. Capitalization. The authorized capital stock of RISCORP as of the date hereof consists of (a) 100,000,000 shares of Class A Common Stock of which 14,258,671 shares are issued and outstanding (such shares being the "Outstanding Class A Shares"), (b) 100,000,000 shares of Class B Common Stock of which 24,334,443 shares are issued and outstanding (such shares being the "Outstanding Class B Shares"), and (c) 10,000,000 shares of Preferred Stock, par value $.01 per share of RISCORP ("Preferred Stock"), of which no shares are issued and outstanding. All outstanding shares of capital stock of RISCORP have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive rights. Except as set forth in this Section 3.2, (a) there are no shares of capital stock or other equity securities of RISCORP outstanding, (b) there are no option plans, outstanding options, warrants or rights to purchase or acquire from RISCORP any capital stock of RISCORP, (c) there are no existing registration covenants with RISCORP with respect to outstanding shares of any of the capital stock of RISCORP, and
(d) there are no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which RISCORP is bound to issue any additional shares of its capital stock or other securities. Other than as contemplated in this Agreement and in the First Amendment to Directors Agreement, there are no voting trusts or other agreements or understandings with respect to the voting of capital stock of RISCORP or any RISCORP Subsidiary to which RISCORP or any RISCORP Subsidiary is a party.

                  3.3. RISCORP Subsidiaries. Section 3.3 of RISCORP Disclosure Letter sets forth a correct and complete list of each corporation owned directly or indirectly by RISCORP (each a "RISCORP Subsidiary" and collectively the "RISCORP Subsidiaries"). Section 3.3 of the Disclosure Letter also identifies those RISCORP subsidiaries holding insurance licenses or owning any assets (the "Insurance Subsidiaries"). RISCORP owns or controls, directly or indirectly, 100% of the outstanding equity securities of each RISCORP Subsidiary free and clear of all liens, charges, pledges, security interests or other encumbrances. Other than the RISCORP Subsidiaries, RISCORP does not own or control any equity interest in any corporation, partnership, limited liability company, association or other entity. All of the capital stock of each Insurance Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding options or rights to subscribe to, or any contracts or commitments to issue or sell, any shares of the common stock, equity interests or other securities (collectively the "Capital Stock") or obligations convertible into or exchangeable for, or giving any person any right to acquire, any shares of the Capital Stock of any Insurance Subsidiary to which RISCORP or any Insurance Subsidiary is a party. Each Insurance Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  3.4. Authority; Enforceability. RISCORP has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval of this Agreement and the Merger by the stockholders of RISCORP in accordance with the FBCA and the Bylaws and Articles of Incorporation of RISCORP. Subject to such approval and compliance, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of RISCORP, and this Agreement has been duly executed and delivered by RISCORP and constitutes the valid and binding obligation of RISCORP, enforceable against it in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
(ii) subject to general principles of equity.

                  3.5.     No Violation; Consents.

                           (a) Except for compliance with the Securities Exchange Act of 1934 (the "Exchange Act"), neither the execution, delivery and performance by RISCORP of this Agreement, the filing of the Articles of Merger with the Secretary of State for the State of Florida, the consummation by RISCORP of the transactions contemplated hereby, nor compliance by RISCORP with any of the provisions hereof, will:

                                    (i)      violate, conflict with, result in a
                  breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of RISCORP, under any of the terms, conditions or provisions of, (x) RISCORP's Articles of Incorporation or Bylaws, (y) the articles of incorporation, certificate of incorporation, bylaws or any similar organizational document of any Insurance Subsidiary, or (z) any note, bond, mortgage, indenture or Material Contract (as hereinafter defined) to which RISCORP or any RISCORP Subsidiary is a party, or by which RISCORP or any RISCORP Subsidiary may be bound, or to which RISCORP or any RISCORP Subsidiary or the properties or assets of any of them may be subject; or

                                    (ii) subject to compliance with the statutes
                  and regulations referred to in Section 3.4(b), violate any valid and enforceable judgment, ruling, order, award, writ, injunction, decree, or any statute, rule or regulation applicable to RISCORP or any RISCORP Subsidiary or any of their respective properties or assets.

                           (b) Except for (i) compliance with the Exchange Act,
         (ii) notices, filings, authorizations, exemptions, consents or approvals, the failure of which to give or obtain would not, individually or in the aggregate, have a Material Adverse Effect on RISCORP, (iii) the filing of the Articles of Merger with the Secretary of State of Florida, and (iv) the filing of the notices with or the consents obtained from the state insurance commissioners of Florida and Missouri or other regulatory authorities set forth in the RISCORP Disclosure Letter and the surrender of certificates of authority or insurance licenses in those states in which such surrender has not been accomplished prior to or at Closing, no notice to, filing with, authorization of, exemption by, or consent or approval of, any governmental authority or other regulatory body is necessary for the consummation by RISCORP of the transactions contemplated by this Agreement.

                  3.6. RISCORP Financial Statement; SEC Reports.

                           (a) Since February 27, 1998 (such date being the date RISCORP filed the amended Annual Report on Form 10-K/A for the calendar year ending December 31, 1996) (the "Filing Date") RISCORP has filed all reports or amended reports (the "RISCORP Reports") required to be filed by it with the Securities and Exchange Commission (the "SEC") and all RISCORP Reports complied as to form in all material respects with the applicable requirements of law. Each report required to be filed by RISCORP with the SEC since the Filing Date did not on the date of filing of such reports and, except to the extent revised or superseded by a subsequent filing with the SEC prior to the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. RISCORP has heretofore made available to Acquiror true and correct copies of all RISCORP Reports, together with all exhibits thereto.

         RISCORP also has made available to Acquiror true and correct copies of the unaudited consolidated balance sheets of RISCORP and the RISCORP Subsidiaries at August 31, 1999 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the period then ended. The audited consolidated balance sheet of RISCORP and the RISCORP Subsidiaries as of December 31, 1998 as set forth in RISCORP's Annual Report on Form 10-K for the period then ended (the "Form 10-K") is sometimes referred to herein as the "1998 Balance Sheet."


                           (b) All of the financial statements included in the RISCORP Reports (which are collectively referred to herein as the "RISCORP Consolidated Financial Statements") fairly presented in all material respects the consolidated financial position of RISCORP and the RISCORP Subsidiaries as at the dates mentioned and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods then ended in conformity with generally accepted accounting principles ("GAAP") (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or in the case of the unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of unaudited statements, to normal, recurring year end audit adjustments).

                  3.7. Absence of Certain Changes or Events. Since December 31, 1998:

                           (a) there has not been any condition, event or occurrence which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on RISCORP or give rise to a Material Adverse Effect on RISCORP;

                           (b) RISCORP has not changed its accounting principles or methods in any material respect except insofar as may be required by a change in GAAP;

                           (c) there has been no condition, event or occurrence which could reasonably be expected to prevent, materially hinder or materially delay the ability of RISCORP to consummate the Merger or the transactions contemplated by this Agreement;

                           (d) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of RISCORP or any RISCORP Subsidiary other than dividends paid to RISCORP or a member of the consolidated group of RISCORP;

                           (e) RISCORP has not terminated or accelerated the provisions of any contract or agreement for the provision of professional services; and

                           (f) RISCORP and RISCORP Subsidiaries have not:

                                    (i) increased the compensation or fringe
                  benefits of any present or former director, officer or employee of RISCORP or any RISCORP Subsidiary (except for increases in salary or wages of employees in the ordinary course of business consistent with past practice);

                                    (ii) granted any severance or termination
                  pay to any present or former director, officer or employee of RISCORP or any RISCORP Subsidiary;

                                    (iii) loaned or advanced money or other
                  property by RISCORP or any RISCORP Subsidiary to any of their present or former directors, officers or employees; or

                                    (iv) except as contemplated in Section
                  5.2(c)(xiv), established, adopted, entered into, amended or terminated any RISCORP Employee Plan (as hereinafter defined); or

                           (g) except as contemplated in Section 5.2(c)(xiv), RISCORP has not amended, terminated, modified or accelerated any contract with The Phoenix Management Company, Ltd.

                  3.8.     Taxes and Tax Returns.

                           (a) Since September 17, 1997 and, prior to September 17, 1997, to the actual knowledge of RISCORP, without independent investigation or inquiry, RISCORP and the RISCORP Subsidiaries have (i) duly and timely filed (or there has been filed on their behalf) with appropriate governmental authorities all tax returns required to be filed by them, on or prior to the date hereof, except to the extent that any failure to timely file would not, individually or in the aggregate, have a Material Adverse Effect on RISCORP, and (ii) duly paid in full or made provisions in RISCORP Consolidated Financial Statements in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending on or prior to the date hereof.

                           (b) All such returns are correct and complete in all material respects and there are no deficiencies for Taxes (as hereinafter defined) that have been proposed, asserted or assessed against RISCORP or its Tax Affiliates that remain unpaid.

                           (c) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or tax returns of RISCORP or the RISCORP Subsidiaries wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would have a Material Adverse Effect on RISCORP.

                           (d) The RISCORP Disclosure Letter lists all tax returns that have been audited and indicates all tax returns that are currently the subject of audit. Since September 17, 1997 and, prior to September 17, 1997, to the actual knowledge of RISCORP, without independent investigation or inquiry, neither RISCORP nor any Tax Affiliate has granted any extension or waiver of the statute of limitations period on the assessment of any material Taxes which period (after giving effect to such extension or waiver) has not expired. Since September 17, 1997 and, prior to September 17, 1997, to the Knowledge of RISCORP, neither RISCORP nor any Tax Affiliate has granted power of attorney with respect to any matter relating to any material Tax. Since September 17, 1997 and, prior to September 17, 1997, to the actual knowledge of RISCORP, without independent investigation or inquiry, no claim has been made by an authority in a jurisdiction where RISCORP or any Tax Affiliate does not file tax returns that it is or may be subject to Tax in that jurisdiction.

                           (e) Since September 17, 1997 and, prior to September 17, 1997, to the actual knowledge of RISCORP, without independent investigation or inquiry, RISCORP and each Tax Affiliate has withheld and paid all Taxes required to have been paid in connection with amounts paid or owing to any employee, independent contractor, stockholder, partner or third party.

                           (f) Since September 17, 1997 and, prior to September 17, 1997, to the actual knowledge of RISCORP, without independent investigation or inquiry, neither RISCORP nor any Tax Affiliate is a party to any Tax allocation, sharing or similar agreement.

                           (g) Since September 17, 1997 and, prior to September 17, 1997, to the actual knowledge of RISCORP, without independent investigation or inquiry, neither RISCORP nor any Tax Affiliate has been a member of an affiliated group filing or consolidated federal income tax return (other than a group the common parent of which was RISCORP).

                           (h) Since September 17, 1997 and, prior to September 17, 1997, to the actual knowledge of RISCORP, without independent investigation or inquiry, neither RISCORP nor any Tax Affiliate has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or would constitute compensation in excess of the limitation set forth in
         Section 162(m) of the Code.

                           (i) Since September 17, 1997 and, prior to September 17, 1997, to the actual knowledge of RISCORP, without independent investigation or inquiry, no consent under Section 341(f) of the Code has been filed with respect to RISCORP or any Tax Affiliate.

                           (j) Neither RISCORP nor any Tax Affiliate has been a United States real property holding corporation within the meaning of
         Section 897(c)(2) of the Code during the applicable period specified in
         Section 897(c)(1)(A)(ii) of the Code.

                           (k) Since September 17, 1997 and, prior to September 17, 1997, to the actual knowledge of RISCORP, without independent investigation or inquiry, no claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of RISCORP or any Tax Affiliate.

As used herein (i) the term "Taxes" shall include all Federal, state, local and foreign income, property, premium, sales, excise, employment, payroll, withholding and other taxes and (ii) the term "Tax Affiliate" shall mean any RISCORP Subsidiary and any individual or entity for whose Taxes RISCORP or any RISCORP Subsidiary is or could be held liable whether by reason of being a member of an affiliated, consolidated, combined, unitary or other similar group for tax purposes, by reason of being a successor, member or general partner, by agreement, or otherwise.

         3.9.     Litigation. Except as disclosed in the RISCORP Reports:

                  (a) neither RISCORP nor any RISCORP Subsidiary is a party to any pending or, to the Knowledge of RISCORP (as hereinafter defined), threatened claim, action, suit, investigation or proceeding which, if finally determined adversely, would have, either individually or in the aggregate, a Material Adverse Effect on RISCORP;

                  (b) there is no outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other decision against RISCORP or any RISCORP Subsidiary which, either individually or in the aggregate, has had or would have a Material Adverse Effect on RISCORP;

                  (c) no officer or director of RISCORP is a party to any pending or, to the knowledge of such officer of director, threatened claim, action, suit, investigation or proceeding or subject to outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other decision arising out of or related to such officer's or director's actions, inactions, duties, or status as an officer or director of RISCORP.

                  3.10. Contracts and Commitments. Each contract, agreement or other document or instrument ("Material Contract") to which RISCORP or any of its Subsidiaries is a party that was required to be filed as an exhibit to RISCORP's annual report on Form 10-K or 10-K/A for the year ended December 31, 1998 or any quarterly report on form 10-Q filed since December 31, 1998 was so filed. Except for the Shareholder Protection Rights Agreement dated May 13, 1999 by and between RISCORP and First Union National Bank (the "Rights Agreement"), RISCORP is not a party to or subject to any "poison pill", shareholders rights plan, rights agreement or similar agreement, instrument or plan.

                  3.11. Proxy Statement, Etc. The proxy statement (the "Proxy Statement") to be mailed to RISCORP's stockholders in connection with the meeting (the "Stockholders' Meeting") to be called to consider the Merger and any other document filed with the SEC in connection with the Merger, at the date such document is first published, sent or delivered to RISCORP's stockholders and at the Stockholders' Meeting will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, provided that no representation is made by RISCORP with respect to statements made in such Proxy Statement or other document filed with the SEC in connection with the Merger based on written information supplied by Acquiror or Guarantor specifically for inclusion or incorporation by reference in the Proxy Statement or such other document. All documents that RISCORP is responsible for filing with the SEC and any other regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law and any applicable rules or regulations thereunder.

                  3.12. Employee Benefit Plans. Notwithstanding the following representations regarding employee benefit plans, with respect to any representations or warranties concerning any matter relating to or arising out of any transactions occurring before September 17, 1997, between any party in interest (as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and the RISCORP Management Services, Inc. Employee Stock Ownership Plan (as amended and restated as part of the RISCORP Management Services, Inc. Retirement Plan) in this Section 3.12 or elsewhere in this Agreement, such representation or warranty shall be based on RISCORP's actual knowledge without independent investigation or inquiry.

                           (a) The RISCORP Disclosure Letter contains a list of each employee benefit plan (as defined in Section 3(3) of ERISA) which is maintained by or contributed to by RISCORP or any RISCORP Subsidiary, each stock option, stock purchase or other equity-based compensation plan maintained by or contributed to by RISCORP or any RISCORP Subsidiary, each other plan, program or other arrangement which provides compensation or taxable benefits to officers of RISCORP or any RISCORP Subsidiary, each employment agreement in effect with any officer or employee of RISCORP or any RISCORP Subsidiary and each agreement which provides any benefits upon a change in control of RISCORP or any RISCORP Subsidiary (individually a "RISCORP Employee Plan" and collectively the "RISCORP Employee Plans"). RISCORP has made available to Acquiror the plan documents or other writing constituting each RISCORP Employee Plan and, if applicable, the trust, insurance contract or other arrangement which holds, or which constitutes, an asset of such plan, the ERISA summary plan description for such plan and the most recent Form 5500 for such plan. RISCORP has identified those RISCORP Employee Plans which RISCORP intends to satisfy the requirements of Section 401 of the Code and has made available to Acquiror accurate copies of the most recent favorable determination letters for such plans.

                           (b) No RISCORP Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. To the Knowledge of RISCORP, there does not now exist, nor do any circumstances currently exist, that could result in any liability under the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code other than liabilities under such laws that arise solely out of, or relate solely to, the RISCORP Employee Plans ("RISCORP Controlled Acquiror Liability") that would be a liability of RISCORP or any RISCORP Subsidiary following the Effective Time.

                           (c) Neither RISCORP nor any RISCORP Subsidiary is, or has been, a participant in a multi employer plan (within the meaning of ERISA Section 3(37)). Neither RISCORP nor any RISCORP Subsidiary maintains or has at any time maintained a RISCORP Employee Plan which is subject to Title IV of ERISA. Neither RISCORP nor any RISCORP Subsidiary is obligated to provide medical benefits or any other welfare benefits under any RISCORP Employee Plan which is a welfare plan as defined in Section 3(1) of ERISA to or on behalf of any person who is no longer an employee of RISCORP or any RISCORP Subsidiary, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

                           (d) Each RISCORP Employee Plan (i) has at all times been maintained, by its terms and in operation, in accordance with all applicable laws, and (ii) which is intended to be qualified under
         Section 401 of the Code has at all times been maintained, by its terms and in operation, in accordance with Section 401 of the Code, in each case except where a failure to be so maintained would not have a Material Adverse Effect on RISCORP. As of December 31, 1998, neither RISCORP nor any of RISCORP Subsidiaries had any liability under any RISCORP Employee Plan that was not reflected in 1998 Balance Sheet or disclosed in the notes thereto, other than liabilities which individually or in the aggregate would not have a Material Adverse Effect on RISCORP.

                           (e) To the actual knowledge of RISCORP, without independent investigation or inquiry, no prohibited transaction has occurred with respect to any RISCORP Employee Plan maintained by RISCORP or any of the RISCORP Subsidiaries that would result in the imposition of an excise tax or other liability under the Code or ERISA on RISCORP or any RISCORP Subsidiary or in any obligation to reimburse any person for any such tax or other liability.

                           (f) All contributions or premium payments with respect to the RISCORP Employee Plans due for any period ending on or before the Effective Time have been or will be timely paid by RISCORP. The execution of or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under the RISCORP Employee Plans.

                  3.13. Collective Bargaining; Labor Disputes; Compliance. Neither RISCORP nor any RISCORP Subsidiary (a) is a party to any collective bargaining agreement or (b) has any employees. To the knowledge of RISCORP, since September 17, 1997, RISCORP and each RISCORP Subsidiary have complied with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining and all applicable occupational safety and health acts, laws and regulations except, in each case, where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on RISCORP.

                  3.14. Brokers and Finders. Neither RISCORP nor any RISCORP Subsidiary, nor any of their respective officers, directors or employees, has employed or will employ any broker or finder or incurred or will incur any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted or will act directly or indirectly for RISCORP or any RISCORP Subsidiary, in connection with this Agreement or any of the transactions contemplated hereby.

                  3.15. No Violation of Law. To the Knowledge of RISCORP, since September 17, 1997, the business and operations of RISCORP and the RISCORP Subsidiaries have been conducted in compliance with all applicable laws, ordinances, regulations and orders of all governmental entities and other regulatory bodies (including, without limitation, laws, ordinances, regulations and orders relating to zoning, environmental matters and the safety and health of employees and to applicable state and federal insurance laws) except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on RISCORP. Since

September 17, 1997, except as disclosed in the RISCORP Reports or the RISCORP Disclosure Letter:

                           (a) neither RISCORP, any RISCORP Subsidiary, nor any officer or director of RISCORP has been charged with or, to the Knowledge of RISCORP, is now under investigation with respect to, a violation of any regulation, ordinance, order or other requirement of a governmental entity or other regulatory body;

                           (b) neither RISCORP, any RISCORP Subsidiary nor any officer or director of RISCORP is a party to or bound by any order, judgment, decree or award of a governmental entity or other regulatory body which has or will have, individually or in the aggregate, a Material Adverse Effect on RISCORP; and

                           (c) RISCORP and the RISCORP Subsidiaries have timely filed all reports required to be filed with any governmental entity or other regulatory body on or before the date hereof as to which the failure to timely file such reports would result, individually or in the aggregate, in a Material Adverse Effect on RISCORP.

RISCORP and the RISCORP Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of the business of RISCORP and the RISCORP Subsidiaries, except for permits, certificates, licenses, approvals and other authorizations the failure of which to have would not, individually or in the aggregate, have a Material Adverse Effect on RISCORP. The RISCORP Disclosure Letter sets forth a list of all permits, certificates, licenses, approvals and other authorizations required to be obtained in connection with the consummation of the transactions contemplated hereby the failure of which to obtain would have a Material Adverse Effects on RISCORP.

                  3.16. Voting Requirements. The affirmative vote of (i) the holders of 80% of the issued and outstanding Voting Stock (as defined in RISCORP's Articles of Organization) and (ii) the holders of two-thirds of the shares of Class A Common Stock with respect to this Agreement and the Merger is the only vote of the holders of any class or series of RISCORP's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                  3.17. Properties.

                           (a) RISCORP does not own any real property and there are no outstanding contracts for the purchase of any real property.

                           (b) RISCORP and RISCORP Subsidiaries hold good and valid leasehold title to leased real property they occupy, free of all liens except for liens that, individually or in the aggregate, would not have a Material Adverse Effect on RISCORP or liens securing indebtedness evidenced by agreements listed on the RISCORP Disclosure Letter or reflected on the RISCORP Consolidated Financial Statement. All Real Property leases are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purpose to grant. There are no existing defaults (either on the part of RISCORP or any RISCORP Subsidiary, or, to the Knowledge of RISCORP, any other party thereto) under any real property lease and no event has occurred which, with notice or the lapse of time, or both, would constitute a default (either on the part of RISCORP or any RISCORP Subsidiary or, to the Knowledge of RISCORP, any other party thereto) under any of the real property leases. The consummation of the merger will not result in the occurrence of a default under any of the real property leases (whether pursuant to a "change of control" provision in the real property lease or otherwise).

                  3.18. Amendment to Rights Agreement. On or prior to the date hereof, the Board of Directors of RISCORP has taken all necessary action with respect to the Rights Agreement so that (i) neither Acquiror nor Guarantor will become an "Acquiring Person" as a result of the consummation of the transactions contemplated by this Agreement, (ii) no "Separation Time" (as such term is defined in the Rights Agreement) will occur as a result of the consummation of the transactions contemplated by this Agreement, and (iii) all Class A Rights and Class B Rights (as such terms are defined in Rights Agreement) issued and outstanding under the Rights Agreement or any other similar rights or options issued pursuant to any contract or agreement will not be exercisable as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

                  3.19. Disclosure. No representation, warranty or covenant made by RISCORP in this Agreement or the RISCORP Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. The disclosure of any item in the RISCORP Disclosure Letter or in any attachment thereto is disclosure for all purposes for which disclosure is required under this Agreement, to the extent that such information is reasonably apparent on its face as being applicable for all such purposes. The inclusion of any item in the RISCORP Disclosure Letter (i) does not represent a determination by RISCORP that such item is "material" or could have a Material Adverse Effect on RISCORP; (ii) does not represent a determination by RISCORP that such item did not arise in the ordinary course of business; and
(iii) shall not constitute an admission by RISCORP that such disclosure is required to be made pursuant to any of the representations and warranties contained herein.

         4. REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND GUARANTOR. With such exceptions as are set forth in a letter (the "Acquiror Disclosure Letter") delivered by Acquiror to RISCORP prior to the date of this Agreement, each of Acquiror and Guarantor hereby represents and warrants to RISCORP as follows:

                  4.1. Organization, Good Standing and Power. Acquiror is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  4.2. Authority; Enforceability. Each of Acquiror and Guarantor has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Acquiror, and this Agreement has been duly executed and delivered by Acquiror and Guarantor and constitutes the valid and binding obligation of each such party, enforceable against it in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors rights generally and (ii) subject to general principles of equity.

                  4.3. No Violation; Consents.

                           (a) Except for compliance with the Exchange Act, neither the execution, delivery and performance by Acquiror or Guarantor of this Agreement, the filing of the Articles of Merger with the Secretary of State for the State of Florida, the consummation by Acquiror or Guarantor of the transactions contemplated hereby, nor compliance by Acquiror or Guarantor with any of the provisions hereof, will:

                                    (i) violate, conflict with, result in a
                  breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Acquiror or Guarantor, under any of the terms, conditions or provisions of, (x) Acquiror's Articles of Incorporation or Bylaws, or (y) any note, bond, mortgage, indenture or material contract to which Acquiror or Guarantor is a party, or by which Acquiror or Guarantor may be bound, or to which Acquiror or Guarantor or the properties or assets of any of them may be subject, other than as would, with respect to clause (y) not have, individually or in the aggregate, a material adverse effect (net of any insurance proceeds recovered) on (1) the financial condition or net worth of Acquiror or Guarantor or (2) the ability of Acquiror or Guarantor to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect on Acquiror/Guarantor"); or

                                    (ii) subject to compliance with the statutes
                  and regulations referred to in Section 4.3(b), violate any valid and enforceable judgment, ruling, order, writ, injunction, decree, or any statute, rule or regulation applicable to Acquiror or Guarantor or any of their respective properties or assets where such violation would, individually or in the aggregate, have a Material Adverse Effect on Acquiror/Guarantor.

                           (b) Except for (i) compliance with the Exchange Act,
         (ii) notices, filings, authorizations, exemptions, consents or approvals, the failure of which to give or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror/Guarantor, and (iii) the filing of the Articles of Merger with the Secretary of State of Florida, no notice to, filing with, authorization of, exemption by, or consent or approval of, any governmental authority or other regulatory body is necessary for the consummation by Acquiror or Guarantor of the transactions contemplated by this Agreement.

                  4.4. Proxy. The written information furnished to RISCORP by Acquiror and Guarantor specifically for inclusion in the Proxy Statement, or any amendment or supplement thereto, or specifically for inclusion in any other documents filed with the SEC by RISCORP in connection with the Merger, shall, (i) with respect to the Proxy Statement at the time the Proxy Statement is mailed and at the time of the Stockholders' Meeting, and, (ii) with respect to the Schedule 13E-3 and such other documents, at the time of filing with the SEC and at the time of such Stockholders' Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

                  4.5. Brokers and Finders. Neither Acquiror nor Guarantor nor any of their respective officers, directors or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Acquiror or Guarantor, in connection with this Agreement or any of the transactions contemplated hereby.

                  4.6. Capitalization. The authorized capital stock of Acquiror consists of 10,000 shares of common stock, par value $.10 per share of which one
(1) share is issued and outstanding on the date hereof and is owned of record and beneficially by Guarantor. Such issued and outstanding stock has been duly authorized and validly issued and is fully paid and non-assessable and free of pre-emptive rights.

                  4.7. Disclosure. No representation, warranty or covenant made by Acquiror in this Agreement or the Acquiror Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. The disclosure of any item in the Acquiror Disclosure Letter or in any attachment thereto is disclosure for all purposes for which disclosure is required under this Agreement, to the extent that such information is reasonably apparent on its face as being applicable for all such purposes. The inclusion of any item in the Acquiror Disclosure Letter (i) does not represent a determination by Acquiror that such item is "material" or could have a Material Adverse Effect on Acquiror/Guarantor; (ii) does not represent a determination by Acquiror that such item did not arise in the ordinary course of business; and (iii) shall not constitute an admission by Acquiror or Guarantor that such disclosure is required to be made pursuant to any of the representations and warranties contained herein.

                  4.8. Investigation by Acquiror and Guarantor. Acquiror and Guarantor have conducted their own independent review and analysis of the businesses, assets, condition, operations and prospects of RISCORP and the RISCORP Subsidiaries and acknowledge that Acquiror and Guarantor have been provided access to the properties, premises and records of RISCORP and the RISCORP subsidiaries for this purpose. In entering into this Agreement, Acquiror and Guarantor have relied or will rely solely upon their own investigation and analysis and the representations and warranties contained herein, and Acquiror and Guarantor:

                           (a) acknowledge that, except with respect to the RISCORP Reports, none of RISCORP, the RISCORP Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Acquiror and Guarantor or their agents or representatives prior to the execution of this Agreement; and

                           (b) agree, to the fullest extent permitted by law, that none of RISCORP, the RISCORP Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Acquiror or Guarantor on any basis (including, without limitation, in contract or tort or otherwise) based upon any information provided or made available, or statements made, to Acquiror or Guarantor prior to the execution of this Agreement, except that the foregoing shall not apply to the extent RISCORP, the RISCORP Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives commits fraud or engages in intentional deception with respect to the information that it provides or makes available to RISCORP.

         5. CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; CERTAIN COVENANTS

                  5.1. Access and Information. Upon reasonable notice, RISCORP shall afford Acquiror and Guarantor and their respective representatives reasonable access during normal business hours to the properties, books, records and personnel of RISCORP and RISCORP Subsidiaries and such additional information concerning the business and properties of RISCORP and RISCORP Subsidiaries as Acquiror and its representatives may reasonably request.

                  5.2. Conduct of Business Pending Merger.

                           (a) RISCORP agrees that from the date hereof to the Effective Time, except as contemplated by this Agreement or to the extent that Acquiror shall otherwise consent in writing, RISCORP and the RISCORP Subsidiaries will operate their businesses only in the ordinary course, and, consistent with its business practices since April 1, 1998.

                           (b) RISCORP agrees that from the date hereof to the Effective Time, except as otherwise consented to by Acquiror in writing or as permitted, required or contemplated by this Agreement, (i) neither it nor any RISCORP Subsidiary will change any provision of its Certificate of Incorporation or Bylaws or similar governing documents (subject to compliance with Section 5.11 hereto, except such changes as are necessary to effectuate the surrender and/or sale of RISCORP's or RISCORP Subsidiaries' certificate of authority or licenses to transact the business of insurance in the state where such certificates of authority or licenses are currently held); (ii) neither it nor any RISCORP Subsidiary will not make, declare or pay any dividend except for any dividend declared or paid by any RISCORP Subsidiary to RISCORP or any RISCORP Subsidiary; and (iii) neither it nor any RISCORP Subsidiary will make any distribution or directly or indirectly sell, issue, redeem, purchase or otherwise acquire, any shares of its outstanding capital stock, change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock.

                           (c) RISCORP agrees that, except to the extent (i) consented to by Acquiror in writing or (ii) permitted, required or contemplated by this Agreement, from the date hereof it will not, nor will it permit any RISCORP Subsidiary to:

                                    (i) enter into any agreement representing an
                  obligation for indebtedness for borrowed money or increase the principal amount of indebtedness under any existing agreement or assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation;

                                    (ii) sell, mortgage, encumber or pledge any
                  of its properties or assets;

                                    (iii) take any action to (A) amend or
                  terminate any RISCORP Employee Plan, (B) increase the compensation of any of its directors, executive officers or employees, (C) adopt any other plan, program, arrangement or practice providing new or increased benefits or compensation to its employees, or (D) modify, accelerate the benefits under, amend or terminate any agreement with any of RISCORP's agents, employees, officers or directors, except as set forth in Section 5.2(c)(xiv);

                                    (iv) enter into any negotiation with respect
                  to or adopt any collective bargaining agreement;

                                    (v) make any significant change in any
                  accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in statutory accounting rules or GAAP;

                                    (vi) pay, loan or advance any amount to, or
                  sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any material agreement or arrangement with, any (A) of its officers or directors, (B) "affiliate" or "associate" of any of its officers or directors (as such terms are defined in Rule 405 promulgated under the Securities Act) or (C) third party;

                                    (vii) make any tax election or settle or
                  compromise tax liability that would reasonably be expected to have a Material Adverse Effect on RISCORP;

                                    (viii) split, combine, or reclassify any
                  capital stock of RISCORP or any RISCORP Subsidiary;

                                    (ix) acquire or agree to acquire by merging
                  or consolidating with or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                                    (x) adopt a plan of complete or partial
                  liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                                    (xi) invest assets of RISCORP or any RISCORP
                  Subsidiary in any security, instrument, or other investment other than in the ordinary course of business at then prevailing market rates consistent with RISCORP's written investment policy;

                                    (xii) amend, terminate, modify, or
                  accelerate any material contract or agreement to which RISCORP is a party;

                                    (xiii) modify, amend or terminate RISCORP's
                  written investment policy;

                                    (xiv) modify or accelerate the provisions of
                  or terminate or amend any contract with The Phoenix Management Company, Ltd. or Buttner Hammock and Company, P.A., provided that RISCORP shall be authorized to take any action necessary to (A)(1) accelerate, effective as of the Closing, the vesting of the Class A Common Stock issued to The Phoenix Management Company, Ltd. pursuant to that certain Restricted Stock Award Agreement by and between The Phoenix Management Company, Ltd. and RISCORP and (2) amend the provisions of the Management Agreement of RISCORP, Inc. dated February 18, 1998 (the "Management Agreement") to reduce the fees paid to The Phoenix Management Company, Ltd. to such amount RISCORP deems appropriate after notice to Acquiror or (B) terminate the Management Agreement.

                                    (xv) enter into any agreement to take any of
                  the actions described in Section 5.2(b) or elsewhere in this
                  Section 5.2(c).

                           (d) RISCORP shall keep Acquiror and Guarantor informed with respect to the status of any litigation to which RISCORP, any RISCORP Subsidiary, or any officer, director or employee of RISCORP or any RISCORP Subsidiary is a party (whether or not commenced prior to the date of this Agreement) and shall not settle or compromise any such litigation in which RISCORP or any RISCORP Subsidiary is a defendant without the consent of Acquiror; provided that RISCORP may enter into any settlement agreement for any litigation to which any RISCORP Subsidiary is a defendant in which a determination has been made by RISCORP that neither it nor or any RISCORP Subsidiary has any reasonable basis to assert claims for, cross claims for, or similar rights to recovery if the amount paid for such settlement by RISCORP and the RISCORP Subsidiaries does not exceed $100,000 for any such individual litigation claim and does not exceed $250,000 in the aggregate for all such litigation claims. Further, RISCORP covenants and agrees that it will consult with representatives of Acquiror on an on-going basis with respect to the direction and material decisions affecting the disposition of all litigation in which RISCORP or any RISCORP Subsidiary is either a plaintiff or asserting a cross or other similar form of claim and shall not take any action to settle or compromise and/or resolve any such claim without first giving Acquiror's representatives adequate opportunity to consider the merits of any such settlement, compromise or resolution and an opportunity to advise RISCORP of Acquiror's views with respect to the merits of any such proposed settlement, compromise and/or resolution.

                           (e) Except as provided by this Section 5.2(e) RISCORP shall not, nor shall it permit any RISCORP Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative or agent of, RISCORP or any RISCORP Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving RISCORP or any RISCORP Subsidiary, or any purchase of all or substantially all of the assets of RISCORP other than the transactions contemplated hereby (an "Acquisition Proposal");
         (ii) furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; (iii) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Acquiror, the approval or recommendation of RISCORP's Board of Directors or any committee thereof of the Merger or this Agreement;
         (iv) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal from a third party (an "Alternative Transaction"); or (v) cause RISCORP to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Transaction (each an "Acquisition Agreement"). Notwithstanding the foregoing, nothing herein shall prevent RISCORP's Board of Directors from furnishing non-public information to or entering into discussions or negotiations with any person or entity in connection with an unsolicited bona fide Alternative Transaction or recommending such an unsolicited bona fide Alternative Transaction to the stockholders of RISCORP, if and only to the extent that, RISCORP's Board of Directors determines in good faith (after receiving advice from outside counsel as to its fiduciary duties to RISCORP's stockholders under applicable law) that it has received a Superior Proposal (as hereinafter defined). If, in accordance with the immediately preceding sentence, RISCORP's Board of Directors believes it has received a Superior Proposal, it may inform RISCORP's stockholders that it no longer believes that the Merger is advisable and no longer recommends approval of the Merger (a "Subsequent Determination") and may enter into an Acquisition Agreement with respect to a Superior Proposal, but only at a time that is after the third business day following Acquiror's receipt of written notice advising Acquiror that RISCORP's Board of Directors has received a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior Proposal, identify the person making such Superior Proposal and state that RISCORP's Board of Directors intends to make a Subsequent Determination. During such three business day period, RISCORP shall provide an opportunity for Acquiror to propose such adjustments to the terms and conditions of this Agreement as would enable RISCORP to proceed with its recommendation to its stockholders without a Subsequent Determination; provided, however, that the acceptance of any such proposed adjustment shall be at the sole discretion of RISCORP's Board of Directors, exercised in good faith, and this Agreement shall be amended to reflect any such accepted adjustments; provided, further, however, that any such proposed adjustment, the sole effect of which is to (i) increase the amount of the

         Merger Consideration, (ii) waive one or more conditions to the obligations of Acquiror to effect the Merger or (iii) modify the terms and conditions of this Agreement to reflect identical terms and conditions contained in such Superior Proposal, shall be automatically accepted by RISCORP, and this Agreement shall be amended to reflect any such automatically accepted adjustments. For purposes of this Agreement, a "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Alternative Transaction which RISCORP's Board of Directors determines in its good faith judgment to be more favorable to RISCORP's stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of RISCORP's Board of Directors, the third party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Acquiror in response to such Alternative Transaction). Nothing contained in this Section 5.2(e) or any other provision hereof shall prohibit RISCORP or RISCORP Board of Directors from making such disclosure to RISCORP's stockholders as, in the good faith judgment of RISCORP's Board of Directors after receiving advice from outside counsel, is consistent with its obligations hereunder and is required by applicable law; provided, that RISCORP may not, except as expressly provided by this Section 5.2(e), withdraw, qualify or modify, in a manner adverse to Acquiror, the approval or recommendation of RISCORP's Board of Directors of the Merger or this Agreement.

                  5.3. Stockholders' Approval.

                           (a) RISCORP shall take all actions reasonably necessary in accordance with applicable law and its articles of incorporation and bylaws to convene the Stockholders' Meeting as soon as reasonably practicable. Except as set forth in Section 5.2(e) in connection with the Stockholders' Meeting, the Board of Directors of RISCORP shall recommend that the stockholders of RISCORP vote to approve this Agreement.

                           (b) RISCORP shall use all commercially reasonable efforts to solicit from holders of shares of Class A Common Stock, proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of the Board of Directors of RISCORP, advisable to secure any vote or consent of the holders of Class A Common Stock required by the FBCA and this Agreement.

                  5.4. Takeover Statutes. If any "fair price," "moratorium," "control share acquisition," "business combination," "stockholder protection" or similar antitakeover statute or regulation enacted under state or Federal law shall become applicable to the Merger or any of the other transactions contemplated hereby, each of RISCORP and Acquiror and the Board of Directors of RISCORP and partners of Acquiror shall grant such approvals and take such commercially reasonable actions as are within its authority and consistent with its fiduciary obligations to its stockholders as determined in good faith by such Board so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use commercially reasonable efforts, subject to such fiduciary duties, to eliminate or minimize the effects of such statute or regulation on the Merger and the other transactions contemplated hereby.

                  5.5.     Consents.

                           (a) RISCORP and Acquiror, individually or collectively, will use commercially reasonable efforts to take, or cause to be taken all action and to do, or cause to be done all things necessary, proper, or advisable to obtain the written consent or approval of the governmental authorities, regulatory bodies, and other persons or entities identified on Schedule 5.6 in connection with the consummation of the transactions contemplated by this Agreement, except where the failure to obtain any required written consent or approval thereunder would not individually or in the aggregate result in a Material Adverse Effect on RISCORP; provided, however, the costs, expenses and fees incurred by RISCORP in connection with obtaining any consents or approvals from any state department of insurance shall not be included in the Estimated Transactional Expenses.

                           (b) Subject to the terms and conditions herein provided, each of the parties hereto will promptly file and prosecute diligently the applications and related documents required to be filed by such party with the applicable regulatory authorities in order to effect the transactions contemplated hereby. Each party hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                  5.6. Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to obtain the written consent or approval of the governmental authorities, regulatory bodies and other persons or entities identified on Schedule 5.6, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action. Each of the parties hereto agrees to defend vigorously against any actions, suits or proceedings in which such party is named as defendant which seeks to enjoin, restrain or prohibit the transactions contemplated hereby or seeks damages with respect to such transactions.

                  5.7. Notice; Efforts to Remedy.

                           (a) Each party hereto shall promptly give written notice to the other parties hereto upon becoming aware of the impending occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of such party contained in this Agreement and shall use all commercially reasonable efforts to prevent or promptly remedy the same. During the period from the date of this Agreement to the Effective Time, RISCORP and Acquiror each shall cause one or more of its representatives to confer on a regular and frequent basis with representatives of the other and to report on the general status of its ongoing operations. RISCORP shall promptly notify Acquiror of any material change in each case on a consolidated basis in the normal course of RISCORP's or the RISCORP Subsidiaries' businesses or in the operation of its or their properties and of the receipt by RISCORP or the RISCORP Subsidiaries of notice of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the receipt by RISCORP or the RISCORP Subsidiaries of a notice of the institution or the threat of litigation involving RISCORP or any of the RISCORP Subsidiaries, and will keep Acquiror fully informed with respect to such events.

                  5.8. Proxy Materials and Schedule 13E-3.

                           (a) In connection with the Stockholders' Meeting, RISCORP shall prepare and file the Proxy Statement with the SEC and shall use its commercially reasonable efforts to respond to the comments of the SEC and to cause a Proxy Statement to be mailed to RISCORP's shareholders all as soon as reasonably practicable; provided, that prior to filing the Proxy Statement, RISCORP shall consult with Acquiror with respect to such filings and shall afford Acquiror reasonable opportunity to comment thereon. Acquiror shall provide RISCORP with any information for inclusion in the Proxy Statement which may be required under applicable law and which is reasonably requested by RISCORP.

                           (b) RISCORP and any person that may be deemed to be an affiliate of RISCORP shall prepare and file concurrently with the filing of the Proxy Statement a statement on Schedule 13E-3 with the SEC. If at any time prior to the Stockholders' Meeting any event should occur which is required by applicable law to be set forth in an amendment of, or supplement to, the Schedule 13E-3, RISCORP and such person shall file such amendments or supplements.

                  5.9. Press Releases; Filings. Without the consent of the other parties, none of the parties shall issue any press release or make any public announcement with regard to this Agreement or the Merger or any of the transactions contemplated hereby or thereby; provided, however, that nothing in this Section 5.9 shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law or the rules of any national securities exchange or automated quotation system. Each of RISCORP and Acquiror shall promptly notify the other of each report, schedule and other document filed by it or any of its respective Subsidiaries with the SEC and of any other document pertaining to the transactions contemplated hereby filed with any other governmental authorities.

                  5.10. Indemnification of Officers and Directors.

                           (a) Immediately following the Effective Time, Acquiror shall cause to be in effect the current policies of directors' and officers' liability insurance maintained by RISCORP or any RISCORP Subsidiary (the "D&O Policies") with respect to claims arising from facts or events which occurred at or before the Effective Time, and Acquiror shall maintain such coverage until such policies expire by their own terms or are cancelled by the insurer. On the Closing Date, RISCORP shall transfer to First Union National Bank ("Escrow Agent") an amount equal to $2,500,000 to be held by Escrow Agent for a period not to exceed four and one half years and in accordance with the Escrow Agreement attached hereto as Exhibit D (the "Escrow Agreement").

                           (b) Until expiration of the applicable statute of limitations period, the Surviving Corporation shall provide with respect to each present or former director or officer of RISCORP and its subsidiaries (both present and past) (the "Indemnified Parties"), the indemnification rights (including any rights to advancement of expenses) which such Indemnified Parties had, whether from RISCORP or such subsidiary, immediately prior to the Merger, whether under the FBCA, the Indemnity Agreements to which each present RISCORP director is a party or the articles of incorporation or the bylaws of RISCORP or such subsidiary or otherwise.

                           (c) This Section 5.10 shall survive the Closing and is intended to benefit RISCORP, the Surviving Corporation and each of the Indemnified Parties and his or her heirs and representatives (each of whom shall be entitled to enforce this Section 5.10 against Acquiror or the Surviving Corporation, as the case may be) and shall be binding on all successors and assigns of Acquiror and the Surviving Corporation.

                           (d) For a period of four and one half years (the "Covenant Period") following the Closing Date, RISCORP shall, as of the end each fiscal quarter during the Covenant Period, maintain a Net Book Value (as hereinafter defined) of not less than the amount set forth in the Acquiror Disclosure Letter, of which an amount set forth in the Acquiror Disclosure Letter shall be comprised of cash and cash equivalents (as determined on a consolidated basis and in accordance with GAAP). As used herein the term "Net Book Value" shall equal (A) the sum of all of RISCORP's assets as of the end of any such fiscal quarter determined on a consolidated basis and in accordance with GAAP less (B) the sum of all of RISCORP's liabilities as of the end of any such fiscal quarter determined on a consolidated basis and in accordance with GAAP. Not more than thirty (30) days following the end of each fiscal quarter during the Covenant Period, a duly authorized officer of RISCORP shall deliver a certificate in the form attached hereto as Exhibit E to each of the persons set forth on Exhibit F certifying RISCORP's compliance with the covenants set forth in this
         Section 5.10(d).

                  5.11. Surrender/Sale of Insurance Licenses. RISCORP and Acquiror, individually or collectively shall use commercially reasonable efforts to (i) surrender or cause to be surrendered or sell or cause to be sold at or prior to Closing all certificates of authority or insurance licenses held by RISCORP or by any RISCORP Subsidiary, and (ii) receive or have released by any state insurance commissioner or any other appropriate state authority any and all restricted funds, minimum capital requirements or deposits or any other funds shown as "Cash and Cash Equivalents - Restricted" on the 1998 Balance Sheet; provided, however, the costs, expenses and fees incurred by RISCORP in connection with the performance of its obligations under this Section 5.11 shall not be included in the Estimated Transactional Expenses. Notwithstanding RISCORP's efforts to date to surrender or cause to be surrendered all certificates of authority or insurance licenses held by RISCORP or by any RISCORP Subsidiary, RISCORP agrees that it shall cooperate with Acquiror in its efforts to determine whether such certificates of authority or insurance licenses could be sold to a third party immediately prior to the consummation of the Merger without delaying the consummation of the transactions contemplated herein. The parties agree that any such sale of the certificates of authority or insurance licenses would be on terms mutually acceptable to RISCORP and Acquiror and would be subject to, among other things, RISCORP's ability to withdraw its pending requests for the surrender of such certificates of authority or insurance licenses.

                  5.12. Management of Contingent Claim. Notwithstanding any provisions in this Agreement to the contrary, the parties hereto acknowledge and agree that, following Closing, RISCORP shall have all right and authority to manage, pursue and prosecute the Contingent Claim in such manner as RISCORP deems necessary or appropriate within the exercise of RISCORP's sole, absolute and unfettered discretion, including, without limitation, the right (i) to elect not to pursue such Contingent Claim; (ii) to settle, compromise or dismiss such Contingent Claim for such amount and/or for such consideration as RISCORP shall determine in its sole, absolute and unfettered discretion; and (iii) to select and appoint counsel and to determine the means used to prosecute or pursue or settle, resolve or dismiss such Contingent Claim.

         6. CONDITIONS PRECEDENT TO MERGER

                  6.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                           (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote or consent of the holders of at least (i) 80% of the Voting Stock (as defined in RISCORP's Articles of Incorporation) and (ii) two-thirds of the outstanding shares of Class A Common Stock.

                           (b) All consents, authorizations, orders and approvals identified on Schedule 5.6 required in connection with the execution, delivery and performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have a Material Adverse Effect on RISCORP or a Material Adverse Effect on Acquiror/Guarantor, shall have been obtained without the imposition of any condition having a Material Adverse Effect on RISCORP or a Material Adverse Effect on Acquiror/Guarantor.

                           (c) No governmental authority or other regulatory body (including any court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or in any way preventing or prohibiting the Merger or the transactions contemplated by this Agreement.

                           (d) At the mailing date of the Proxy Statement and the date of the Stockholders' Meeting, the Proxy Statement shall not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

                  6.2. Conditions to Obligations of RISCORP. The obligations of RISCORP to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date (except as set forth herein) of each of the following conditions unless waived by RISCORP:

                           (a) The representations and warranties of Acquiror and Guarantor set forth in Sections 4.1, 4.2, and 4.3 of this Agreement that are qualified as to materiality shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date) as though made at and as of the Closing Date. The representations and warranties of Acquiror and Guarantor set forth in Sections 4.1, 4.2, and 4.3 of this Agreement that are not qualified as to materiality shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date) as though made at and as of the Closing Date.

                           (b) Acquiror and Guarantor each shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date.

                           (c) Acquiror shall furnish RISCORP with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.2(a) and 6.2(b).

                           (d) RISCORP shall have paid to Escrow Agent the Escrow Amount and the Escrow Agent and RISCORP shall have executed and delivered the Escrow Agreement.

                  6.3. Conditions to Obligations of Acquiror. The obligations of Acquiror and Guarantor to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions unless waived by Acquiror and Guarantor:

                           (a) The representations and warranties of RISCORP set forth in Sections 3.1, 3.2, 3.4 and 3.5 of this Agreement that are qualified as to materiality shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date) as though made at and as of the Closing Date. The representations and warranties of RISCORP set forth in Sections 3.1, 3.2, 3.4 and 3.5 of this Agreement that are not qualified as to materiality shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date) as though made at and as of the Closing Date.

                           (b) RISCORP shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

                           (c) RISCORP shall furnish Acquiror with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 6.3(a) and 6.3(b).

                           (d) RISCORP shall have paid to Escrow Agent the Escrow Amount and the Escrow Agent and RISCORP shall have executed and delivered the Escrow Agreement.

                           (e) Acquiror shall have received letters of resignation effective as of the Effective Time from each of the officers and directors of RISCORP.

         7. TERMINATION OF THE MERGER

                  7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by the stockholders of RISCORP:

                           (a) by the mutual written consent of Acquiror and
                  RISCORP;

                           (b) by RISCORP :

                                    (i) if the Merger is not consummated on or
                  before April 30, 2000 (or such later date as shall have been approved by Acquiror and RISCORP), unless the failure of such occurrence shall be due to the failure of RISCORP to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it at or before the Effective Time;

                                    (ii) if events occur which render impossible
                  the satisfaction of one or more of the conditions set forth in Sections 6.1 and 6.2 and such conditions are not waived by RISCORP, unless the failure of such occurrence shall be due to the failure of RISCORP to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it at or before the Effective Time;

                                    (iii) if RISCORP is enjoined or restrained
                  by any governmental authority or other regulatory body (including any court), such injunction or restraining order prevents the performance by RISCORP of its obligations hereunder and such injunction shall not have been withdrawn within 60 days after the date on which such injunction was first issued;

                                    (iv) the stockholders of RISCORP shall have
                  voted on this Agreement and the Merger and the votes shall not have been sufficient to satisfy the condition set forth in
                  Section 6.1(a); or

                                    (v) in connection with entering into a
                  definitive agreement as permitted by Section 5.2(e) related to a Superior Proposal, provided that Company has complied with all provisions of Section 5.2(e) including, without limitation, the notice provisions thereof.

                           (c) by Acquiror if:

                                    (i) the Merger is not consummated on or
                  before April 30, 2000 (or such later date as shall have been approved by RISCORP and Acquiror), unless the failure of such occurrence shall be due to the failure of Acquiror or Guarantor to perform or observe the covenants, agreements and conditions hereof to be performed or observed by them at or before the Effective Time;

                                    (ii) events occur which render impossible
                  the satisfaction of one or more of the conditions set forth in Sections 6.1 and 6.3 and such conditions are not waived by Acquiror, unless the failure of such occurrence shall be due to the failure of Acquiror or Guarantor to perform or observe the covenants, agreements and conditions hereof to be performed or observed by them at or before the Effective Time;

                                    (iii) Acquiror is enjoined or restrained by
                  any governmental authority or other regulatory body (including any court), such injunction or restraining order prevents the performance by Acquiror of its obligations hereunder and such injunction shall not have been withdrawn within 60 days after the date on which such injunction was first issued;

                                    (iv) the stockholders of RISCORP shall have
                  voted on this Agreement and the Merger and the votes shall not have been sufficient to satisfy the condition set forth in
                  Section 6.1(a); or

                                    (v) Acquiror receives a written notice from
                  RISCORP's Board of Directors in accordance with Section 5.2(e) that RISCORP's Board of Directors has received a Superior Proposal or intends to make a Subsequent Determination.

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement under Section 7.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders except (i) as provided in Section 5.9 and
(ii) to the extent that such termination results from the willful breach by any party hereto of any material representation, warranty, covenant, or agreement hereunder.

         8. MISCELLANEOUS

                  8.1. Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by action of the respective Boards of Directors (or its authorized representative) of Acquiror or RISCORP without action of the stockholders, whether before or after the Stockholders' Meeting; provided, however, that after approval of the stockholders of RISCORP no such amendment shall (i) reduce the amount or change the form of the consideration to be delivered to RISCORP's stockholders as contemplated by this Agreement; (ii) otherwise materially adversely affect the interests of such stockholders unless such amendment is approved by RISCORP's stockholders; or (ii) except as allowed by Section 607.1002 of the FBCA, amend the articles of incorporation of either RISCORP or Acquiror. No amendment to this Agreement shall be effective unless it has been executed by RISCORP, Acquiror and Guarantor.

                  8.2. Non-Survival of Representations and Warranties. None of the representations and warranties of RISCORP set forth in Section 3 to this Agreement or of Acquiror or Guarantor set forth in Section 4 to this Agreement, or in any instrument or certificate delivered pursuant to this Agreement, shall survive the Merger nor shall their respective stockholders, directors or officers have any liability to the other after the Effective Time on account of any breach of warranty or failure or the incorrectness of any of the representations or warranties contained herein or in any certificate or other instrument delivered pursuant to this Agreement. All covenants and agreements set forth in this Agreement shall survive until satisfied or waived by the appropriate party. Except as set forth in the immediately preceding sentence, the sole right and remedy arising from a breach of a representation or warranty, from the failure of any of the conditions of the Merger to be met, or from the failure to perform (other than a willful failure to perform) any promise or discharge any obligation in this Agreement shall be termination of this Agreement by the aggrieved party and the remedies provided in Section 7.2 or Section 8.9 hereof.

                  8.3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (if confirmed) or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                                    If to RISCORP:

                                       One Sarasota Tower, Suite 608
                                       Two North Tamiami Trail
                                       Sarasota, Florida  34236
                                       Attention:  Walter E. Riehemann
                                       Telecopy No.:  941-366-0993

                                    With a copy to:

                                       Alston & Bird LLP
                                       One Atlantic Center
                                       1201 West Peachtree Street
                                       Atlanta, Georgia  30309-3424
                                       Attention:  J. Vaughan Curtis
                                       Telecopy No.:  404-881-4777

                                    If to Acquiror or Guarantor:

                                       1830 S. Osprey Avenue
                                       Suite 100-A
                                       Sarasota, Florida 34239
                                       Attention:  William D. Griffin
                                       Telecopy No.:  941-316-6813

                                    With a copy to:

                                       King & Spalding
                                       191 Peachtree Street, N.E.
                                       Atlanta, Georgia 30303
                                       Attention:  Mr. Edward J. Hawie, Esq.
                                       Telecopy No.:  (404) 572-5100

                  8.4. Descriptive Headings; Interpretation. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

                  8.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

                  8.6. Entire Agreement. This Agreement contains the entire agreement between Acquiror and RISCORP with respect to the Merger, and supersede all prior arrangements or understandings with respect to the subject matter hereof. Except as otherwise contemplated in the covenants listed in Section 7.2 (which covenants shall be enforceable by the person or persons affected thereby following the Effective Time), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that each current director and officer of RISCORP shall be deemed a third party beneficiary of this Agreement and shall be entitled to enforce the covenants of Acquiror contained in Section 5.10 hereof as if they were a party hereto.

                  8.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW PROVISIONS THEREOF).

                  8.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

                  8.9. Enforcement of Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  8.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  8.11. Limited Liability. Notwithstanding any other provision of this Agreement, no stockholder, director, officer, affiliate or representative of RISCORP or Acquiror shall have any personal liability in respect of or relating a breach of the representations or warranties of such party under this Agreement, except to the extent that such person or entity has engaged in fraud with respect to such matters or has engaged in intentional deception with respect to such matters. Except as set forth in the preceding sentence, to the fullest extent legally permissible, each of RISCORP and Acquiror, for itself and its stockholders, directors, officers and affiliates, waives and agrees not to seek to assert or enforce any such liability for a breach of representations and warranties contained herein that any such person otherwise might have pursuant to applicable law.

                  8.12. Definition of Knowledge. The words "to the Knowledge of RISCORP" or "to RISCORP's knowledge" and words of similar import shall mean the knowledge of any one of the persons listed on Exhibit G. Knowledge shall include actual knowledge as well as the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect thereto.

                  8.13. Guarantor.

                           (a) Guarantor hereby unconditionally and irrevocably guarantees, to RISCORP the due and punctual performance of each of the obligations and the undertakings of Acquiror under this Agreement when and to the extent the same are required to be performed and subject to all of the terms and conditions hereof. If Acquiror shall fail to perform fully and punctually any obligation or undertaking of Acquiror under this Agreement when and to the extent the same is required to be performed, Guarantor will upon written demand from RISCORP forthwith perform or cause to be performed such obligation or undertaking, as the case may be. The obligations of Guarantor under this guaranty shall constitute an absolute and unconditional present and continuing guarantee of performance to the extent provided herein, and shall not be contingent upon any attempt by RISCORP to enforce performance by Acquiror.

                           (b) Subject to 8.13(a), the obligations of Guarantor under this guaranty are absolute and unconditional, are not subject to any counterclaim, set off, deduction, abatement or defense based upon any claim Guarantor may have against RISCORP (except for any defense Acquiror may have against RISCORP under the terms of this Agreement), and shall remain in full force and effect without regard to (i) any agreement or modification to any of the terms of this Agreement or any other agreement which may hereafter be made relating thereto; (ii) any exercise, nonexercise, or waiver by RISCORP of any right, power, privilege or remedy under or in respect of this Agreement; (iii) any insolvency, bankruptcy, dissolution, liquidation, reorganization or the like of Acquiror at or prior to the Closing; (iv) absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the forgoing causes (i) through (iii); or (v) any other circumstance, whether similar or dissimilar to the foregoing.

                           (c) Guarantor unconditionally waives (i) any and all notice of default, non-performance or non-payment by Acquiror under this Agreement, (ii) all notices which may be required by statute, rule of law or otherwise to preserve intact any rights of RISCORP against Guarantor, including, without limitation, any demand, presentment or protest, or proof of notice of non-payment under this Agreement, and
         (iii) any right to the enforcement, assertion or exercise by RISCORP of any right, power, privilege or remedy conferred in this Agreement or otherwise.

                           (d) Notwithstanding anything in this Section 8.13 to the contrary, the guaranty set forth in this Section 8.13 shall terminate and shall be of no further force or effect upon the Closing.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its respective duly authorized officers, all as of the date first above written.


                                   GRIFFIN ACQUISITION CORP.



                                   By:    /s/ William D. Griffin
                                       -----------------------------------
                                   Name:  William D. Griffin
                                   Title: President




                                   /s/ William D. Griffin
                                   ---------------------------------------
                                   William D. Griffin




                                  RISCORP, INC.



                                  By:    /s/ Walter E. Riehemann
                                     -------------------------------------
                                  Name:  Walter E. Riehemann
                                  Title: President

                                                                      EXHIBIT A


                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement"), dated as of November 3, 1999, is entered into by and among RISCORP, INC., a Florida corporation ("RISCORP"), and William D. Griffin, an individual resident of the State of Florida ("Griffin"), The RISCORP Group Holding Company Limited Partnership, a Nevada limited partnership ("RGHC"), William D. Griffin Family Limited Partnership, a Nevada limited partnership ("WDG Family Partnership"), Charlotte
K. Griffin Trust Number 3, a Florida trust ("CKG Trust"), Anna F. Griffin Trust Number 3, a Florida trust ("AFG Trust"), and John Ford Griffin Trust Number 3, a Florida trust ("JFG Trust"; and, together with RGHC, WDG Family Partnership, CKT Trust, and AFG Trust, the "Shareholders" and each a "Shareholder") of RISCORP.

                             W I T N E S S E T H:

         WHEREAS, the Shareholders own (both beneficially and of record) in the aggregate 24,334,443 shares of Series B Common Stock, par value $.01, of RISCORP ("Class B Common Stock");

         WHEREAS, RISCORP, Acquiror and Griffin are parties to that certain Plan and Agreement of Merger, dated November 3, 1999 (the "Merger Agreement"), pursuant to which Acquiror will be merged with and into RISCORP (the "Merger");

         WHEREAS, as a condition to the willingness of RISCORP to enter into the Merger Agreement, RISCORP has requested that each Shareholder agree, and in order to induce RISCORP to enter into the Merger Agreement, each Shareholder has agreed, among other things, (i) with respect to certain questions put to shareholders of RISCORP for a vote, to vote the Shares (as hereinafter defined), in each case, in accordance with the terms and conditions of this Agreement, (ii) in the event a Shareholder should fail to vote its Shares in accordance with the terms of this Agreement, to appoint RISCORP as such Shareholder's proxy to vote all the shares of Class B Common Stock now owned or which may hereafter be acquired by such Shareholder (such Shareholder's "Shares"), and (iii) to the other provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Representations and Warranties of Shareholders. Each Shareholder hereby represents and warrants to RISCORP as follows:

               1.1. Title to the Shares. Such Shareholder is the owner (both beneficially and of record) of the number of shares of Class B Common Stock set forth opposite its name on the signature pages of this Agreement (which as of the date hereof constitutes each such Shareholder's Shares) and has exclusive power to vote such shares on all matters submitted to holders of shares of Class B Common Stock. Other than the right to convert the shares of Class B Common Stock into shares of Class A Common Stock, such Shareholder does not have any rights of any nature to acquire any additional shares of Common Stock. To the knowledge of each Shareholder, the Shareholders' Shares, in the aggregate, constitute all of the outstanding shares of Class B Common Stock. Except pursuant to (i) the Directors Agreement dated May 19, 1997, among RISCORP, William Griffin, Frederick M. Dawson, Walter L. Revell, Seddon Goode, Jr. and George E. Greene III, as amended (the "Directors Agreement"), and (ii) a Stock Pledge and Security between The RISCORP Group Holding Company Limited Partnership and SouthTrust Bank of Alabama, N.A., dated as of March 28, 1996, as amended (the "Pledge and Security Agreement"), such Shareholder owns all of such Shareholder's Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Shareholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except as provided or described in this Agreement, such Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of such Shareholder's Shares.

               1.2. Authority Relative to this Agreement. Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by RISCORP, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) subject to general principles of equity.

               1.3. No Conflict. The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign by such Shareholder, or (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Shareholder.

         2. Covenants of Shareholders. Each Shareholder hereby covenants and agrees that, during the time this Agreement is in effect, except as otherwise specifically contemplated by (i) this Agreement, (ii) the Directors Agreement, or (iii) the Pledge and Security Agreement, such Shareholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Shareholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares now owned or that may hereafter be acquired by such Shareholder.

         3.    Voting Agreement; Proxy of Shareholders.

               3.1. Voting Agreement. Each Shareholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of RISCORP, however called, and in any action by written consent of the shareholders of RISCORP, such Shareholder shall: (a) vote such Shareholder's Shares in favor of the Merger Agreement (as amended from time to time) and any of the transactions contemplated by the Merger Agreement; and (b) vote the Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of RISCORP under the Merger Agreement or which is reasonably likely to result in any conditions to RISCORP's obligations under the Merger Agreement not being fulfilled. Each of the Shareholders shall vote on all issues other than those specified in this Section 3.1 that may come before a meeting of the Shareholders of RISCORP in such Shareholder's sole discretion, provided that such vote is not inconsistent with the purposes of this Agreement.

               3.2. Irrevocable Proxy. Each Shareholder agrees that, in the event such Shareholder shall fail to comply with the provisions of Section
3.1 hereof as determined by RISCORP in its reasonable discretion, such failure shall result, without any further action by such Shareholder, in the irrevocable appointment of RISCORP as the attorney-in-fact and proxy of such Shareholder pursuant to the provisions of Florida law, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to, the Shares that such Shareholder is entitled to vote at any meeting of shareholders of RISCORP (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, solely on the matters and in the manner specified in Section 3.1 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Such Shareholder hereby revokes, effective upon the execution and delivery of the Merger Agreement by the parties thereto, all other proxies and powers of attorney with respect to such Shareholder's Shares that such Shareholder may have heretofore appointed or granted (other than as set forth in the Pledge and Security Agreement), and no subsequent proxy or power of attorney (except in furtherance of such Shareholder's obligations under Section
3.1 hereof) shall be given or written consent executed (and if given or executed, shall not be effective) by such Shareholder with respect thereto so long as this Agreement remains in effect.

         4. Termination. This Agreement shall terminate on the date (the "Termination Date") that is the earlier of (a) the Closing Date and (b) the date on which the Merger Agreement is terminated in accordance with its terms.

         5.    Miscellaneous.

               5.1. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

               5.2. Further Assurances. Each Shareholder and RISCORP will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

               5.3. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

               5.4. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

               5.5. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

               5.6. Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               5.7. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               5.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               5.9. Notices. Except as otherwise provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.9):

         if to RISCORP:

               2 North Tamiami Trail
               One Sarasota Tower
               Suite 608
               Sarasota, Florida  34236
               Attention: Walter E. Riehemann
               Facsimile: (941) 366-0993
               Telephone: (941) 366-5015

         with a copy to:

               Alston & Bird LLP
               1201 West Peachtree Street
               Atlanta, Georgia  30309
               Attention: J. Vaughan Curtis, Esq.
               Facsimile: (404) 881-7777
               Telephone: (404) 881-7000
         if to the Shareholders:

               c/o William D. Griffin
               One Sarasota Tower
               Suite 410
               Sarasota, Florida 34236
               Facsimile: (941)316-6813
               Telephone: (941)316-6800

         with a copy to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30303
               Attention: Edward J. Hawie, Esq.
               Facsimile: (404) 572-5100
               Telephone: (404) 572-4600

               5.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed in Florida without regard to any principles of choice of law or conflicts of law of such state.

               5.11. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

               5.12. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               5.13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

                                       RISCORP, INC.



                                       By:    /s/ Walter E. Riehemann
                                           --------------------------------
                                       Walter E. Riehemann
                                       President



                                       /s/ William D. Griffin
                                       ---------------------------------------
                                       WILLIAM D. GRIFFIN


17,268,841                             THE RISCORP GROUP HOLDING COMPANY
----------                             LIMITED PARTNERSHIP
shares
                                       By: Gryphus Company I, General Partner



                                       By     /s/ William D. Griffin
                                          -------------------------------------
                                       WILLIAM D. GRIFFIN, President

 4,907 211                             WILLIAM D. GRIFFIN FAMILY LIMITED
----------                             PARTNERSHIP
shares
                                       By:  Gryphus Company I, General Partner



                                       By:    /s/ William D. Griffin
                                          -------------------------------------
                                       WILLIAM D. GRIFFIN, President

   719,464                             CHARLOTTE K. GRIFFIN TRUST NUMBER 3
----------
shares


                                       By:    /s/ L. Scott Merritt
                                          -------------------------------------
                                           L. Scott Merritt, Trustee

   719,464                                ANNA F. GRIFFIN TRUST NUMBER 3
----------
shares


                                       By:    /s/ L. Scott Merritt
                                          -------------------------------------
                                           L. Scott Merritt, Trustee

   719,463                            JOHN FORD GRIFFIN TRUST NUMBER 3
----------
shares


                                      By:   /s/ L. Scott Merritt
                                         --------------------------------------
                                          L. Scott Merritt, Trustee

                                                                      EXHIBIT B


                                GENERAL RELEASE

         THIS GENERAL RELEASE (the "Agreement") is entered into as of this 3rd day of November, 1999 by and among (i) RISCORP Group Holding Company, L.P., a Nevada limited partnership ("Holding"), (ii) William D. Griffin Family Partnership, a Nevada limited partnership ("Family"), (iii) L. Scott Merritt, as trustee of Charlotte K. Griffin Trust Number 3, Anna F. Griffin Trust Number 3, and John F. Griffin Trust Number 3 (the "Trusts"), (iv) William D. Griffin, an individual and resident of the State of Florida, ("WDG" and together with Holding, Family and the Trusts, the "Griffin Group"), (v) RISCORP, Inc, ("RISCORP") (vi) the estate of Frederick M. Dawson, represented herein by Karen Dawson, its executrix, (vii) Seddon Goode, Jr., (viii) George E. Greene III,
(ix) Walter L. Revell, (x) Walter E. Riehemann; (xi) Edward W. Buttner, IV,
(xii) The Phoenix Management Company, Ltd. ("PMC"), and (xiii) Buttner Hammock & Company ("BH&C") ((vi) through (xi) being the "RISCORP Directors and Officers" and together with PMC and BH&C the "RISCORP Group") to be effective as of the consummation of the transactions contemplated in the Merger Agreement (as hereinafter defined).

         WHEREAS, RISCORP, Griffin Acquisition Corp., a Florida corporation ("Acquiror") and WDG are parties to that certain Plan and Agreement of Merger dated as of November 3, 1999 (the "Merger Agreement") pursuant to which Griffin Acquisition Corp, a Florida corporation will be merged with and into RISCORP (the "Merger"); and

         WHEREAS, the parties hereto, as a condition to and in contemplation of the Merger, desire to execute and deliver this Agreement to release each other party hereto from any and all claims such party may have, with such release to be effective upon consummation of the Merger.

         NOW, THEREFORE, in consideration of (i) the performance of each of RISCORP's, Acquiror's, WDG's and RISCORP Directors and Officers' respective obligations under and pursuant to the Merger Agreement and (ii) the payment, mutual promises, agreements and covenants set forth herein, and the performance thereof, the parties hereto agree as follows:

         1. RELEASE OF GRIFFIN GROUP. Except with respect to any rights or obligations set forth on Schedule 1 attached hereto, effective upon consummation of the Merger, each of RISCORP and the RISCORP Group on behalf of themselves and their respective shareholders, officers, directors, employees, agents, representatives, attorneys, accountants, parents, subsidiaries, affiliates, predecessors, successors and assigns hereby release, acquit and forever discharge RISCORP, each member of the Griffin Group and their respective current and former officers, directors and employees of and from any and all claims, demands, claims for relief, actions, causes of action, suits, debts, obligations, liabilities, damages, losses, costs, attorneys' fees, and expenses of any kind, character or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, now existing or in the future arising, based on, arising out of, or in connection with any claim or fact occurring or arising on or prior to the date of the consummation of the Merger.

         2. RELEASE OF RISCORP GROUP. Except with respect to any rights or obligations set forth on Schedule 2 attached hereto, effective upon consummation of the Merger, each of RISCORP and each member of the Griffin Group hereby on behalf of themselves and their respective shareholders, officers, directors, employees, agents, representatives, attorneys, parents, subsidiaries, affiliates, predecessors, successors and assigns release, acquit and forever discharge the RISCORP Group and their respective current and former officers, directors and employees of and from any and all claims, demands, claims for relief, actions, causes of actions, suits, debts, obligations, liabilities, damages, losses, costs, attorneys' fees and expenses of any kind, character, or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, now existing or in the future arising, based on, arising out of, or in connection with any claim or fact occurring or arising on or prior to the date of the consummation of the Merger.

         3. COVENANT NOT TO SUE. The parties hereto further covenant and agree not to bring, commence, prosecute, maintain or cause or permit to be brought, commenced, prosecuted or maintained any suit or action, either at law or in equity, in any court or before any other administrative or judicial authority regarding any matter or event being released herein. This covenant not to sue may be pleaded as an affirmative defense to any action or other proceeding which may be brought, instituted or taken by any party or its predecessors, successors or assigns and all past and present shareholders, directors, officers, employees, agents, affiliates, heirs, and personal representatives, in breach of this covenant.

         4.    MISCELLANEOUS

               4.1 Descriptive Headings; Interpretation. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

               4.2 Attorneys' Fees and Costs. In the event any party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other party, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the non-prevailing party, which, in the event of litigation, shall include fees and costs incurred at trial and on appeal.

               4.3 Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all parts of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all parts of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

               4.4 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

               4.5 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior arrangements or understandings with respect to the subject matter hereof.

               4.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW PROVISIONS THEREOF).

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its respective duly authorized officers, all as of the date first above written.


                                   RISCORP GROUP HOLDING
                                   COMPANY, L.P.



                                   /s/ William D. Griffin
                                   --------------------------------------------
                                   By: Gryphus Company I, General Partner
                                   By: William D. Griffin
                                   Title: President


                                   WILLIAM D. GRIFFIN FAMILY
                                   PARTNERSHIP



                                   /s/ William D. Griffin
                                   --------------------------------------------
                                   By: Gryphus Company II, General Partner
                                   By: William D. Griffin
                                   Title: President


                                   /s/ L. Scott Merritt
                                   --------------------------------------------
                                      as trustee of Charlotte K. Griffin Trust
                                      Number 3, Anna F. Griffin Trust Number
                                      3, and John Ford Griffin Trust Number 3


                                   /s/ William D. Griffin
                                   --------------------------------------------
                                   William D. Griffin


                                   RISCORP, INC.



                                   /s/ Walter E. Riehemann
                                   --------------------------------------------
                                   Name: Walter E. Riehemann
                                   Title: President

                                   THE PHOENIX MANAGEMENT
                                   COMPANY, LTD.



                                   /s/ Walter E. Riehemann
                                   --------------------------------------------
                                   By: Dawson Managers, Inc., General Partner
                                   By: Walter E. Riehemann
                                   Title: President


                                   DIRECTORS AND OFFICERS



                                   /s/ Karen A. Dawson
                                   --------------------------------------------
                                   Estate of Frederick M. Dawson
                                   By: Karen Dawson
                                   Its Executrix



                                   /s/ Walter L. Revell
                                   --------------------------------------------
                                   Walter L. Revell



                                   /s/ Seddon Goode, Jr.
                                   --------------------------------------------
                                   Seddon Goode, Jr.



                                   /s/ George E. Greene III
                                   --------------------------------------------
                                   George E. Greene III



                                   /s/ Walter E. Riehemann
                                   --------------------------------------------
                                   Walter E. Riehemann



                                   /s/ Edward W. Buttner, IV
                                   --------------------------------------------
                                   Edward W. Buttner, IV

                                   BUTTNER HAMMOCK & COMPANY,
                                   P.A.



                                   /s/ Edward W. Buttner, IV
                                   --------------------------------------------
                                   Name: Edward W. Buttner, IV
                                   Title: President

                                                                      EXHIBIT C


                           FEE ADVANCEMENT AGREEMENT

         THIS FEE ADVANCEMENT AGREEMENT (this "Agreement") is made and entered into this 3rd day of November, 1999, by and among Griffin Acquisition Corp., ("Acquiror") and RISCORP, Inc. ("RISCORP") and each of the estate of Frederick
M. Dawson, Seddon Goode, Jr., George E. Greene III, Walter L. Revell, Walter E. Riehemann, Edward W. Buttner, IV and Stephen C. Rece (each a "Participant" and collectively the "Participants"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

         WHEREAS, RISCORP, Acquiror, and William D. Griffin are parties to that certain Plan and Agreement of Merger, dated November 3, 1999 (the "Merger Agreement"), pursuant to which Acquiror will be merged with and into RISCORP (the "Merger");

         WHEREAS, as a condition to and in contemplation of the Merger the parties have agreed to enter into this Agreement for the advancement of certain fees and expenses incurred by the former officers or directors of RISCORP in connection with any suit or proceeding initiated by RISCORP, William D. Griffin or any of their respective affiliates following the consummation of the Merger.

         NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the material covenants and agreements contained herein, the parties agree as follows:

         1. Advancement of Fees and Expenses. If, following the consummation of the Merger, RISCORP, William D. Griffin, The RISCORP Group Holding Company Limited Partnership, a Nevada limited partnership, William D. Griffin Family Limited Partnership, a Nevada limited partnership, Charlotte K. Griffin Trust Number 3, a Florida trust, Anna F. Griffin Trust Number 3, a Florida trust, John Ford Griffin Trust Number 3, a Florida trust, any person or entity Controlled (as hereinafter defined) by RISCORP or William D. Griffin, or any of their respective officers, directors, trustees, beneficiaries, employees, agents, representatives, heirs, successors or assigns (the "Initiating Parties") initiate or cause to be initiated any suit or proceeding (a "Proceeding") which directly or indirectly results in the participation of any Participant as a witness, RISCORP agrees to advance or reimburse, as the case may be, all reasonable fees and expenses including, without limitation, all reasonable attorneys' fees, costs, travel expenses, and such other fees and expenses incurred by such Participant in connection with his or her participation in such Proceeding (collectively, the "Fees"). As used herein, the term "Controlled" shall mean the power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

         2. Submission of Invoices to RISCORP. If a Proceeding is initiated which entitles a Participant to the advancement or reimbursement of Fees pursuant to the terms of this Agreement, Participant shall deliver to RISCORP an itemized statement of the Fees incurred by Participant in connection with such Proceeding. If RISCORP disputes the reasonableness of the Fees for which Participant seeks payment, RISCORP and Participant shall work together in good faith to resolve such dispute. In the event the parties are unable to reach mutual agreement with respect to the reasonableness of such Fees, either party may submit the matter to binding arbitration in accordance with Section 3 hereof. Absent a dispute as to the reasonableness of such Fees, RISCORP shall remit payment to Participant within thirty days of the date of receipt of an itemized statement of such fees.

         3. Arbitration. Any claim or controversy arising under this Agreement shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be held in Atlanta, Georgia in front of a single arbitrator appointed by AAA. The parties agree that the arbitration hearing shall take place as soon as reasonably possible after demand for arbitration is made, but no later than 60 days after a demand is made. The party who prevails in the arbitration shall be entitled to recover reasonable attorneys' fees and the costs of arbitration incurred as a result of prosecution of or defense of the demand for arbitration.

         4.    Miscellaneous.

                  4.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (if confirmed) or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the estate of Frederick M. Dawson:      If to Walter L. Revell:

         12900 Lakeview Point Court                    H.J. Ross Associates, Inc.
         Windermere, Florida 34786                     3770 SW 8th Street
         Telecopy No.: 407-876-0374                    Suite 200
         Attn:  Karen Dawson                           Coral Gables, Florida 33134
                                                       Telecopy No.: 305-567-1771

         If to Seddon Goode, Jr.:                      If to Walter E. Riehemann:

         University Research Park, Inc.                6321 Manatee Avenue West
         301 South Tryon Street                        Bradenton, Florida 34209
         Two First Union Center                        Telecopy No.: 941-761-9186
         Suite 1980
         Charlotte, North Carolina 28202-1910
         Telecopy No.: 704-338-9539

         If to George E. Greene III:                   If to Edward W. Buttner, IV:

         1222 Brightwaters Boulevard, NE               Buttner, Hammock & Company, P.A
         St. Petersburg, Florida 33704                 7800 Belfort Parkway
         Telecopy No.: 727-898-7202                    Suite 165
                                                       Jacksonville, Florida 32256
                                                       Telecopy No.: 904-281-0518

         If to Stephen C. Rece:

         PIA-Alternative CompSolutions
         2230 Towne Lake Parkway
         Bldg. 1300, Suite 130
         Woodstock, Georgia 30189
         Telecopy: 678-445-7179

         With a copy to:

         Alston & Bird LLP
         One Atlantic Center
         1201 West Peachtree Street
         Atlanta, Georgia  30309
         Attention: J. Vaughan Curtis, Esq.
         Telecopy No.: (404) 881-4777

         If to RISCORP:

         One Sarasota Tower, Suite 410
         2 North Tamiami Trail
         Sarasota, Florida  34236
         Attention: William D. Griffin
         Telecopy No.: (941) 316-6813

         With a copy to:

         King & Spalding
         191 Peachtree Street, N.E.
         Atlanta, Georgia 30303
         Attention: Mr. Edward J. Hawie, Esq.
         Telecopy No.: (404) 572-5100

                  4.2 Descriptive Headings; Interpretation. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.

                  4.3 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

                  4.4 Entire Agreement. This Agreement contains the entire agreement among the parties and supersedes all prior arrangements or understandings with respect to the subject matter hereof.

                  4.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW PROVISIONS THEREOF).

                  4.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.

                  4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                  4.8 Cooperation. If any Participant seeks recovery for Fees in any Proceeding, such Participant agrees to make himself reasonably available to the Initiating Parties in connection with such Proceeding.

                  4.9 Selection of Counsel. Notwithstanding any provision in this Agreement to the contrary, none of the Participants shall be entitled to retain separate counsel to represent such Participant in any such Proceeding; provided, however, that a Participant shall be entitled to retain separate counsel in any Proceeding in which (A) counsel representing the Initiating Party is unable or unwilling to represent such Participant in connection with such Proceeding; or (B) counsel to such Participant has advised the Initiating Party and such Participant that (i) there are one or more defenses available to such Participant that are different from or additional to those available to the Initiating Party; or (ii) based on the nature of the Proceeding and Participant's involvement therein, separate counsel for Participant is advisable.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 3rd day of November, 1999.

                                            Griffin Acquisition Corp.



                                            By: /s/ William D. Griffin
                                                -------------------------------
                                            Its:
                                                -------------------------------

                                            RISCORP, Inc.



                                            By: /s/ Walter E. Riehemann
                                                -------------------------------
                                            Its: President
                                                 ------------------------------

                                            Participants:

                                            Estate of Frederick M. Dawson



                                            /s/ Karen A. Dawson
                                            -----------------------------------
                                            By:    Karen Dawson
                                            Title: Executrix



                                            /s/ Seddon Goode, Jr.
                                            -----------------------------------
                                            Seddon Goode, Jr.



                                            /s/ Walter L. Revell
                                            -----------------------------------
                                            Walter L. Revell



                                            /s/ George E. Greene III
                                            -----------------------------------
                                            George E. Greene III



                                            /s/ Walter E. Riehemann
                                            -----------------------------------
                                            Walter E. Riehemann



                                            /s/ Edward W. Buttner, IV
                                            -----------------------------------
                                            Edward W. Buttner, IV



                                            /s/ Stephen C. Rece
                                            -----------------------------------
                                            Stephen C. Rece

                                                                      EXHIBIT D


                                ESCROW AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated as of the ____ day of ______, 1999, by and among Griffin Acquisition Corp, Inc. ("Acquiror"), RISCORP, Inc., ("RISCORP"); First Union National Bank, a national banking corporation, as escrow agent (the "Escrow Agent"); and the estate of Frederick M. Dawson, represented herein by Karen Dawson, its executrix, Seddon Goode, Jr., George E. Greene III, Walter L. Revell, Walter E. Riehemann, Edward W. Buttner, IV and Stephen C. Rece (individually, the "Director or Officer");

                                    RECITALS

         WHEREAS, RISCORP, Acquiror, and William D. Griffin, an individual and resident of the State of Florida are parties to that certain Plan and Agreement of Merger, dated October 20, 1999 (the "Merger Agreement") pursuant to which Acquiror will be merged with and into RISCORP (the "Merger");

         WHEREAS, as a condition to and in contemplation of the Merger the parties hereto have agreed to enter into this Agreement and create the escrow contemplated herein in order to secure RISCORP's indemnification obligations pursuant to Section 5.10 of the Merger Agreement.

         WHEREAS, the Escrow Agent is willing to act as escrow agent under this Agreement.

                                   AGREEMENT

         In consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.    DEFINITIONS.

               Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

         2. THE ESCROW AGENT APPOINTMENT. The parties hereby appoint and designate First Union National Bank, as the Escrow Agent to receive, hold and distribute the Escrow Amount (as defined herein) in accordance with the terms of this Agreement. The Escrow Agent hereby accepts its appointment as the escrow agent and agrees to hold, administer, invest and disburse the Escrow Amount and any income, interest or other amounts received thereon in accordance with the terms thereof. The Escrow Agent shall have no obligation or responsibilities in connection with the Merger Agreement or any other agreement between any of the parties to the Merger Agreement, other than this Agreement.

         3.    ESCROW AMOUNT.

                  3.1 Escrow Amount. Simultaneously with the execution of this Agreement, RISCORP has delivered to the Escrow Agent $2,500,000 (the "Escrow Amount") in accordance with Section 5.10(a) of the Merger Agreement by wire transfer of immediately available funds.

                  3.2    Investment of Escrow Amount.

                         (i) The Escrow Agent shall invest the Escrow Amount as instructed by RISCORP, in writing from time to time, only in
         (A) United States Treasury bills, notes, or bonds with maturities of not more than one year; (B) United States government bonds rated AAA with maturities of not more than one year; (C) corporate bonds rated AAA or better with maturities of not more than one year; or (E) the Escrow Agent's Money Market Fund (as long as such money market fund is rated AAA or better by a nationally recognized credit rating agency).

                         (ii) The parties agree that income from such invested cash shall be held by the Escrow Agent as part of the Escrow Amount and shall be recognized as income by RISCORP for federal, state and local tax purposes.

                  3.3 Disbursement of the Escrow Amount. The Escrow Amount shall secure RISCORP's obligations with respect to Section 5.10(b) of the Merger Agreement ("Indemnification"). The Escrow Agent shall disburse the Escrow Amount as follows:

                  (i) with respect to any claim from a Director or Officer seeking Indemnification (an "Indemnity Claim"), Escrow Agent shall disburse to such Director or Officer an amount equal to the Indemnity Claim promptly following receipt by Escrow Agent of (A) an affidavit from such Director or Officer (1) specifying the amount thereof and the basis upon which such Director or Officer is seeking Indemnification; (2) certifying that the Director or Officer is entitled to Indemnification pursuant to the RISCORP Articles of Incorporation, bylaws, Indemnity Agreement to which such Director is a party or the applicable provisions of the FBCA; and (3) that such Director or Officer has sent notice to RISCORP in writing of the amount and basis of such claim prior to or contemporaneously with the affidavit being delivered to Escrow Agent and (B) (1) if such Indemnity Claim is for fees, costs and/or expenses incurred in advance of a final resolution of the matter that forms the basis of such Indemnity Claim, an undertaking (an "Undertaking"), by the Director or Officer, in accordance with Section 607.0850(6) of the FBCA, to repay to the Escrow Agent, or, if such repayment is after termination of this Agreement, RISCORP such amount if it has been determined by Independent Legal Counsel (as hereinafter defined) that such Director or Officer is not entitled to Indemnification pursuant to the requirements of Section 607.0850 of the FBCA, the indemnity agreement to which each present director of RISCORP is a party or the articles of incorporation or bylaws of RISCORP (an "Adverse Determination"); or
         (2) if such Indemnity Claim is for fees, costs and/or expenses incurred in connection with a matter that has been resolved and is no longer the subject of dispute, a written opinion of Independent Legal Counsel confirming that such Director or Officer has satisfied the applicable standards of Section 607.0850 of the FBCA (a "Counsel's Opinion") or a written consent from RISCORP confirming RISCORP's concurrence that such standards have been met with respect to such Indemnity Claim (a "RISCORP Consent"), provided that with respect to this clause (B)(2), any such Director or Officer seeking an Indemnity Claim shall first seek to obtain a RISCORP consent and, if such RISCORP Consent is not provided to such Director or Officer within ten
         (10) days of its request, such Director or Officer may seek to obtain a Counsel's opinion which shall be at RISCORP's expense if such Counsel's Opinion confirms that such Director or Officer has satisfied the applicable standards of Section 607.0850; and

                  (ii) if on the second anniversary of the date of this Agreement (A) no Indemnity Claim has been submitted to Escrow Agent pursuant to the terms of this Agreement, and (B) Escrow Agent has not received a certificate, in form attached hereto as Schedule I, from any Director or Officer certifying that such Director or Officer is subject to a pending or threatened claim for which such Officer or Director may make an Indemnity Claim, the Escrow Agent shall disburse to RISCORP an amount equal to one-half (1/2) of the Escrow Amount then held by the Escrow Agent not later than the fifth business day following such Second Anniversary.

As used herein, the term "Independent Legal Counsel" shall mean Eugene E. Stearns, Esq., or, if he is unwilling or unable to serve, a partner with the law firm of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., or, of no partner at such firm is mutually acceptable to the parties or willing or able to serve, a partner with a law firm, which partner and firm shall be mutually acceptable to RISCORP and such Director or Officer which, notwithstanding the provisions of Section 607.0850(4) or any agreement between RISCORP and any Director or Officer, shall determine whether a Director or Officer making an Indemnity Claim has met the applicable standards of Section
607.0850 of the FBCA. Any determination by such Independent Legal Counsel shall be final and binding on RISCORP and such Director or Officer. Any Director or Officer that has or intends to make an Indemnity Claim shall obtain, as soon as reasonably practicable, following the final determination of the claim giving rise to the Indemnity Claim, a Counsel's Opinion or a RISCORP Consent.

Notwithstanding anything in this Section 3.3 to the contrary, Escrow Agent shall not pay any Indemnity Claim or advance any portion of the Escrow Amount to any Director or Officer if RISCORP provides Escrow Agent with (i) a copy of a written Adverse Determination (if any) and (ii) reasonable evidence for such Director's or Officer's failure to comply with or default under any Undertaking for forty-five days following RISCORP's notice to such Director or Officer of such failure or default.

         4. TERMINATION OF AGREEMENT. The escrow provided for hereunder shall terminate upon the earlier of (i) disbursement of the Escrow Amount pursuant to Section 3.3, or (ii) the day that is four and one-half (4 1/2) years following the Effective Date (the "Termination Date") provided that, no such distribution shall be made (i) if Escrow Agent has received, prior to such Termination Date, a certificate in the form attached hereto on Schedule I from any Director or Officer certifying that such Director or Officer is subject to a pending or threatened claim for which such Director or Officer may make an Indemnity Claim which has not been paid prior to the Termination Date and (ii) until ten (10) business days following the final determination and payment of all Indemnity Claims outstanding on the Termination Date. Following termination of this Agreement, any portion of the Escrow Amount not paid pursuant to
Section 3.3 shall be paid to RISCORP in accordance with this Section 4.

         5.    ESCROW AGENT.

                  5.1 Duties. In performing its duties under this Agreement or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall have no liability except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Amount in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any request, instructions, statement or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or to commence any proceeding in connection with the Escrow Amount, any account in which the Escrow Amount is deposited or this Agreement, or to appear in, prosecute or defend any such legal action or proceedings. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. RISCORP shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. The Escrow Agent shall have no obligations or responsibilities in connection with the Merger Agreement or any other agreement between any other parties to the Merger Agreement, other than this Agreement.

         6.    INDEMNIFICATION.

                  6.1 Generally. From and at all times after the date of this Escrow Agreement, RISCORP shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising out of or related to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, other than any expense or loss which arises out of or relates to the Escrow Agent's gross negligence or willful misconduct.

                  6.2 Disputes. If, at any time, there shall exist any dispute between the Directors, Officers or RISCORP with respect to the holding or disposition of any portion of the Escrow Amount or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Amount or the Escrow Agent's proper actions with respect to its obligations hereunder, or if the Directors, Officers and RISCORP have not, within 30 days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 6.3 below, appointed a successor escrow agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

                         (i) suspend the performance of any of its obligations under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be); and

                         (ii) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction for instructions with respect to such dispute or uncertainty, and pay into or deposit with such court all disputed Escrow Amounts held by Escrow Agent for holding and disposition in accordance with the instructions of such court.

                  The Escrow Agent shall have no liability to the Directors, Officers or RISCORP or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Amount or any delay in or with respect to any other action required or requested of the Escrow Agent.

                  6.3 Resignation of Escrow Agent. The Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten days' prior written notice to Directors and RISCORP or may be removed, with or without cause, by Directors, Officers and RISCORP, acting jointly, at any time by the giving of ten days' prior written notice to the Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor escrow agent as provided herein. Upon any such notice of resignation or removal, Directors, Officers and RISCORP, acting jointly, shall appoint a successor escrow agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000, unless otherwise agreed by Directors, Officers and RISCORP. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor escrow agent, such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

                  6.4 Receipt. By its execution and delivery of this Agreement, the Escrow Agent acknowledges receipt of the Escrow Amount.

                  6.5 Fees. RISCORP shall compensate the Escrow Agent for its services hereunder in accordance with Schedule II attached hereto and, in addition, shall reimburse the Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 6.5 shall be payable upon demand by the Escrow Agent. The obligations of RISCORP under this

Section 6.5 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

         7.    MISCELLANEOUS

                  7.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (if confirmed) or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         The estate of Frederick M. Dawson:          Walter L. Revell:

         12900 Lakeview Point Court                  H.J. Ross Associates, Inc.
         Windermere, Florida                         3770 SW 8th Street
         Telecopy No.: 407-876-0374                  Coral Gables, Florida 33134
                                                     Telecopy No.: 305-567-1771

         Seddon Goode, Jr.:                          Walter E. Riehemann:

         University Research Park, Inc.              6321 Manatee Avenue West
         301 South Tryon Street                      Bradenton, Florida 34209
         Two First Union Center                      Telecopy No.: 941-761-9186
         Suite 1980
         Charlotte, North Carolina 28202-1910
         Telecopy No.: 704-338-9539

         George E. Greene:                           Edward W. Buttner, IV:

         1222 Brightwaters Boulevard, NE             Buttner, Hammock & Company, P.A
         St. Petersburg, Florida 33704               7800 Belfort Parkway
         Telecopy No.: 727-898-7202                  Jacksonville, Florida 32256
                                                     Telecopy No.: 904-281-0518

         Stephen C. Rece

         PLA-Alternative CompSolutions
         2230 Towne Lake Parkway
         Bldg. 1300, Suite 130
         Woodstock, Georgia 30189
         Telecopy No.: 678-445-7179

         With a copy to:

         Alston & Bird LLP
         One Atlantic Center
         1201 West Peachtree Street
         Atlanta, Georgia 30309
         Attention:  J. Vaughan Curtis, Esq.
         Telecopy No.: (404) 881-4777

         If to RISCORP:

         2 North Tamiami Trail
         1 Sarasota Tower, Suite 410
         Attention: William D. Griffin
         Telecopy No.: 941-316-6813

         With a copy to:

         King & Spalding
         191 Peachtree Street, N.E.
         Atlanta, Georgia 30303
         Attention: Mr. Edward J. Hawie, Esq.
         Telecopy No.: (404) 572-5100

                  7.2 Descriptive Headings; Interpretation. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.

                  7.3 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

                  7.4 Entire Agreement. This Agreement contains the entire agreement among the parties and supersedes all prior arrangements or understandings with respect to the subject matter hereof.

                  7.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

FLORIDA (WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW PROVISIONS THEREOF).

                  7.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.

                  7.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its respective duly authorized officers, all as of the date first above written.

                                        GRIFFIN ACQUISITION CORP



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                        RISCORP, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                        FIRST UNION NATIONAL BANK



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                        DIRECTORS OR OFFICERS



                                        ---------------------------------------
                                        Estate of Frederick M. Dawson
                                        By:
                                           ------------------------------------
                                        Its Executor



                                        ---------------------------------------
                                        Walter L. Revell



                                        ---------------------------------------
                                        Seddon Goode, Jr.

                                        ---------------------------------------
                                        George E. Greene III



                                        ---------------------------------------
                                        Walter E. Riehemann



                                        ---------------------------------------
                                        Edward W. Buttner, IV



                                        ---------------------------------------
                                        Stephen C. Rece

                                   APPENDIX B

                          FLORIDA STATUTES DESCRIBING
                          SHAREHOLDER APPRAISAL RIGHTS

FLA. STAT. ANN SS. 1301

607.1301 DISSENTERS' RIGHTS; DEFINITIONS.

         The following definitions apply to ss. 607.1302 and 607.1320:

         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

FLA. STAT. ANN SS. 1302

607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.

         (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

               (a) Consummation of a plan of merger to which the corporation is a party:

                         1.   If the shareholder is entitled to vote on the
merger, or

                         2.   If the corporation is a subsidiary that is merged
with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

               (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

               (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

               (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

               (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

                         1.   Altering or abolishing any preemptive rights
attached to any of his or her shares;

                         2.   Altering or abolishing the voting rights
pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

                         3.   Effecting an exchange, cancellation, or
reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

                         4.   Reducing the stated redemption price of any of
the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

                         5.   Making noncumulative, in whole or in part,
dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

                         6.   Reducing the stated dividend preference of any of
the shareholder's preferred shares; or

                         7.   Reducing any stated preferential amount payable
on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

               (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

         (2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

         (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

         (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

         (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

FLA. STAT. ANN. SS.1320

607.1320  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

         (1)   (a)       If a proposed corporate action creating dissenters'
rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and
607.1320. A shareholder who wishes to assert dissenters' rights shall:

                         1.   Deliver to the corporation before the vote is
taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

                         2.   Not vote his or her shares in favor of the
proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

               (b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

         (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

         (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

         (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as a provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

               (a)       Such demand is withdrawn as provided in this section;

               (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

               (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

               (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

         (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

               (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

               (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

         (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         (7) If the corporation fails to make such offer within the period specified therefore in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

         (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

         (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

         (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                   APPENDIX C


                                ANNUAL REPORT ON
                         FORM 10-K/A FOR THE YEAR ENDED
                               DECEMBER 31, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 10-K/A

(Mark One)

(X) ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1998

                                       or

( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the transition period from ____________ to ____________

                  Commission File Number 0-27462

                                  RISCORP, INC.
             (Exact name of registrant as specified in its charter)

           Florida                                                                  65-0335150
(State or other jurisdiction of                                      (I.R.S. Employer Identification Number)
 incorporation or organization)

2 North Tamiami Trail, Suite 608, Sarasota, Florida                                      34236 -5642
     (Address of principal executive offices)                                              (Zip Code)

       Registrant's telephone number, including area code: (941) 366-5015

           Securities registered pursuant to Section 12(b) of the Act:

                                                                             Name of Each Exchange
                     Title of Each Class                                       on which Registered
                     -----------------------                                  --------------------
                               None                                                       None
                     -----------------------                                  --------------------

           Securities registered pursuant to Section 12(g) of the Act:

                      Class A Common Stock, $.01 par value
                                (Title of Class)

Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                   Yes X       No
                                      ---        ---

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ( )

The aggregate market value of shares of the registrant's Class A Common Stock held by non-affiliates of the registrant as of May 31, 1999 was $16,981,537.

The number of shares of the registrant's Common Stock issued and outstanding as of May 31, 1999 was 38,593,114 consisting of 14,258,671 shares of Class A Common Stock and 24,334,443 shares of Class B Common Stock.

Documents Incorporated by Reference:  None

                                  RISCORP, INC.
                          ANNUAL REPORT ON FORM 10-K/A
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                TABLE OF CONTENTS

                                  Description                                                                   Page
                                  -----------                                                                   ----
                                                                       PART I

Item 1.                        Business                                                                           1

Item 2.                        Properties                                                                        16

Item 3.                        Legal Proceedings                                                                 16

Item 4.                        Submission of Matters to a Vote
                               of Security Holders                                                               19

                                                                      PART II

Item 5.                        Market for Registrant's Common
                               Equity and Related Stockholder Matters                                            19

Item 6.                        Selected Financial Data                                                           20

Item 7.                        Management's Discussion and Analysis
                               of Financial Condition and Results
                               of Operations                                                                     21

Item 8.                        Financial Statements and Supplementary Data                                       29

Item 9.                        Changes in and Disagreements with
                               Accountants on Accounting and
                               Financial Disclosure                                                              29

                                                                      PART III

Item 10.                       Directors and Executive Officers
                               of the Company                                                                    29

Item 11.                       Executive Compensation                                                            30

Item 12.                       Security Ownership of Certain
                               Beneficial Owners and Management                                                  32

Item 13.                       Certain Relationships and Related Transactions                                    34

                                                                      PART IV

Item 14.                       Exhibits, Financial Statement
                               Schedules, and Reports on Form 8-K                                                36

                               Signatures                                                                        38

                                     PART I

ITEM 1. BUSINESS

FORWARD-LOOKING STATEMENTS

           This Annual Report on Form 10-K/A contains forward-looking statements, particularly with respect to Risk Factors, Legal Proceedings, and the Liquidity and Capital Resources section of Management's Discussion and Analysis of Financial Condition and Results of Operations. Additional written or oral forward-looking statements may be made by RISCORP, Inc. ("RISCORP") and its subsidiaries (collectively, the "Company") from time to time in filings with the Securities and Exchange Commission or otherwise. Such forward-looking statements are within the meaning of that term in Sections 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements may include, without limitation, projections of revenues, income, losses, cash flows, plans for future operations, financing needs, estimates concerning the effects of litigation or other disputes, as well as assumptions regarding any of the foregoing.

           Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted. Future events and actual results could differ materially from those set forth in or underlying the forward-looking statements. Many factors could contribute to such differences and include, among others, uncertainties with respect to the final purchase price to be paid by Zenith Insurance Company ("Zenith") pursuant to that certain Asset Purchase Agreement by and among RISCORP, certain of its subsidiaries named therein, and Zenith, dated June 17, 1997, as amended (the "Asset Purchase Agreement"); the actual outcome of pending litigation, including, without limitation, the litigations currently pending with Zenith; the Company's ability to gain approval and receive payment from the Florida Department of Labor; the Company's need for additional capital to meet operating requirements; and other factors mentioned elsewhere in this report.

OVERVIEW

           On April 1, 1998, RISCORP and certain of its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith. In connection with this sale, the Company ceased substantially all of its former business operations, including its insurance operations, effective April 1, 1998. Accordingly, after such date, the operations of the Company consisted primarily of the administration of the day-to-day activities of the surviving corporate entities, compliance with the provisions of the Asset Purchase Agreement, and the investment, protection, and maximization of the remaining assets of the Company. At the present time, the Company has no plans to resume any operating activities.

           Prior to April 1, 1998, the Company offered managed care workers' compensation insurance and services designed to lower the overall costs of work-related claims, while providing quality cost-effective care to injured employees. As of March 31, 1998, the Company provided workers' compensation insurance and services to approximately 18,000 policyholders, principally in Florida and the southeastern United States.

ASSET PURCHASE AGREEMENT WITH ZENITH

           On June 17, 1997, the Company entered into the Asset Purchase Agreement with Zenith for the sale of substantially all of the assets of the Company related to its workers' compensation and other insurance business, including the Company's existing inforce business, and the right to all new and renewal policies (the "Asset Sale"). The transaction closed on April 1, 1998. Pursuant to a covenant not to compete set forth in the Asset Purchase Agreement, the Company agreed that it would not compete in the workers' compensation insurance business in the United States for a three-year period following the closing date. Accordingly, after the transaction closed, the Company ceased to be engaged in the workers' compensation or managed care businesses. In connection with the transaction, Zenith assumed certain liabilities related to the Company's insurance business, including $15 million in Company indebtedness owed to American Re-Insurance Company.

       In connection with the Asset Sale, Zenith paid the Company $35 million in cash, of which $10 million was placed in escrow to secure its indemnification obligations to Zenith. Pursuant to the terms of the Asset Purchase Agreement, the final purchase price to be paid by Zenith will be the amount by which the book value of the transferred assets exceeds the book value of the transferred liabilities assumed by Zenith at closing. On June 9, 1998, RISCORP delivered to Zenith a closing date balance sheet (the "Proposed Business Balance Sheet") representing the audited statement of transferred assets and transferred liabilities as of Apri1 1, 1998. The Proposed Business Balance Sheet indicated RISCORP's proposal as to the final purchase price of approximately $141 million, less the $35 million previously paid by Zenith.

           Subsequent to June 9, 1998, Zenith suggested adjustments to the Proposed Business Balance Sheet that totaled approximately $211 million. These suggested adjustments principally related to differences in the estimation of loss and loss adjustment expense reserves and the estimate of the allowance for uncollectible receivables. The adjustments proposed by Zenith reflected Zenith's position that the aggregate value of the liabilities assumed by Zenith exceeded the value of the assets transferred by approximately $70 million.

           On July 10, 1998, RISCORP and Zenith engaged a nationally recognized independent accounting firm to serve as neutral auditors and neutral actuaries (the "Independent Expert") to resolve the items in dispute between the parties and to determine the Final Business Balance Sheet for this transaction. On March 19, 1999, the Independent Expert delivered its determination of the Final Business Balance Sheet and, as such, its conclusion that the book value of the transferred assets exceeded the book value of the transferred liabilities assumed by Zenith at closing by $92.3 million. Therefore, pursuant to the terms of the Asset Purchase Agreement and given the $35 million previously paid by Zenith at closing, Zenith is required to pay an additional $57.3 million in immediately available funds on or before March 26, 1999, plus interest thereon of 6.13 percent from April 1, 1998 through the final payment date. Of this amount, $53.5 million, plus the interest component, is required to be paid to RISCORP, and $3.8 million is required to be deposited into escrow to further secure the Company's indemnification obligations to Zenith. RISCORP has reported the results of the Independent Expert's determinations in the accompanying 1998 consolidated financial statements; however, RISCORP is in the process of analyzing the basis for the adjustments to the Proposed Business Balance Sheet and is evaluating its alternatives related thereto.

           The sale to Zenith is more fully described in Note 1(b) of the accompanying consolidated financial statements.

BASIS OF PRESENTATION

           As previously disclosed, due to the sale to Zenith, the Company ceased substantially all of its business operations as of April 1, 1998. However, given the operations of the Company for the period January 1, 1998 to April 1, 1998, a description of the Company's former business operations and the workers' compensation industry are included in this report to comply with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission. At the present time, the Company has no plans to resume any operating activities.

INDUSTRY

           Workers' compensation benefits are mandated and regulated by individual states, and most states require employers to provide medical benefits and wage replacement to individuals injured at work, regardless of fault. Virtually all employers in the United States are required either to purchase workers' compensation insurance from a private insurance carrier, a state-sponsored assigned risk pool, a self-insurance fund (an entity that allows employers to pool their liabilities for obtaining workers' compensation coverage), or, if permitted by their state, to be self-insured. Workers' compensation laws generally require two kinds of benefits for injured employees:
(i) medical benefits that include expenses related to diagnosis and treatment of the injury, as well as rehabilitation, if necessary, and (ii) payments that consist of temporary wage replacement or permanent disability payments.

PROGRAMS AND PRODUCTS

Workers' Compensation Products

           Prior to the sale to Zenith, the Company operated in a single industry segment. The Company's products and rating plans encompassed a variety of options designed to fit the needs of a wide selection of employers. The most basic product was a guaranteed cost contract, where the premium was set in advance and changes were made only when changes occurred in policyholder operations or payrolls. The premium for these policies was based on state approved rates, which varied depending on the type of work performed by each employee and the general business of the insured. The Company also offered several loss sensitive plans (retrospective rating, dividend, and large deductible plans) which determined the final premium paid based largely on the insured's losses during the policy period. Employers large enough to qualify had their premiums based on their loss experience over a three-year period. This loss experience was adjusted by the type of business and associated risks. In Florida, policyholders could also qualify for one or more premium credits (5 percent and 2 percent) by agreeing to comply with drug-free workplace and/or safe workplace policies, respectively. Policyholders that elected to assume a certain amount of financial risk could elect a deductible that made them responsible for the first portion of any claim.

In exchange for the deductible election, the employer received a premium reduction. As a result of the sale to Zenith, the Company no longer offers any programs or products.

Workers' Compensation Management Services

           Prior to the sale to Zenith, the Company provided fee-based workers' compensation insurance management services to self-insurance funds and governmental risk-sharing pools, and performed all the services of an insurance carrier except assumption of the underwriting risk. The Company generally required that it be given complete managerial control over the fund's or pool's operations, and that it be entitled to share in cost savings it generated in addition to its base fees. As of March 31, 1998 (immediately prior to the sale to Zenith), the Company provided these services to four entities (representing approximately 3,000 employers) with standard premiums in force under management of approximately $80 million. The largest contracts were with Governmental Risk Insurance Trust, North Carolina Commerce Fund, and Third Coast Insurance Company. Effective January 1, 1998, the Company entered into an agreement for the sale of the Company's 50 percent interest in Third Coast Holding Company ("Third Coast"). Third Coast owned a 100 percent interest in Third Coast Insurance Company. The Company no longer provides any workers' compensation management services.

Workers' Compensation Managed Care Arrangements  ("WCMCAs")

           Effective January 1, 1997, Florida law mandated that workers' compensation insurers provide all medical care through WCMCAs. Under these arrangements, the Company was allowed to direct injured employees to a provider network in which employees were required to participate or face possible denial of medical cost coverage.

           The Company developed a provider network which covered the entire state of Florida and included approximately 5,000 physicians and 650 hospital and ancillary facilities as of March 31, 1998. The Company believed that its ability to obtain discounted medical fees, manage utilization, and track medical outcomes for providers that participated in its network enhanced its ability to manage claims. This provider network was assumed by Zenith on April 1, 1998.

SALES

           Prior to the sale to Zenith, the Company's workers' compensation products and services were sold by independent insurance agencies. As of March 31, 1998, the Company had appointed approximately 800 agencies in four states which sold its products, of which approximately 400 were in Florida. These independent agencies were viewed by the Company as important to its success. As a result of the Asset Sale, the Company no longer maintains relationships with any agencies.

CUSTOMERS

           The Company insured over 18,000 policyholders as of March 31, 1998. The Company generally requested that its agencies target customers that complied with a return-to-work program, maintained a drug-free workplace, were proactive in seeking to minimize injuries in the workplace, and were financially sound or, for certain types of policies, were willing to provide adequate security. The Company did not target any particular industry and believes that its policies were issued to a diversified mix of employers. However, the Company generally did not insure certain employers which it considered to be high risk, including nuclear facilities operators, asbestos removers, and certain other high-risk employers. The Company no longer has any customers.

EMPLOYEES

           Since April 1, 1998, the Company has had no employees or insurance operations and has provided no services to self insurance funds or other insurance related entities. Those services normally provided by employees are currently being outsourced. The Company had approximately 580 full-time employees at March 31, 1998. Of the Company's employees, approximately 435 provided services to the Company's customers and 145 worked in the Company's administrative and financial functions. The Company's employees were not subject to collective bargaining agreements. The Company believed that its employee relations and staffing were satisfactory to meet its former operating levels.

REINSURANCE

           In connection with the sale to Zenith, the Company entered into an assumption and indemnity reinsurance agreement with Zenith effective April 1, 1998. Under the terms of that agreement, the Company ceded to Zenith 100 percent of its outstanding loss reserves (including incurred but not reported losses) and 100 percent of its unearned premiums as of April 1, 1998. Zenith issued assumption certificates to all the Company's former policyholders.

           Pursuant to the terms of the Asset Purchase Agreement, Zenith agreed to assume all of the Company's obligations under its then current and prior insurance and reinsurance contracts. The terms of the Asset Purchase Agreement, including the assumption and indemnity reinsurance agreement, were approved by the Florida and Missouri Insurance Departments on March 31, 1998 and April 1, 1998, respectively.

           As more fully explained in Note 1(b) of the accompanying consolidated financial statements, the Company transferred its reinsurance assets and liabilities in their entirety to Zenith on April 1, 1998. Prior to the sale to Zenith, the Company shared the risks and benefits of the workers' compensation insurance that it wrote with other insurance and reinsurance companies through various reinsurance agreements. For a further discussion of reinsurance, see
Note 8 to the accompanying consolidated financial statements included herein.

           To the extent that the reinsurers, including Zenith, are unable to meet their contractual obligations, the Company may be contingently liable for any losses and loss adjustment expenses ceded. Any such failure on the part of the Company's reinsurers could have a material adverse effect on the Company's financial condition.

A.M. BEST RATINGS OF INSURANCE SUBSIDIARIES

           Due to the discontinuation of the Company's insurance operations, RISCORP's insurance subsidiaries are no longer rated by A.M. Best, an insurance rating organization, or any other rating organization.

           Prior to the sale to Zenith, the Company's limited operating history, pending litigation, and other factors affected the ability of the insurance companies to obtain favorable A.M. Best and comparable ratings. A.M. Best ratings are based on, among other things, a comparative analysis of the financial condition and operating performance of insurance companies as determined by their publicly available reports and meetings with the entities' officers. A.M. Best ratings are weighted towards factors of concern to policyholders and are not weighed toward the protection of investors. In assigning ratings, companies may fall within one of three A.M. Best rating groupings: Best's Ratings, Best's Financial Performance Ratings, or Not Rated ("NR"). The NR category identifies the primary reason a rating opinion was not assigned.

           At December 31, 1998, RISCORP's three insurance subsidiaries, RISCORP Insurance Company ("RIC"), RISCORP Property & Casualty Insurance Company ("RPC"), and RISCORP National Insurance Company ("RNIC"), were each assigned a Best's classification of NR-3 (Rating Procedure Inapplicable). An NR-3 classification is assigned to companies that are not rated by A.M. Best because the A.M. Best normal rating procedures do not apply due to a company's unique or unusual business features.

COMPETITION

           Since April 1, 1998, the Company has not provided any insurance products or services. However, prior to ceasing its insurance operations, the Company competed in a highly competitive market. The Company's competitors included, among others, insurance companies, specialized provider groups, in-house benefits administrators, state insurance pools, and other significant providers of health care and insurance services. A number of the Company's former competitors were significantly larger, had greater financial and operating resources than the Company, and could offer their services nationwide. After a period of absence from the market, traditional national insurance companies re-entered the Florida workers' compensation insurance market, which re-entry increased competition in the Company's principal market segment. In addition, the Company faced significant competition in its newer markets, particularly North Carolina and Alabama. The Company did not offer the full line of insurance products which were offered by some of its competitors.

REGULATION

General

           The Company's business was subject to state-by-state regulation of workers' compensation insurance (which in some instances included rate regulation and mandatory fee schedules) and workers' compensation insurance management services. These regulations are primarily intended to protect covered employees and policyholders, not the insurance companies nor their shareholders. Under the workers' compensation system, employer insurance or self-funded coverage is governed by individual laws in each of the 50 states and by certain federal laws. In addition, many states limit the maximum amount of dividends, distributions, and loans that may be made in any year by insurance companies. The Company did not make any shareholder dividends or distributions during 1998.

           The Company may from time to time need additional surplus to meet certain state regulatory requirements. There can be no assurance that capital will continue to be available when needed or, if available, will be on terms acceptable to the Company.

           In accordance with the terms of the Asset Purchase Agreement, RISCORP entered into a non-compete agreement with Zenith and, pursuant thereto, its insurance subsidiaries cannot re-enter the insurance business for a period of three years from April 1, 1998. In addition, in connection with the approval of the sale to Zenith, RISCORP voluntarily consented to a request from the Florida Insurance Department to discontinue writing any new or renewal insurance business for an indefinite period of time.

           Based on the inability of the Company to write any new or renewal insurance business for an indefinite period of time, the impact of the non-compete on the marketability of RISCORP's insurance subsidiaries, and the future need for operating capital, RISCORP is presently considering the surrender of the Certificates of Authority ("COAs") of its insurance subsidiaries. If RISCORP surrenders the COAs of its insurance subsidiaries, it would be able to dividend funds from the insurance subsidiaries to RISCORP without regulatory approval.

Premium Rate Restrictions

           State regulations governing the workers' compensation system and insurance business in general imposed restrictions and limitations on the Company's business operations. Among other matters, state laws regulate not only the kind of workers' compensation benefits that must be paid to injured workers, but also the premium rates that may be charged to insure employers for those liabilities. As a consequence, the Company's ability to pay insured workers' compensation claims out of the premium revenue generated from the sale of such insurance was dependent on the level of premium rates permitted by state laws. In this regard, it is significant that, in certain instances applicable to the Company, the state regulatory agency that regulated workers' compensation benefits was not the same agency that regulated workers' compensation insurance premium rates and, in certain circumstances, such agencies' regulations were incompatible.

Financial and Investment Restrictions

           Insurance company operations are subject to financial restrictions that are not imposed on most other businesses. State laws require insurance companies to maintain minimum capital and surplus levels and place limits on the amount of insurance premiums a company may write based on the amount of the company's surplus. These limitations restricted the rate at which the Company's insurance operations could grow. The Company's 1998 statutory filings indicated that, as of December 31, 1998, its insurance subsidiaries met applicable state minimum capital and surplus requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

           State laws also require insurance companies to establish reserves for the payment of policyholder liabilities and impose restrictions on the type of assets in which insurance companies may invest. These restrictions may require the Company to invest its insurance subsidiaries' assets more conservatively than if those companies were not subject to the state law restrictions which may prevent the Company from obtaining as high a return on these assets than it might otherwise be able to realize.

Participation in State Guaranty Funds

           Every state in which the Company operated has established one or more insurance guaranty funds or associations that are charged by state law to pay claims of policyholders insured by companies that become insolvent. All insurance companies must participate in the guaranty associations in the states where they do business and are assessable for the associations' operating costs, including the cost of paying policyholder claims of insolvent insurers. This type of guaranty fund is separate from the Florida Special Disability Trust Fund ("SDTF") which is designed to pay insurers for certain benefits paid to previously injured Florida workers. Pursuant to the terms of the Asset Purchase Agreement, Zenith assumed all liabilities and obligations with respect to guaranty fund assessments and similar charges attributable to the Company's former insurance operations.

Statutory Accounting and Solvency Regulation

           State regulation of insurance company financial transactions and financial condition are based on statutory accounting principles ("SAP"). SAP differs in a number of ways from generally accepted accounting principles ("GAAP") which govern the financial reporting of most other businesses. In general, SAP financial statements are more conservative than GAAP financial statements, often resulting in lower asset values and higher liability values.

           State insurance regulators closely monitor the SAP-basis financial condition of insurance companies and can impose financial and operating restrictions on an insurance company, including: 1) transfer or disposition of assets; 2) withdrawal of funds from bank accounts; 3) extension of credit or making loans; and 4) investment of funds.

         At December 31, 1998 and 1997, each of RISCORP's insurance subsidiaries maintained statutory capital and surplus that met the minimum capital and surplus requirements in each state in which the individual company was licensed.

           The National Association of Insurance Commissioners has adopted risk-based capital standards to determine the capital requirements of an insurance carrier based upon the risks inherent in its operations. The standards, which have not yet been adopted in Florida, require the computation of a risk-based capital amount which is then compared to a carrier's actual total adjusted capital. The computation involves applying factors to various financial data to address four primary risks: asset risk, insurance underwriting risk, credit risk, and off-balance sheet risk. These standards provide for regulatory intervention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. At December 31, 1998 and 1997, RISCORP's insurance subsidiaries' statutory surplus was in excess of any risk-based capital action level requirements.

           The Florida Insurance Department completed an examination of the statutory books and records of RIC and RPC as of December 31, 1996 and issued final reports on the examinations in October 1998. There were no adjustments to the capital and surplus of RPC and $3.5 million of adjustments which reduced the capital and surplus of RIC. The most significant examination adjustment to the capital and surplus of RIC was the non-admission by the examiners of $2.2 million of investments that were held by a bank outside of Florida. The remaining $1.3 million of adjustments related primarily to certain related party receivables that were either collected or charged to expense in 1997. These statutory adjustments had no material impact on the accompanying GAAP-based financial statements.

           On October 9, 1997, the Missouri Insurance Department completed an examination of RNIC's books and records as of December 31, 1996, and issued a final report on the 1996 examination in January 1998. The statutory capital and surplus as of December 31, 1996 determined by the examiners was $1.7 million less than that reported by RNIC in its 1996 statutory financial statements. One of the examination adjustments was the non-admission of a $0.9 million accounts receivable balance relating to the loss portfolio transfer from the Occupational Safety Association of Alabama ("OSAA"), an Alabama self-insured workers' compensation fund. This balance was paid in full by OSAA. The remaining $0.8 million of adjustments pertained to items that were either collected or charged to expense during 1997. These examination adjustments related only to the statutory financial statements and had no impact on the accompanying GAAP-based financial statements.

LOSSES AND LOSS ADJUSTMENT EXPENSES

           On April 1, 1998, the Company's net liabilities for losses and loss adjustment expense were transferred to Zenith; accordingly, at December 31, 1998, no liability for losses and loss adjustment expense was necessary.

           Prior to the sale to Zenith, the Company established its estimated liability for losses and loss adjustment expenses based on facts then known, estimates of future claims trends, experience with similar cases, and historical Company and industry trends. These trends included loss payment and reporting patterns, claim closures, and product mix.

           The following table presents an analysis of losses and loss adjustment expenses and provides a reconciliation of beginning and ending reserves for 1998, 1997, and 1996.

                                                                          1998           1997           1996
                                                                        --------      ---------       --------
                                                                                    (in thousands)
Gross reserves for losses and loss adjustment
  expenses, beginning of year                                           $437,038      $458,239       $261,700
Less reinsurance recoverables                                            184,251       180,698        100,675
Less SDTF recoverable                                                     45,211        49,505         51,836
Less prepaid managed care fees                                             8,420        31,958         16,369
                                                                        --------      --------       --------
Net balance at January 1                                                 199,156       196,078         92,820
                                                                        --------      --------       --------

Assumed during year from loss portfolio transfers and acquisitions            --            --         88,212
                                                                        --------      --------       --------

Incurred losses and loss adjustment expenses related to:
  Current year                                                            14,860       125,764        123,986
  Prior years                                                             11,717        (2,401)         3,023
                                                                        --------      --------       --------
    Total incurred losses and loss adjustment expenses                    26,577       123,363        127,009
                                                                        --------      --------       --------

Losses and loss adjustment expenses paid related to:
  Current year                                                             1,717        45,646         56,088
  Prior years                                                             26,760        74,639         55,875
                                                                        --------      --------       --------
    Total losses and loss adjustment expenses paid                        28,477       120,285        111,963
                                                                        --------      --------       --------
Net balance at December 31                                               197,256       199,156        196,078

Plus reinsurance recoverables                                            214,302       184,251        180,698
Plus SDTF recoverables                                                    44,552        45,211         49,505
Plus prepaid managed care fees                                             6,182         8,420         31,958
                                                                        --------      --------       --------
                                                                         462,292       437,038        458,239

Less reserves for losses and loss adjustment
  expenses transferred to Zenith                                         462,292            --             --
                                                                        --------      --------       --------
Gross reserves for losses and loss adjustment
  expenses at December 31                                               $     --      $437,038       $458,239
                                                                        ========      ========       ========

           The following table shows the development of losses and loss adjustment expenses for 1988 through 1997. The development data for 1998 is not available due to the transfer of the liabilities for losses and loss adjustment expenses to Zenith on April 1, 1998. The top line of the table indicates the estimated liabilities for unpaid losses and loss adjustment expenses as reported at the end of the stated year. Each calendar year-end reserve includes estimated unpaid liabilities for the current accident year and all prior accident years. The cumulative amount paid portion of the table presents the amounts paid as of subsequent years on those claims for which liabilities were carried as of each specific year. The section captioned "Liability Re-estimated as of" shows the original recorded liabilities as adjusted at the end of each subsequent year to give effect to the cumulative amounts paid and all other facts and information discovered during each year. For example, an adjustment made in 1996 for 1992 loss reserves will be reflected in the re-estimated ultimate liability for each of the years 1992 through 1995. The cumulative redundancy (deficiency) line represents the cumulative change in estimates since the initial liabilities were established. It is equal to the difference between the initial reserve and the latest liability re-estimated amount.

           The table below represents combined development for RIC, RPC, and their predecessors through 1995. Calendar year 1996 estimates of ultimate liabilities include reserves assumed with the purchase of RNIC and the subsequent loss portfolio transfers of five self-insurance funds. Effective in 1996, the Company has separately reported unallocated loss adjustment expenses previously included in general and administrative expenses. The cumulative paid and re-estimated liability data in the following table have been restated for all years to reflect this change. The table presents development data by calendar year and does not relate the data to the year in which the accident occurred.

                                                                      AS OF DECEMBER 31
                             ----------------------------------------------------------------------------------------------------
                                                                        (In thousands)
                             1988    1989      1990       1991        1992       1993       1994         1995      1996      1997
                             ----    ----      ----       ----        ----       ----       ----         ----      ----      ----
Loss and loss adjustment
  expenses, net            $  954  $11,273   $36,323   $ 68,674    $ 96,755    $152,406   $128,453     $92,820   $196,078  $199,156
Cumulative Amount Paid:
  One Year Later              355    8,927    19,335     32,241      47,572     122,603     95,229      55,875     74,639
  Two Years Later             902   14,922    34,010     55,794     116,193     164,840    127,395      77,823
  Three Years Later         1,185   19,675    44,551     91,441     134,193     172,699    141,803
  Four Years Later          1,595   22,587    59,651    100,307     137,782     177,603
  Five Years Later          1,665   26,943    62,775    102,468     140,671
  Six Years Later           1,801   27,870    63,620    103,936
  Seven Years Later         1,821   28,141    64,129
  Eight Years Later         1,662   28,563
  Nine Years Later          1,862

Liability Re-estimated as of:
  One Year Later            1,016   18,508    44,192     71,145     115,116     156,866    133,651      95,843    193,677
  Two Years Later           1,219   20,541    49,429     83,918     123,472     156,303    139,992      96,189
  Three Years Later         1,462   24,514    55,485     91,477     123,298     162,811    144,138
  Four Years Later          1,890   27,108    58,588     91,821     125,751     167,907
  Five Years Later          1,977   26,670    57,867     92,878     131,074
  Six Years Later           1,785   26,023    57,981     96,905
  Seven Years Later         1,734   26,067    59,986
  Eight Years Later         1,567   26,814
  Nine Years Later          1,763

Cumulative Redundancy
 (Deficiency)                (809) (15,541)  (23,663)   (28,231)    (34,319)    (15,501)   (15,685)     (3,369)     2,401

            As the foregoing table indicates, the Company's reserving results in its early years were adversely impacted by its short operating history and the relative age of the accounts it insured. Additionally, the inclusion of unallocated loss adjustment expenses in the table increased the cumulative deficiency for all years. From 1992 through March 31, 1998, the Company believes its reserving methodologies became more reliable. Key factors for this improvement were: 1) the ability to identify trends and reduce volatility based on a larger claims database; 2) the maturation of the Company's managed care approach to claims; and 3) industry reforms.

RISK FACTORS

           In evaluating the Company, prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Annual Report.

Cessation of Business Operations

           On April 1, 1998, RISCORP and certain of its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith. In connection with the Asset Sale, RISCORP ceased substantially all of its former business operations, including its insurance operations, effective April 1, 1998. Accordingly, since such date, the operations of the Company have consisted, and will continue to consist, primarily of the administration of the day-to-day activities of the surviving corporate entities, compliance with the provisions of the Asset Purchase Agreement, and the investment, protection, and maximization of the remaining assets of the Company. At the present time, the Company has no plans to resume any operating activities.

Control by a Single Shareholder

           The Company's equity consists of RISCORP's Class A and Class B Common Stock, which vote together as a single class on all issues, except as otherwise required by law. Mr. William D. Griffin owns beneficially 22,176,052 shares of RISCORP's Class B Common Stock, each share of which has ten times the voting power of a share of Class A Common Stock. As a result, Mr. Griffin controls approximately 86 percent of the combined voting power of the Class A and Class B Common Stock and controls the outcome of substantially all shareholder votes.

Uncertainties Relating to the Availability of Cash Proceeds for Distribution to Shareholders

           On March 19, 1999, the Independent Expert delivered its determination of the Final Business Balance Sheet and, as such, its conclusion that the book value of the transferred assets exceeded the book value of the transferred liabilities assumed by Zenith at closing by $92.3 million. Therefore, pursuant to the terms of the Asset Purchase Agreement and given the $35 million previously paid by Zenith at closing, Zenith is required to pay an additional $57.3 million in immediately available funds on or before March 26, 1999, plus interest thereon of 6.13 percent from April 1, 1998 through the final payment date. Of this amount, $53.5 million, plus the interest component, is required to be paid to RISCORP, and $3.8 million is required to be deposited into escrow to secure the Company's indemnification obligations to Zenith.

           Of the cash proceeds to be received from Zenith in connection with the Asset Purchase Agreement, approximately 85 percent have been, or will be, used to (i) fund the working capital requirements of the Company, (ii) resolve all claims and contingencies pending against RISCORP and its subsidiaries and to fund all expenses associated therewith, (iii) fund all other liabilities not transferred to Zenith, and (iv) satisfy any statutory reserve or capital requirements to which RISCORP's regulated subsidiaries are subject following the closing of the transaction with Zenith. Fifteen percent of the cash proceeds received from Zenith is to be held in escrow until the second anniversary of the Closing Date. Such escrowed funds are to be used to indemnify Zenith against liabilities (other than those transferred) and any misrepresentation, breach, or nonfulfillment of any agreement contemplated in the Asset Purchase Agreement. After the two year anniversary of the Closing Date, if no indemnification claim is pending, the funds remaining in escrow are to be paid to the Company with accrued interest, and such amount, if any, is to be available for the purposes set forth in items (i), (ii), (iii), and (iv) above.

           The Company anticipates that, after satisfaction of all claims and contingencies pending against the Company and its subsidiaries and after funding all expenses associated therewith, the remaining proceeds, if any, will be distributed to those shareholders of record on a record date to be established by RISCORP's Board of Directors in connection with any future dividends or distributions. Such claims and contingencies include all litigation pending or hereafter instituted against RISCORP, its subsidiaries, and their respective officers, directors, and agents, including, without limitation, the litigation with Zenith.

           While the Company believes that a portion of the proceeds will ultimately be available for distribution to shareholders, it is currently anticipated that the resolution of various contingent liabilities, including the Company's indemnification obligations to Zenith, will take at least two years. In addition, the Company is unable to predict when its litigation with Zenith will be resolved and what effect such resolution will have on funds available to shareholders. Pursuant to the terms of RISCORP's Amended and Restated Articles of Incorporation, the holders of Class A Common Stock and Class B Common Stock are entitled to participate in any dividends declared or paid by RISCORP or distributions to the holders of common stock in connection with any liquidation, dissolution, or winding up of the Company ratably on a per share basis.

           Any future distribution of closing proceeds will be at the discretion of the Board of Directors and available only to RISCORP shareholders on a record date to be established at a later time in connection with any such future distribution. Shareholders that currently are record holders of Class A Common Stock or Class B Common Stock who are not record holders at the time a record date is established in connection with a future distribution will not be entitled to participate in any such distribution of closing proceeds. The Board of Directors intends to solicit additional shareholder approval prior to a final distribution of closing proceeds. Although interim distributions or dividends to shareholders do not require shareholder approval, a final distribution of closing proceeds will require additional shareholder approval.

Personal Holding Company Income

           Following the consummation of the Asset Sale, the Company ceased substantially all of its former business operations and invested a substantial portion of its remaining assets in interest bearing obligations pending the resolution of various outstanding claims and other contingencies. Under the Internal Revenue Code of 1986, as amended (the "Code"), corporations that have 60 percent or more of their income from various passive sources, including dividends and interest, and that have 50 percent or more of their outstanding stock held by five or fewer individuals, are subject to a tax of 39.6 percent on their undistributed personal holding company income, as defined in the Code, in addition to their regular income tax. Because the Company has ceased to have active business income, but will not be able to liquidate or make other distributions promptly, it is anticipated that in one or more post-1998 tax years the Company will be considered to be a personal holding company and will either be subject to the personal holding company tax in addition to the regular income tax or will be required to distribute an amount equal to the taxable income earned by the Company, net of certain expenses and with certain other adjustments, as regular dividends taxable as ordinary income to shareholders to avoid the imposition of such a tax. In an effort to avoid unfavorable tax treatment, the Company, pending resolution of claims or contingencies, may invest in obligations the interest of which is excluded from gross income for federal income tax purposes. The Company's failure to make such investments or in the alternative to make distributions of net investment income, if any, could have a material adverse affect on the amount distributable to shareholders.

Investment Company Act Considerations

           While the Company does not intend to conduct its affairs in a manner which would require registration as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), a determination that it is an investment company subject to registration could materially increase its administrative costs and regulatory requirements.

           The Investment Company Act places restrictions on the capital structure, business activities, and corporate transactions of companies registered thereunder. Generally, a company is deemed to be an investment company subject to registration if its holdings of "investment securities" (generally, securities other than securities issued by majority controlled, non-investment company subsidiaries, and government securities) exceed 40 percent of the value of its total assets exclusive of government securities and cash items on an unconsolidated basis. Pursuant to a rule of the Securities and Exchange Commission (the "Commission") under the Investment Company Act, a company that otherwise would be deemed to be an investment company may be excluded from such status for a one-year period provided that such company has a bona fide intent to be engaged primarily, as soon as reasonably possible (and in any event within that one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities. If the Company would otherwise be deemed to be an investment company under the Investment Company Act, the Company intends to rely on such exemption while it attempts to resolve all contingencies pending against the Company, and will not register as an investment company under the Investment Company Act during the one-year period following the closing of the Asset Sale.

           Registration by the Company under the Investment Company Act would require the Company to comply with various reporting and other requirements under the Investment Company Act, would subject the Company to certain additional expense, and could limit the Company's options for future operations.

           Because the Company does not expect to have resolved all contingencies pending against it within the one-year period referred to above, the Company may be required either to (i) apply to the Commission for exemptive relief from the requirements of the Investment Company Act or (ii) invest certain of its assets in government securities and cash equivalents that are not considered "investment securities" under the Investment Company Act. There can be no assurance that the Company will be able to obtain exemptive relief from the Commission. Alternatively, investments in government securities and cash equivalents could yield a significantly lower rate of return than other investments which the Company could make if it chose to register as an investment company.

ITEM 2. PROPERTIES

           On April 1, 1998, the Company sold its headquarters building in Sarasota, Florida to Zenith in accordance with the terms of the Asset Purchase Agreement. The building contained 112,000 square feet of space, as well as an adjacent parking facility. The Company currently leases an aggregate of 17,000 square feet of office space at four other locations in three states, including Florida, under terms expiring through January 2001. The Company incurred rent expense of $0.2 million for 1998. The Company has aggregate continuing lease commitments through October 2000 of $0.2 million related to two locations in which offices were closed during 1997.

ITEM 3. LEGAL PROCEEDINGS

         Zenith Litigation. On or about January 11, 1999, Zenith filed a lawsuit against RISCORP and certain of its subsidiaries in federal court in New York setting forth 14 separate causes of action arising out of the Asset Purchase Agreement and certain ancillary agreements. The complaint seeks an unspecified total amount of damages, but the amount of compensatory damages sought is in excess of $30 million, together with an unspecified amount of punitive damages and attorneys' fees. Zenith's claims include, among others, that the Company (i) breached certain representations and warranties set forth in the Asset Purchase Agreement, (ii) failed to transfer certain assets to Zenith, (iii) failed to operate its business in the ordinary course, (iv) failed to reimburse Zenith for certain payments, and (v) fraudulently induced Zenith to execute the Asset Purchase Agreement due to certain alleged verbal representations made with respect to RISCORP's Year 2000 compliance.

         On October 16, 1998, RISCORP and certain of its subsidiaries filed an action against Zenith in federal court in Tampa, Florida alleging a breach of the Asset Purchase Agreement. The Company amended its complaint in Florida on January 25, 1999, and added ten additional claims arising out of Zenith's failure to indemnify the Company for certain claims of third parties. The Company also added two other claims, one for breach of contract and one for conversion, related to Zenith's taking of $4.1 million the Company had on deposit with the South Carolina Insurance Department.

         The Company intends to vigorously defend those claims asserted by Zenith and to vigorously prosecute the Company's claims; however, there can be no assurance as to the ultimate outcome of this litigation.

         Securities Litigation. Between November 20, 1996 and January 31, 1997, nine shareholder class-action lawsuits were filed against RISCORP and other defendants in the United States District Court for the Middle District of Florida. In March 1997, the court consolidated these lawsuits and appointed co-lead plaintiffs and co-lead counsel. The plaintiffs subsequently filed a consolidated complaint. The consolidated complaint named as defendants RISCORP, three of its executive officers, one non-officer director, and three of the underwriters for RISCORP's initial public offering. The plaintiffs in the consolidated complaint purport to represent the class of shareholders who purchased RISCORP's Class A Common Stock between February 28, 1996 and November 14, 1996. The consolidated complaint alleges that RISCORP's Registration Statement and Prospectus of February 28, 1996, as well as subsequent statements, contained false and misleading statements of material fact and omissions, in violation of Sections 11 and 15 of the Securities Act, Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder. The consolidated complaint seeks unspecified compensatory damages.

           In July 1998, the parties executed a stipulation and agreement of settlement in which the Company agreed to pay $21 million in cash to a settlement fund to settle this litigation. The Company has paid $0.5 million as an advance to the settlement fund. The remainder of the settlement fund is to be paid from the proceeds of the second payment due under the Asset Purchase Agreement with Zenith. On July 29, 1998, the court issued a preliminary approval order in which it certified the purported class for settlement purposes. The court held a settlement fairness hearing on December 15, 1998. At that hearing, the court announced its opinion that the settlement was fair and reasonable and should be approved. The parties have executed several amendments to the settlement agreement extending the deadline after which plaintiffs may terminate the settlement agreement and resume litigation. Under the most recent amendment, the Company has until March 24, 1999 in which to fully fund the settlement agreement from the proceeds of the Zenith transaction. If the settlement fund is not fully funded by that date, plaintiffs have the right to terminate the settlement agreement pursuant to procedures specified in the agreement.

           The Company estimates that $8 million of insurance proceeds will be available for contribution to the settlement amount, as well as related costs and expenses. The Company recognized the $21 million proposed settlement and the related insurance proceeds in the 1997 consolidated statement of operations. Because the settlement agreement is contingent on the Company's receipt of an additional payment from Zenith in connection with the Asset Sale, there can be no assurance that this litigation will be ultimately settled on the terms described herein.

           OSAA Litigation. On August 20, 1997, the OSAA Workers' Compensation Fund (the "Fund") filed a breach of contract and fraud action against the Company and others. The Fund entered into a Loss Portfolio Transfer and Assumption Reinsurance Agreement dated August 26, 1996 and effective September 1, 1996 with RNIC. Under the terms of the agreement, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) as of September 1, 1996. Co-defendant Mr. Peter D. Norman ("Norman") was a principal and officer of Independent Association Administrators, Inc. ("IAA") prior to its acquisition by RISCORP in September 1996. The complaint alleges that Norman and IAA breached certain fiduciary duties owed to the Fund in connection with the subject agreement and transfer. The complaint alleges that RISCORP has breached certain provisions of the agreement and owes the Fund monies under the terms of the agreement. The Fund claims, per a Loss Portfolio Evaluation dated February 26, 1998, that the Fund overpaid RNIC by $6 million in the subject transaction. The court has granted RNIC's Motion to Compel Arbitration per the terms and provisions of the agreement. RNIC has appealed the trial court's ruling which prevents the American Arbitration Association from administering the arbitration between RNIC and the Fund. The Alabama Supreme Court has stayed the current arbitration. The dispute between the Fund and RNIC is expected to be resolved through arbitration. The other defendants, including IAA, have appealed to the Supreme Court of Alabama the trial court's denial of their motions to compel arbitration. RNIC intends to vigorously defend the Fund's claim.

           Bristol Hotel Litigation. On March 13, 1998, RIC and RPC were added as defendants in a purported class action filed in the United States District Court for the Southern District of Florida, styled Bristol Hotel Management Corporation, et. al., v. Aetna Casualty & Surety Company, a/k/a Aetna Group, et. al. Case No. 97-2240-CIV-MORENO. The plaintiffs purport to bring this action on behalf of themselves and a class consisting of all employers in the State of Florida who purchased or renewed retrospectively rated or adjusted workers' compensation policies in the voluntary market since 1985. The suit was originally filed on July 17, 1997 against approximately 174 workers' compensation insurers as defendants. The complaint was subsequently amended to add the RISCORP defendants. The amended complaint named a total of approximately 161 insurer defendants. The suit claims that the defendant insurance companies violated the Sherman Antitrust Act, the Racketeer Influenced and Corrupt Organizations Act ("RICO"), and the Florida Antitrust Act, committed breach of contract and civil conspiracy, and were unjustly enriched by unlawfully adding improper and illegal charges and fees onto retrospectively rated premiums and otherwise charging more for those policies than allowed by law. The suit seeks compensatory and punitive damages, treble damages under the Antitrust and RICO claims, and equitable relief. RIC and RPC moved to dismiss the amended complaint and have also filed certain motions to dismiss the amended complaint filed by various other defendants.

           On August 26, 1998, the district court issued an order dismissing the entire suit against all defendants. On September 13, 1998, the plaintiffs filed a Notice of Appeal. On February 9, 1999, the district court issued, sua sponte, an Order of Reconsideration in which the court indicated its desire to vacate the dismissal of the RICO claims and pendant state claims based on a recent decision of the United States Supreme Court. Although the Plaintiffs have indicated that they will seek to have the appeal terminated and the case remanded to the district court, no formal motion has been filed with the Court of Appeals. Management will continue to monitor the progress of the appeals process as necessary and intends to defend the case vigorously if it is returned to the district court for further proceedings.

           Employee Matters. In June 1997, the Company terminated a number of employees in connection with a workforce reduction. As a result of the workforce reduction, a number of former employees have initiated proceedings, including arbitration, against the Company for certain severance benefits. The Company intends to vigorously defend these suits; however, there can be no assurance that it will prevail in these proceedings.

           The Company, in the ordinary course of business, is party to various lawsuits. Based on information presently available, and in the light of legal and other defenses available to the Company, contingent liabilities arising from such threatened and pending litigation in the ordinary course are not presently considered by management to be material.

           Other than as noted above, no provision had been made in the accompanying consolidated financial statements for the foregoing matters at December 31, 1998.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None.


                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

           Following RISCORP's initial public offering on February 29, 1996, the Company's Class A Common Stock ($.01 par value) was traded on the NASDAQ Stock Market's National Market under the symbol "RISC." There is no public market for RISCORP's Class B Common Stock. Due to RISCORP's inability to timely file its Annual Report on Form 10-K for the year ended December 31, 1996 or its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, RISCORP's Class A Common Stock was delisted on July 2, 1997. Despite RISCORP's timely filing of all periodic reports for all periods subsequent to the third quarter of 1997, RISCORP's Class A Common Stock has remained delisted, and RISCORP has no intention to seek readmission for listing on NASDAQ or any other national securities exchange. Accordingly, since July 2, 1997, there has been no public market for the RISCORP's Class A Common Stock.

           As of December 31, 1998, there were 376 record holders of Class A Common Stock. The following table sets forth the high and low per share bid prices for RISCORP's Class A Common Stock for each quarterly period, as reported to RISCORP by a national brokerage firm. Such over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

                         Per Share Bid Information for Class A Common Stock
---------------------------------------------------------------------------------------------------
                                 1998                                         1997
               ----------------------------------------       -------------------------------------
                 1st        2nd        3rd        4th           1st      2nd       3rd       4th
               Quarter    Quarter    Quarter    Quarter       Quarter   Quarter   Quarter   Quarter
               -------    -------    -------    -------       -------   -------   -------   -------
High            2 1/2       2 3/8     2 1/8     1 1/32         4 3/8     3 3/4     1 1/8    1 1/2
Low             25/32     1 31/32       7/8      23/32         1 7/8     15/16       3/8      5/8

           No dividends have been declared or paid since RISCORP's initial public offering and it is not anticipated that dividends will be paid in the foreseeable future.

ITEM 6. SELECTED FINANCIAL DATA

                                                       YEAR ENDED DECEMBER 31
                                     ------------------------------------------------------------
                                     1998         1997          1996          1995           1994
                                     ----         ----          ----          ----           ----
                                               (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues:
 Premiums earned                   $25,819      $179,729      $173,557      $135,887      $  1,513
 Fees and other income               5,906        20,369        31,733        22,397        56,712
 Net realized gains                  4,280         1,546           105         1,016            --
 Net investment income               7,103        16,447        12,194         6,708         1,677
                                   -------      --------      --------      --------      --------
    Total revenues                  43,108       218,091       217,589       166,008        59,902
                                   -------      --------      --------      --------      --------
Expenses:
 Losses and loss
  adjustment expenses               24,016       104,052       114,093        82,532          (716)
 Unallocated loss
  adjustment expenses                2,561        19,311        12,916        10,133         8,804
 Commissions and general and
  administrative expenses           34,191        70,800        65,685        48,244        35,869
 Interest                              676         1,919         2,795         4,634         1,750
 Depreciation and amortization       2,736         7,423        11,500         1,683         1,330
                                   -------      --------      --------      --------      --------
    Total expenses                  64,180       203,505       206,989       147,226        47,037
                                   -------      --------      --------      --------      --------


                                                                  YEAR ENDED DECEMBER 31
                                          -----------------------------------------------------------------
                                             1998           1997          1996          1995         1994
                                          ---------       --------      --------      --------      -------
Income (loss) from operations               (21,072)        14,586        10,600        18,782       12,865
Loss on sale of net assets to Zenith        (47,747)            --            --            --           --
                                          ---------       --------      --------      --------      -------
Income (loss) before income taxes           (68,819)        14,586        10,600        18,782       12,865
Income taxes (1)                              2,056          7,300         8,202         5,099        5,992
                                          ---------       --------      --------      --------      -------
    Net income (loss)                     $ (70,875)      $  7,286      $  2,398      $ 13,683      $ 6,873
                                          =========       ========      ========      ========      =======
Net income (loss) per share (4)           $   (1.91)      $   0.20      $   0.07      $   0.49      $  0.24
                                          =========       ========      ========      ========      =======
Net income (loss) per share assuming
  dilution (4)                            $   (1.91)      $   0.20      $   0.07      $   0.45      $  0.23
                                          =========       ========      ========      ========      =======
Weighted average common
  shares outstanding                         37,012         36,892        34,648        28,100       28,100
                                          =========       ========      ========      ========      =======
Weighted average common
  shares and common share
  equivalents outstanding (2)(3)             37,012         37,116        36,406        30,093       30,093
                                          =========       ========      ========      ========      =======

BALANCE SHEET DATA (AT END OF YEAR):
Cash and investments                      $  37,686       $253,634      $281,963      $ 92,713      $47,037
Total assets                                123,393        749,650       828,442       443,242       93,908
Long-term debt                                   --         15,609        16,303        46,417       27,840
Shareholders' equity                         95,566        163,533       157,308        16,157        3,895


(1) Certain subsidiaries of RISCORP were S Corporations prior to the Reorganization [as referred to in Note 1(a) to the Company's consolidated financial statements] and were not subject to corporate income taxes.

(2) The 1995 shares exclude 2,556,557 shares of Class A Common Stock reserved for issuance pursuant to the exercise of stock options outstanding as of December 31, 1995, having a weighted average exercise price of $3.96 per share.

(3) The 1997 and 1996 shares include 790,336 and 225,503 shares, respectively, of Class A Common Stock pursuant to the contingency clauses in the acquisition agreement with IAA. See Notes 4 and 20 to the Company's consolidated financial statements.

(4) The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share". As required by that pronouncement, these amounts have, for all years presented, been recalculated in accordance with its provisions.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         As discussed more fully in Note 1(b) of the accompanying consolidated financial statements, RISCORP and certain of its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith on April 1, 1998. In connection with this sale, RISCORP ceased substantially all of its former business operations, including its insurance operations, effective April 1, 1998. Accordingly, after such date, the operations of the Company consisted primarily of the administration of the day-to-day activities of the surviving corporate entities, compliance with the provisions of the Asset Purchase Agreement, and the investment, protection, and maximization of the remaining assets of the Company.

        Since April 1, 1998, the Company has had no employees or insurance operations, and has provided no services to self-insurance funds or other insurance related entities. Because of the significant changes in the operating activities of the Company after April 1, 1998, a comparison of the results of operations for 1998 to 1997 and 1996 is meaningless. Therefore, the results of operations for the nine months ended December 31, 1998 are explained separately with no comparison to the comparable prior periods. The results of operations of the Company prior to the April 1, 1998 sale to Zenith, compared to the comparable period in 1997 and 1996 are included to comply with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission; however, those results of operations are not indicative of the operations of the Company since April 1, 1998 and are not indicative of any future operations by the Company since no future operations are anticipated.

RESULTS OF OPERATIONS

APRIL 1, 1998 TO DECEMBER 31, 1998

         During the nine months ended December 31, 1998, the Company's primary operating activities were the defense of the Proposed Business Balance Sheet, the investment of the net $25 million initial payment received from Zenith on April 2, 1998, the investment of other invested assets retained by the Company, compliance with the provisions of the Asset Purchase Agreement, and the administration of the day-to-day activities of the surviving corporate entities. Compliance with the provisions of the Asset Purchase Agreement included the transfer of all of the assets and liabilities, not retained by the Company, to Zenith, and assisting with the orderly transition of the Company's insurance operations to Zenith.

         At December 31, 1998, the Company had investments totaling $16 million, of which $4.6 million consisted of securities to be transferred to Zenith. Those securities were primarily regulatory deposits and securities held in trust in connection with certain reinsurance agreements.

         The following comments pertain to the other balances on the December 31, 1998 balance sheet.

         - Restricted cash and cash equivalents consisted primarily of the $10 million initial purchase price payment which is being held in escrow under the terms of the Asset Purchase Agreement.

         - The $49.9 million receivable from Zenith represents the remaining purchase price to be received from Zenith in connection with the Asset Sale. A more in-depth discussion of the receivable amount can be found in Note 1(b) of the accompanying financial statements.

         - Deferred income taxes of $3.1 million consisted of federal and state income taxes that are anticipated to be recovered in future years. At this time, this asset is expected to be fully recoverable.

         - Other assets of $7.3 million consisted primarily of prepaid insurance coverages of $4.1 million, retainers paid to certain professionals and consultants of $1.1 million, and accrued investment income of $2.1 million, of which $1.8 million relates to interest receivable from Zenith.

         - In March 1999, the Company collected $11.9 million of the $17.3 million of recorded income taxes recoverable. The remaining balance is expected to be received during 1999.

         - Accounts receivable-other of $7.7 million consisted primarily of a $2.3 million receivable which is expected to be realized upon the redemption of the Company's outstanding stock and $4.8 million of certain insurance recoverables which is expected to be received when the accrued legal settlements discussed herein are actually paid.

         - Accrued expenses and other liabilities totaled $27.8 million and consisted primarily of $20.5 million of an accrued legal settlement, $2.5 million of accrued legal, accounting, auditing, and actuarial expenses that primarily relate to the defense of the Proposed Business Balance Sheet, $1.3 million of trade accounts payable, $1 million of income taxes payable, $0.6 million of unpaid restructuring cost relating to the June 1997 corporate restructuring, and $1 million of other accruals and payables.

        The Company's operating results for the nine months ended December 31, 1998 resulted in a net loss of $61.6 million. The following comments pertain to the Company's revenues and expenses for the nine months ended December 31, 1998:

         - The $47.7 million loss on the sale to Zenith represents the adjustment to the purchase price as determined by the Independent Expert [see Note 1(b) of the accompanying consolidated financial statements].

         - Net realized gains were $2.8 million. The net realized gains consisted primarily of gains on the sale of securities transferred to Zenith in connection with the Asset Purchase Agreement. For 1998, the net realized gains were $4.3 million, of which $1.3 million was the gain on the sale of Third Coast recognized in the first quarter of 1998, more fully discussed in Note 4 of the accompanying consolidated financial statements.

         - Net investment income was $3.8 million. Net investment income consisted of $1.8 million of interest income on the $49.9 million receivable from Zenith, interest income of $0.4 million on the $10 million balance in escrow, and $1.6 million of investment portfolio income.

         - Operating expenses totaled $18.6 million. This amount included three significant non-recurring expenses that relate to the sale to Zenith. The first non-recurring expense totaled $3.4 million and consisted of severance payments to certain of the Company's former executives and employees. The second expense totaled $4.1 million and consisted of the issuance of RISCORP stock to The Phoenix Management Company, Ltd. ("Phoenix") in accordance with a Restricted Stock Award Agreement. The third expense totaled $2.8 million and represented a payment for a tax gross up related to the issuance of the restricted stock award to Phoenix. The remaining $8.3 million of operating expenses consisted of $2.8 million of accounting and auditing expenses, $1.7 million of recurring operating expenses such as rent, telephone, insurance, and similar costs, $1 million of adjustments to the Proposed Business Balance Sheet (discussed more fully in Note 1(b) of the accompanying consolidated financial statements), $0.9 million of management expenses, $0.3 million of transition expenses incurred as a result of the sale to Zenith, and $1.6 million of other expenses.

         - In September 1998, the Company received a reimbursement of $1.2 million of legal fees incurred in 1997 and 1998 in connection with payments made on behalf of certain former officers and directors of the Company. This reimbursement was included as a reduction in commissions and underwriting and administrative expenses in the accompanying 1998 consolidated statement of operations.

         - Depreciation and amortization expense was $0.3 million. The Company transferred all assets subject to amortization to Zenith in connection with the sale and, based on discussions with representatives of Zenith, retained $0.3 million of fixed assets (consisting primarily of computer equipment) which is being depreciated over three years.

         -        Interest expense was $0.7 million.

         Net investment income for 1998 was $7.1 million compared to $16.4 million in 1997, a net decrease of $9.3 million. The decline in investment income was due to a decline in invested assets (including the receivable from Zenith) of $157.6 million for 1998 compared to 1997. The decrease in invested assets was primarily due to the sale to Zenith and the decline in written premiums as discussed elsewhere herein.

PRIOR TO APRIL 1, 1998

           The discussion that follows relates to the operations and operating philosophy of the Company's activities which existed prior to April 1, 1998 and includes the results for the year ended December 31, 1998 compared to 1997 and 1996.

           Prior to 1996, the Company's at-risk operations were focused in Florida. During 1996, RISCORP acquired RNIC and its 19 licenses and assumed business from several self insurance funds outside of Florida which allowed RISCORP to diversify its at-risk operations. A comparison of the Company's direct written premiums for 1998, 1997, and 1996 (prior to reinsurance cessions or assumptions) by state is presented below (in millions):

                                           DIRECT PREMIUMS WRITTEN
                                       -------------------------------
                                       1998 (A)      1997         1996
                                       --------      ----         ----
         Florida                       $ 29.2       $180.8       $270.8

         Alabama                          4.1         39.1         21.7

         North Carolina                   4.4         32.2         41.4

         Other                            1.0         28.4         22.8
                                       ------       ------       ------
         Total                         $ 38.7       $280.5       $356.7
                                       ======       ======       ======

         (a) 1st quarter 1998, prior to the sale to Zenith.

         Direct written premiums were reduced by specific reinsurance cessions
(1996), the 50 percent quota-share reinsurance agreement for the Company's Florida workers' compensation business (1996), and the 65 percent quota-share reinsurance agreement (effective October 1, 1996), with another reinsurer for certain non-Florida business. The 65 percent quota-share reinsurance agreement was reduced to 60 percent effective January 1, 1997 and was cancelled on a run-off basis on December 31, 1997.

         The majority of the Company's premiums were written in Florida, a regulated pricing state where premiums for guaranteed cost products were based on state-approved rates. However, prior to the sale to Zenith, the Company also offered policies which were subject to premium reductions as high deductible plans, participating dividend plans, or other loss sensitive plans. Pricing for these plans tended to be more competitively based, and the Company experienced increased competition during 1997 and 1998 in pricing these plans. In addition, in October 1996, the Florida Insurance Commissioner ordered workers' compensation providers to reduce rates by an average of 11.2 percent for new and renewal policies written on or after January 1, 1997. Concurrently, with the premium reduction effective January 1, 1997, the 10 percent managed care credit was phased out. This credit had been offered since 1994 to employers who met certain criteria for participating in a qualified workers' compensation managed care arrangement. In October 1997, Florida further reduced premium rates by 1.7 percent for new and renewal policies written on or after January 1, 1998. North Carolina approved a 13.7 percent decrease in loss costs, effective April 1, 1997, that the Company adopted in October 1997, which resulted in an overall effective rate reduction of 8.4 percent.

         The Company experienced increased pricing pressures during 1997. During 1997, the Company made the strategic decision to discontinue writing business owners' protection, commercial multiple peril, and auto, and to focus on its core workers' compensation business.

Net written premiums on these lines of business were less than $1 million during 1997 and were less than $0.5 million in 1996.

         In June 1997, the Company implemented a strategic plan to consolidate several of its field offices and announced its intention to close all field offices, except Charlotte, North Carolina, and Birmingham, Alabama, by the end of 1997, and to cease writing new business in certain states, including Oklahoma, Virginia, Missouri, Mississippi, Louisiana, and Kansas. The estimated impact of the decision to discontinue writing business in those states was a reduction of $16 million in direct premiums written.

         The Company attempted to lower claims costs by applying managed care techniques and programs to workers' compensation claims, particularly by providing prompt medical intervention, integrating claims management and customer service, directing care of injured employees through a managed care provider network, and availing itself of potential recoveries under subrogation and other programs.

         Part of the Company's claims management philosophy was to seek recoveries for claims which were reinsured or which could be subrogated or submitted for reimbursement under various state recovery programs. As a result, the Company's losses and loss adjustment expenses were offset by estimated recoveries from reinsurers under specific excess-of-loss and quota-share reinsurance agreements, subrogation from third parties, and state "second disability" funds, including the Florida Special Disability Trust Fund ("SDTF").

         The following table shows direct, assumed, ceded, and net earned premiums for 1998, 1997, and 1996 (in millions):

                                                YEAR ENDED DECEMBER 31
                                          -------------------------------
                                          1998 (A)      1997         1996
                                          --------      ----         ----
         Direct premiums earned            $ 48.4      $328.2       $326.9

         Assumed premiums earned              0.1        18.8         11.7

         Premiums ceded to reinsurers       (22.7)     (167.3)      (165.0)
                                           ------      ------       ------
         Net premiums earned               $ 25.8      $179.7       $173.6
                                           ======      ======       ======

         (a) 1st quarter 1998, prior to the sale to Zenith.

         The Company experienced a decrease in direct earned premiums in the last six months of 1997 and the first quarter of 1998 primarily due to the decrease in new and renewal premiums experienced by the Company in the second, third, and fourth quarters of 1997. These premium declines resulted from, among other things, the adverse publicity pertaining to the A.M. Best ratings of RISCORP's insurance subsidiaries, RISCORP's inability to file its 1996 Form 10-K, 1997 Form 10-Qs, and 1996 audited statutory financial statements in a timely manner, the delisting of RISCORP's stock by NASDAQ, and the failure by Zenith to provide a cut through endorsement for the non-Florida business, as requested by the Company.

         The $1.3 million net increase in the direct premiums earned for 1997 compared to 1996 was primarily the result of the following factors:

         - The infusion of $68.9 million of capital into RISCORP's insurance subsidiaries from RISCORP's initial public offering ("IPO") proceeds allowed the insurance subsidiaries to increase their premium writing capacity and, as a result, the Company was able to increase premiums during the last nine months of 1996 due to its expanded premium writing capabilities. Written premiums were earned pro rata over the policy periods (usually 12 months); therefore, increased premiums written during the last nine months of 1996 had a positive impact on earned premiums in 1996 and 1997.

         - Written premiums increased in the third and fourth quarters of 1996 and the first quarter of 1997 from the assumption reinsurance and loss portfolio agreements entered into by the Company and from the acquisitions made by the Company during 1996.

         - Enhanced marketing initiatives implemented by the Company after the IPO to increase the number of policies and to write accounts with larger premiums.

         In September 1995, the Company entered into a fronting agreement with another insurer which enabled the Company to begin expansion into states where the RISCORP insurance companies were not licensed. The fronting agreement was cancelled effective December 31, 1997. The cancellation of the fronting agreement and the sale to Zenith were the primary reasons that the assumed premiums decreased to $0.1 million in 1998 from $18.8 million in 1997. The increase in assumed premiums earned in 1997 from 1996 was primarily the result of the Company recording $11.4 million of earned premiums from the National Council on Compensation Insurance, Inc. pool participation. The assumed premiums from the fronting agreement were $7.1 million and $11.7 million for 1997 and 1996, respectively. While the company assumed premiums from several insurers, the fronting agreement generated the majority of the assumed premiums.

         For 1997 and 1996, the Company ceded 50 percent of its Florida premiums under a quota-share reinsurance agreement and 60 percent of the business written by RNIC under a separate quota-share agreement (65 percent during 1996) with Chartwell Reinsurance Company ("Chartwell"). The Company terminated the agreement with Chartwell at December 31, 1997; however, the reinsurer continues to receive premiums and to be responsible for its portion of all losses incurred on policies effective before the termination date. The decrease in ceded premiums to $22.7 million in 1998 from $167.3 million in 1997 was due primarily to the sale to Zenith and to the decrease in direct premiums earned discussed above.

         Fee income for 1998 was $5.7 million compared to $20.4 million and $31.7 million for 1997 and 1996, respectively. The decrease in fee income was primarily due to sale of the insurance operations to Zenith. The decrease between 1996 and 1997 was primarily due to the loss of service fees from the conversion of the National Alliance for Risk Management ("NARM") self-insurance funds of North Carolina and Virginia (which funds were previously managed by the Company) to at-risk business via loss portfolio transfers and decreases in RISCORP West Incorporated ("RWI") service fee income from the termination of RWI's Mississippi and Louisiana service contracts. The decrease in fee income was partially offset by new fees generated from the CompSource acquisition, the fronting agreement, the new service agreement with Third Coast Insurance Company, and growth in other existing fee products.

         Net investment income for 1998, 1997, and 1996 was $7.1 million, $16.4 million, and $12.2 million, respectively. Net investment income consists entirely of earnings from the investment portfolio, excluding realized gains and losses in 1997 and 1996. See the foregoing comments on the components of the 1998 investment income.

         The loss ratios for 1998, 1997, and 1996 were 93 percent, 58 percent, and 67 percent, respectively. The increase in the 1998 loss ratio of 35 percent was due primarily to adverse gross loss development during the first quarter of 1998 in the 1997 and prior accident years from certain business written in Florida of $10.3 million, gross favorable loss development in Alabama and North Carolina of $2.6 million, and gross adverse loss development of $0.3 million in business written by RNIC and RPC in several smaller states. The decrease in the loss ratio from 1996 to 1997 was due primarily to favorable development in Florida (7 percent) and North Carolina (1 percent) and unfavorable development in Alabama (1 percent) relating to the Company's 1996 and earlier accident years' loss and loss adjustment reserves. The favorable development in the Florida business was due primarily to the reduction in the loss and loss adjustment expense reserves resulting from an actuarial analysis completed in the fourth quarter of 1997 and the favorable development for the 1996 accident year resulting primarily from favorable development of post-1993 Florida accident years due to enhanced savings form the legislative changes that became effective in 1994.

         Unallocated loss adjustment expenses for 1997 were $19.3 million compared to $12.9 million for 1996, a net increase of $6.4 million. This increase was primarily due to the increased premium volume, increased loss reserves during 1997, and unfavorable loss development. The unallocated loss adjustment expense ratio for 1998, 1997, and 1996 was 10 percent, 11 percent, and 7 percent, respectively. The 4 percent increase in the 1996 to 1997 ratio was primarily due to increased personnel and personnel related costs.

         Commissions and general and administrative expenses for 1998, 1997, and 1996 were $34.2 million, $70.8 million, and $65.7 million, respectively. The net increase of $5.1 million from 1996 to 1997 is primarily the result of a $6.3 million increase in the amortization of deferred acquisition costs, a $2.1 million increase in personnel expenses primarily related to severance payments incurred in connection with the June 1997 workforce reduction, a $5.9 million increase in accounting, auditing, consulting, and legal expenses primarily resulting from the Company's inability to file its 1996 financial statements in a timely manner, a $2.8 million increase in postage, telephone, and insurance expenses, a $13 million expense recognized in the fourth quarter of 1997 in connection with the proposed settlement of the securities class action lawsuit, a $5 million increase relating to expenses associated with the NCCI pool participation, a $5.3 million increase in commissions paid to agents, and a $1.7 million reduction in ceding commission income. These expense increases were offset by reductions in marketing related travel expenses of $1.5 million, decreases in premium taxes of $8.5 million resulting from a decline in written premiums, and a decline in bad debt expenses of $27 million. The Company had no employees at the end of 1998 and approximately 580 at December 31, 1997.

         Interest expense for 1997 and 1996 was $1.9 million and $2.8 million, respectively. The decrease was due to the repayment of $28.6 million of debt in March 1996 using the proceeds from RISCORP's initial public offering.

           Depreciation and amortization expense for 1997 and 1996 were $7.4 million and $11.5 million, respectively.

LIQUIDITY AND CAPITAL RESOURCES

           The Company historically met its cash requirements and financed its growth through cash flow generated from operations and borrowings. The Company's primary sources of cash flow from operations were premiums and investment income, and its cash requirements consisted primarily of payment of losses and loss adjustment expenses, support of its operating activities, including various reinsurance agreements and managed care programs and services, capital surplus needs for its insurance subsidiaries, and other general and administrative expenses. RISCORP and certain of its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith on April 1, 1998. In connection with this sale to Zenith, the Company ceased substantially all of its former business operations and, accordingly, after April 1, 1998, the Company's primary source of cash flow has been generated from investment income. The Company's future cash requirements are expected to be satisfied through investment income and the liquidation of investments.

           Cash flow from operations for 1998, 1997, and 1996 was $(37.6) million, $(22.9) million and $28.1 million, respectively. The decrease from 1997 to 1998 was due primarily to reductions in unearned premiums resulting from a decrease in direct premiums written and increases in losses and loss adjustment expenses, unallocated loss adjustment expenses, and commissions and underwriting and administration expenses in relation to premiums earned during the first quarter of 1998, and the expenses related to the sale to Zenith. These expenses included severance payments to certain employees, the payment of accrued employee benefits, and the payment of other expenses related to the sale. The decrease from 1996 to 1997 was due primarily to reductions in unearned premiums, and loss and loss adjustment expense reserves, resulting from a decrease in direct premiums written of $76.2 million, as well as increases in commissions and general and administrative expenses and unallocated loss adjustment expenses of $4.8 million and $6.4 million, respectively.

           The Company has projected cash flows through December 1999 and believes it has sufficient liquidity and capital resources to support its operations. The liquidity of the Company could be materially adversely affected if Zenith should prevail in the dispute resolution process with respect to the determination of the final purchase price. Furthermore, the adverse resolution of certain legal issues or any material delay in the Company's receipt of the final payment of the ultimate purchase price determined to be payable by Zenith could have a material adverse effect on the Company's liquidity. See "Sale to Zenith," "Legal Proceedings," and "Recent Developments."

YEAR 2000

           The term "Year 2000 issue" is a general term used to describe various problems that may result from the improper processing of date and date-sensitive calculations by computers and other machinery as the Year 2000 is approached and reached. These problems may arise from hardware and software unable to distinguish dates in the "2000's" from dates in the "1900's" and from other sources, such as the use of special codes and conventions that make use of a date field.

           Effective April 1, 1998, RISCORP ceased substantially all of its former business operations, including its core insurance and managerial services operations. RISCORP's computer systems and proprietary computer software, including the policy issue and management system and the claims systems, were included in the assets sold to Zenith, pursuant to the Asset Purchase Agreement.

           Effective April 1, 1998, the Company entered into a computer outsourcing agreement. Under the terms of that agreement, the vendor is to provide the Company with computer configuration, software installation, network configuration and maintenance, telecommunication coordination, computer maintenance, and other computer-related services. The agreement is for a period of 36 months.

           Due to the cessation of its operations, RISCORP does not believe it has any material third-party relationships that present significant Year 2000 risks. The Company has requested confirmation from the financial institutions with which it maintains accounts that such institutions are Year 2000 compliant.

           Based on its limited operations, the Company believes its most reasonably likely worst case scenario Year 2000 problem would be a temporary inability to access its accounts with financial institutions if such institutions' systems are not Year 2000 compliant. Because the Company does not expect that the Year 2000 will have a material adverse effect on the Company, it has determined that it is unnecessary to develop a contingency plan.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

           The Company's consolidated financial statements, notes, and supplementary schedules are set forth on pages F-2 to F-50 hereof.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

           There were no changes in, or disagreements with, accountants on accounting or financial disclosure for the two years ended December 31, 1998.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors and Executive Officers

           Set forth below is certain information as of December 31, 1998, concerning the Company's executive officers, continuing directors, and nominees for director.

Name                                                Position
----                                                --------
Frederick M. Dawson                       Chief Executive Officer, President and Director
Edward W. Buttner IV                      Chief Accounting Officer
Walter E. Riehemann                       Chief Investment Officer, Treasurer and Secretary
Seddon Goode, Jr.                         Director
George E. Greene III                      Director
Walter L. Revell                          Director

           Frederick M. Dawson, age 59, joined the Company in May 1997 as Chief Executive Officer, and was elected to serve as President and as a director in June 1997. Mr. Dawson holds a majority interest in The Phoenix Management Company, Ltd. ("Phoenix"), a Florida limited partnership which provides management services for the Company, and controls the operations of Phoenix as president of its general partner. Prior to joining the Company, Mr. Dawson was Chairman, President and Chief Executive Officer of Integon Life Insurance Corporation from December 1994 to July 1995 and Harcourt General Insurance Companies from August 1992 to December 1994. Mr. Dawson's previous experience includes executive positions with Beneficial Corporation from October 1980 to March 1987 and Citibank, N.A. from October 1987 to August 1992.

           Edward W. Buttner IV, age 45, has served as the Company's Chief Accounting Officer since April 1, 1998, pursuant to the Accounting Outsourcing Agreement. See "Certain Relationships and Related Transactions." Since 1997, Mr. Buttner has practiced as a Certified Public Accountant in Jacksonville, Florida, where is currently a principal of BHC, a public accounting firm. Prior to founding BHC, Mr. Buttner was employed in various capacities with Ernst & Young LLP from June 1, 1976, including as a partner from October 1, 1988 to April 3, 1992.

           Walter E. Riehemann, age 32, has served as Chief Investment Officer, Treasurer and Secretary since April 2, 1998, pursuant to the Management Agreement. See "Certain Relationships and Related Transactions." Prior to the consummation of the Asset Sale, Mr. Riehemann served as Senior Vice President, General Counsel and Secretary of the Company from October 1997. Mr. Riehemann joined the Company as Associate General Counsel in August 1995 and was promoted to Vice President, General Counsel and Secretary in June 1997. Prior to joining the Company, Mr. Riehemann was associated with the law firms of Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia (1993 to 1995), Long, Aldridge & Norman, Atlanta, Georgia (1993), and Jones, Day, Reaves & Pogue, Dallas, Texas (1990 to 1993).

         Seddon Goode, Jr., age 66, served as a Director of the Company since 1996. Mr. Goode has served as President and Director of University Research Park, Inc. since 1981. From 1977 to 1984, Mr. Goode served as Chairman of First Charlotte Corporation. From 1968 to 1977, Mr. Goode served as Senior Vice President, Chief Financial Officer and Director of Interstate Securities Corporation. Mr. Goode is also a director of Trion, Inc. and is a director and chairman of Canal Industries, Inc.

         George E. Greene III, age 63, served as a Director of the Company since 1995. Mr. Greene has been a private consultant since 1994. Mr. Greene served in various management positions with Florida Power Corporation, and other subsidiaries of Florida Progress Corporation from 1962 to 1993. Mr. Greene retired from Florida Power Corporation as a Senior Vice President on January 1, 1994.

         Walter L. Revell, age 63, served as a Director with the Company since 1995. Mr. Revell has been Chairman and Chief Executive Officer of H.J. Ross Associates, Inc., a consulting, engineering, architectural and planning firm, since 1991; Chairman and Chief Executive Officer of Revell Investments International, Inc. since 1984 and was President and Chief Executive Officer of Post, Buckley, Schuh & Jernigan, Inc., a consulting, engineering, architectural and planning firm, from 1974 to 1983. Mr. Revell is also a director of St. Joe Corporation and Dycom Industries, Inc.

Section 16(a) Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the company, to file reports of ownership and changes in ownership with the Commission. Officers, directors, and ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no Commission Forms 3, 4, or 5 were required to be filed by those persons, the Company believes that during 1998, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements, with the exception of (i) Mr. Buttner, the Company's Chief Accounting Officer, who filed, subsequent to the due date, a Form 3 indicating that he owns no shares of Common Stock, and (ii) Phoenix, which filed as a joint filer with Dawson Managers, Inc., its general partner, subsequent to the due date, a Form 3 reporting their ownership of 1,725,000 shares of Class A Common Stock.

ITEM 11. EXECUTIVE COMPENSATION

         The following table sets forth certain summary information concerning compensation paid by the Company to the Company's Chief Executive Officer during 1998. The Company had no executive officers as of December 31, 1998, and none of the Company's other executive officers during 1998 earned more than $100,000 in salary and bonus during 1998.

                                                                                           Long-Term
                                                           Annual Compensation            Compensation
                                                       ---------------------------      ----------------
Name and                                                                                Restricted Stock           All Other
Principal Position                         Year        Salary ($)        Bonus ($)        Award(s) ($)          Compensation ($)
------------------                         ----        ----------        ---------      ----------------        ----------------
Frederick M. Dawson                        1998       $112,500(1)               --         1,725,000(2)          $1,050,000(3)
Chief Executive Officer                    1997        279,808            $525,000                --                  8,334(4)
                                           1996            --                   --                --                     --

(1) Represents payments made to Mr. Dawson from January 1, 1998 to April 1, 1998 pursuant to the terms of his employment agreement. As of the consummation of the Asset Sale, Mr. Dawson's employment agreement was terminated and Mr. Dawson received a severance payment which constituted all amounts remaining to be paid to Mr. Dawson under his employment agreement.
(2) Represents a restricted stock award for 1,725,000 of Class A Common Stock (subject to certain vesting provisions) granted pursuant to the Management Agreement dated February 18, 1998 between the Company and Phoenix. Mr. Dawson owns a majority interest in Phoenix and controls its operations as President of its general partner.
(3) Represents a severance payment paid to Mr. Dawson on April 2, 1998, which constituted all amounts remaining to be paid to Mr. Dawson under his employment agreement. In connection with this lump sum payment, Mr. Dawson's employment agreement was terminated.
(4) Represents $7,397 for temporary housing and $937 in group term life insurance premiums.

Compensation of Directors

           For the period prior to April 1, 1998, directors who were not employees of the Company were paid $40,000 annually plus $1,000 for each board meeting attended and $1,000 for each day of committee meetings attended if such meeting occurred on a day other than that of a scheduled meeting of the Board of Directors. Effective April 1, 1998, directors who are not officers of the Company were paid $60,000 annually plus $1,500 for each Board meeting attended, and $1,500 for each day of committee meetings attended if such meeting day occurred on a day other than that of a scheduled meeting of the Board of Directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who was an employee or officer of the Company received separate compensation for services rendered as a director.

Employment Agreement and Severance Agreements

           As a result of the Asset Sale, a change of control of the Company occurred (as defined in Mr. Dawson's employment agreement with the Company) and on April 2, 1998, Mr. Dawson received a lump sum payment of $1,050,000, which constituted all amounts remaining to be paid under his employment agreement. In connection with this lump sum payment, Mr. Dawson's employment agreement was terminated.

           At various times during the two years prior to the consummation of the Asset Sale, RISCORP Management Services, Inc., a wholly owned subsidiary of the Company ("RMS"), entered into employment agreements with certain of the Company's management employees, including the following executive officers:
Steven J. Berling, Gregory Kuzma, Stephen C. Rece and Walter E. Riehemann. Upon the consummation of the Asset Sale, Messrs. Kuzma and Rece had the right to terminate their employment agreements with RMS and receive termination benefits due to the material changes in the nature of their duties and responsibilities in connection with their continued employment with Zenith. The termination benefits for Messrs. Kuzma and Rece were three times their base salary (using 1997 salary levels, the termination benefits were $450,000 and $525,000, respectively). Each of the foregoing officers were also entitled to receive outplacement services at RMS's expense for one year following the termination of their employment. The RMS agreements between Messrs. Berling and Kuzma were assumed by Zenith and each elected to become employed by Zenith. Notwithstanding Mr. Berling's continued employment with Zenith, Mr. Berling instituted a claim against the Company asserting his right to receive severance benefits from the Company equal to three times his 1997 base salary of $225,000. The Company disputed Mr. Berling's right to receive any additional compensation from the Company under the terms of his employment agreement and the matter was submitted to binding arbitration for resolution of the issues in dispute. On February 5, 1999 the arbitrator denied Mr. Berling's claim in its entirety. In addition, Zenith has employed Messrs. Kuzma and Rece at annual salaries of $150,000 and $175,000, respectively, plus bonuses and benefits. Upon assuming the employment agreement of Mr. Kuzma, Zenith and RMS agreed to share certain costs thereunder for a period of two years. Specifically, RMS will fund 66.67% of the employer obligations under such agreement and Zenith will fund 33.33% of such obligations. Mr. Kuzma is entitled to receive a termination payment upon the termination of his employment with Zenith of up to three times his base salary.

           In connection with the consummation of the Asset Sale, Mr. Riehemann's employment with the Company was terminated and he received a lump sum payment of $450,000 from the Company pursuant to the terms of his employment agreement. Mr. Riehemann is also entitled to receive outplacement services at RMS's expense for one year following the date of his termination. The Company also paid Mr. Rece $350,000 in connection with the consummation of the Asset Sale which was 66.67% of the severance benefit he was entitled to receive pursuant to the terms of his employment agreement. Zenith agreed to assume the balance of such severance obligation.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth, as of May 31, 1999, information as to the Company's Common Stock beneficially owned by: (i) each director of the of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock.

                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)

                                                 Class A Common                  Class B Common
                                                 --------------                  --------------
                                                                                                             Percent of
Name of Beneficial Owner                    Number            Percent       Number            Percent       Common Stock
------------------------                    ------            -------       ------            -------       ------------
William D. Griffin(2)                             --             --       22,176,052           91.1%           57.5%
L. Scott Merritt(3)                               --             --        2,158,391            8.9             5.6
Blavin & Company,Inc.(4)                   1,982,000           13.9%              --             --             5.1
Chap-Cap Partners, L.P.(5)                   985,500            6.9               --             --             2.6
Seth Hamot(6)                                805,300            5.7               --             --             2.1
Thomas K. Albrecht(7)                        790,336            5.5               --             --             2.0
Peter D. Norman(8)                           790,336            5.5               --             --             2.0
Frederick M. Dawson(9)                     1,725,000           12.1               --             --             4.5
Seddon Goode, Jr                                  --             --               --             --              --
George E. Greene III                             200              *               --             --               *
Walter L. Revell                                  --             --               --             --              --
All directors and executive officers       1,725,200           12.1               --             --             4.5
    as a group
    (4 persons)(9)

----------
*Less than 1%

(1) Beneficial ownership of shares, as determined in accordance with applicable rules promulgated by the Securities and Exchange Commission (the "Commission") includes shares as to which a person has or shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.
(2) Mr. Griffin's business address is 1830 Osprey Avenue, Suite 100A, Sarasota, Florida 34239. Mr. Griffin's shares of Class B Common Stock are owned of record by RISCORP Group Holding Company L.P. (17,268,841 shares) and William D. Griffin Family Limited Partnership (4,907,211 shares). The general partners of such limited partnerships are Gryphus Company I ("GI") and Gryphus Company II ("GII"), respectively. Mr. Griffin is the president, a director and the controlling shareholder of GI and GII. The business address of GI and GII is Bank of America Plaza, Suite 1100, 300 N. Fourth Street, Las Vegas, Nevada 89101. All of the shares of Class B Common Stock noted may be converted into shares of Class A Common Stock, on a one for one basis. If all of the Class B Common Stock shares noted were so converted into Class A Common Stock, Mr. Griffin would beneficially own 60.9% of the shares of Class A Common Stock. On September 18, 1997, Mr. Griffin resigned as a director of the Company and all other positions with the Company and its subsidiaries. The information herein regarding the stock ownership of Mr. Griffin, GI and GII was obtained from a Schedule 13G filed by such persons with the Commission on February 20, 1997. The Company makes no representation as to the accuracy or completeness of the information reported regarding Mr. Griffin, GI and GII.
(3) Mr. Merritt's business address is 4711 Meadowview Circle, Sarasota, Florida 34233. Mr. Merritt has sole voting and investment power with respect to 2,158,391 shares of Class B Common Stock as trustee of certain irrevocable trusts created by Mr. Griffin for the benefit of his children. Mr. Griffin disclaims beneficial ownership of those shares. All of the shares of Class B Common Stock noted may be converted into shares of Class A Common Stock, on a one for one basis. If all of the Class B Common Stock shares noted were so converted into Class A Common Stock, Mr. Merritt would have sole voting and investment power with respect to 15.5% of the shares of Class A Common Stock. The information herein regarding the stock ownership of Mr. Merritt was obtained from a Schedule 13G filed by Mr. Merritt with the Commission on February 20, 1997. The Company makes no representation as to the accuracy or completeness of the information reported regarding Mr. Merritt.

(4) The business address of Blavin & Company, Inc. is 29621 Northwestern Highway, Southfield, Michigan 48034. The information herein regarding the stock ownership of Blavin & Company, Inc. was obtained from a
         Schedule 13D filed by Blavin & Company, Inc. on March 27, 1998, and as amended on April 9, 1998, July 29, 1998, April 1, 1999 and May 7, 1999. The Company makes no representation as to the accuracy or completeness of the information reported regarding Blavin & Company, Inc.
(5) Chap-Cap Partners, L.P. shares voting, dispositive power and beneficial ownership with respect to 985,500 shares of Class A Common Stock with Chapman Capital L.L.C. and Robert L. Chapman, Jr. The business address of Chap-Cap Partners, L.P., Chapman Capital , L.L.C. and Mr. Chapman is 725 South Figueroa Street, 23rd Floor, Suite 2369, Los Angeles, California 90017. The information herein regarding the stock ownership of Chap-Cap Partners, L.P. was obtained from a Schedule 13D filed by Chap-Cap Partners, L.P. on March 23, 1999 and as amended on May 11, 1999. The Company makes no representation as to the accuracy or completeness of the information reported regarding Chap-Cap Partners, L.P., Chapman Capital, L.L.C. and Mr. Chapman.
(6) Mr. Hamot has sole voting and investment power with respect to 800,300 shares of Class A Common Stock and shared voting and investment power with respect to 5,000 shares of Class A Common Stock. Of the 805,300 shares beneficially owned by Mr. Hamot, 756,300 shares are owned of record by Costa Brava Partnership II Limited Partnership ("CBII") and 5,000 shares are owned by Seth W. Hamot, as custodian for Gideon B. Hamot under the Massachusetts Uniform Transfers to Minors Act ("GBH"). The general partner of CBII is Roark, Reardon & Hamot, Inc. ("RRH"). Mr. Hamot is a principal of RRH. The business address of Mr. Hamot, CBII and RRH is 121-B Tremont Street, Brighton, Massachusetts 02155. The information herein regarding the stock ownership of Mr. Hamot, GBH, CBII and RRH was obtained from a Schedule 13D filed by such persons with the Commission on September 29, 1998, and as amended on April 21, 1999. Such Schedule 13D also disclosed ownership by certain other individuals and entities who jointly filed such Schedule 13D with Mr. Hamot, GBH, CBII, and RRH of an aggregate of 213,000 shares of Class A Common Stock (or approximately 1.5% of the Class A shares outstanding), which shares are in addition to those disclosed as beneficially owned by Mr. Hamot. The Company makes no representations as to the accuracy or completeness of the information reported regarding Mr. Hamot, GBH, CBII, RRH or the other individuals and entities identified as joint filers in such Schedule 13D.
(7) Mr. Albrecht's business address is 4137 Carmichael Road, Suite 330, Montgomery, Alabama 36106. Represents shares issued to Mr. Albrecht by the Company in connection with the settlement of claims made by Mr. Albrecht against the Company.
(8) Mr. Norman's business address is 4137 Carmichael Road, Suite 330, Montgomery, Alabama 36106. Represents shares issued to Mr. Norman by the Company in connection with the settlement of claims made by Mr. Norman against the Company.
(9) Includes 1,054,167 shares of restricted stock granted to Phoenix over which Mr. Dawson has voting power, and 670,833 shares granted to Phoenix that have vested or will vest within 60 days of the date hereof and over which Mr. Dawson has voting and investment power.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company entered into a Management Agreement (the "Management Agreement") as of February 18, 1998, with Phoenix for the provision of various management services to the Company immediately following the consummation of the Asset Sale. Mr. Dawson owns a majority interest in Phoenix, a Florida limited partnership, and controls its operations as president of the general partner. Walter E. Riehemann owns a minority interest in Phoenix and serves as vice president and secretary of the general partner. While neither Mr. Dawson nor Mr. Riehemann continue as employees of the Company following the consummation of the Asset Sale, the Management Agreement specifically provides that Mr. Dawson will hold the titles of President and Chief Executive Officer of the Company and Mr. Riehemann will hold the titles of Chief Investment Officer, Treasurer and Secretary of the Company.

           Pursuant to the terms of the Management Agreement, Phoenix is paid $100,000 per month, plus expenses, and was granted a restricted stock award for 1,725,000 shares of Class A Common Stock (subject to certain vesting provisions) in consideration for its management services. The Management Agreement has an initial term of three years commencing immediately following the consummation of the Asset Sale, and the Company has the right to extend the term for an additional year. The Company paid Phoenix a retainer of $600,000 immediately following the consummation of the Asset Sale which will be applied by Phoenix against the fees payable by the Company during the final six months of the initial term. The restricted stock grant will vest monthly over the initial term of the Management Agreement, and Phoenix will be entitled to all rights applicable to holders of shares of Class A Common Stock with respect to all such shares from the date of grant including, without limitation, the right to receive any dividends or distributions payable on the restricted stock. Pursuant to the terms of the Management Agreement, the Company will pay Phoenix an amount which, on an after-tax basis, is sufficient to reimburse the partners of the Management Company for all taxes (exclusive of state taxes) incurred in connection with the Section 83(b) election which was filed with respect to such grant. It is currently anticipated that the amount of this payment will be approximately $2,900,000, payable in installments as the taxes are due. In the event the Management Agreement is terminated by the Company prior to the expiration of its initial term due to (i) the complete liquidation, dissolution and winding up of all of the business and affairs of the Company including, without limitation, the final distribution to all shareholders of the Company, or (ii) the final distribution to the holders of the Class A Common Stock of the Company, the vesting under the restricted stock grant will accelerate immediately prior to such event and the Company will make a lump sum payment to Phoenix equal to the unpaid balance of the amount it would have received in monthly management fees during the initial term of the Management Agreement.

           Effective April 1, 1998, the Company entered into an Accounting Outsourcing Agreement (the "Accounting Outsourcing Agreement") with Buttner Hammock & Company, P.A. ("BHC"), pursuant to which BHC provides monthly accounting, financial reporting, tax return preparation, and certain financial and tax consulting services. Under the Accounting Outsourcing Agreement, Edward Buttner has been designated as the Chief Accounting Officer for the Company and each of its subsidiaries. The term of the Accounting Outsourcing Agreement is thirty-six (36) months. In consideration for the services provided by BHC, the Company is to pay BHC a monthly fee of approximately $100,000 during 1998, 1999, and 2000, plus reasonable out-of-pocket costs. In addition, as defined in the Accounting Outsourcing Agreement, BHC may also provide certain services to the Company that are to be billed on an hourly rate basis. In connection with the execution of the Accounting Outsourcing Agreement, the Company paid BHC a retainer of $500,000 to be applied against the fees due for the final six months of the initial term of the Accounting Outsourcing Agreement.

                                     PART IV


ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K


(a) List the following documents filed as part of this report:

    1.   Financial Statements.

-          Independent Auditors' Report.....................................................................................F-1
-          Consolidated Balance Sheets at December 31, 1998 and 1997........................................................F-2
-           Consolidated Statements of Operations for the Years Ended December 31, 1998,
                1997, and 1996..............................................................................................F-4
-          Consolidated Statements of Changes in Shareholders' Equity for the Years Ended
                December 31, 1998, 1997, and 1996...........................................................................F-5
-          Consolidated Statements of Cash Flows for the Years Ended December 31, 1998,
                1997, and 1996..............................................................................................F-6
-           Consolidated Statements of Comprehensive Income for the Years Ended
                December 31, 1998, 1997, and 1996...........................................................................F-8
-          Notes to Consolidated Financial Statements.......................................................................F-9

    2.   Financial Statement Schedules

-           I - Summary of investments - other than investments in related parties..........................................F-45
-          II - Condensed financial information of registrant...............................................................F-46
-          IV - Reinsurance.................................................................................................F-49
-          VI - Supplemental information concerning property-casualty insurance operations..................................F-50

         All other schedules are omitted because of the absence of conditions under which they are required or because the necessary information is provided in the consolidated financial statements or notes thereto.

    3.   Exhibits

         Set forth in paragraph (c) below.

(b) Reports on Form 8-K

         None.

(c) Exhibits

         The following are filed as exhibits to this report:

EXHIBIT #                DESCRIPTION
---------                -----------
3.1       -      Amended and Restated Articles of Incorporation.* (Incorporated
                 herein by reference to Exhibit 3.1 to RISCORP's Amendment No. 4 to Form S-1, as of February 28, 1996, Commission File Number
                 33-99760)
3.2       -      Bylaws.* (Incorporated herein by reference to Exhibit 3.2 to
                 RISCORP's Amendment No. 4 to Form S-1, as of February 28, 1996,
                 Commission File Number 33-99760)
4.1       -      Form of Common Stock Certificate.* (Incorporated herein by reference to Exhibit 4.1 to RISCORP's Amendment No. 4 to Form
                 S-1, as of February 28, 1996, Commission File Number 33-99760)
10.1      -      Employment and Severance Agreement, dated as of January 1,
                 1995, by and between RISCORP Management Services, Inc. and
                 William D. Griffin.* (Incorporated herein by reference to
                 Exhibit 10.31 to RISCORP's Amendment No. 4 to Form S-1, as of
                 February 28, 1996, Commissions File Number 33-99760)**
10.2      -      Form of Registration Rights Agreement dated as of February 1,
                 1996, by and among RISCORP, Inc., RISCORP Management Services,
                 Inc., and William D. Griffin*. (Incorporated herein by
                 reference to Exhibit 10.57 of RISCORP's Amendment No. 4 to Form
                 5-1, as of February 28, 1996, Commission File Number 33-99760).
10.3      -      Asset Purchase Agreement with Zenith Insurance Company dated
                 June 17, 1997* (Incorporated herein by reference to Exhibit No.
                 2.1 to RISCORP's Form 8-K, dated July 2, 1997, Commission File
                 Number 0-27462).
10.4      -      Management Agreement of RISCORP, Inc., dated February 18, 1998, by and between RISCORP, Inc. and subsidiaries and The Phoenix
                 Management Company, Ltd.* (Incorporated herein by reference to
                 Exhibit 10.83 to RISCORP's Annual Report on Form 10-K for the
                 year ended December 31, 1997, Commission File Number
                 0-27462.)**
10.6      -      Outsourcing Services Agreement, dated April 1, 1998, by and between RISCORP, Inc. and Buttner Hammock & Company, P.A.*
11        -      Statement Re Computation of Per Share Earnings.*
21        -      List of Subsidiaries of the Registrant.*
27        -      Financial Data Schedule (for SEC use only).*
28.1      -      Information from Reports Furnished to State Insurance
                 Regulatory Authorities.* (Incorporated herein by reference to
                 Exhibit 28.1 1.1 to RISCORP's Amendment No. 4 to Form S-1, as
                 of February 28, 1996, Commission File Number 33-99760)


* Previously filed.
**Management contract or executive compensation plan or arrangement.

SIGNATURES

           Pursuant to the requirement of the Securities Act of 1933, the Registrant has duly caused this Form 10-K/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on the 2nd day of June 1999.

                                    RISCORP, INC.

                                    By:  /s/ Frederick M. Dawson
                                       -----------------------------------------
                                         Frederick M. Dawson
                                         President and Chief Executive Officer


           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS FORM 10-K/A REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                                 TITLE                                      DATE
---------                                 -----                                      ----
/s/ Frederick M. Dawson
-------------------------------
Frederick M. Dawson                       President, Chief Executive             June 2, 1999
                                          Officer and Director
                                          (principal executive officer)

/s/ Edward W. Buttner IV
-------------------------------
Edward W. Buttner IV                      Chief Accounting Officer               June 2, 1999



/s/ Seddon Goode, Jr.
-------------------------------
Seddon Goode, Jr.                         Director                               June 2, 1999



/s/ George E. Greene III
-------------------------------
George E. Greene III                      Director                               June 2, 1999



/s/ Walter L. Revell
-------------------------------
Walter L. Revell                          Director                               June 2, 1999

                          Independent Auditors' Report



The Board of Directors and Shareholders
RISCORP, Inc.:

We have audited the consolidated financial statements of RISCORP, Inc. and subsidiaries ("the Company") as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the related financial statement schedules listed in the accompanying index. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RISCORP, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



/s/ KPMG LLP

Fort Lauderdale, Florida
March 5, 1999, except as to
Notes 1(b) and 20, which
are as of March 19, 1999

                         RISCORP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)


                                                                                 DECEMBER 31
                                                                           -----------------------
                                                                             1998          1997
                                                                           --------      --------
                                     ASSETS

Investments:
   Fixed maturities available for sale, at fair value (amortized cost
      $6,666 in 1998 and $142,876 in 1997)                                 $  6,716      $145,571
   Fixed maturities available for sale, at fair value (amortized cost
      $9,047 in 1998 and $53,437 in 1997)--restricted                         9,264        53,820
   Fixed maturities held to maturity, at amortized cost (fair value
     $24,347 in 1997)                                                            --        24,090
                                                                           --------      --------
      Total investments                                                      15,980       223,481



Cash and cash equivalents                                                     6,864        16,858
Cash and cash equivalents--restricted                                        14,842        13,295
Receivable from Zenith                                                       49,933            --
Premiums receivable, net                                                         --       100,183
Accounts receivable--other                                                    7,674        16,720
Recoverable from Florida Special Disability Trust Fund                           --        45,211
Reinsurance recoverables                                                         --       184,251
Prepaid reinsurance premiums                                                     --        29,982
Prepaid managed care fees                                                        --         8,420
Accrued reinsurance commissions                                                  --        37,188
Income taxes recoverable                                                     17,277            --
Deferred income taxes                                                         3,141        22,120
Property and equipment, net                                                     337        26,665
Goodwill                                                                         --        15,286
Other assets                                                                  7,345         9,990
                                                                           --------      --------

   Total assets                                                            $123,393      $749,650
                                                                           ========      ========






See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)


                                                                                    DECEMBER 31
                                                                             -------------------------
                                                                               1998             1997
                                                                             ---------       ---------
                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
   Losses and loss adjustment expenses                                       $      --       $ 437,038
   Unearned premiums                                                                --          56,324
   Notes payable of parent company                                                  --          15,000
   Notes payable of subsidiaries                                                    --             609
   Deposit balances payable                                                         --           5,512
   Accrued expenses and other liabilities                                       27,827          65,885
   Net assets in excess of cost of business acquired                                --           5,749
                                                                             ---------       ---------
                                                                                27,827         586,117
                                                                             ---------       ---------

Shareholders' equity:
   Class A Common Stock, $.01 par value, 100,000,000 shares authorized;
       shares issued:  14,258,671 and 11,855,917 in 1998 and 1997,
       respectively                                                                143             120
   Class B Common Stock, $.01 par value, 100,000,000 shares authorized;
       24,334,443 shares issued and outstanding                                    243             243
   Preferred Stock, $.01 par value, 10,000,000 shares authorized; none
       issued or outstanding                                                        --              --
   Additional paid-in capital                                                  140,688         135,974
   Retained earnings (deficit)                                                 (45,680)         25,195
   Treasury Class A Common Stock--at cost, 112,582 shares                           (1)             (1)
   Accumulated Other Comprehensive Income:
      Net unrealized gains on investments                                          173           2,002
                                                                             ---------       ---------
        Total shareholders' equity                                              95,566         163,533
                                                                             ---------       ---------

         Total liabilities and shareholders' equity                          $ 123,393       $ 749,650
                                                                             =========       =========








See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)

                                                                         YEAR ENDED DECEMBER 31
                                                             -----------------------------------------------
                                                                  1998              1997             1996
                                                             ------------       -----------      -----------
Revenues:
    Premiums earned                                          $     25,819       $   179,729      $   173,557
    Fees and other income                                           5,906            20,369           31,733
    Net realized gains                                              4,280             1,546              105
    Net investment income                                           7,103            16,447           12,194
                                                             ------------       -----------      -----------
        Total revenues                                             43,108           218,091          217,589
                                                             ------------       -----------      -----------

Expenses:
    Losses and loss adjustment expenses                            24,016           104,052          114,093
    Unallocated loss adjustment expenses                            2,561            19,311           12,916
    Commissions and general and administrative expenses            34,191            70,800           65,685
    Interest                                                          676             1,919            2,795
    Depreciation and amortization                                   2,736             7,423           11,500
                                                             ------------       -----------      -----------
        Total expenses                                             64,180           203,505          206,989
                                                             ------------       -----------      -----------

Income (loss) from operations                                     (21,072)           14,586           10,600
Loss on sale of net assets to Zenith                              (47,747)               --               --
                                                             ------------       -----------      -----------

Income (loss) before income taxes                                 (68,819)           14,586           10,600
Income taxes                                                        2,056             7,300            8,202
                                                             ------------       -----------      -----------
        Net income (loss)                                    $    (70,875)      $     7,286      $     2,398
                                                             ============       ===========      ===========

Per share data:
    Net income (loss) per common share-basic                 $      (1.91)      $      0.20      $      0.07
                                                             ============       ===========      ===========

    Net income (loss) per common share-diluted               $      (1.91)      $      0.20      $      0.07
                                                             ============       ===========      ===========


Weighted average common shares outstanding                     37,011,864        36,891,864       34,647,986
                                                             ============       ===========      ===========

Weighted average common shares and common share
  equivalents outstanding                                      37,011,864        37,115,672       36,405,588
                                                             ============       ===========      ===========









See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                      YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                                                      --------------------------------------------
                                                                       (IN THOUSANDS)

                                                                           NET
                                     CLASS A    CLASS B   ADDITIONAL   UNREALIZED                 RETAINED               TOTAL
                                      COMMON     COMMON     PAID-IN     GAINS ON     UNEARNED     EARNINGS    TREASURY SHAREHOLDERS'
                                      STOCK      STOCK     CAPITAL     INVESTMENTS COMPENSATION   (DEFICIT)    STOCK     EQUITY
                                    --------    -------   ----------  ------------ ------------   ---------   -------  ------------

Balance, January 1, 1996             $  --      $ 281      $     349      $   510      $(215)     $ 15,232      $--      $  16,157

Net income                              --         --             --           --         --         2,398       --          2,398

Issuance of common stock                72         --        125,789           --         --            --       --        125,861

Conversion of common stock              38        (38)            --           --         --            --       --             --

Stock options exercised                  2         --             63           --         --            --       --             65

Issuance of common stock for
   acquisitions                          8         --         10,891           --         --            --       --         10,899

Change in unearned compensation         --         --            721           --       (331)           --       --            390

Change in net unrealized gains
   on investments                       --         --             --        1,259         --            --       --          1,259

Other                                   --         --             --           --         --           279       --            279
                                     -----      -----      ---------      -------      -----      --------      ---      ---------

BALANCE, DECEMBER 31, 1996             120        243        137,813        1,769       (546)       17,909       --        157,308

Net income                              --         --             --           --         --         7,286       --          7,286

Purchase of treasury stock              --         --              1           --         --            --       (1)            --

Change in unearned compensation         --         --         (1,840)          --        546            --       --         (1,294)

Change in net unrealized gains on
   investments                          --         --             --          233         --            --       --            233
                                     -----      -----      ---------      -------      -----      --------      ---      ---------

BALANCE, DECEMBER 31, 1997             120        243        135,974        2,002         --        25,195       (1)       163,533

Net loss                                --         --             --           --         --       (70,875)      --        (70,875)

Issuance of common stock                26         --          4,714           --         --            --       --          4,740

Change in net unrealized gains
   on investments                       --         --             --       (1,829)        --            --       --         (1,829)

Other adjustments                       (3)        --             --           --         --            --       --             (3)
                                     -----      -----      ---------      -------      -----      --------      ---      ---------

BALANCE, DECEMBER 31, 1998           $ 143      $ 243      $ 140,688      $   173      $  --      $(45,680)     $(1)     $  95,566
                                     =====      =====      =========      =======      =====      ========      ===      =========






See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                                YEAR ENDED DECEMBER 31
                                                                       --------------------------------------
                                                                         1998           1997           1996
                                                                       --------      ---------      ---------
Cash flows from operating activities:
   Net income (loss)                                                   $(70,875)     $   7,286      $   2,398
   Adjustments to reconcile net income (loss) to net cash from operating activities:
      Depreciation and amortization                                       2,736          7,423         11,500
      Loss on sale of net assets to Zenith                               47,747             --             --
      Loss (gain) on disposal of property and equipment                     (99)           291            294
      Net realized gain on sale of investments                           (4,280)        (1,545)          (140)
      Gain on sale of personal residence                                     (1)            --             --
      Net amortization of discounts on investments                          166             14            174
      Issuance of RISCORP, Inc. stock                                     4,740             --             --
      Other                                                               1,181             --             --
      Change in:
         Premiums receivable, net                                        16,627         22,026        (24,275)
         Accounts receivable--other                                      (1,558)        (5,104)       (11,676)
         Recoverable from Florida State Disability Trust Fund, net          659          4,295          2,331
         Reinsurance recoverables                                       (30,051)        (3,553)       (76,971)
         Prepaid reinsurance premiums                                     8,301         19,807        (27,908)
         Prepaid managed care fees                                        2,238         23,537        (15,589)
         Accrued reinsurance commissions                                 (1,481)       (16,770)       (12,870)
         Income taxes recoverable                                       (17,277)            --             --
         Deferred income taxes                                           20,181            431         (8,448)
         Other assets                                                       495         (3,249)        21,026
         Losses and loss adjustment expenses                             25,253        (21,502)       106,484
         Unearned premiums                                              (13,147)       (46,280)        30,891
         Accounts payable--related party                                     --         (1,171)           171
         Accounts and notes receivable--related party                        --             --         10,754
         Accrued expenses and other liabilities                         (29,140)        (8,880)        19,909
                                                                       --------      ---------      ---------
             Net cash provided by (used in) operating activities        (37,585)       (22,944)        28,055
                                                                       --------      ---------      ---------

Cash flows from investing activities:
   Proceeds from:
      Sale of fixed maturities--available for sale                       80,404        110,299         88,900
      Maturities of fixed maturities--available for sale                  6,129         20,243          6,295
      Maturities of fixed maturities--held to maturity                    6,000          1,885          4,400
      Sale of equity securities                                           1,324          4,284            732
      Sale of equipment                                                     255            158            532
      Sale of personal residence                                            436             --             --
   Purchase of:
      Fixed maturities--available for sale                              (69,215)      (100,499)      (191,153)
      Fixed maturities--held to maturity                                 (5,874)        (1,237)        (2,452)
      Equity securities                                                      --           (637)        (3,952)
      Property and equipment                                               (971)        (4,477)       (13,215)
      Personal residence                                                   (435)            --             --
      Cash received from Zenith for sale of net assets                   35,000             --             --

                         RISCORP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                                          YEAR ENDED DECEMBER 31
                                                                                 -------------------------------------
                                                                                   1998          1997           1996
                                                                                 --------      --------      ---------
Cash flows from investing activities (continued):
  Purchase (net of cash acquired) of:
    Cash and investments not yet transferred to Zenith                              7,404            --             --
    CompSource and Insura                                                              --            --        (10,733)
    Atlas Insurance Company                                                            --            --         (5,573)
    NARM                                                                               --            --          2,717
    Virginia Funds                                                                     --            --          1,300
    IAA                                                                                --            --            282
    RISC                                                                               --            --           (538)
    Maryland NARM Fund                                                                 --           134             --
                                                                                 --------      --------      ---------
     Net cash provided by (used in) investing activities                           60,457        30,153       (122,458)
                                                                                 --------      --------      ---------

Cash flows from financing activities:
   Increase (decrease) in deposit balances payable                                 (1,598)          725            968
   Decrease (increase) in unearned compensation                                        --           546           (331)
   Transfer of cash and cash equivalents to restricted balances                   (30,856)      (13,295)            --
   Purchase of treasury stock subject to put options                                   --        (2,100)            --
   Principal repayments of notes payable                                             (412)         (694)       (30,202)
   Proceeds of initial offering of common stock                                        --            --        127,908
   Stock options exercised                                                             --            --             65
   Other, net                                                                          --        (1,840)        (1,046)
                                                                                 --------      --------      ---------
       Net cash provided by (used in) financing activities                        (32,866)      (16,658)        97,362
                                                                                 --------      --------      ---------


Net increase (decrease) in cash and cash equivalents                               (9,994)       (9,449)         2,959
Cash and cash equivalents, beginning of year                                       16,858        26,307         23,348
                                                                                 --------      --------      ---------
Cash and cash equivalents, end of year                                           $  6,864      $ 16,858      $  26,307
                                                                                 ========      ========      =========

Supplemental disclosures of cash flow information:

  Cash paid during the year for:
    Interest                                                                     $    493      $  1,928      $   3,689
                                                                                 ========      ========      =========
    Income taxes                                                                 $  2,341      $  6,566      $  15,127
                                                                                 ========      ========      =========

Supplemental schedule of noncash investing and financing activities:

  As of April 1, 1998, the Company sold substantially all of its insurance assets and transferred certain liabilities to Zenith. In conjunction with the sale and transfer, a $49,933 receivable from Zenith was recorded as of December 31, 1998 [see Note 1(b)]








See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (in thousands)


                                                                          YEAR ENDED DECEMBER 31
                                                                   ---------------------------------
                                                                       1998         1997        1996
                                                                   --------      -------      ------

Net income (loss)                                                  $(70,875)     $ 7,286      $2,398
                                                                   --------      -------      ------

Other comprehensive income (loss), before income taxes:
   Unrealized gains (losses) on securities available for sale:
     Unrealized holding gains (losses) arising during year              194       (2,392)      2,044
Income tax expense (benefit) related to items of other
  comprehensive income (loss)                                            68         (837)        696
                                                                   --------      -------      ------
Other comprehensive income (loss), net of income taxes                  126       (1,555)      1,348
                                                                   --------      -------      ------

Total comprehensive income (loss)                                  $(70,749)     $ 5,731      $3,746
                                                                   ========      =======      ======





























See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)   BACKGROUND AND SALE TO ZENITH INSURANCE COMPANY

      (A) BACKGROUND

          RISCORP, Inc. ("RISCORP") was formed on February 28, 1996 through the reorganization and consolidation of several affiliated companies (collectively, the "Company") which were under the common control of a majority shareholder, who, at that time, was the Chairman of the Board and Chief Executive Officer of RISCORP. The reorganization and consolidation qualified as a tax-free reorganization of commonly controlled entities and was accounted for in a manner similar to a "pooling of interests."

          On November 9, 1996, at a special meeting of the Board of Directors of RISCORP, the Board voted to establish a Strategic Alternatives Committee to evaluate alternatives to maximize shareholder value, including, without limitation, potential acquisitions, joint ventures, mergers, strategic alliances, and the sale of all or part of RISCORP and its subsidiaries. The actions of the Strategic Alternatives Committee during the period from November 1996 through June 1997 culminated in the execution of the Asset Purchase Agreement on June 17, 1997 [as more fully described in Note 1(b)] for the sale and transfer of certain of RISCORP's and its subsidiaries' assets and liabilities to another insurer for cash. In addition, the Florida Insurance Department requested the purchaser to provide an interim reinsurance agreement and cut-through endorsement on all inforce business as of June 17, 1997 and all new and renewed business written after June 17, 1997. This reinsurance agreement only provided coverage for Florida workers' compensation policyholders and was approved by the Florida Insurance Department.

          Following RISCORP's inability to timely file its Annual Report on Form 10-K for the year ended December 31, 1996 or its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, RISCORP's Class A Common Stock was delisted on July 2, 1997 by the NASDAQ Stock Market's National Market, on which its stock was traded. RISCORP filed its 1996 Form 10-K/A on October 28, 1997 and amended that filing on February 27, 1998 in response to comments received from the Securities and Exchange Commission ("SEC") in connection with the preparation of RISCORP's special meeting proxy statement which was mailed to shareholders on March 3, 1998. Despite RISCORP's timely filing of all periodic reports for all periods subsequent to the third quarter of 1997, RISCORP's Class A Common Stock has remained delisted, and RISCORP has no intention to seek readmission for listing on NASDAQ or any national securities exchange.

       (B) SALE TO ZENITH INSURANCE COMPANY

          As of April 1, 1998, RISCORP and certain of its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith Insurance Company ("Zenith"). In connection with the sale to Zenith, the Company ceased substantially all of its former business operations, including its insurance operations, effective April 1, 1998. Accordingly, after such date, the Company's operations consisted principally of the administration of the day-to-day activities of the surviving corporate entities, compliance with the provisions of the Asset Purchase Agreement, and the investment, protection, and maximization of the remaining assets of the Company. At the present time, RISCORP has no plans to resume any operating activities.

          In connection with the closing of this transaction, Zenith paid RISCORP $35 million in cash, of which $10 million was placed in escrow pursuant to the terms of the Asset Purchase Agreement. The final purchase price to be paid by Zenith will be the amount by which the book value of the transferred assets exceeds the book value of the transferred liabilities assumed by Zenith at closing. On June 9, 1998, RISCORP delivered to Zenith a balance sheet (the "Proposed Business Balance Sheet"), representing the audited statement of transferred assets and transferred liabilities as of Apri1 1, 1998. The Proposed Business Balance Sheet indicated RISCORP's proposal as to the final purchase price of approximately $141 million, less the $35 million previously paid by Zenith.

          Subsequent to June 9, 1998, Zenith suggested adjustments to the Proposed Business Balance Sheet that totaled approximately $211 million. Those suggested adjustments principally related to differences in the estimation of loss and loss adjustment expense reserves and the estimate of the allowance for uncollectible receivables. The adjustments proposed by Zenith reflected its position that the aggregate value of the liabilities assumed by Zenith exceeded the value of the assets transferred by approximately $70 million.

          On July 10, 1998, RISCORP and Zenith engaged a nationally recognized independent accounting firm to serve as neutral auditors and neutral actuaries (the "Independent Expert") to resolve the items in dispute between the parties and to determine the Final Business Balance Sheet, as that term is defined in the Asset Purchase Agreement. On March 19, 1999, the Independent Expert delivered its determination of the Final Business Balance Sheet and, as such, its conclusion that the book value of the transferred assets exceeded the book value of the transferred liabilities assumed by Zenith at closing by $92.3 million. Therefore, pursuant to the terms of the Asset Purchase Agreement and given the $35 million previously paid by Zenith at closing, Zenith is required to pay an additional $57.3 million in immediately available funds on or before March 26, 1999, plus interest thereon of 6.13 percent from April 1, 1998 through the final payment date. Of this amount, $53.5 million, plus the interest component, is required to be paid to RISCORP, and $3.8 million is required to be deposited into escrow to secure the Company's indemnification obligations to Zenith. RISCORP has reported the results of the Independent Expert's determinations in the accompanying 1998 consolidated financial statements; however, RISCORP is in the process of analyzing the basis for the adjustments to the Proposed Business Balance Sheet and is evaluating its alternatives related thereto.

          In accordance with the terms of the Asset Purchase Agreement, 15 percent of the total purchase price is required to be held in escrow for a period of two years from the Closing Date. The escrowed funds are to be used to indemnify Zenith against any liabilities or obligations (other than those transferred) arising out of or related to any misrepresentation, breach, or nonfulfillment of any covenant or agreement by the Company. The escrowed funds are to be invested in United States government debt obligations or in money market funds secured by such debt obligations, with such funds to be disbursed pursuant to the terms of the Escrow Agreement. Interest income on the escrowed funds is to be paid to RISCORP at the end of each calendar quarter.

          In connection with the closing of this transaction, the parties entered into a letter agreement dated April 1, 1998, pursuant to which RISCORP retained certain assets necessary for each of its insurance subsidiaries to maintain the minimum capital and surplus required by law to remain in good standing in each state where each company is licensed (the "Definite Exclusions"). In accordance with the provisions of this letter agreement, RISCORP's insurance subsidiaries retained marketable securities with carrying values of $11.4 million as of April 1, 1998. Zenith has subsequently disputed RISCORP's determination of the amount of minimum capital and surplus required to be retained pursuant to the letter agreement.

          In addition to the aforereferenced insurance company minimum capital and surplus amounts, in the event that RISCORP is unable to transfer to Zenith
(i) certain certificates of deposit and securities held by regulatory authorities, (ii) the stated capital of the selling entities other than the insurance subsidiaries, or (iii) certain certificates of deposit and securities held in trust under certain reinsurance agreements prior to the date that Zenith is required to pay the final purchase price, such assets, at Zenith's option and in its sole discretion, are to be deemed not to be transferred to Zenith (the "Possible Exclusions"). As of December 31, 1998, the amortized cost of such cash, certificates of deposit, and securities that were identified as a transferred asset, but that had not been physically transferred to Zenith, totaled $7.4 million. If the retention by RISCORP of the Definite Exclusions or any of the Possible Exclusions results in the value of the transferred liabilities to exceed the value of the transferred assets, the minimum purchase price specified in the Asset Purchase Agreement is to be reduced.

          Pursuant to various provisions of the Asset Purchase Agreement, Zenith has provided notice to RISCORP of certain alleged breaches of the representations, warranties, or covenants made by RISCORP. RISCORP has disputed the allegations asserted by Zenith and has also provided notice to Zenith of the occurrence of various indemnifiable events for which RISCORP believes it is entitled to seek indemnification from Zenith. On October 16, 1998, RISCORP filed suit against Zenith in federal court in Tampa, Florida (the "Florida Litigation"). RISCORP's complaint was amended on January 25, 1999, and sets forth numerous claims arising out of Zenith's failure to indemnify RISCORP in accordance with the terms of the Asset Purchase Agreement, as well as for Zenith's conversion of certain funds that RISCORP had on deposit with the South Carolina Insurance Department.

        On or about January 11, 1999, Zenith filed a lawsuit against RISCORP and certain of its subsidiaries in federal court in New York setting forth 14 separate causes of action arising out of the Asset Purchase Agreement and certain ancillary agreements (the "New York Litigation"). The complaint seeks an unspecified total amount of damages, but the amount of compensatory damages sought is in excess of $30 million, together with an unspecified amount of punitive damages and attorneys' fees. Zenith's claims include, among others, that the Company (i) breached certain representations and warranties set forth in the Asset Purchase Agreement, (ii) failed to transfer certain assets to Zenith, (iii) failed to operate its business in the ordinary course, (iv) failed to reimburse Zenith for certain payments, and (v) fraudulently induced Zenith to execute the Asset Purchase Agreement due to certain alleged verbal representations made with respect to RISCORP's Year 2000 compliance.

        While the Asset Purchase Agreement provides that the decision of the Independent Expert is final, binding, and conclusive, given the litigation between the parties currently pending in both Florida and New York, there can be no assurance that Zenith will honor its obligations under the Asset Purchase Agreement and deliver the balance of the purchase price due within the requisite five business day period.

          In connection with the sale of RISCORP's insurance operations to Zenith on April 1, 1998, RISCORP voluntarily consented to the Florida Insurance Department's request to discontinue writing any new or renewal insurance business for an indefinite period of time.

          The Proposed Business Balance Sheet, as of April 1, 1998, indicated RISCORP's calculation of its proposal of the final purchase price to be approximately $141 million, calculated as follows:

       TRANSFERRED ASSETS
       Investments:
          Fixed maturities available for sale, at fair value
             (amortized cost $112,937,628)                                                        $115,535,609
          Fixed maturities available for sale, at fair value
             (amortized cost $59,447,736)--restricted                                               59,843,713
          Fixed maturities held to maturity, at amortized cost
             (fair value $14,602,160)                                                               14,437,092
                                                                                                  ------------
             Total investments                                                                     189,816,414

       Cash and cash equivalents                                                                    15,167,683
       Cash and cash equivalents--restricted                                                        14,141,010
       Premiums receivable, net                                                                     83,556,333
       Accounts receivable--other, net                                                              10,603,762
       Recoverable from Florida Special Disability Trust Fund                                       44,552,000
       Reinsurance recoverables                                                                    213,667,000
       Prepaid reinsurance premiums                                                                 21,680,084
       Prepaid managed care fees                                                                     6,182,364
       Accrued reinsurance commissions                                                              38,669,647
       Property and equipment, net                                                                  25,221,907
       Goodwill                                                                                     14,068,754
       Other assets                                                                                  2,134,412
                                                                                                  ------------

       Total assets transferred to Zenith Insurance Company                                       $679,461,370
                                                                                                  ============
       TRANSFERRED LIABILITIES
       Losses and loss adjustment expenses                                                         $461,656,421
       Unearned premiums                                                                             43,177,363
       Notes payable of parent company                                                               15,000,000
       Notes payable of subsidiaries                                                                    197,018
       Deposit balances payable                                                                       3,913,334
       Accrued expenses and other liabilities                                                         8,918,875
       Net assets in excess of cost of business acquired                                              5,543,563
          Total liabilities assumed by Zenith Insurance Company                                    $538,406,574
                                                                                                  ------------

       Excess of assets transferred over liabilities assumed                                       $141,054,796
                                                                                                   ============

      The receivable from Zenith included in the accompanying December 31, 1998 consolidated balance sheet differs from the Proposed Business Balance Sheet due primarily to the retention by RISCORP of certain cash, certificates of deposits, and securities that were identified as transferred assets, but had not been physically transferred to Zenith, certain adjustments to the Proposed Business Balance Sheet subsequently agreed to by RISCORP and Zenith, and the net adjustment determined by the Independent Expert as follows:

       Excess of assets transferred over liabilities assumed at April 1, 1998                      $141,054,796
                                                                                                   ------------
       Less:    Payment of minimum purchase price made by Zenith on
                   April 2, 1998                                                  $35,000,000
                Cash and securities not yet transferred to Zenith                   7,403,679
                Subsequent agreed-upon adjustments                                    971,323
                Adjustment determined by the Independent Expert                    47,747,097        91,122,099
                                                                                  ------------     ------------
       Receivable from Zenith as of December 31, 1998                                              $ 49,932,697
                                                                                                   ============


          The $49.9 million net receivable from Zenith is included in the accompanying December 31, 1998 consolidated balance sheet. The $47.7 million adjustment, as determined by the Independent Expert, is included in the accompanying 1998 consolidated statement of operations. In addition, interest of $1.8 million from the Closing Date through December 31, 1998 is included in other assets in the accompanying December 31, 1998 consolidated balance sheet and in net investment income in the accompanying 1998 consolidated statement of operations.

       (C) INITIAL PUBLIC OFFERING OF COMMON STOCK

          On February 29, 1996, RISCORP completed an Initial Public Offering ("IPO") of common stock with the issuance of 10.935 million shares of Class A Common Stock. Of the shares offered, 7.2 million shares were sold by RISCORP and
3.735 million shares were sold by the majority shareholder of RISCORP. The following table summarizes certain IPO information:

                                                        PRICE             UNDERWRITING
                                        NUMBER        PER SHARE           DISCOUNTS AND               NET
            SHARES SOLD BY            OF SHARES       TO PUBLIC            COMMISSIONS              PROCEEDS
            --------------           -----------      ----------          -------------           ------------

              RISCORP                 7,200,000           $19              $ 8,892,000            $127,908,000
              Shareholder             3,735,000           $19                4,612,725              66,352,275
                                     ----------                            -----------            ------------
              Total                  10,935,000                            $13,504,725            $194,260,275
                                     ==========                            ===========            ============

          The foregoing net proceeds are before deducting other expenses of $2 million incurred in conjunction with the IPO.

          RISCORP used the proceeds from the IPO to repay outstanding debt, fund acquisitions, increase the capital and surplus of RISCORP's insurance subsidiaries, and fund general corporate matters.

          RISCORP did not receive any proceeds from the sale of Class A Common Stock by the majority shareholder; however, a portion of the majority shareholder's proceeds was used to repay $9.8 million in his then outstanding indebtedness to RISCORP.

      (D) BUSINESS

          Prior to April 1, 1998, RISCORP, through its wholly-owned insurance subsidiaries, was principally engaged in providing workers' compensation insurance under a managed care philosophy. RISCORP provided managed care workers' compensation products and services to clients throughout the Southeast and other select markets. In addition, RISCORP, through its wholly-owned non-insurance subsidiaries, provided reinsurance, risk management advisory services, and insurance managerial services.

          As more fully described in Note 1(b), RISCORP and certain of its subsidiaries entered into an Asset Purchase Agreement with Zenith for the sale of substantially all of their assets and the transfer of certain liabilities in exchange for cash. The Company's computer systems and proprietary computer software, including the policy issue, management system, and claims systems, were included in the assets sold to Zenith. Management believes the computer programs retained by the Company to support the current operations are presently Year 2000 compliant.


(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (A) BASIS OF PRESENTATION

          The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"). All significant intercompany accounts and transactions have been eliminated in consolidation. The preparation of financial statements in conformity with GAAP requires the use of assumptions and estimates in reporting certain assets and liabilities and related disclosures. Actual results could differ from those estimates.

      (B) RECOGNITION OF REVENUES

          Workers' compensation and employer liability insurance premiums consisted of deposit premiums and installment premiums billed under the terms of the policy, and estimates of retrospectively-rated premiums based on experience incurred under those contracts. Unbilled installment premiums and audit premiums were recognized as revenue on the accrual basis. Premiums were primarily recognized as revenue over the period to which the premiums related using the daily pro rata basis with a liability for unearned premiums recorded for the excess of premiums billed over the premiums earned.

          Service fee revenue was recorded as a percentage of standard earned premiums of the underlying insurance policies of the facilities managed, in accordance with the specific contractual provisions.

          Reinsurance premiums were recognized as revenue on a pro rata basis over the contract terms with a liability for unearned premiums established for the unexpired portion of the contracts.

          As more fully described in Note 1(b), the Company transferred the unearned premium reserve to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

      (C) FLORIDA SPECIAL DISABILITY TRUST FUND

          The State of Florida operates a Special Disability Trust Fund ("SDTF") for the purpose of providing benefits to workers who have a pre-existing condition and incur a second or subsequent injury.

          The SDTF is financed through annual assessments imposed on workers' compensation insurers, which assessments are based on a percentage of net workers' compensation premiums written. The Company submitted claims to the SDTF for recovery of applicable claims paid on behalf of the Company's insureds. The Company estimated such recoveries based on industry statistics applied to ultimate projected claims. At December 31, 1997, the Company's actuarially estimated recoverable amount exceeded the amount of the estimated recoveries on its reported claims to the SDTF.

          As more fully described in Note 1(b), the Company transferred the SDTF recoverable to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

      (D) INVESTMENTS

          Fixed maturity investments are securities that mature at a specified future date more than one year after being acquired. Fixed maturity securities that the Company intends to hold until maturity are classified as "fixed maturities held to maturity" and are carried at amortized cost. Amortized cost is based on the purchase price and is adjusted periodically so the carrying value of the security will equal the face or par value at maturity. Fixed maturity securities that may be sold prior to maturity due to changes in interest rates, prepayment risks, liquidity needs, tax planning purposes, or other similar factors, are classified as "available for sale" and are carried at fair value as determined using values from independent pricing services.

          Equity securities (common and nonredeemable preferred stocks) are carried at fair value. If the current market value of equity securities is higher than the original cost, the excess is an unrealized gain, and if lower than the original cost, the difference is an unrealized loss. The net unrealized gains or losses on equity securities, net of the related deferred income taxes, are reported as a separate component of shareholders' equity, along with the net unrealized gains or losses on fixed maturity securities available for sale.

          Realized gains and losses on sales of investments are recognized as income or loss on the specific identification basis, as of the trade date. Impairment losses, if any, resulting from other-than-temporary declines in fair value are included in net investment income.

          As more fully described in Note 1(b), the Company transferred the major portion of its investment portfolio, including restricted investments, to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

      (E) LOSSES AND LOSS ADJUSTMENT EXPENSES

          The liabilities for losses and loss adjustment expenses were based on an actuarial determination and represent management's best estimate of the ultimate cost of losses and loss adjustment expenses that were unpaid at the balance sheet date, including incurred but not reported claims. Although the liabilities were supported by actuarial projections and other data, such liabilities were ultimately based on management's reasoned expectations of future events. The liabilities for losses and loss adjustment expenses were continually reviewed and, as adjustments become necessary, such adjustments were included in current operations. Management believes that the liabilities for losses and loss adjustment expenses at December 31, 1997 were adequate to cover the ultimate liability. However, the ultimate settlement of losses and the related loss adjustment expenses may vary from the amounts reported in the accompanying financial statements.

          The Company recognized reinsurance recoveries, estimated recoveries from the SDTF, and subrogation from third parties as reductions to losses incurred.

          As more fully described in Note 1(b), the Company transferred the liabilities for losses and loss adjustment expenses to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

      (F) REINSURANCE

          Premiums and losses and loss adjustment expenses ceded by the Company under reinsurance contracts in which the Company was provided indemnification against loss or liability relating to specified insurance risks were reported as reductions to premiums earned and losses and loss adjustment expenses, respectively. Amounts recoverable for ceded losses and loss adjustment expenses and ceded unearned premiums under reinsurance agreements were reported as assets in the accompanying consolidated balance sheets. Reinsurance contracts that did not transfer risk were accounted for as deposits in the accompanying consolidated balance sheets.

          As more fully described in Note 1(b), the Company transferred the reinsurance assets and liabilities to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

      (G) INCOME TAXES

          The Company accounts for income taxes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and deferred tax liabilities are established for temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are recovered or settled. Such temporary differences are principally related to the deferral of policy acquisition costs, tax-basis discount on reserves for unpaid losses and loss adjustment expenses, the deductibility of unearned premiums, the allowance for uncollectible premiums receivable, and the amortization of goodwill. A valuation allowance has been established to reduce the net deferred tax asset to an amount that, in the opinion of management, is more likely than not to be realized.

      (H) POLICY ACQUISITION COSTS

          The costs of acquiring and renewing business, principally commissions, premium taxes, and other underwriting expenses, were deferred to the extent recoverable and amortized over the terms of the related policies. Anticipated investment income was considered in the determination of recoverability. Unearned ceding commissions were reported as a reduction to deferred policy acquisition costs. The policy acquisition costs deferred in 1998, 1997, and 1996 totaled $8.9 million, $41 million, and $31.8 million, respectively. The 1998, 1997, and 1996 policy acquisition costs amortized totaled $11.4 million, $49.2 million, and $33.7 million, respectively. The deferred policy acquisition costs were included in other assets in the accompanying December 31, 1997 consolidated balance sheet. The amortization of policy acquisition costs was included in commissions and general and administrative expenses in the accompanying consolidated statements of operations.

          As more fully described in Note 1(b), the Company transferred the deferred policy acquisition cost asset to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

      (I) GOODWILL

          The costs in excess of net assets acquired, or goodwill, represent the unamortized excess of the cost over the underlying net assets of companies acquired. The goodwill has been amortized on a straight-line basis over periods ranging from five to 15 years. The amortization expense for 1998, 1997, and 1996 totaled $0.9 million, $3.3 million, and $7.9 million, respectively, and accumulated amortization as of December 31, 1997 was $11.3 million.

          The Company periodically reviews its assets subject to Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121") and, when events or changes in circumstances indicate that the carrying amount of an asset may no longer be fully recoverable, the Company tests the recoverability of the asset principally by estimating the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying value of the asset, the Company recognizes an impairment loss. The measurement of an impairment loss is based on the carrying amount and estimated fair value of the asset.

          During 1996, using the criteria contained in SFAS 121, the Company recognized an impairment loss of $3.2 million and reduced goodwill that was recorded in 1995 in conjunction with the purchase of RISCORP West, formerly known as the Self Insurers Service Bureau, Inc. ("SISB"). The Company's impairment assessment was primarily based on the closing of former SISB offices in certain states and the Company's then current focus on at-risk business. The impairment loss was recorded as a component of depreciation and amortization in the accompanying 1996 consolidated statement of operations. The unamortized goodwill related to the SISB purchase was $0 and $432,000 at December 31, 1998 and 1997, respectively.

          In 1996, the Company recorded an impairment loss of $2.8 million in connection with the acquisition of Independent Association Administrators, Inc. The remaining unamortized goodwill relating to that acquisition was $0 and $7.9 million at December 31, 1998 and 1997, respectively.

          The net assets acquired in excess of cost, or "negative" goodwill, have been amortized on a straight-line basis over 10 years. The income from amortization of negative goodwill totaled $0.2 million, $0.8 million, and $0.9 million for 1998, 1997, and 1996, respectively. The accumulated amortization as of December 31, 1997 was $2.5 million.

          As more fully described in Note 1(b), the Company transferred the goodwill, including "negative" goodwill, to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

      (J) PROPERTY AND EQUIPMENT

          Property and equipment have been recorded at cost less accumulated depreciation. Depreciation was computed using the straight-line method over the useful lives of the related assets. Property and equipment recorded under capital lease arrangements was being amortized over the shorter of the asset's useful life or the lease term.

          The Company capitalized incremental internal and external costs directly related to internally developed software to meet the Company's needs. Those software development projects represented major system enhancements or replacements of existing operating management information systems. Capitalization commenced when management had committed to funding the software project and it was probable that upon completion the software would perform its intended function. The capitalized costs were recorded as property and equipment and amortized using the straight-line method over three years. In 1998 and 1997, the Company capitalized costs of $0.3 million and $1.3 million, respectively, and recorded amortization expense for internally developed software costs of $0.1 million, $0.3 million, and $0.4 million for 1998, 1997, and 1996, respectively.

          As more fully described in Note 1(b), the Company transferred the major portion of the property and equipment, including the internally developed software, to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

       (K) INVESTMENT IN JOINT VENTURE

          The Company accounted for its 50 percent investment in a joint venture arrangement on the equity basis of accounting whereby the Company's recorded investment was adjusted for its proportionate share of earnings or losses of the joint venture.

      (L) CASH AND CASH EQUIVALENTS

          The Company considered all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

          The Company had restricted cash at December 31, 1998 of $14.8 million, consisting of $10 million held in escrow in connection with the sale to Zenith, $3.8 million on deposit with various governmental agencies, $0.6 million held in escrow in connection with the acquisition of RISCORP National Insurance Company (this escrow arrangement expires in March 1999 and the Company expects that these funds held in escrow will be released by March 31, 1999), $0.3 million pledged to secure a letter of credit, and $0.1 million held in trust in connection with a fronting agreement between Virginia Surety Insurance Company, Inc. and RISCORP Management Services, Inc.

      (M) BAD DEBT ALLOWANCE

          The bad debt allowance was based on the Company's experience with uncollectible premiums receivable and represents the Company's best estimate of the ultimate uncollectible amounts incurred through the balance sheet date. The premiums receivable reported in the accompanying consolidated balance sheets have been shown net of this valuation allowance.

          As more fully described in Note 1(b), the Company transferred the premiums receivable balance and related allowance for uncollectible amounts to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

      (N) EARNINGS PER SHARE

          In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the presentation of two earnings per share ("EPS") calculations, basic EPS and diluted EPS, in the consolidated statements of operations; SFAS 128 also requires restatement of all prior-period EPS data that is presented in the financial statements. Basic EPS is computed by dividing net income or loss by the weighted average number of shares outstanding for the period. Diluted EPS is computed by dividing net income by the weighted average number of shares outstanding for the period plus the shares for the dilutive effect of stock options, contingent shares, and other common stock equivalents.

          The components of the weighted average shares used in the EPS calculations are summarized as follows:

                                                          1998           1997           1996
                                                      ----------     ----------     ----------
              Average outstanding shares used for
                  calculating basic EPS               37,011,864     36,891,864     34,647,986
              Effect of stock options                         --        223,808      1,757,602
                                                      ----------     ----------     ----------
              Average outstanding shares used for
                  calculating diluted EPS             37,011,864     37,115,672     36,405,588
                                                      ==========     ==========     ==========

      (O) STOCK-BASED COMPENSATION

          In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 established a method of accounting for stock-based compensation that is based on the fair value of stock options and similar instruments and encourages, but does not require, adoption of that method. The Company has elected to continue following Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," for measuring compensation cost. However, as required by SFAS 123, the Company has disclosed pro forma net income or loss per share for 1998, 1997, and 1996, as if the provisions of SFAS 123 had been adopted.

      (P) YEAR 2000

          As more fully described in Note 1(b), the Company transferred the computer systems and proprietary computer software, including the policy issue and management system and the claims systems, to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

          Management believes the computer programs retained by RISCORP to support its current operations are presently Year 2000 compliant.

      (Q) CONCENTRATIONS OF RISK

          A description of significant risks that faced RISCORP and its property and casualty insurance subsidiaries and how those risks were minimized is as follows:

               Legal/Regulatory Risk is the risk that changes in the legal or regulatory environment in which an insurer operates that can create additional loss costs or expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits or new legal theories may create costs for the insurer beyond those currently reported in the financial statements. The Company minimized this risk by reviewing legislative and other regulatory changes and adjusting rates whenever possible. All of the Company's premiums were derived from products offered to customers located in the United States. Accordingly, an insurer could be adversely affected by economic downturns, significant unemployment, and other conditions that may occur from time to time.

               Credit Risk is the risk that issuers of securities owned by the Company will default, or other parties, including reinsurers, the SDTF, agents, and insureds that may owe the Company money, will not pay. The Company minimized this risk by, among other means, adhering to a conservative investment strategy, by placing reinsurance with highly rated reinsurers, and by actively monitoring collections of the SDTF recoverable and premiums receivable.

               Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of the Company's investments. The Company mitigated this risk by attempting to match the maturity schedule of its assets with the expected payout of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer would have to sell assets prior to maturity and recognize potential gains or losses.

               Liquidity Risk is the risk that the liquidity of the Company could be materially adversely affected if Zenith should prevail in the dispute resolution process with respect to the determination of the final purchase price or if there is a material delay in the Company's receipt of the final payment determined to be payable by Zenith. See
          Note 1(b) for further discussion of this issue.

      (R) RESTRUCTURING CHARGES

          In June 1997, the Company implemented a workforce reduction and a consolidation of the Company's management team, field offices, and products. The reduction in the work force resulted in the termination of 128 employees. The Company also announced in June 1997 its intention to focus solely on its core workers' compensation insurance business and to close all field offices, except Charlotte and Birmingham, by the end of 1997. The Company recorded $5.8 million in non-recurring expenses during the second quarter of 1997 in connection with the workforce reduction and consolidation of the field offices and products. Those non-recurring expenses consisted principally of severance expenses of $5.1 million and occupancy costs of $0.7 million, of which $0.4 million and $0.2 million, respectively, were unpaid as of December 31, 1998, and $3.2 million and $0.4 million were unpaid as of December 31, 1997. Those non-recurring expenses were included in commissions and underwriting and administrative expenses in the accompanying 1997 consolidated statement of operations.

      (S) PARTICIPATING INSURANCE POLICIES

          The Company offered participating insurance policies in connection with custom plans, flexible retention plans, and preferred account dividend plans. Policyholder dividends were approved quarterly by the Board of Directors and were based on the actual loss experience of each of the policies. Participating policies represented 20 percent, 16 percent, and 17 percent of written premiums as of March 31, 1998 (just prior to the sale to Zenith), and December 31, 1997 and 1996, respectively. The Company paid dividends to participating policyholders of $8.5 million and $9.2 million during 1997 and 1996, respectively. No policyholder dividends were paid in 1998; however, the policyholder dividends expected to be paid after 1997 were reduced by $0.5 million during the quarter ended March 31, 1998 due to loss experience.

          As more fully described in Note 1(b), the Company transferred the liability for policyholder dividends to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

      (T) DETERMINATION OF FAIR VALUES OF FINANCIAL INSTRUMENTS

          In the accompanying financial statements, cash and cash equivalents, fixed maturities and equity securities, receivables, and other liabilities have been identified as financial instruments. The fair values of fixed maturities and equity securities are presented in Note 5. For the remaining financial instruments, management believes the carrying values approximate fair value due to the short maturity, terms, and fluctuations in market conditions of those instruments. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates reported herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

      (U) COMPREHENSIVE INCOME

          As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 established new rules for the reporting and display of comprehensive income and its components; however, the adoption of this standard had no impact on the Company's net income or shareholders' equity. In addition to certain other adjustments, SFAS 130 requires unrealized gains or losses on the Company's available for sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income.

      (V) RECLASSIFICATIONS

         For comparative purposes, certain amounts in the accompanying 1997 and 1996 financial statements have been reclassified from amounts previously reported. Those reclassifications had no effect on previously reported shareholders' equity or net income.

(3)      MANAGEMENT AND OUTSOURCING AGREEMENTS

      Following the consummation of the sale to Zenith on April 1, 1998, the Company has had no employees. Therefore, as more fully described below, the Company entered into a management agreement and certain outsourcing service agreements to provide the Company with the necessary resources to conduct its day-to-day activities.

      In February 1998, the Company entered into a Management Agreement (the "Management Agreement") with The Phoenix Management Company, Ltd. ("Phoenix") for the provision of various management services to the Company immediately following the consummation of the transactions contemplated by the Asset Purchase Agreement with Zenith. Mr. Frederick M. Dawson owns a majority interest in Phoenix, a Florida limited partnership, and controls its operations as President of the General Partner. Mr. Walter E. Riehemann owns a minority interest in Phoenix and serves as Vice President and Secretary of the General Partner. Although neither Mr. Dawson nor Mr. Riehemann have been employees of the Company since the consummation of the transactions contemplated by the Asset Purchase Agreement with Zenith, the Management Agreement specifically provides that Mr. Dawson is to hold the titles of President and Chief Executive Officer of the Company and Mr. Riehemann is to hold the titles of Chief Investment Officer, Treasurer, and Secretary of the Company.

         Pursuant to the terms of the Management Agreement, the Company is to pay Phoenix $0.1 million per month, plus expenses, and has granted Phoenix a restricted stock award for 1,725,000 shares of RISCORP's Class A Common Stock (subject to certain vesting provisions) in consideration for its management services. The Management Agreement has an initial term of three years which commenced immediately following the consummation of the transactions contemplated by the Asset Purchase Agreement with Zenith, and the Company has the right to extend the term for an additional year. The Company paid Phoenix a retainer of $0.6 million, which retainer is to be applied by Phoenix against the fees payable by the Company during the final six months of the initial term. That retainer is included in other assets in the accompanying December 31, 1998 consolidated financial statement. The restricted stock grant vests monthly over the initial term of the Management Agreement, and Phoenix is entitled to all rights applicable to holders of shares of RISCORP's Class A Common Stock with respect to all such shares from the date of grant, including, without limitation, the right to receive any dividends or distributions payable on the restricted stock. Pursuant to the terms of the Management Agreement, the Company paid Phoenix $2.8 million to reimburse the partners of the Management Company, on an after-tax basis, for all taxes (exclusive of state taxes) incurred in connection with the Section 83(b) election filed with respect to the restricted stock grant. In the event that the Management Agreement is terminated by the Company prior to the expiration of its initial term due to (i) the complete liquidation, dissolution, and winding up of all of the business and affairs of the Company, including, without limitation, the final distribution to all RISCORP shareholders or (ii) the final distribution to the holders of RISCORP's Series A Common Stock, the vesting under the restricted stock grant will accelerate immediately prior to such event and the Company will make a lump sum payment to Phoenix equal to the unpaid balance of the amount that Phoenix would have received in monthly management fees during the initial term of the Management Agreement.

      The fair market value of the restricted stock grant to Phoenix on its effective date was $4.1 million. In October 1998, the Company paid Phoenix $2.8 million in connection with the income taxes incurred by the partners of Phoenix on the restricted stock grant. Those amounts have been included in commissions and general and administrative expenses in the accompanying 1998 consolidated statement of operations.

      Pursuant to the terms of the Management Agreement, Phoenix provides, among other things, the following services to the Company: (i) management of the day-to-day operations of the Company and its subsidiaries, (ii) management of the preparation, negotiation, and defense of the Final Business Balance Sheet (as defined in the Asset Purchase Agreement), (iii) assistance in the overall planning and coordination of the business of the Company, (iv) assistance in the resolution of all claims and contingencies pending or subsequently asserted against the Company, (v) coordination of the finance, accounting, and tax requirements of the Company with the specific duties to be delegated, at the expense of the Company, to competent professionals approved by the Board of Directors of the Company, (vi) preparation of the investment policy for the Company and coordination of the investment transactions through one or more investment advisors, and (vii) performance of such other duties as may from time to time be requested by the Board of Directors of the Company not inconsistent with the terms of the Management Agreement.

      In May 1997, subject to shareholder approval, RISCORP granted to Mr. Frederick M. Dawson non-qualified options to purchase 2,533,326 shares of RISCORP's Class A Common Stock. Pursuant to the terms of the Management Agreement, immediately following the consummation of the transactions contemplated by the Asset Purchase Agreement with Zenith and the receipt of the applicable cash payments under his employment agreement, the Company and Mr. Dawson entered into a Termination Agreement evidencing the termination of each party's rights, duties, and obligations under Mr. Dawson's employment agreement, including the termination of the stock option grants and Mr. Dawson's right to receive any of the shares thereunder.

      Effective April 1, 1998, the Company entered into an accounting outsourcing agreement with Buttner Hammock & Company, P.A. ("BHC"). Under the terms of the agreement, BHC is to provide monthly accounting, financial reporting, tax return preparation, and certain financial and tax consulting services. Under that agreement, Mr. Buttner has been designated as the chief accounting officer for RISCORP and each of its subsidiaries. The agreement with BHC is for a period of 36 months. In consideration for the services provided by BHC, the Company is to pay BHC a monthly fee of approximately $0.1 million during 1998, 1999, and 2000, plus reasonable out-of-pocket costs. In addition, as defined in the agreement, BHC may also provide certain services to the Company that are to be billed on an hourly rate basis. The Company paid BHC a retainer of $0.5 million against the fees due for the final six months of the initial term of the agreement. That retainer is included in other assets in the accompanying December 31, 1998 consolidated balance sheet.

      Effective April 1, 1998, the Company entered into a computer outsourcing agreement. Under the terms of that agreement, the vendor is to provide the Company with computer configuration, software installation, network configuration and maintenance, telecommunication coordination, computer maintenance, and other computer-related services. The agreement is for a period of 36 months. In consideration of the services provided, the Company is to pay a fee of $100 per hour plus reasonable out-of-pocket costs with a minimum commitment of 1,020 hours for year one of the contract and a minimum commitment of 900 hours for years two and three of the contract.

      During 1998, the Company expensed $3.4 million in fees, excluding restricted stock grants, and tax payments previously discussed, in connection with the services provided under the foregoing management and outsourcing agreements. Those expenses are included in commissions and general and administrative expenses in the accompanying 1998 consolidated statement of operations.


(4)   ACQUISITIONS AND JOINT VENTURE

ACQUISITIONS

      As more fully described below, RISCORP acquired RISCORP National Insurance Company ("RNIC") and two workers' compensation management services companies in 1996. Each of those transactions was accounted for under the purchase method of accounting under which the aggregate purchase price paid for the entity was allocated to the assets acquired and liabilities assumed based on the estimated fair value of such assets and liabilities at the dates of acquisition. The excess of the purchase prices over the fair value of the net assets acquired has been reported as costs in excess of net assets acquired and has been amortized over periods ranging from five to 15 years. For acquisitions in which net assets acquired exceeded the purchase price, a liability for net assets acquired in excess of costs has been recorded and has been accreted over 10 years.

      The operating results of the acquired entities have been included in the consolidated financial statements from their dates of acquisition. The following schedule summarizes certain pro forma consolidated results of operations for 1996, as if the acquisitions took place on January 1, 1996 (in thousands, except the per share amount):

                    Total revenues                      $  275,410
                    Income before income taxes              18,503
                    Net income                               6,860
                    Earnings per share                        0.19

ACQUISITION OF COMPSOURCE

      In March 1996, RISCORP purchased all of the outstanding stock of CompSource, Inc. and Insura, Inc. (collectively, "CompSource") in exchange for $12.1 million in cash and 112,582 shares of RISCORP's Class A Common Stock valued at $2.1 million on the date of acquisition. On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $12.6 million and was recorded as goodwill. CompSource is a workers' compensation management services company offering its services in North Carolina. Pursuant to a stock redemption agreement entered into as part of this transaction, the former shareholders of CompSource elected to have RISCORP repurchase the 112,582 shares on March 8, 1997, and RISCORP repurchased those shares from the former shareholders for $2.1 million in accordance with the terms of the redemption agreement.

ACQUISITION OF INDEPENDENT ASSOCIATION ADMINISTRATORS, INC. ("IAA") AND RISK INSPECTION SERVICES AND CONSULTING, INC. ("RISC")

      In September 1996, RISCORP purchased all of the outstanding stock of IAA and RISC in exchange for $11.5 million, consisting principally of 790,336 shares of RISCORP's Class A Common Stock valued at $10.9 million on the date of acquisition. IAA and RISC are workers' compensation management services companies offering services in Alabama. On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $11.4 million and was recorded as goodwill.

      During the first quarter of 1997, the Company determined that the goodwill recorded when IAA and RISC were acquired could not be fully recovered from the profitability of the workers' compensation business that was then under contract. Therefore, as of December 31, 1996, $2.8 million of goodwill was written off and was reported as amortization expense. The remaining unamortized goodwill relating to those acquisitions was $7.8 million and $7.9 million at March 31, 1998 (just prior to the transfer of the goodwill to Zenith on April 1, 1998) and December 31, 1997, respectively.

      Due to a decrease in the market value of RISCORP's Class A Common Stock, 790,336 additional shares of RISCORP's Class A Common Stock valued at $0.6 million were issued on January 9, 1998 to the former shareholders of IAA.

ACQUISITION OF ATLAS INSURANCE COMPANY

      In March 1996, a wholly-owned subsidiary of RISCORP acquired 100 percent of the outstanding capital stock of Atlas Insurance Company for $5 million in cash. Following the acquisition, the name was changed from Atlas Insurance Company to RISCORP National Insurance Company ("RNIC"). RNIC, which primarily provided workers' compensation insurance, is licensed to do business in 19 states and is authorized to operate on an excess and surplus lines basis in five additional states. On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $2.6 million and was recorded as goodwill.

JOINT VENTURE ARRANGEMENT

      In January 1996, RISCORP, through one of its wholly-owned subsidiaries, entered into a joint venture arrangement with Health Care Service Corporation ("HCSC"), a subsidiary of Blue Cross and Blue Shield of Illinois, to underwrite and sell managed care workers' compensation insurance in Illinois. RISCORP and HCSC each held 50 percent ownership in the joint venture known as Third Coast Holding Company ("Third Coast"). RISCORP contributed the use of its expertise, insurance systems, and intellectual property, while HCSC contributed cash of $10 million. RISCORP's contributed property in Third Coast was valued at $10 million; however, RISCORP's cost basis in the contributed property was $0 and, as of December 31, 1996, RISCORP recorded its initial investment in Third Coast at $0. The carrying value of RISCORP's investment in Third Coast at December 31, 1997 was $0.

      Initially, RISCORP accounted for its 50 percent investment in Third Coast on the equity basis of accounting, whereby RISCORP's recorded investment was adjusted for its proportionate share of earnings or losses of Third Coast. RISCORP discontinued the use of the equity method of accounting for Third Coast in the first quarter of 1997 when the cumulative losses reduced RISCORP's investment in Third Coast to $0. RISCORP has not made any financial guarantees relating to Third Coast and has not made any financial commitments to provide any future funding to Third Coast.

      Effective January 1, 1998, RISCORP entered into an agreement with HCSC to sell RISCORP's 50 percent interest in Third Coast for $1.3 million. The $1.3 million gain on the sale of Third Coast was included in the 1998 net realized gains. RISCORP received the funds due in connection with this transaction in April 1998. In connection with the closing of the sale to Zenith, RISCORP received notice that Zenith believes that it is entitled to the proceeds from the sale of Third Coast. RISCORP disputes Zenith's entitlement to these proceeds and intends to vigorously defend any claim asserted by Zenith related to the Third Coast transaction.

      As more fully described in Note 1(b), the Company transferred the unamortized balance of goodwill to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

(5)   INVESTMENTS

      Investments (including restricted investments) included in the accompanying consolidated balance sheets as of December 31, 1998 and 1997 are summarized as follows (in thousands):

                                                  COST OR       GROSS        GROSS
                                                AMORTIZED     UNREALIZED   UNREALIZED    ESTIMATED
                                                   COST         GAINS       LOSSES       FAIR VALUE
                                                ---------     ----------   ----------    ---------
DECEMBER 31, 1998:
   Available for sale:
      Fixed maturity securities:
         U.S. government obligations             $ 13,681        $  219        $--        $ 13,900
         Corporate obligations                      2,032            48         --           2,080
                                                 --------        ------        ---        --------
               Total investments                 $ 15,713        $  267        $--        $ 15,980
                                                 ========        ======        ===        ========

   Available for sale:
      Unrestricted                               $  6,666        $   50        $--        $  6,716
      Restricted                                    9,047           217         --           9,264
                                                 --------        ------        ---        --------
               Total                             $ 15,713        $  267        $--        $ 15,980
                                                 ========        ======        ===        ========

DECEMBER 31, 1997:
   Available for sale:
      Fixed maturity securities:
         Municipal government obligations        $ 58,294        $  718        $ 2        $ 59,010
         U.S. government obligations               38,065         1,193         10          39,248
         Corporate obligations                     88,102         1,119         22          89,199
         Mortgage backed securities                 1,932            36         --           1,968
         Asset backed securities                    9,920            49          3           9,966
                                                 --------        ------        ---        --------
               Total available for sale           196,313         3,115         37         199,391
                                                 --------        ------        ---        --------

   Held to maturity:
      Fixed maturity securities:
         U.S. government obligations               18,434           204          9          18,629
         Municipal government obligations           4,186            62         --           4,248
         Certificates of deposit                    1,470            --         --           1,470
                                                 --------        ------        ---        --------
               Total held to maturity              24,090           266          9          24,347
                                                 --------        ------        ---        --------
               Total investments                 $220,403        $3,381        $46        $223,738
                                                 ========        ======        ===        ========

   Available for sale:
      Unrestricted                               $142,876        $2,732        $37        $145,571
      Restricted                                   53,437           383         --          53,820
                                                 --------        ------        ---        --------
               Total                             $196,313        $3,115        $37        $199,391
                                                 ========        ======        ===        ========


         The fair values of investments (including restricted investments) at December 31, 1998 and 1997 were determined using independent pricing services.

         The amortized cost and estimated fair value of fixed maturities (including restricted investments) by contractual maturity, as of December 31, 1998, are summarized as follows (in thousands):

                                                         AVAILABLE FOR SALE
                                                      -------------------------
                                                      AMORTIZED      ESTIMATED
                                                         COST        FAIR VALUE
                                                      ---------      ----------
             Due in 1999                               $  8,195       $  8,227
             Due in 2000 to 2003                          7,020          7,205
             Due in 2004 to 2008                            498            548
                                                       --------       --------

             Total                                     $ 15,713       $ 15,980
                                                       ========       ========

         The actual maturities may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

         During 1998, 1997, and 1996, proceeds from sales of fixed maturities available for sale totaled $80.4 million, $110.3 million, and $88.9 million, respectively.

         Gross realized gains and gross realized losses from the sale of investments for 1998, 1997, and 1996 are summarized in the following table and were reported in net investment income in the accompanying consolidated statements of operations (in thousands):

                                        1998            1997          1996
                                      -------         -------         -----
         Gross realized gains         $ 4,348         $ 1,770         $ 178
         Gross realized losses            (68)           (224)          (73)
                                      -------         -------         -----
         Net realized gains           $ 4,280         $ 1,546         $ 105
                                      =======         =======         =====

         As more fully described in Note 1(b), a gross realized gain of $2.9 million and a gross realized loss of $0.1 million relating to securities that were transferred to Zenith in connection with the Asset Purchase Agreement were included in the foregoing 1998 net realized gains.

         The following table summarizes the components of net investment income for 1998, 1997, and 1996 (in thousands):

                                                        1998             1997             1996
                                                     --------         --------         --------

         Fixed maturities                            $  3,733         $ 13,815         $ 10,444
         Equity securities                               (166)             469              547
         Cash and cash equivalents                      1,633            2,516            1,700
         Zenith receivable and other accounts
            receivable                                  2,080               --               --
                                                     --------         --------         --------
                                                        7,280           16,800           12,691
         Investment expenses                             (177)            (353)            (497)
                                                     --------         --------         --------

         Net investment income                       $  7,103         $ 16,447         $ 12,194
                                                     ========         ========         ========

         Although the Company has credit risk in the investment portfolio, no fixed maturity security had a Standard & Poor's rating of less than A at December 31, 1998. The carrying value of securities on deposit with various governmental agencies was $11.6 million and $23.8 million at December 31, 1998 and 1997, respectively. In addition, the carrying value of securities held in trust in connection with a fronting agreement between Virginia Surety Company, Inc. and RISCORP Management Services, Inc. was $1.6 and $1.5 at December 31, 1998 and 1997, respectively. Such securities are included in fixed maturities available for sale-restricted classification at December 31, 1998 and in fixed maturities held to maturity-restricted classification at December 31, 1997 in the accompanying consolidated balance sheets.

         The carrying value of the Company's investments in excess of 10 percent of RISCORP's shareholders' equity at December 31, 1998 and 1997, aggregated by issuer and excluding investments issued or guaranteed by the United States, consisted of the following (in thousands):

                                                            1998                 1997
                                                        -------------          ---------

             Fixed maturities - State of Florida        $           -          $ 20,980
                                                        =============          ========


(6)   LIABILITIES FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

         The Company established an estimated liability for losses and loss adjustment expenses with respect to reported claims and claims incurred but not yet reported as of the end of each accounting period. The Company established that liability based on facts then known, estimates of future claims trends, and other factors, including the Company's experience with similar cases and historical Company and industry trends, such as reserving patterns, loss payment patterns, claim closure and reporting patterns, and product mix.

         The activity in the liability for losses and loss adjustment expenses for 1998, 1997, and 1996, is summarized as follows (in thousands):

                                                                            1998              1997              1996
                                                                         ---------         ---------         ---------

         Gross liability for losses and loss adjustment expenses,
           beginning of year                                             $ 437,038         $ 458,239         $ 261,700
         Reinsurance recoverables                                         (184,251)         (180,698)         (100,675)
         SDTF recoverables                                                 (45,211)          (49,505)          (51,836)
         Prepaid managed care fees                                          (8,420)          (31,958)          (16,369)
                                                                         ---------         ---------         ---------
         Net balance at January 1                                          199,156           196,078            92,820
                                                                         ---------         ---------         ---------

         Assumed during the year from loss portfolio transfers
           and acquisitions                                                     --                --            88,212
                                                                         ---------         ---------         ---------

         Incurred losses and loss adjustment expenses related to:
           Current year                                                     14,860           125,764           123,986
           Prior years                                                      11,717            (2,401)            3,023
                                                                         ---------         ---------         ---------
           Total incurred losses and loss adjustment expenses               26,577           123,363           127,009
                                                                         ---------         ---------         ---------


         Paid related to:
           Current year                                                      1,717            45,646            56,088
           Prior years                                                      26,760            74,639            55,875
                                                                         ---------         ---------         ---------
           Total paid                                                       28,477           120,285           111,963
                                                                         ---------         ---------         ---------
         Net balance at December 31                                        197,256           199,156           196,078

                                                                            1998             1997            1996
                                                                         ---------         --------        --------

         Plus reinsurance recoverables                                     214,302          184,251         180,698
         Plus SDTF recoverables                                             44,552           45,211          49,505
         Plus prepaid managed care fees                                      6,182            8,420          31,958
                                                                         ---------         --------        --------
         Gross liability at December 31                                    462,292          437,038         458,239

         Gross liability for losses and loss adjustment expenses
           transferred to Zenith [see Note 1(b)]                          (462,292)              --              --
                                                                         ---------         --------        --------

         Gross liability for losses and loss adjustment expenses,
           at December 31                                                $      --         $437,038        $458,239
                                                                         =========         ========        ========


         The 1998 adverse loss development was primarily related to increases in the actuarial estimates of remaining loss liabilities pertaining to the Florida business offset somewhat by decreases in the actuarial estimates of remaining loss liabilities pertaining to the Alabama and North Carolina business. The 1996 adverse development occurred due to deterioration in pre-1994 accident years offset in part by improved expenses for the 1995 accident year.

         The Company recognized recoveries from the SDTF and subrogation from third parties as a reduction of incurred losses. In determining the best estimate of the effect of these recoveries on the ultimate cost of all unpaid losses and loss adjustment expenses, the Company utilized historical and industry statistics. The estimated amount of recoveries from the SDTF included as a reduction to the liability for losses and loss adjustment expenses was $0, $45.2 million, and $49.5 million at December 31, 1998, 1997, and 1996, respectively.

         As more fully described in Note 1(b), the Company transferred the liabilities for losses and loss adjustment expenses to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.


(7)      FLORIDA SPECIAL DISABILITY TRUST FUND ("SDTF")

         Florida operates the SDTF that reimburses insurance carriers, self-insurance funds, and self-insured employers in Florida for certain workers' compensation benefits paid to injured employees. The SDTF reimburses claim payments made to a claimant whose injury merges with, aggravates, or accelerates a pre-existing permanent physical impairment. The SDTF is managed by the State of Florida and is funded through assessments against insurers and self-insurers providing workers' compensation coverage in Florida. The Company's pro-rata amount of the SDTF assessment is based on their written premiums compared to the total workers' compensation premiums written by all Florida insurers and self-insurance funds. Should a carrier stop writing business, it has no obligation for future assessments. The SDTF's assessment formula has historically yielded sufficient revenues for annual reimbursement payments and for costs associated with administering the SDTF. The SDTF has not prefunded its claims liability and no reserves currently exist. The Company has been informed that, as of September 30, 1996, the SDTF had an actuarially projected undiscounted liability of $4 billion based on a study performed for the SDTF by independent actuarial consultants. The SDTF actuarial study also indicated that, at the current assessment rates, the payment of the existing liability would take numerous years.

         Under Florida's sunset laws applicable to some state-sponsored funds, the SDTF would have expired in November 1996 unless affirmative action was taken by the legislature to continue the SDTF. By action of the legislature, the SDTF was continued and not scheduled for further review under Florida sunset laws until the year 2000. However, in early 1997, the Florida legislature passed a bill substantially changing the SDTF. Under that 1997 bill, the SDTF is not to accept claims with accident dates after December 31, 1997; as such, certain SDTF claims may have to be refiled for reimbursement and any such filing may require a refiling fee. Additionally, companies accruing SDTF recoveries may be statutorily limited in the level of recoverables they may be allowed to carry. The bill provides for a funding mechanism through which companies writing workers' compensation insurance in Florida will be assessed an annual charge to cover payments made by the SDTF. The Company believes that, even in the event of default by the SDTF, the existing reimbursements of the SDTF would become general obligations of the State of Florida.

         For 1998, 1997, and 1996, the Company's cash recoveries from the SDTF were $1.8 million, $5.9 million, and $2.5 million, respectively. The Company's SDTF assessments were $2 million, $6.8 million, and $11.7 million for 1998, 1997, and 1996, respectively.

         As more fully described in Note 1(b), the Company transferred the recoverable from the SDTF to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.


(8)      REINSURANCE

         The Company was involved in the cession of insurance to certain unaffiliated insurance and reinsurance companies under specific excess-of-loss and quota-share reinsurance contracts. The amounts by which certain financial statement balances have been reduced as a result of these reinsurance contracts as of and for the years ended December 31, 1998, 1997, and 1996 are as follows (in thousands):

                                                                      1998            1997            1996
                                                                    --------        --------        --------

         Premiums written                                           $ 16,785        $143,983        $192,528
         Premiums earned                                              24,420         167,274         165,022
         Ceded losses and loss adjustment expenses                    47,667          73,868         153,200
         Liabilities for losses and loss adjustment expenses         645,892         183,150         180,698
         Unearned premiums                                            61,384          25,842          49,788

         Effective April 1, 1998, the Company entered into an assumption and indemnity reinsurance agreement with Zenith in connection with the sale to Zenith [see Note 1(b)]. Under the terms of the assumption and indemnity reinsurance agreement, the Company ceded to Zenith 100 percent of the outstanding liabilities for losses and loss adjustment expenses (including incurred but not reported losses) and 100 percent of the unearned premiums as of April 1, 1998. Zenith issued assumption certificates to all the Company's former policyholders. The liabilities for losses and loss adjustment expenses and unearned premiums that were transferred to Zenith on April 1, 1998 were $462.3 million and $43.2 million, respectively. In accordance with the terms of the Asset Purchase Agreement, Zenith assumed all of the Company's obligations under its then current and prior insurance and reinsurance contracts. The terms of the Asset Purchase Agreement, including the assumption and indemnity reinsurance agreement, was approved by the Florida and Missouri Insurance Departments on March 31, 1998 and April 1, 1998, respectively.

         Effective January 1, 1995, RISCORP Insurance Company ("RIC") and RISCORP Property & Casualty Insurance Company ("RPC") entered into quota-share reinsurance agreements with American Re-Insurance Company ("AmRe"), whereby RIC and RPC ceded 50 percent of new and renewal premiums written and losses incurred. These agreements provided for the payment of a ceding commission at rates that varied from 27.5 percent to 60 percent based on the loss ratio of the business ceded, excluding unallocated loss adjustment expenses. The provisional ceding commission provided for in the agreements was 33 percent. The agreements were to remain in force for an unlimited period of time, but could be terminated by either party at any December 31. RISCORP and AmRe were parties to a senior subordinated note agreement in the principal amount of $15 million due 2002. Under the terms of the note agreement, the Company was to maintain the quota-share treaty or other comparable reinsurance agreements with AmRe for a minimum period of five years beginning January 1, 1995. Ceding commissions earned under the AmRe reinsurance agreements were $7.7 million, $50 million, and $58.2 million during 1998, 1997, and 1996, respectively. At December 31, 1998 and 1997, the Company may be contingently liable for the return of ceding commissions to AmRe of $0 and $9.3 million, respectively.

         Effective September 1, 1996, RIC entered into a retrocessional reinsurance agreement with Chartwell Reinsurance Company ("Chartwell"), whereby Chartwell was to retrocede to the Company 50 percent of workers' compensation business written by RISCORP Management Services, Inc. (an affiliate of the Company) as underwriting manager for Virginia Surety Company, Inc. The agreement provided for a profit commission in addition to the 30 percent ceding commission based on the loss ratio and other expenses incurred under the contract. The initial profit commission calculation was scheduled to occur as of September 1, 2000. This agreement was terminated on December 31, 1997.

         On April 18, 1997, RIC entered into a trust agreement with Chartwell whereby RIC agreed to maintain in trust for the benefit of Chartwell 102 percent of RIC's portion of the outstanding loss liabilities and unearned premiums. The balance in this trust account was generally adjusted on a monthly basis, one month in arrears.

         Effective January 1, 1996, RPC entered into a quota-share reinsurance agreement with Allstate Insurance Company ("Allstate"), Chartwell, Signet Star Reinsurance Company ("Signet"), and San Francisco Reinsurance Company ("San Fran Re"), whereby RPC ceded 90 percent of its inforce, and its new or renewal 1996 gross written premiums, for commercial umbrella coverage. The maximum limit under this agreement was $5 million per insured, per occurrence. The agreement provided for the payment of a ceding commission of 30 percent of the ceded premiums. This agreement was to remain in force for an unlimited period of time, but could be terminated by either party at any December 31. During 1997, Allstate and San Fran Re were replaced on this agreement by Scor Reinsurance Company ("Scor") and Hartford Fire Insurance Company ("Hartford"), respectively. All other terms and conditions of the agreement were unchanged. This agreement was terminated as of December 31, 1997; however, the reinsurers continue to be responsible for their portion of all losses incurred on policies effective before the termination date.

         Effective January 1, 1996, RPC entered into a quota-share reinsurance agreement with Allstate, Chartwell, Signet, San Fran Re, and Great Lakes American Reinsurance Company, whereby RPC ceded 90 percent of its inforce, and its 1996 new or renewal gross written premiums, for commercial property coverage. The limit of coverage under this agreement was 90 percent of $2.5 million per risk, subject to an occurrence limitation of not less than $10 million nor greater than $15 million. The agreement provided for the payment of a ceding commission of 30 percent of ceded premiums. This agreement was to remain in force for an unlimited period of time, but could be terminated by either party at any December 31. During 1997, Allstate and San Fran Re were replaced on this agreement by Scor and Hartford, respectively. All other terms and conditions of the agreement were unchanged. This agreement was terminated as of December 31, 1997; however, the reinsurers continue to be responsible for their portion of all losses incurred on policies effective before the termination date.

         Effective January 1, 1996, RPC entered into a commercial casualty excess-of-loss reinsurance agreement with Allstate, Chartwell, Signet, and San Fran Re, whereby RPC ceded 100 percent of all losses incurred on business inforce, written or renewed during the term of this agreement, per occurrence, in excess of $0.25 million to $1 million. RPC was required to pay 11.5 percent of earned premiums, subject to a minimum premium of $0.5 million under the agreement. This agreement was to remain in force for an unlimited period of time, but could be terminated by either party at any December 31. During 1997, Allstate and San Fran Re were replaced on this agreement by Scor and Hartford, respectively. All other terms and conditions of the agreement were unchanged. This agreement was terminated as of December 31, 1997; however, the reinsurers continue to be responsible for their portion of all losses incurred on policies effective before the termination date.

         Effective September 1, 1995, RPC entered into a medical excess-of-loss reinsurance agreement with Cologne Life Reinsurance Company, whereby RPC ceded 100 percent of all losses incurred per insured, per agreement year, in excess of $0.15 million up to $1 million. RPC paid $6.79 per certificate of insurance per month for this coverage. The agreement was to be continuous, but could be canceled by either party at any September 1. The agreement was transferred to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

         Effective January 1, 1997, RIC, RNIC, and RPC ceded losses in excess of $0.5 million to Continental Casualty Company ("CNA") under an excess-of-loss reinsurance treaty. This treaty contained a corridor deductible of $1.25 million which is applicable in the aggregate to claims in the $0.5 million excess of $0.5 million corridor for the Company. RIC and RPC had a similar contract with CNA effective January 1, 1996 with a corridor deductible of $1 million. Although the contract contained provisions for minimum and deposit premiums, the premiums for 1997, based on earned premiums, exceeded the minimum premium provisions specified under the contract.

         Beginning in 1996, RNIC ceded losses in excess of $0.5 million to CNA under three separate excess-of-loss reinsurance treaties. Those treaties provided for the payment of premiums to CNA based on earned premiums. Although the contracts contained provisions for minimum premiums, the premiums for 1996 exceeded the minimum premium provisions specified under these contracts. Each of those treaties with CNA expired on January 1, 1997.

         Effective October 1, 1996, RNIC entered into a quota-share reinsurance agreement with Chartwell, Swiss Reinsurance America Corporation, and Trenwick America Reinsurance Corporation (collectively the "Reinsurers"), whereby RNIC ceded 65 percent of its net unearned premiums as of October 1, 1996 and 65 percent of net written workers' compensation and employers liability premiums, new or renewal, for the last four months of 1996. Effective January 1, 1997, RNIC reduced the ceded quota-share amount to 60 percent. The agreement provided for the payment of a ceding commission at rates which varied from 27 percent to 49 percent based on the loss ratio of the business ceded. The provisional ceding commission contained in the agreement was 33 percent. This agreement was terminated as of December 31, 1997; however, the reinsurers continue to be responsible for their portion of all losses incurred on policies effective before the termination date.

         Effective January 1, 1997, RNIC entered into an agreement with the Insurance Company of New York ("INSCORP") and Chartwell to issue assumption-of-liability endorsements ("ALE") to certain policyholders of RNIC. This agreement expired on December 31, 1997 and was not renewed. In connection with this agreement, RNIC was required to provide INSCORP and Chartwell with letters of credit in amounts equal to 29.2 percent of the gross written premiums on all ALE policies plus $1.25 million in fixed maturities. The agreement also required RNIC to pay a fee of .5 percent of gross premiums subject to a minimum fee of $50 and a maximum fee of $1,000 per ALE. As of December 31, 1998 and 1997, based on the gross premiums subject to ALE's, RNIC provided letters of credit of $0 and $3.7 million, respectively, under this agreement. These letters of credit were secured by certificates of deposits and were reported in the accompanying consolidated balance sheets under the caption "Cash and short-term investments--restricted." RNIC incurred fees of $0 and $38,797 during 1998 and 1997, respectively, under this agreement.

         RNIC also maintained specific excess-of-loss coverage with Allstate on the run-off of the book of business acquired by RNIC in March 1996.

         In connection with the sale to Zenith [as more fully described in Note 1(b)], RIC and RPC entered into an interim reinsurance agreement and cut-through endorsement with Zenith covering all inforce business as of June 17, 1997 and all new and renewal business written after June 17, 1997 on Florida workers' compensation policies. In connection with this agreement, Zenith required that 33 percent of the direct written premiums and 33 percent of the initial unearned premiums subject to this agreement were to be deposited into a trust account for the benefit of Zenith. In addition, the agreement required the Company to pay a fee to Zenith of one percent of the subject premiums. The agreement with Zenith was terminated on April 1, 1998. As of December 31, 1998 and 1997, the market value of the securities in the trust account was $0 and $52.4 million, respectively, and the required trust account balance was $0 and $51.6 million, respectively, based on the direct written premiums for the period June 18, 1997 through March 31, 1998 and the unearned premiums at June 17, 1997. The balance in the trust account was to be adjusted on a monthly basis, one month in arrears. The Company incurred fees to Zenith of $0.1 million and $1.4 million during 1998 and 1997, respectively, under this agreement.

         All of the reinsurance contracts described in this note and in force on April 1, 1998 were assumed by Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

         The Company had no combined reinsurance recoverables and ceded unearned premiums in excess of three percent of shareholders' equity as of December 31, 1998.

         At December 31, 1997, reinsurance recoverables consisted of $184.3 million of recoverables for unpaid losses and loss adjustment expenses. At December 31, 1997, $89.4 million of the reinsurance recoverable balance related to RIC's and RPC's quota-share agreement with one reinsurer. The remaining recoverable balance of $94.9 million at December 31, 1997 represented estimated recoveries from 17 unaffiliated reinsurers that provided quota-share and specific and aggregate excess-of-loss coverage.

         To the extent that the reinsurers, including Zenith, are unable to meet their contractual obligations, the Company may be contingently liable for any losses and loss adjustment expenses ceded.


(9)      MANAGED CARE AGREEMENTS

         RIC and RPC were parties to arrangements with both Humana Medical Plans, Inc. ("Humana"), an unaffiliated health maintenance organization ("HMO"), and RISCORP Health Plans, Inc. ("RHP"), an affiliated HMO, whereby, upon policyholder election to participate, RIC's and RPC's medical claim costs were capped for the first three years of each claim. In May 1996, RIC and RPC terminated those arrangements with RHP; however, injured individuals were covered for three years following any accident that occurred during policy periods in effect prior to termination. The Humana arrangement, which commenced July 1, 1995, was renewed for one additional year at the anniversary date. Under the Humana arrangement, injured individuals were covered for three years following any accident occurring within the policy periods. In October 1997, RIC and RPC entered into loss portfolio transfer agreements under which RHP transferred its liability to RIC and RPC under the managed care agreements; at that date, RHP's remaining liability under the managed care agreement was determined by an independent consulting actuarial firm to be $8 million and, in November 1997, RHP transferred that amount to RIC and RPC in full satisfaction of RHP's liability.

         The fees paid to Humana and RHP have been reported as prepaid assets and losses and loss adjustment expenses in the accompanying consolidated balance sheets. Included in losses and loss adjustment expenses were $0.3 million, $6.1 million, and $30.6 million of such fees for 1998, 1997, and 1996, respectively.

         To the extent that Humana was unable to meet its contractual obligations under its agreement with RIC, RIC may be contingently liable for any unpaid losses and loss adjustment expenses. At December 31, 1997, the estimated unpaid losses and loss adjustment expenses to be covered by Humana were $4.8 million.

         As described in Note 1(b), RISCORP transferred the Humana and RHP contractual obligations, in accordance with the terms of the Asset Purchase Agreement.


(10)     INCOME TAXES

         The components of income taxes for 1998, 1997, and 1996 are summarized as follows (in thousands):

                                              1998           1997            1996
                                            --------         ------        --------
         Current:
              Federal                       $(19,165)        $6,197        $ 17,919
              State                            1,040            798           2,280
                                            --------         ------        --------
                  Total current              (18,125)         6,995          20,199
                                            --------         ------        --------
         Deferred:
              Federal                         20,181            305         (12,126)
              State                               --             --             129
                                                             ------        --------
                  Total deferred              20,181            305         (11,997)
                                            --------         ------        --------
                  Total income taxes        $  2,056         $7,300        $  8,202
                                            ========         ======        ========

      The differences between taxes computed at the statutory rates and recorded income tax expense for 1998, 1997, and 1996 are summarized as follows (in thousands):

                                                            1998            1997            1996
                                                          --------         -------         -------

         Computed "expected" tax expense (benefit)        $(24,087)        $ 5,105         $ 3,710
         State taxes in excess of federal benefit              807             519           1,336
         Non-taxable income                                   (231)         (1,188)           (982)
         Goodwill and other amortization                     3,339             801           2,437
         Valuation allowance                                21,168             412              --
         Fines and penalties                                     6              64             543
         Amounts related to prior years                         --              --             980
         Other                                               1,054           1,587             178
                                                          --------         -------         -------
            Income tax expense                            $  2,056         $ 7,300         $ 8,202
                                                          ========         =======         =======

         The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities December 31, 1998 and 1997 are summarized as follows (in thousands):

                                                                                     DECEMBER 31
                                                                              ----------------------
                                                                               1998           1997
                                                                              -------        -------
         Deferred tax assets:
           Net operating losses                                               $17,479        $    --
           Accrued litigation settlement costs                                  5,415          4,550
           Accrued employee benefits                                              224            575
           Unearned premiums                                                       --          2,132
           Discount on reserve for losses and loss adjustment expenses             --         14,160
           Bad debts                                                               --          2,450
           Deferred policy acquisition costs                                       --            422
           Other                                                                1,603            811
                                                                              -------        -------
              Gross deferred tax assets                                        24,721         25,100
                                                                              -------        -------

         Deferred tax liabilities:
           Unrealized gains on investments                                         --          1,077
           Depreciation                                                            --            645
           Other                                                                   --            846
           Gross deferred tax liabilities                                          --          2,568

                                                                              -------        -------
              Net deferred tax assets before valuation allowance               24,721         22,532
              Valuation allowance                                              21,580            412
                                                                              -------        -------
              Net deferred tax asset                                          $ 3,141        $22,120
                                                                              =======        =======

      The Company estimated that approximately $3.1 million of its December 31, 1998 net deferred tax asset could be realized through the carryback of future tax losses to prior years or the generation of future taxable income, and it is more likely than not that the tax benefits of the deferred tax assets will be realized. Accordingly, a valuation allowance of $21.6 million relating to the December 31, 1998 deferred tax balance has been established.

      The Company has filed refund claims of $19.7 million related to the 1998 loss. The Company received $11.9 million of these refunds in March 1999 and the remaining balance is expected to be received prior to the end of 1999.


(11)  NOTES PAYABLE

      A December 31, 1997, notes payable are summarized as follows (in thousands):

           Subordinated notes to AmRe, a quota-share reinsurer, bearing interest
                at 12%; matures December 31, 2002                                              $ 15,000

           Note payable from acquisition of subsidiary, with implicit interest rate
                of 9.76% computed on the payment stream; matured November 9, 1998                   330

           Term loan, implicit interest rate of 12% computed on the payment stream;
                matured January 1, 1999                                                             279
                                                                                               --------

            Total                                                                              $ 15,609
                                                                                               ========

         As more fully described in Note 1(b), the Company transferred the $15 million liability in connection with the AmRe note agreement to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement. The other note payable amounts were paid in full during 1998.


(12)     SHAREHOLDERS' EQUITY

         RISCORP has 100 million shares of $.01 par value Class A Common Stock authorized and 14,258,671 and 11,855,917 issued shares at December 31, 1998 and 1997, respectively. RISCORP's

Class B Common Stock, par value $.01, consists of 100 million shares authorized and 24,334,443 million shares issued and outstanding at December 31, 1998 and 1997. Ten million shares of preferred stock are authorized, but no shares are issued or outstanding. The characteristics of the Class B Common Stock are identical to those of the Class A Common Stock, except that each holder of the Class B Common Stock is entitled to 10 votes for each share held. The Class B Common Stock may be converted into Class A Common Stock at any time at the election of the holders on a one-for-one basis. RISCORP did not declare any shareholder dividends during 1998, 1997, or 1996. At December 31, 1998 and 1997, there were 112,582 shares of RISCORP's Class A Common Stock in treasury.

         RISCORP's insurance subsidiaries are limited by statute in their ability to distribute unassigned surplus without the approval of their respective domiciliary insurance department. Dividends or distributions to shareholders that are made under these statutes and that do not require the prior approval of the Florida or the Missouri Insurance Departments are determined based on a consideration of an insurer's net income, realized and unrealized capital gains, percentages of dividends and distribution of surplus, and the relationship of surplus after the dividend or distribution is made to the minimum required statutory surplus. In December 1997, RPC paid a $2.2 million dividend to its parent. During 1999, RISCORP's insurance subsidiaries have the ability to dividend $6.4 million to their parents without the prior approval of the Florida or Missouri Insurance Departments, consisting of $2.4 million from RPC, $3.1 million from RNIC, and $0.9 million from RIC.

         The combined statutory surplus as of December 31, 1998 and 1997, and the combined statutory net income for 1998, 1997, and 1996, for RISCORP's insurance subsidiaries, were as follows (in thousands):

                             1998           1997           1996
                           --------        -------        -------

         Surplus           $156,480        $96,280        $90,639
         Net income          14,672         11,042         13,980

      To facilitate the regulators' responsibility to monitor insurer solvency, the National Association of Insurance Commissioners issued a model law in January 1995 to implement risk-based capital ("RBC") reporting requirements for property and casualty insurance companies. The model law is designed to assess capital adequacy and the level of protection that statutory surplus provides for policyholder obligations. The RBC formula for property and casualty insurance companies measures four major areas of risk facing property and casualty insurers: (i) underwriting, which encompasses the risk of adverse loss development and inadequate pricing; (ii) credit risk, which evaluates the declines in asset values; (iii) investment risk, which evaluates declines in asset values; and (iv) off balance sheet risk. Pursuant to the model law, insurers having less statutory surplus than required by the RBC calculation are subject to varying degrees of regulatory action, depending on the level of capital inadequacy. RPC and RIC are domiciled in the State of Florida, which has yet to adopt the provisions of the RBC model law; however, these insurance companies monitor their RBC results in anticipation of future filings. The other RISCORP insurance subsidiary, RNIC, is domiciled in Missouri and RBC information is filed with state regulators. RBC is calculated on an annual basis. At December 31, 1998 and 1997, RISCORP's insurance subsidiaries had statutory surplus in excess of any action level requirements.


 (13)  STOCK OPTIONS

      In conjunction with the reorganization discussed in Note 1(a), stock options of RISCORP were substituted for options previously granted to certain officers and employees of RISCORP's affiliates. The options granted in 1997 were exercisable for 10 years after the date and the options vested over periods ranging from immediately to two years. The options granted in 1996 were exercisable over a 12 year period after the date of the grant and the options vested over periods ranging from two to nine years.

         At December 31, 1998, the Company had no stock options outstanding. A summary of the status of RISCORP's stock option plan as of and for the years ended December 31, 1998, 1997, and 1996 is as follows:

                                                   1998                           1997                        1996
                                        --------------------------     -------------------------    ------------------------
                                                       WEIGHTED                     WEIGHTED                    WEIGHTED
                                                       AVERAGE                       AVERAGE                     AVERAGE
         OPTIONS                        SHARES      EXERCISE PRICE     SHARES     EXERCISE PRICE     SHARES   EXERCISE PRICE
         -------                        ------      --------------     ------     --------------     ------   --------------

   Outstanding, beginning of year        2,533,326     $ 4.43          3,078,779     $3.67         2,556,557     $3.96
   Granted                                       -          -          2,533,326      4.43         1,572,538      6.84
   Exercised                                     -          -                  -         -           (17,999)     3.61
   Canceled                             (2,533,326)      4.43         (3,078,779)     3.67        (1,032,317)     9.22
                                        ----------     ------         ----------     -----        ----------     -----

     Outstanding, end of year                    -     $    -          2,533,326     $4.43         3,078,779     $3.67
                                        ==========     ======         ==========     =====        ==========     =====

     Options exercisable at end of year          -          -          1,085,711     $6.67           731,849     $2.08
                                        ==========     ======         ==========     =====        ==========     =====
     Weighted average fair value of
         options granted during
         the year                                $      -                       $1.92                      $5.44
                                                 ========                       =====                      =====


      The fair value of each option was estimated on the date that the option was granted. The exercise prices of options of options granted were determined to be not less than the fair market value of RISCORP's Class A Common Stock on the dates that the options were granted, with the exception of options for 387,314 and 2,604 shares made to two employees at exercise prices of $0.72 and $4.50, respectively, and fair values of $22.78 and $12.54, respectively. Compensation expense recognized for options with exercise prices below fair market value totaled $0 for 1998 and 1997 and $0.3 million for 1996. This compensation expense was reversed in the fourth quarter of 1997 following the cancellation of those options.

      In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 established a method of accounting for stock-based compensation that is based on the fair value of stock options and similar instruments. The adoption of SFAS 123 is not required and the Company has elected to continue following Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," for measuring compensation cost. Had the Company adopted SFAS 123, the pro forma net income or loss per share for 1998, 1997, and 1996 would have been as follows (in thousands, except per share data):


                                                                       1998          1997          1996
                                                                   ------------  ------------  ------------
           Net income (loss)             - as reported             $ (70,875)     $ 7,286        $ 2,398
                                         - pro forma                 (70,875)       5,286          1,933
           Net income (loss) per
              common share-diluted       - as reported                (1.91)         0.20           0.07
                                         - pro forma                  (1.91)         0.14           0.06


(14)  PROPERTY AND EQUIPMENT

      The components of the property and equipment at December 31, 1998 and 1997 are summarized as follows (in thousands):

                                                                                        DECEMBER 31
                                                                 ESTIMATED     ---------------------------
                                                                USEFUL LIFE       1998             1997
                                                                -----------    -----------    -------------
           Furniture and equipment                               3-7 years     $      358        $ 16,542


           Building                                               39 years              -           8,084
           Leasehold improvements                               5-10 years              9           4,810
           Software                                                3 years             81           6,758
           Land                                                                         -           1,200
                                                                               ----------        --------
                                                                                      448          37,394
           Less accumulated depreciation and
              amortization                                                            111          10,729
                                                                               ----------        --------

           Net carrying amount                                                 $      337        $ 26,665
                                                                               ==========        ========

      Depreciation and amortization expense related to property and equipment totaled $1.8 million, $4.9 million, and $3.6 million for 1998, 1997, and 1996, respectively. Included in those amounts is amortization expense of $0.4 million, $1.4 million, and $0.8 million for 1998, 1997, and 1996, respectively, related to both purchased and capitalized internally developed software costs. As more fully described in Note 1(b), the Company transferred the major portion of the Company's property and equipment, including computer software, to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.


(15)  LEASES

      The Company leases space for some of its office facilities under non-cancelable operating leases expiring through 2001, with renewal options available for certain leases. Total rental expense for 1998, 1997, and 1996 was $0.2 million, $1.7 million, and $1.3 million, respectively. At December 31, 1998, the Company was obligated under aggregate minimum annual rentals as follows (in thousands):

                  YEAR                                             ANNUAL RENTAL
                  ----                                             -------------
                  1999                                                $  218
                  2000                                                   184
                  2001                                                     8
                                                                      ------

                  Total                                               $  410
                                                                      ======


 (16) EMPLOYEE HEALTH BENEFITS

      The Company self-insured its employees' health benefits and purchased excess insurance that limits its exposure to $1.1 million in the aggregate and $50,000 per occurrence. The Company estimated its liability for unpaid claims based on aggregate limits for health insurance payments less actual payments made. Those estimates were continually reviewed and adjustments, if any, were reported in current operations. Included in accrued expenses at December 31, 1998 and 1997 is a liability for self-insured health benefits of $0.6 million and $0.9 million, respectively. The expense incurred for self-insured health benefits was $0.6 million, $3.3 million, and $2.6 million for 1998, 1997, and 1996, respectively.


(17)  RELATED PARTY TRANSACTIONS

      The Company had accounts receivable of $0.5 million and $0.8 million from companies owned by RISCORP's majority shareholder ("affiliates or affiliated entity") that are included in accounts and notes receivable-other in the accompanying consolidated balance sheets at December 31, 1998 and 1997, respectively.

      The Company contracted with affiliated entities for transportation, facilities management, and custodial and maintenance services. The Company also leased parking facilities from affiliated entities. Expenses relating to these services totaled $0, $0.1 million, and $1.6 million for 1998, 1997, and 1996, respectively. These expenses are included in commissions and general and administrative expenses in the accompanying consolidated statements of operations.

      In 1996, the Company paid $0.9 million of brokerage fees to an affiliated entity for the negotiation and placement of reinsurance under several specific excess-of-loss coverages. The Company terminated its agreement with the affiliated entity during 1997.

      The Company provided administrative and support services to three affiliated entities. Under these arrangements, one of which was terminated in 1996, the Company received $0.2 million, $0.6 million, and $0.8 million during 1998, 1997, and 1996, respectively.

      As described in Note 9, RIC was party to a managed care arrangement with RHP, an affiliated HMO, until May 1996. Fees paid by RIC to RHP during 1998, 1997, and 1996 totaled $0, $3.7 million, and $17.1 million, respectively. The managed care arrangement with RHP was terminated in October 1997 following the sale of RHP to an unaffiliated entity. RIC assumed the outstanding liability for unpaid losses and loss adjustment expenses that totaled $8 million in November 1997.

      During 1998, all of the foregoing contracts with the related parties were cancelled and the Company has no further obligations under any of the contracts as of December 31, 1998. See Note 3 for a discussion of the agreements between the Company and Phoenix and BHC.


(18)  BAD DEBT ALLOWANCE

      The following table summarizes activity in the bad debt allowance account for premiums receivable for 1998, 1997, and 1996 (in thousands):


                                                              1998         1997         1996
                                                            -------     --------     --------
           Balance at beginning of year                     $ 7,000     $ 17,000     $  5,899
           Allowance acquired from acquisition                   --           --          782
           Addition (reduction) to allowance                 (1,100)       4,374       31,424
           Recoveries (write-offs) against allowance            100      (14,374)     (21,105)
           Balance transferred to Zenith [see Note 1(b)]     (6,000)          --           --
                                                            -------     --------     --------
           Balance at end of year                           $    --     $  7,000     $ 17,000
                                                            =======     ========     ========

       Premiums receivable included in the accompanying December 31, 1997 consolidated balance sheet are summarized as follows (in thousands):

Commercial accounts, including final
    premium audit adjustments           $  29,612
Loss sensitive contracts                   68,804
NCCI pool accounts                          6,987
Other                                       1,780
                                        ---------
                                          107,183
Less bad debt allowance                    (7,000)

Premiums receivable, net                $ 100,183
                                        =========

      As more fully described in Note 1(b), the Company transferred the outstanding premiums receivable balance, net of the allowance for bad debts, to Zenith on April 1, 1998, in accordance with the terms of the Asset Purchase Agreement.

(19)  CONCENTRATION IN A SINGLE STATE

      Although the Company had expanded its operations into additional states, 75 percent, 70 percent, and 74 percent of its premium revenues for 1998, 1997, and 1996, respectively, were derived from products and services offered to customers located in Florida. Accordingly, the Company previously could have been adversely affected by economic downturns, significant unemployment, and other conditions that could have occurred from time to time in Florida, which conditions may not have significantly affected its more geographically diversified competitors.


(20)  COMMITMENTS AND CONTINGENCIES

                 On or about January 11, 1999, Zenith filed a lawsuit against RISCORP and certain of its subsidiaries in federal court in New York setting forth 14 separate causes of action arising out of the Asset Purchase Agreement and certain ancillary agreements. The complaint seeks an unspecified total amount of damages, but the amount of compensatory damages sought is in excess of $30 million, together with an unspecified amount of punitive damages and attorneys' fees. Zenith's claims include, among others, that the Company (i) breached certain representations and warranties set forth in the Asset Purchase Agreement, (ii) failed to transfer certain assets to Zenith, (iii) failed to operate its business in the ordinary course, (iv) failed to reimburse Zenith for certain payments, and (v) fraudulently induced Zenith to execute the Asset Purchase Agreement due to certain alleged verbal representations made with respect to RISCORP's Year 2000 compliance.

On October 16, 1998, RISCORP and certain of its subsidiaries filed an action against Zenith in federal court in Tampa, Florida a breach of the Asset Purchase Agreement. The Company amended its complaint in Florida on January 25, 1999, and added ten additional claims arising out of Zenith's failure to indemnify the Company for certain claims of third parties. The Company also added two other claims, one for breach of contract and one for conversion, related to Zenith's taking of $4.1 million the Company had on deposit with the South Carolina Insurance Department.

The Company intends to vigorously defend those claims asserted by Zenith and to vigorously prosecute the Company's claims; however, there can be no assurance as to the ultimate outcome of this litigation.

      Between November 20, 1996 and January 31, 1997, nine shareholder class-action lawsuits were filed against RISCORP and other defendants in the United States District Court for the Middle District of Florida (the "Securities Litigation"). In March 1997, the court consolidated these lawsuits and appointed co-lead plaintiffs and co-lead counsel. The plaintiffs subsequently filed a consolidated complaint. The consolidated complaint named as defendants RISCORP, three of its executive officers, one non-officer director, and three of the underwriters for RISCORP's initial public offering. The plaintiffs in the consolidated complaint purport to represent the class of shareholders who purchased RISCORP's Class A Common Stock between February 28, 1996 and November 14, 1996. The consolidated complaint alleges that RISCORP's Registration Statement and Prospectus of February 28, 1996, as well as subsequent statements, contained false and misleading statements of material fact and omissions, in violation of Sections 11 and 15 of the Securities Act of 1993, Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder. The consolidated complaint seeks unspecified compensatory damages.

      In July 1998, the parties executed a stipulation and agreement of settlement in which the Company agreed to pay $21 million in cash to a settlement fund to settle this litigation. The Company has paid $0.5 million as an advance to the settlement fund. The remainder of the settlement fund is to be paid from the proceeds of the second payment due under the Asset Purchase Agreement with Zenith. On July 29, 1998, the court issued a preliminary approval order in which it certified the purported class for settlement purposes. The court held a settlement fairness hearing on December 15, 1998. At that hearing, the court announced its opinion that the settlement was fair and reasonable and should be approved. The parties have executed several amendments to the settlement agreement extending the deadline after which plaintiffs may terminate the settlement agreement and resume litigation. Under the most recent amendment, the Company has until March 24, 1999 in which to fully fund the settlement agreement from the proceeds of the Zenith transaction. If the settlement fund is not fully funded by that date, plaintiffs have the right to terminate the settlement agreement pursuant to procedures specified in the agreement.

      The Company estimates that $8 million of insurance proceeds will be available for contribution to the settlement amount, as well as related costs and expenses. The Company recognized the $21 million proposed settlement and the related insurance proceeds in the accompanying 1997 consolidated statement of operations. Because the settlement agreement is contingent upon the timely and adequate payment from the Zenith transaction, there can be no assurance that this litigation will be ultimately settled on the terms described herein.

      On August 20, 1997, the Occupational Safety Association of Alabama Workers' Compensation Fund (the "Fund"), an Alabama self-insured workers' compensation fund, filed a breach of contract and fraud action against the Company and others. The Fund entered into a Loss Portfolio Transfer and Assumption Reinsurance Agreement dated August 26, 1996 and effective September 1, 1996 with RNIC. Under the terms of the agreement, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) as of September 1, 1996. Co-defendant Peter D. Norman ("Norman") was a principal and officer of IAA prior to its acquisition by RISCORP in September 1996. The complaint alleges that Norman and IAA breached certain fiduciary duties owed to the Fund in connection with the subject agreement and transfer. The complaint alleges that RISCORP has breached certain provisions of the agreement and owes the Fund monies under the terms of the agreement. The Fund claims, per a Loss Portfolio Evaluation dated February 26, 1998, that the Fund overpaid RNIC by $6 million in the subject transaction. The court has granted RNIC's Motion to Compel Arbitration per the terms and provisions of the agreement. RNIC has appealed the trial court's ruling which prevents the American Arbitration Association from administering the arbitration between RNIC and the Fund. The Alabama Supreme Court has stayed the current arbitration. The dispute between the Fund and RNIC is expected to be resolved through arbitration. The other defendants, including IAA, have appealed to the Supreme Court of Alabama the trial court's denial of their motions to compel arbitration. RNIC intends to vigorously defend the Fund's claim.

      On March 13, 1998, RIC and RPC were added as defendants in a purported class action filed in the United States District Court for the Southern District of Florida, styled Bristol Hotel Management Corporation, et. al., v. Aetna Casualty & Surety Company, a/k/a Aetna Group, et. al. Case No. 97-2240-CIV-MORENO. The plaintiffs purport to bring this action on behalf of themselves and a class consisting of all employers in the State of Florida who purchased or renewed retrospectively rated or adjusted workers' compensation policies in the voluntary market since 1985. The suit was originally filed on July 17, 1997 against approximately 174 workers' compensation insurers as defendants. The complaint was subsequently amended to add the RISCORP defendants. The amended complaint named a total of approximately 161 insurer defendants. The suit claims that the defendant insurance companies violated the Sherman Antitrust Act, the Racketeer Influenced and Corrupt Organizations Act ("RICO"), and the Florida Antitrust Act, committed breach of contract and civil conspiracy, and were unjustly enriched by unlawfully adding improper and illegal charges and fees onto retrospectively rated premiums and otherwise charging more for those policies than allowed by law. The suit seeks compensatory and punitive damages, treble damages under the Antitrust and RICO claims, and equitable relief. RIC and RPC moved to dismiss the amended complaint and have also filed certain motions to dismiss the amended complaint filed by various other defendants.

      On August 26, 1998, the district court issued an order dismissing the entire suit against all defendants. On September 13, 1998, the plaintiffs filed a Notice of Appeal. On February 9, 1999, the district court issued, sua sponte, an Order of Reconsideration in which the court indicated its desire to vacate the dismissal of the RICO claims and pendant state claims based on a recent decision of the United States Supreme Court. Although the Plaintiffs have indicated that they will seek to have the appeal terminated and the case remanded to the district court, no formal motion has been filed with the Court of Appeals. Management will continue to monitor the progress of the appeals process as necessary and intends to defend the case vigorously if it is returned to the district court for further proceedings.

      In June 1997, the Company terminated a number of employees in connection with a workforce reduction. As a result of the workforce reduction, a number of former employees have initiated proceedings, including arbitration, against the Company for certain severance benefits. The Company intends to vigorously defend these suits; however, there can be no assurance that it will prevail in these proceedings.

      The Company, in the ordinary course of business, is party to various lawsuits. Based on information presently available, and in the light of legal and other defenses available to the Company, contingent liabilities arising from such threatened and pending litigation in the ordinary course of business are not presently considered by management to be material.

      Other than as noted herein, no provision had been made in the accompanying consolidated financial statements for the foregoing matters. Certain of the related legal expenses may be covered under directors and officers' insurance coverage maintained by the Company.

      The Company has historically met its cash requirements and financed its growth through cash flow generated from the sale of stock, operations, and borrowings. The Company's primary sources of cash flow from operations were premiums and investment income, and its cash requirements consisted principally of payment of losses and loss adjustment expenses, support of its operating activities including various reinsurance agreements and managed care programs and services, capital surplus needs for the insurance companies, and other general and administrative expenses.

      As discussed more fully in Note 1(b), RISCORP and certain of its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith on April 1, 1998. In connection with the consummation of that transaction, RISCORP received $35 million in cash, of which $10 million was placed in escrow, with the balance of the purchase price, if any, to be the amount by which the book value of the transferred assets exceeds the book value of the transferred liabilities as of the closing date, determined in accordance with GAAP and generally accepted actuarial principles, consistently applied. Pursuant to the terms of the Asset Purchase Agreement, Zenith is required to pay the remaining purchase price to RISCORP, plus interest thereon of 6.13 percent from the Closing Date through the final payment date, in cash, less the additional amount required to be deposited into escrow, not later than five business days after receipt of the Final Business Balance Sheet, as determined by the Independent Expert.

      On March 19, 1999, the Independent Expert delivered its determination of the Final Business Balance Sheet [see Note 1(b) for a detailed discussion].

      As a result of this sale, the Company and its subsidiaries ceased substantially all of their former business operations and, accordingly, since April 1, 1998, the Company's cash requirements have been, and are expected to continue to be, satisfied through investment income, the liquidation of investments and other assets, and the receipt of certain federal income tax claims.

                      SCHEDULE I - SUMMARY OF INVESTMENTS -
                    OTHER THAN INVESTMENTS IN RELATED PARTIES

                         RISCORP, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1998
                                 (in thousands)


                                                  MARKET
TYPE OF INVESTMENT                       COST      VALUE
------------------                     -------    -------
Available for sale:
     Fixed maturity securities:
        U.S. government obligations    $13,681    $13,900
        Corporate obligations            2,032      2,080
                                       -------    -------
           Total available for sale    $15,713    $15,980
                                       =======    =======

Available for sale:
     Unrestricted                      $ 6,666    $ 6,716
     Restricted                          9,047      9,264
                                       -------    -------
           Total                       $15,713    $15,980
                                       =======    =======






See accompanying Auditors' Report.

           SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                 BALANCE SHEETS

                       RISCORP, INC. (PARENT COMPANY ONLY)
                                 (in thousands)




                                                             DECEMBER 31
                                                      -----------------------
                                                         1998          1997
                                                      ---------     ---------
                             ASSETS

Investments at fair value (cost $4,635 and $1,000)    $   4,636     $   1,000
Cash and cash equivalents                                 1,140        (1,152)
Cash and cash equivalents - restricted                   10,000          --
Investment in wholly-owned subsidiaries                 148,357       172,463
Surplus note receivable from subsidiary                  13,000        13,000
Other assets                                             18,840        28,145
                                                      ---------     ---------
     Total assets                                     $ 195,973     $ 213,456
                                                      =========     =========

              LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Notes payable                                       $      --     $  15,000
  Accrued expenses and other liabilities                 38,572        34,923
  Payable to affiliates                                  61,835            --
                                                      ---------     ---------
    Total liabilities                                   100,407        49,923
                                                      ---------     ---------

Shareholders' equity:
  Common stock                                              386           362
  Additional paid-in capital                            140,688       135,975
  Net unrealized gains on investments                       173         2,002
  Retained earnings (deficit)                           (45,680)       25,195
  Treasury stock at cost                                     (1)           (1)
                                                      ---------     ---------
      Total shareholders' equity                         95,566       163,533
                                                      ---------     ---------

      Total liabilities and shareholders' equity      $ 195,973     $ 213,456
                                                      =========     =========


See accompanying Auditors' Report.

           SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                            STATEMENTS OF OPERATIONS

                       RISCORP, INC. (PARENT COMPANY ONLY)
                                 (in thousands)


                                                       YEAR ENDED DECEMBER 31
                                                 ----------------------------------
                                                   1998         1997        1996
                                                 --------     --------     --------
Revenues:
      Net investment income                      $  2,681     $    517     $  2,590
      Dividend income                                  --        3,446       18,335
      Other income                                    146           --            3
                                                 --------     --------     --------
          Total revenue                             2,827        3,963       20,928
                                                 --------     --------     --------

Expenses:
      General and administrative expenses          10,871       16,421        1,995
      Interest expense                                641        1,800        2,234
      Depreciation and amortization                   359          857        3,830
                                                 --------     --------     --------
          Total expenses                           11,871       19,078        8,059
                                                 --------     --------     --------

Income (loss) from operations                      (9,044)     (15,115)      12,869

Loss on sale of net assets to Zenith              (47,747)          --           --
                                                 --------     --------     --------

Income (loss) before equity in income or loss
  of subsidiaries and income taxes                (56,791)     (15,115)      12,869

Equity in income (loss) of subsidiaries           (20,322)      20,935      (11,428)
                                                 --------     --------     --------

Income (loss) before income taxes                 (77,113)       5,820        1,441
Income tax benefit                                 (6,238)      (1,466)        (957)
                                                 --------     --------     --------

      Net income (loss)                          $(70,875)    $  7,286     $  2,398
                                                 ========     ========     ========




See accompanying Auditors' Report.

           SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                             STATEMENTS OF CASH FLOW

                       RISCORP, INC. (PARENT COMPANY ONLY)
                                 (in thousands)

                                                                                 YEAR ENDED DECEMBER 31
                                                                          -----------------------------------
                                                                            1998         1997          1996
                                                                          --------     --------     ---------
Cash flows from operating activities:
   Net income (loss)                                                      $(70,875)    $  7,286     $   2,398
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Equity in net loss (income) of subsidiaries                           20,322      (18,344)        5,967
      Depreciation and amortization                                            359          857         3,830
      Net amortization of discounts on investments                              --           --            80
      Net realized loss (gain) on sale of investments                           --           35            (4)
      Loss on sale of net assets to Zenith                                  47,747           --            --
      Issuance of RISCORP, Inc. stock                                        4,740           --            --
      Decrease (increase) in other assets                                    4,166      (20,555)        2,750
      Increase in accrued expenses and other liabilities                     3,751       26,934         3,421
                                                                          --------     --------     ---------
          Net cash provided by (used in) operating activities               10,210       (3,787)       18,442
                                                                          --------     --------     ---------

Cash flows from investing activities:
      Proceeds from sale of fixed maturities--available for sale            68,617        4,206        44,124
      Proceeds from maturities of fixed maturities--available for sale       1,000        1,000         1,000
      Proceeds from the sale of equity securities                               --        1,548           353
      Cash received from Zenith for sale of net assets                       9,345           --            --
      Cash due to Zenith                                                       388           --            --
      Purchase of fixed maturities--available for sale                     (73,252)          --       (48,438)
      Purchase of equity securities                                             --           --        (1,905)
      Capital contributions to subsidiaries                                 (1,000)      (1,000)     (114,375)
      Purchase of property and equipment                                      (448)          --            --
      Purchase of IAA, net of cash acquired                                     --           --           282
      Purchase of RISC, net of cash acquired                                    --           --          (538)
                                                                          --------     --------     ---------
          Net cash provided by (used in) investing activities                4,650        5,754      (119,497)
                                                                          --------     --------     ---------

Cash flows from financing activities:
      Purchase of treasury stock subject to put option                          --       (2,100)           --
      Transfer of cash and cash equivalents to restricted balances         (12,568)          --            --
      Principal repayment of notes payable                                      --           --       (27,000)
      Exercise of stock options                                                 --           --            65
      Proceeds of initial offering of common stock                              --           --       127,908
      Other, net                                                                --       (1,293)          709
                                                                          --------     --------     ---------
          Net cash provided by (used in) financing activities              (12,568)      (3,393)      101,682
                                                                          --------     --------     ---------

Net increase (decrease) in cash and cash equivalents                         2,292       (1,426)          627
Cash and cash equivalents, beginning of year                                (1,152)         274          (353)
                                                                          --------     --------     ---------
Cash and cash equivalents, end of year                                    $  1,140     $ (1,152)    $     274
                                                                          ========     ========     =========

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest                                                            $    450     $  1,800     $   2,684
                                                                          ========     ========     =========
      Income taxes                                                        $     --     $  6,556     $  15,127
                                                                          ========     ========     =========

See accompanying Auditors' Report.

                            SCHEDULE IV - REINSURANCE

                         RISCORP, INC. AND SUBSIDIARIES
                                 (in thousands)



                    Premiums Earned
                   --------------------------------------------------------------------------------------------
                                       CEDED TO            ASSUMED                               PERCENTAGE
YEAR ENDED            GROSS             OTHER             FROM OTHER             NET              OF AMOUNT
DECEMBER 31          AMOUNT           COMPANIES            COMPANIES            AMOUNT           ASSUMED TO NET
-----------        -----------        -----------        ------------        -----------        ---------------


1998               $    48,416*       $    22,676*       $         79*       $    25,819*                   --*
                   ===========        ===========        ============        ===========        ==============


1997               $   328,191        $   167,274        $     18,812        $   179,729                    10%
                   ===========        ===========        ============        ===========        ==============


1996               $   326,875        $   165,022        $     11,704        $   173,557                     7%
                   ===========        ===========        ============        ===========        ==============




These amounts represent the first three months of 1998.


See accompanying Auditors' Report.

                     SCHEDULE VI - SUPPLEMENTAL INFORMATION

                         RISCORP, INC. AND SUBSIDIARIES
                                 (in thousands)


                      DECEMBER 31                                              YEAR ENDED DECEMBER 31
-------------------------------------------------------    -----------------------------------------------------------
                                                                                      Losses and Loss
                  Reserves for   Discount,                                          Adjustment Expenses   Amortization
        Deferred  Unpaid Losses   if any,                                          Incurred Related to:    of Deferred
         Policy     and Loss     deducted                    Net          Net      ---------------------      Policy
      Acquisition  Adjustment   in Previous    Unearned     Earned    Investment   Current       Prior     Acquisition
Year     Costs      Expenses      Column       Premiums    Premiums      Income      Year        Years        Costs
----  ----------- ------------- -----------    --------    --------   ----------   --------     --------  ------------

1998    $  --       $   --      $      --      $   --      $ 25,819*    $ 7,103    $ 14,860*    $ 11,717*     $ 3,681*

1997    $(2,053)    $437,038    $      --      $ 56,324    $179,729     $16,447    $125,764     $ (2,401)     $49,221

1996    $   446     $458,239    $      --      $102,562    $173,557     $12,194    $123,986     $  3,023      $33,716



         YEAR ENDED DECEMBER 31
       -------------------------
           Net
       Paid Losses
        and Loss         Net
       Acquisition     Premiums
Year    Expenses       Written
----   -----------     --------

1998    $ 28,501       $ 20,209

1997    $120,285       $157,495

1996    $111,963       $179,706





* These amounts represent the first three months of 1998.






See accompanying Auditors' Report

                                   APPENDIX D

                              QUARTERLY REPORT ON
                        FORM 10-Q FOR THE QUARTER ENDED
                               SEPTEMBER 30, 1999

                                   FORM 10-Q

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

(Mark one)

[X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 1999

         OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to  ____________

Commission file number   0-27462

                                  RISCORP, INC.
             (Exact name of registrant as specified in its charter)

                  FLORIDA                                    65-0335150
         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                 Identification No.)

          One Sarasota Tower, Suite 608
          2 North Tamiami Trail
          Sarasota, Florida                                     34236
          (Address of principal executive offices)            (Zip Code)

                                 (941) 366-5015
                        (Registrant's telephone number,
                              including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ].

Number of shares outstanding of the issuer's Common Stock:

 Class                                        Outstanding at October 31, 1999

 Class A Common Stock, $.01 par value                   14,258,671
 Class B Common Stock, $.01 par value                   24,334,443

                                     INDEX


                                                                                                      Page No.
Part I     Financial Information

           Item 1.         Financial Statements

                      Consolidated Balance Sheets -
                          September 30, 1999 and December 31, 1998                                      3 - 4

                      Consolidated Statements of Operations -
                          For the three months ended September 30, 1999 and 1998                            5

                      Consolidated Statements of Operations -
                          For the nine months ended September 30, 1999 and 1998                             6

                      Consolidated Statements of Cash Flows -
                          For the nine months ended September 30, 1999 and 1998                             7

                      Consolidated Statements of Comprehensive Loss -
                          For the nine months ended September 30, 1999 and 1998                             8

                      Notes to Consolidated Condensed Financial Statements                             9 - 12

           Item 2.    Management's Discussion and Analysis of Financial
                      Condition and Results of Operations                                             13 - 19


Part II    Other Information

           Item 1.         Legal Proceedings                                                          20 - 21

           Item 2.         Changes in Securities and Use of Proceeds                                       21

           Item 3.         Defaults Upon Senior Securities                                                 21

           Item 4.         Submission of Matters to a Vote of Security Holders                             21

           Item 5.         Other Information                                                               21

           Item 6.         Exhibits and Reports on Form 8-K                                                22


                           Signatures                                                                      23

Part I   Financial Information
Item 1.  Financial Statements

                         RISCORP, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets
                                 (in thousands)

                                                                                     September 30,      December 31,
                                                                                          1999              1998
                                                                                          ----              ----
                                                                                      (Unaudited)
Assets

Investments:

   Fixed maturities available for sale, at fair value
      (amortized cost $72,733 in 1999 and $6,666 in 1998)                               $  72,709        $   6,716
   Fixed maturities available for sale, at fair value (amortized cost $6,749 in
      1999 and $9,047 in 1998)-restricted                                                   6,795            9,264
                                                                                        ---------        ---------
      Total investments                                                                    79,504           15,980

Cash and cash equivalents                                                                   2,202            6,864
Cash and cash equivalents-restricted                                                        1,904           14,842
Prepaid expenses                                                                            4,614            5,171
Deferred income taxes                                                                         977            3,141
Accounts receivable--other                                                                  2,300            7,674
Income taxes recoverable                                                                    2,181           17,277
Property and equipment, net                                                                   228              337
Receivable from Zenith                                                                         --           49,933
Other assets                                                                                  756            2,174
                                                                                        ---------        ---------
      Total assets                                                                      $  94,666        $ 123,393
                                                                                        =========        =========


See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheets
                                 (in thousands)


                                                                                      September 30      December 31
                                                                                          1999              1998
                                                                                          ----              ----
                                                                                       (Unaudited)

Liabilities and Shareholders' Equity

Liabilities - accrued expenses and other liabilities                                    $   4,889        $  27,827
                                                                                        ---------        ---------
Shareholders' equity:

   Class A Common Stock, $.01 par value, 100,000,000
       shares authorized; 14,371,253 shares issued                                            143              143
   Class B Common Stock, $.01 par value, 100,000,000
       shares authorized; 24,334,443 shares issued and outstanding                            243              243
   Preferred Stock, $.01 par value, 10,000,000 shares
       authorized; none issued and outstanding                                                 --               --
   Additional paid-in capital                                                             140,688          140,688
   Retained deficit                                                                       (51,309)         (45,680)
   Treasury Class A Common Stock - at cost, 112,582 shares                                     (1)              (1)
   Accumulated Other Comprehensive Income:
      Net unrealized gains on investments                                                      13              173
                                                                                        ---------        ---------
          Total shareholders' equity                                                       89,777           95,566
                                                                                        ---------        ---------
          Total liabilities and shareholders' equity                                    $  94,666        $ 123,393
                                                                                        =========        =========


See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                     Consolidated Statements of Operations
                (in thousands, except share and per share data)

                                                                                                   Three Months
                                                                                                 Ended September 30
                                                                                        -----------------------------------
                                                                                            1999                  1998
                                                                                        -------------         -------------
                                                                                         (Unaudited)           (Unaudited)
   Revenue:
      Net investment income                                                             $       1,132         $       2,297
      Net realized gains                                                                           --                    74
      Other income                                                                                624                   141
                                                                                        -------------         -------------
          Total revenue                                                                         1,756                 2,512

   Expenses:
       Commissions, underwriting, and administrative expenses                                   3,065                 3,835
       Interest expense                                                                            49                   147
       Depreciation and amortization                                                               33                    39
                                                                                        -------------         -------------
          Total expenses                                                                        3,147                 4,021
                                                                                        -------------         -------------
   Loss before income taxes                                                                    (1,391)               (1,509)
   Income tax expense                                                                              30                   189
                                                                                        -------------         -------------
   Net loss                                                                             $      (1,421)        $      (1,698)
                                                                                        =============         =============

Per share data:
   Net loss per common share - basic                                                    $       (0.04)        $       (0.05)
                                                                                        =============         =============
   Net loss per common share - diluted                                                  $       (0.04)        $       (0.05)
                                                                                        =============         =============

Weighted average common shares outstanding                                                 37,634,781            37,062,558
                                                                                        =============         =============
Weighted average common and common share
         equivalents outstanding                                                           37,634,781            37,062,558
                                                                                        =============         =============


See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                     Consolidated Statements of Operations
                (in thousands, except share and per share data)

                                                                                                   Nine Months
                                                                                                Ended September 30
                                                                                        -----------------------------------
                                                                                            1999                  1998
                                                                                        -------------         -------------
                                                                                         (Unaudited)            (Unaudited)
Revenue:
   Net investment income                                                                $       4,166         $       7,927
   Net realized gains                                                                             150                 4,268
   Other income                                                                                   748                   234
   Premiums earned                                                                                 --                25,819
   Fee income                                                                                      --                 5,723
                                                                                        -------------         -------------
       Total revenue                                                                            5,064                43,971
                                                                                        -------------         -------------
Expenses:
   Commissions, underwriting, and administrative expenses                                       7,419                30,703
   Interest expense                                                                             1,271                   624
   Depreciation and amortization                                                                  109                 3,139
   Losses and loss adjustment expenses                                                             --                24,016
   Unallocated loss adjustment expenses                                                            --                 2,561
                                                                                        -------------         -------------
       Total expenses                                                                           8,799                61,043
                                                                                        -------------         -------------

Loss from operations                                                                           (3,735)              (17,072)
Loss on sale of net assets to Zenith                                                           (4,760)                   --
                                                                                        -------------         -------------
Loss before income taxes                                                                       (8,495)              (17,072)
Income tax (benefit) expense                                                                   (2,866)                  189
                                                                                        -------------         -------------
Net loss                                                                                $      (5,629)        $     (17,261)
                                                                                        =============         =============
Per share data:
  Net loss per common share - basic                                                     $       (0.15)        $       (0.47)
                                                                                        =============         =============

  Net loss per common share - diluted                                                   $       (0.15)        $       (0.47)
                                                                                        =============         =============

Weighted average common shares outstanding                                                 37,491,031            36,949,133
                                                                                        =============         =============
Weighted average common and common share
         equivalents outstanding                                                           37,491,031            36,949,133
                                                                                        =============         =============

See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                                                    Nine Months
                                                                                                 Ended September 30
                                                                                        -----------------------------------
                                                                                            1999                  1998
                                                                                        -------------         -------------
                                                                                         (Unaudited)           (Unaudited)

Net cash used in operating activities                                                   $      (4,959)        $     (33,735)
                                                                                        -------------         -------------
Cash flows from investing activities:
     Purchase of fixed maturities available for sale                                         (386,472)              (51,070)
     Purchase of fixed maturities held to maturity                                                 --                (5,874)
     Proceeds from sales and maturities of fixed maturities available for sale                322,678                63,853
     Proceeds from maturities of fixed maturities held to maturity                                 --                 6,000
     Proceeds from sale of equity securities                                                       --                 1,324
     Proceeds from sale of equipment                                                               --                   255
     Cash received from Zenith for sale of net assets                                          51,153                35,000
     Purchase of property and equipment                                                            --                  (940)
     Cash assets transferred to Zenith                                                             --               (29,308)
                                                                                        -------------         -------------
       Net cash (used in) provided by investing activities                                    (12,641)               19,240
                                                                                        -------------         -------------
Cash flows from financing activities:
     Principal repayments of notes payable                                                         --                  (245)
     Decrease in deposit balances payable                                                          --                (1,599)
     Transfer of cash and cash equivalents -
       restricted to cash and cash equivalents                                                 12,938                 1,022
                                                                                        -------------         -------------
       Net cash provided by (used in) financing activities                                     12,938                  (822)
                                                                                        -------------         -------------

Net decrease in cash and cash equivalents                                                      (4,662)              (15,317)

Cash and cash equivalents, beginning of period                                                  6,864                16,858
                                                                                        -------------         -------------
Cash and cash equivalents, end of period                                                $       2,202         $       1,541
                                                                                        =============         =============
Supplemental disclosures of cash flow information:

     Cash paid during the period for:
           Interest                                                                     $       1,124         $         479
                                                                                        =============         =============
           Income taxes                                                                 $         196         $       3,644
                                                                                        =============         =============

See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

                 Consolidated Statements of Comprehensive Loss
                                 (in thousands)

                                                                                                Nine Months Ended
                                                                                                   September 30
                                                                                        -----------------------------------
                                                                                            1999                  1998
                                                                                        -------------         -------------
                                                                                         (Unaudited)           (Unaudited)

Net loss                                                                                $      (5,629)        $     (17,261)
                                                                                        -------------         -------------
Other comprehensive income (loss), before income taxes:
  Unrealized gains (losses) on securities available for sale:
    Unrealized holding gains (losses) arising during the period                                  (245)                6,628
Income tax expense (benefit) related to items of other
  comprehensive income (loss)                                                                     (86)                2,320
                                                                                        -------------         -------------
Other comprehensive income (loss), net of income taxes                                           (159)                4,308
                                                                                        -------------         -------------

Total comprehensive loss                                                                $      (5,788)        $     (12,953)
                                                                                        =============         =============

See accompanying notes to consolidated financial statements.

                         RISCORP, INC. AND SUBSIDIARIES

              Notes to Consolidated Condensed Financial Statements
                                  (Unaudited)


(1)    Basis of Presentation

       The accompanying consolidated unaudited interim financial statements of RISCORP, Inc. ("RISCORP") and subsidiaries (collectively, the "Company") have been prepared on the basis of generally accepted accounting principles ("GAAP") and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial condition, results of operations, and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

       The consolidated financial statements include the accounts and operations of RISCORP and its subsidiaries. All significant intercompany balances have been eliminated.


(2)    Execution of Merger Agreement with William D. Griffin

       On November 3, 1999, RISCORP entered into a definitive agreement (the "Merger Agreement") to merge with Griffin Acquisition Corp. ("Acquiror"), a company controlled by Mr. William D. Griffin, the majority shareholder of RISCORP. Pursuant to the terms of the Merger Agreement, each issued and outstanding share of Class A Common Stock will receive $2.85 in cash, plus a contingent right to receive an additional pro rata cash amount if RISCORP recovers any additional amounts from Zenith Insurance Company. Under the terms of the Merger Agreement, Acquiror will assume all of the liabilities of RISCORP, including its pending litigation. The transaction is subject to customary closing conditions, including shareholder approval and is expected to close in the first quarter of 2000. This transaction, if consummated, will constitute a going private transaction.


(3)    Sale to Zenith Insurance Company

       As previously disclosed, on April 1, 1998, RISCORP and certain of its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith Insurance Company ("Zenith") pursuant to the terms of the Asset Purchase Agreement among the parties dated June 17, 1997, as amended (the "Asset Purchase Agreement"). In connection with the sale to Zenith, the Company ceased substantially all of its former business operations, including its insurance operations, effective April 1, 1998. Accordingly, after such date, the Company's operations consisted principally of the administration of the day-to-day activities of the surviving corporate entities, compliance with the provisions of the Asset Purchase Agreement, and the investment, protection, and maximization of the remaining assets of the Company. At the present time, RISCORP has no plans to resume any operating activities.

       On July 7, 1999, the Company and Zenith settled, with certain limited exceptions, the claims arising out of the sale. The Asset Purchase Agreement contemplated a post-closing purchase price adjustment based on the difference between the book value of the assets purchased and the book value of the liabilities assumed as of the closing date. In connection with the determination of the final purchase price, a dispute arose between the parties regarding, among other things, the book value of the assets and liabilities of the business, Zenith's assumption of certain operating liabilities of the business, and each party's indemnification obligations under the Asset Purchase Agreement. The terms of the settlement included, among other things, RISCORP's right to seek correction of alleged errors made by the neutral auditor in connection with its determination of certain reinsurance recoverable adjustments contained in the Final Business Balance Sheet. On October 7, 1999, the neutral auditor denied RISCORP's request for correction of these errors. As a result, RISCORP is evaluating all available remedies against Zenith and the neutral auditor with respect to those issues.

       In connection with the sale of RISCORP's insurance operations to Zenith on April 1, 1998, RISCORP voluntarily consented to the Florida Insurance Department's request that RISCORP discontinue writing any new or renewal insurance business for an indefinite period of time.


(4)    Issuance of Additional Shares of Stock

       In September 1996, RISCORP purchased all of the outstanding stock of Independent Association Administrators, Inc. ("IAA") and Risk Inspection Services and Consulting, Inc. ("RISC") in exchange for $11.5 million, consisting principally of 790,336 shares of RISCORP's Class A Common Stock valued at $10.9 million on the date of acquisition. IAA and RISC are workers' compensation management services companies offering services in Alabama. On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $11.4 million and was recorded as goodwill. The remaining unamortized goodwill relating to those acquisitions was $7.8 million at March 31, 1998 (just prior to the transfer of the goodwill to Zenith on April 1, 1998).

       Due to a decrease in the market value of RISCORP's Class A Common Stock, 790,336 additional shares of RISCORP's Class A Common Stock valued at $0.6 million were issued in January 1998 to the former shareholders of IAA.


(5)    Commitments and Contingencies

       On August 20, 1997, the Occupational Safety Association of Alabama Workers' Compensation Fund (the "Fund"), an Alabama self-insured workers' compensation fund, filed a breach of contract and fraud action against the Company and others. The Fund entered into a Loss Portfolio Transfer and Assumption Reinsurance Agreement dated August 26, 1996 and effective September 1, 1996 with RISCORP National Insurance Company ("RNIC"). Under the terms of the agreement, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) as of September 1, 1996. Co-defendant Peter D. Norman ("Norman") was a principal and officer of IAA prior to its acquisition by RISCORP in September 1996. The complaint alleges that Norman and IAA breached certain fiduciary duties owed to the Fund in connection with the subject agreement and transfer. The complaint alleges that RISCORP has breached certain provisions of the agreement and owes the Fund monies under the terms of the agreement. The Fund claims, per a Loss Portfolio Evaluation dated February 26, 1998, that the Fund overpaid RNIC by $6 million in the subject transaction. The court has granted RNIC's Motion to Compel Arbitration per the terms and provisions of the agreement. On December 1, 1998, the trial court issued an order prohibiting the American Arbitration Association from administering the arbitration between RNIC and the Fund, and RNIC has appealed the trial court's ruling. The Alabama Supreme Court has stayed the current arbitration. Despite the Alabama Supreme Court's stay, the dispute between the Fund and RNIC is expected to be resolved through arbitration. The other defendants, including IAA, have appealed to the Supreme Court of Alabama the trial court's denial of their motions to compel arbitration. RNIC intends to vigorously defend the Fund's claim.

       On March 13, 1998, RISCORP Insurance Company ("RIC") and RISCORP Property & Casualty Insurance Company ("RPC") were added as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of Florida, styled Bristol Hotel Management Corporation, et. al., v. Aetna Casualty & Surety Company, a/k/a Aetna Group, et. al. Case No. 97-2240-CIV-MORENO. The plaintiffs purport to bring this action on behalf of themselves and a class consisting of all employers in the State of Florida who purchased or renewed retrospectively rated or adjusted workers' compensation policies in the voluntary market since 1985. The suit was originally filed on July 17, 1997 against approximately 174 workers' compensation insurers as defendants. The complaint was subsequently amended to add the RISCORP defendants. The amended complaint named a total of approximately 161 insurer defendants. The suit claims that the defendant insurance companies violated the Sherman Antitrust Act, the Racketeer Influenced and Corrupt Organizations Act ("RICO"), and the Florida Antitrust Act, committed breach of contract and civil conspiracy, and were unjustly enriched by unlawfully adding improper and illegal charges and fees onto retrospectively rated premiums and otherwise charging more for those policies than allowed by law. The suit seeks compensatory and punitive damages, treble damages under the Antitrust and RICO claims, and equitable relief. RIC and RPC moved to dismiss the amended complaint and have also filed certain motions to dismiss the amended complaint filed by various other defendants.

       On August 26, 1998, the district court issued an order dismissing the entire suit against all defendants on one of the grounds identified in the various motions to dismiss filed by the defendants. The district court indicated that all other grounds and motions to dismiss that were pending at that time were mooted by the dismissal. On September 13, 1998, the plaintiffs filed a Notice of Appeal. On February 9, 1999, the district court issued, sua sponte, an Order of Reconsideration in which the court indicated its desire to vacate the dismissal of the RICO claims and pendant state claims based on a recent decision of the United States Supreme Court. On June 9, 1999, the Eleventh Circuit remanded the case to the district court, and the district court has assigned the case to a magistrate for handling pre-trial matters. At a status conference held on October 20, 1999, the magistrate established deadlines for the filing of a motion for leave to amend the complaint, for supplemental briefing on pending motions, and set a hearing for March 7, 2000. Management intends to defend vigorously any and all claims asserted against RIC and RPC included in any amended complaint that may be permitted.

       On July 9, 1999, a shareholder class action lawsuit was filed against the Company, two of its executive officers, and two former executive officers in the United States District Court for the Middle District of Florida. The plaintiff in this action purports to represent the class of shareholders who purchased shares of RISCORP's Class A Common Stock between November 19, 1997 and July 20, 1998. The complaint alleges, among other things, that the financial statements included in the periodic reports filed by RISCORP with the Securities and Exchange Commission during the class period contain false and misleading statements of material fact and omissions, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. These allegations principally relate to the difference between the net book value of the Company as reflected on its published financial statements during the class period and the net book value of the assets transferred to Zenith as determined by the neutral auditors and neutral actuaries pursuant to the terms of the Asset Purchase Agreement between the parties. The complaint seeks unspecified compensatory damages. RISCORP believes that these claims are without merit and intends to vigorously defend this suit.

       The Company, in the ordinary course of business, is party to various lawsuits. Based on information presently available, and in the light of legal and other defenses available to the Company, contingent liabilities arising from such threatened and pending litigation in the ordinary course of business are not presently considered by management to be material.

       Other than as noted herein, no provision had been made in the accompanying consolidated financial statements for the foregoing matters. Certain of the related legal expenses may be covered under directors and officers' insurance coverage maintained by the Company.


(6)    Reclassifications

       For comparative purposes, certain amounts in the accompanying financial statements have been reclassified from amounts previously reported. These reclassifications had no effect on previously reported shareholders' equity or net loss.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

       This Quarterly Report on Form 10-Q contains forward-looking statements, particularly with respect to Risk Factors, Legal Proceedings, and the Liquidity and Capital Resources section of Management's Discussion and Analysis of Financial Condition and Results of Operations. Additional written or oral forward-looking statements may be made by RISCORP, Inc. ("RISCORP") and its subsidiaries (collectively, the "Company") from time to time in filings with the Securities and Exchange Commission or otherwise. Such forward-looking statements are within the meaning of that term in Sections 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements may include, without limitation, projections of revenues, income, losses, cash flows, plans for future operations, financing needs, estimates concerning the effects of litigation or other disputes, as well as assumptions regarding any of the foregoing.

       Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted. Future events and actual results could differ materially from those set forth in or underlying the forward-looking statements. Many factors could contribute to such differences and include, among others, the actual outcome of pending litigation both on behalf of and against the Company, the Company's ability to gain approval and receive payment from the Florida Department of Labor for certain refund applications, the Company's ability to receive payment for the alleged errors and understatement of the Final Business Balance Sheet by the Independent Expert, the Company's need for additional capital to meet operating requirements, and other factors mentioned elsewhere in this report.

Recent Developments

       Execution of Merger Agreement with William D. Griffin

       See Part 1, Item 1, Notes to Consolidated Condensed Financial Statements, Note 2, for further discussion of the proposed merger with the Griffin Acquisition Corp., an entity formed by Mr. William D. Griffin, the majority shareholder of RISCORP.

       Asset Purchase Agreement with Zenith

       See Part 1, Item 1, Notes to Consolidated Condensed Financial Statements, Note 3 for further discussion of the Zenith transaction.

       Legal Developments

       See "Part II, Item 1, Legal Proceedings."

Overview

       General

       As discussed more fully in Note 3 to the consolidated financial statements, RISCORP and certain of its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith on April 1, 1998. In connection with the sale to Zenith, the Company ceased substantially all of its former business operations, including its insurance operations, effective April 1, 1998. Accordingly, after such date, the Company's operations have consisted primarily of the administration of the day-to-day activities of the surviving corporate entities, compliance with the provisions of the Asset Purchase Agreement, and the investment, protection, and maximization of the remaining assets of the Company. At the present time, RISCORP has no plans to resume any operating activities.

       Since April 1, 1998, the Company has had no employees or insurance operations, and has provided no services to self-insurance funds or other insurance related entities. Because of these significant changes in the operating activities of the Company after April 1, 1998, a comparison of the results of operations for the nine months ended September 30, 1999 to the comparable period in 1998 is meaningless. Therefore, the results of operations for the nine months ended September 30, 1999 are explained separately without comparison to the comparable prior period. The results of operations for the three months ended September 30, 1999 are explained separately with comparison to the comparable prior period. The results of operations of the Company prior to the April 1, 1998 sale to Zenith are included to comply with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission; however, those results of operations are not indicative of the operations of the Company since April 1, 1998 and are not indicative of the anticipated future operations of the Company.

       Results of Operations

       During the nine months ended September 30, 1999, the Company's primary operating activities were the investment of the $25 million initial payment received from Zenith on April 2, 1998, the investment of other invested assets retained by the Company, compliance with the provisions of the Asset Purchase Agreement, converting the taxes recoverable to cash, collecting the sale proceeds from Zenith, the investment of the $50.8 million of sale proceeds and interest collected from Zenith on March 26, 1999, efforts to maximize asset recoveries, negotiation of the terms of the proposed merger with Griffin Acquisition Corp., and the administration of the day-to-day activities of the surviving corporate entities. Compliance with the provisions of the Asset Purchase Agreement included the transfer of all of the assets and liabilities, not retained by the Company, to Zenith, and assisting with the orderly transition of the Company's insurance operations to Zenith.

       Nine Months Ended September 30, 1999

       An analysis of certain balances contained on the September 30, 1999 consolidated balance sheet is as follows:

                 At September 30, 1999, the $1.9 million of cash and cash
                equivalents-restricted consisted of amounts on deposit with various governmental agencies. The $12.9 million decrease in restricted cash and cash equivalents during the first nine months of 1999 is the result of the release of the funds held in the Zenith escrow account.

                 The $63.5 million increase in investments from December 31,
                1998 to September 30, 1999 resulted from the collection and subsequent investment of the proceeds from the sale to Zenith and of certain tax refunds, the release of the cash previously held in escrow, and the investment of funds previously held in bank accounts.

                 The elimination of the receivable from Zenith from December
                31, 1998 to September 30, 1999 resulted from the collection of the remaining receivable from the sale to Zenith in March 1999.

                 The $15.1 million decrease in income taxes recoverable from
                December 31, 1998 to September 30, 1999 is the result of the collection of taxes due from tax agencies.

                 The $1.4 million decrease in other assets from December 31,
                1998 to September 30, 1999 resulted from the collection of interest in March 1999 due from the sale to Zenith.

                 The $4.6 million of prepaid expenses at September 30, 1999 consisted of $3.5 million of prepaid insurance coverages and $1.1 million of retainers paid to certain professionals and consultants.

                 The $2.2 million decrease in deferred income taxes during the first nine months of 1999 is due to the reclassification of taxes collected in October 1999 to income taxes recoverable.

                 The $5.4 million decrease in accounts receivable - other
                during the first nine months of 1999 is due to the collection of $4.8 million of certain insurance proceeds, $0.5 million of 1997 return premiums, and $0.1 million of service fees.

                 A summary of the accrued expenses and other liabilities at
                September 30, 1999 is as follows (in thousands):

                      Payable to Zenith                              $    222
                      Income taxes payable                              2,141
                      Accrued professional services                     1,739
                      Trade accounts payable                              242
                      Other accruals and payables                         545
                                                                     --------
                      Total                                          $  4,889
                                                                     ========

       The Company's operating results for the nine months ended September 30, 1999 resulted in a net loss of $5.6 million.

       The $4.2 million of net investment income for the nine months ended September 30, 1999 consisted of $1.3 million of interest income on the receivable from Zenith, $0.3 million of interest income on the $12.8 million balance previously held in escrow, and $2.6 million of investment portfolio income.

       Operating expenses for the nine months ended September 30, 1999 totaled $8.8 million and consisted of the following:

                 The $7.4 million of commissions, underwriting, and
                administrative expenses consisted of $0.9 million of management expenses, $1.2 million of accounting and auditing expenses, $2.7 million of legal expenses, $1.7 million of recurring operating expenses such as rent, telephone, insurance, and similar costs, and $0.9 million of other expenses.

                 The $1.3 million of interest expense consisted principally of the interest paid in March 1999 on the settlement of a class action lawsuit.

                 Depreciation and amortization expense was $109,000. The
                Company transferred all assets subject to amortization to Zenith in connection with the sale and retained $0.4 million of fixed assets (consisting principally of computer equipment) that are being depreciated over three years.

       During the nine months ended September 30, 1999, the Company recorded a loss on sale of net assets to Zenith of $4.8 million due to the terms of the Settlement Agreement, as discussed more fully in Note 3 to the consolidated financial statements.

       The weighted average common and common share equivalents outstanding for the nine months ended September 30, 1999 was 37,491,031 as compared to 36,949,133 for the nine months ended September 30, 1998. These amounts include, for each period presented, the vested portion only, as of the end of such period, of shares issued in April 1998 under a Restricted Stock Award Agreement between RISCORP and Phoenix Management Company, Ltd.

       Three Months Ended September 30, 1999 and 1998

       The Company's operating results for the three months ended September 30, 1999 and 1998 resulted in a net loss of $1.4 million and $1.7 million, respectively.

       The components of net investment income for the three months ended September 30, 1999 and 1998 are summarized as follows (in millions):

                                                                               1999          1998
                                                                              ------        ------
               Interest income on the balance in escrow                       $  0.1        $  0.1
               Other investment income                                           1.0           0.6
               Interest income on the Zenith sale proceeds                        --           1.6
                                                                              ------        ------
                         Total                                                $  1.1        $  2.3
                                                                              ======        ======

       The components of commissions, underwriting, and administrative expenses for the three months ended September 30, 1999 and 1998 are summarized as follows (in millions):

                                                                               1999          1998
                                                                              ------        ------
               Management expenses                                            $  0.3        $  0.3
               Accounting and auditing expense                                   0.5           0.4
               Legal expenses (income)                                           1.2          (1.0)
               Recurring operating expenses
                  (rent, telephone, insurance, and
                  similar costs)                                                 1.1           0.9
               Non-recurring expenses                                             --           3.2
                                                                              ------        ------
               Total                                                          $  3.1        $  3.8
                                                                              ======        ======

     Interest expense for the three months ended September 30, 1999 and 1998 was $49,000 and $147,000, respectively.

     Depreciation and amortization expense was $33,000 and $39,000 for the three months ended September 30, 1999 and 1998, respectively. The Company transferred all assets subject to amortization to Zenith in connection with the sale and retained $0.4 million of fixed assets (consisting principally of computer equipment) that is being depreciated over three years.

     The weighted average common and common share equivalents outstanding for the three months ended September 30, 1999 was 37,634,781 as compared to 37,062,558 for the three months ended September 30, 1998. Those amounts include, for each period presented, the vested portion only, as of the end of such period, of shares issued in April 1998 under a Restricted Stock Award Agreement between RISCORP and Phoenix Management Company, Ltd.

       Three Months Ended March 31, 1998

       The discussion that follows relates to the operations and operating philosophy of the Company's activities that existed prior to April 1, 1998 and addresses the operating results for the three months ended March 31, 1998.

       Prior to 1996, the Company's at-risk operations were focused in Florida. During 1996, the Company acquired RNIC and its 19 state licenses and assumed business from several self insurance funds outside of Florida that allowed the Company to diversify its at-risk operations.

       The majority of the Company's premiums were written in Florida, a regulated pricing state where premiums for guaranteed cost products were based on state-approved rates. However, prior to the sale to Zenith, the Company also offered policies that were subject to premium reductions on high deductible plans, participating dividend plans, or other loss sensitive plans. Pricing for those plans tended to be more competitively based, and the Company experienced increased competition during 1997 and 1998 in pricing those plans.

       In June 1997, the Company implemented a strategic plan to consolidate several of its field offices and announced its intention to close all field offices, except Charlotte, North Carolina, and Birmingham, Alabama, by the end of 1997, and to cease writing new business in certain states, including Oklahoma, Virginia, Missouri, Mississippi, Louisiana, and Kansas. The estimated impact of the decision to discontinue writing business in those states was a reduction of $16 million in direct premiums written.

       The Company attempted to lower claim costs by applying managed care techniques and programs to workers' compensation claims, particularly by providing prompt medical intervention, integrating claims management and customer service, directing care of injured employees through a managed care provider network, and availing itself of potential recoveries under subrogation and other programs.

       Part of the Company's claims management philosophy was to seek recoveries for claims that were reinsured or that could be subrogated or submitted for reimbursement under various states' recovery programs. As a result, the Company's losses and loss adjustment expenses were offset by estimated recoveries from reinsurers under specific excess of loss and quota share reinsurance agreements, subrogation from third parties, and state "second disability" funds, including the Florida Special Disability Trust Fund ("SDTF").

       The direct, assumed, ceded, and net earned premiums for the first quarter of 1998 are summarized as follows (in thousands):

                     Direct premiums earned                         $ 48,416
                     Assumed premiums earned                              79
                     Premiums ceded to reinsurers                    (22,676)
                                                                    --------
                     Net premiums earned                            $ 25,819
                                                                    ========


       There were no direct, assumed, ceded, or net earned premiums after the April 1, 1998 sale to Zenith. At March 31, 1998, there were 18,145 policies in force.

       Fee income for the first three months of 1998 was $5.7 million. After April 1, 1998, the Company ceased generating fee income when those activities were transferred to Zenith.

       Net realized gains during the first quarter of 1998 were $1.5 million, consisting principally of the $1.3 million gain on the sale of an interest in a joint venture.

       Net investment income for the three months ended March 31, 1998 was $3.3 million, consisting entirely of earnings from the investment portfolio, excluding realized gains and losses.

       For the three months ended March 31, 1998, the loss ratio was 93 percent, losses and loss adjustment expenses were $24 million, unallocated loss adjustment expenses were $2.6 million, commissions, underwriting, and administrative expenses were $15.5 million, interest expense was $0.5 million, and depreciation and amortization expense was $3.1 million.

       The weighted average common and common share equivalents outstanding for the three months ended March 31, 1998 was 36,868,114.

       Liquidity and Capital Resources

       The Company historically met its cash requirements and financed its growth through cash flows generated from operations and borrowings. The Company's primary sources of cash flow from operations were premiums and investment income, and its cash requirements consisted principally of payment of losses and loss adjustment expenses, support of its operating activities, including various reinsurance agreements and managed care programs and services, capital surplus needs for the insurance subsidiaries, and other general and administrative expenses. RISCORP and certain of its subsidiaries sold substantially all of their assets and transferred certain liabilities to Zenith on April 1, 1998. In connection with that sale to Zenith, the Company ceased substantially all of its former business operations and, accordingly, after April 1, 1998, the Company's primary source of cash flows has been generated from investment income. The Company's future cash requirements are expected to be satisfied through investment income and the liquidation of investments.

       Cash flows from operations for the nine months ended September 30, 1999 and 1998 was ($5) million and ($33.7) million, respectively. The change from 1998 to 1999 was due primarily to the sale to Zenith and the cessation of substantially all the Company's former business operations.

       The Company has projected cash flows through December 1999 and believes it has sufficient liquidity and capital resources to support its operations.

       As of September 30, 1999 and 1998, RISCORP's insurance subsidiaries had combined statutory capital and surplus of $129 million and $134.9 million, respectively. The individual capital and surplus of each of RISCORP's insurance subsidiaries exceeded the minimum statutory capital and surplus required by their respective state of domicile.

       The National Association of Insurance Commissioners has adopted risk-based capital standards to determine the capital requirements of an insurance carrier based on the risks inherent in its operations. The standards, which have not yet been adopted in Florida, require the computation of a risk-based capital amount that is then compared to a carrier's actual total adjusted capital. The computation involves applying factors to various financial data to address four primary risks: asset risk, insurance underwriting risk, credit risk, and off-balance sheet risk. Those standards provide for regulatory intervention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. At December 31, 1998, RISCORP's insurance subsidiaries' statutory surplus was in excess of any risk-based capital action level requirements.

       Year 2000

       The term "Year 2000 issue" is a general term used to describe various problems that may result from the improper processing of date and date-sensitive calculations by computers and other machinery as the Year 2000 is approached and reached. These problems may arise from hardware and software unable to distinguish dates in the "2000's" from dates in the "1900's" and from other sources, such as the use of special codes and conventions that make use of a date field.

       Effective April 1, 1998, RISCORP ceased substantially all of its former business operations, including its core insurance and managerial services operations. RISCORP's computer systems and proprietary computer software, including the policy issue and management system and the claims systems, were included in the assets sold to Zenith pursuant to the Asset Purchase Agreement.

       Effective April 1, 1998, the Company entered into a computer outsourcing agreement. Under the terms of that agreement, the vendor is to provide the Company with computer configuration, software installation, network configuration and maintenance, telecommunication coordination, computer maintenance, and other computer-related services. The agreement is for a period of 36 months.

       Due to the cessation of its operations, RISCORP does not believe it has any material third-party relationships that present significant Year 2000 risks. The Company has requested confirmation from the financial institutions with which it maintains accounts that such institutions are Year 2000 compliant.

       Based on its limited operations, the Company believes its most reasonable likely worst case scenario Year 2000 problem would be a temporary inability to access its accounts with financial institutions if such institutions' systems are not Year 2000 compliant. Because the Company does not expect that the Year 2000 will have a material adverse effect on the Company, it has determined that it is unnecessary to develop a contingency plan.

Part II    Other Information

Item 1.    Legal Proceedings

           On August 20, 1997, the Occupational Safety Association of Alabama Workers' Compensation Fund (the "Fund"), an Alabama self-insured workers' compensation fund, filed a breach of contract and fraud action against the Company and others. The Fund entered into a Loss Portfolio Transfer and Assumption Reinsurance Agreement dated August 26, 1996 and effective September 1, 1996 with RNIC. Under the terms of the agreement, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) as of September 1, 1996. Co-defendant Peter D. Norman ("Norman") was a principal and officer of IAA prior to its acquisition by RISCORP in September 1996. The complaint alleges that Norman and IAA breached certain fiduciary duties owed to the Fund in connection with the subject agreement and transfer. The complaint alleges that RISCORP has breached certain provisions of the agreement and owes the Fund monies under the terms of the agreement. The Fund claims, per a Loss Portfolio Evaluation dated February 26, 1998, that the Fund overpaid RNIC by $6 million in the subject transaction. The court has granted RNIC's Motion to Compel Arbitration per the terms and provisions of the agreement. On December 1, 1998, the trial court issued an order prohibiting the American Arbitration Association from administering the arbitration between RNIC and the Fund, and RNIC has appealed the trial court's ruling. The Alabama Supreme Court has stayed the current arbitration. Despite the Alabama Supreme Court's stay, the dispute between the Fund and RNIC is expected to be resolved through arbitration. The other defendants, including IAA, have appealed to the Supreme Court of Alabama the trial court's denial of their motions to compel arbitration. RNIC intends to vigorously defend the Fund's claim.

           On March 13, 1998, RIC and RPC were added as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of Florida, styled Bristol Hotel Management Corporation, et. al., v. Aetna Casualty & Surety Company, a/k/a Aetna Group, et. al. Case No. 97-2240-CIV-MORENO. The plaintiffs purport to bring this action on behalf of themselves and a class consisting of all employers in the State of Florida who purchased or renewed retrospectively rated or adjusted workers' compensation policies in the voluntary market since 1985. The suit was originally filed on July 17, 1997 against approximately 174 workers' compensation insurers as defendants. The complaint was subsequently amended to add the RISCORP defendants. The amended complaint named a total of approximately 161 insurer defendants. The suit claims that the defendant insurance companies violated the Sherman Antitrust Act, the Racketeer Influenced and Corrupt Organizations Act ("RICO"), and the Florida Antitrust Act, committed breach of contract and civil conspiracy, and were unjustly enriched by unlawfully adding improper and illegal charges and fees onto retrospectively rated premiums and otherwise charging more for those policies than allowed by law. The suit seeks compensatory and punitive damages, treble damages under the Antitrust and RICO claims, and equitable relief. RIC and RPC moved to dismiss the amended complaint and have also filed certain motions to dismiss the amended complaint filed by various other defendants.

           On August 26, 1998, the district court issued an order dismissing the entire suit against all defendants on one of the grounds identified in the various motions to dismiss filed by the defendants. The district court indicated that all other grounds and motions to dismiss that were pending at that time were mooted by the dismissal. On September 13, 1998, the plaintiffs filed a Notice of Appeal. On February 9, 1999, the district court issued, sua sponte, an Order of Reconsideration in which the court indicated its desire to vacate the dismissal of the RICO claims and pendant state claims based on a recent decision of the United States Supreme Court. On June 9, 1999, the Eleventh Circuit remanded the case to the district court, and the district court has assigned the case to a magistrate for handling pre-trial matters. At a status conference held on October 20, 1999, the magistrate established deadlines for the filing of a motion for leave to amend the complaint, for supplemental briefing on pending motions, and set a hearing for March 7, 2000. Management intends to defend vigorously any and all claims asserted against RIC and RPC included in any amended complaint that may be permitted.

           On July 9, 1999, a shareholder class action lawsuit was filed against the Company, two of its executive officers, and two former executive officers in the United States District Court for the Middle District of Florida. The plaintiff in this action purports to represent the class of shareholders who purchased shares of RISCORP's Class A Common Stock between November 19, 1997 and July 20, 1998. The complaint alleges, among other things, that the financial statements included in the periodic reports filed by RISCORP with the Securities and Exchange Commission during the class period contain false and misleading statements of material fact and omissions, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. These allegations principally relate to the difference between the net book value of the Company as reflected on its published financial statements during the class period and the net book value of the assets transferred to Zenith as determined by the neutral auditors and neutral actuaries pursuant to the terms of the Asset Purchase Agreement between the parties. The complaint seeks unspecified compensatory damages. RISCORP believes that these claims are without merit and intends to vigorously defend this suit.

           The Company, in the ordinary course of business, is party to various lawsuits. Based on information presently available, and in the light of legal and other defenses available to the Company, contingent liabilities arising from such threatened and pending litigation in the ordinary course of business are not presently considered by management to be material.

           Other than as noted herein, no provision had been made in the accompanying consolidated financial statements for the foregoing matters. Certain of the related legal expenses may be covered under directors and officers' insurance coverage maintained by the Company.

Item 2.    Changes in Securities and Use of Proceeds

       None.

Item 3.    Defaults Upon Senior Securities

       None.

Item 4.    Submission of Matters to a Vote of Security Holders

           None.

Item 5.    Other Information

           On October 24, 1999, Frederick M. Dawson, President, Chief Executive Officer and a director of RISCORP, died of complications from colon cancer. Mr. Dawson provided services to RISCORP through The Phoenix Management Company, Ltd. ("Phoenix") pursuant to a management agreement which became effective on April 1, 1998, immediately following the sale of substantially all of RISCORP's assets to Zenith. As a result of Mr. Dawson's death, the Board of Directors named Walter E. Riehemann, General Counsel, to also fill the position of President of RISCORP. The Board of Directors is evaluating what, if any, additional succession plans are necessary or appropriate as a result of Mr. Dawson's death, including, without limitation, evaluating whether the management agreement with Phoenix should be amended or terminated.

Item 6.    Exhibits and Reports on Form 8-K

           a)      Exhibits


                  2.1     Plan and Agreement of Merger by and between Griffin
                          Acquisition Corp., William D. Griffin and RISCORP,
                          Inc., dated November 3, 1999.

                  9.1     Voting Agreement by and among RISCORP, Inc., William
                          D. Griffin, The RISCORP Group Holding Company Limited
                          Partnership, William D. Griffin Family Limited
                          Partnership, Charlotte K. Griffin Trust Number 3,
                          Anna F. Griffin Trust Number 3, and John Ford Griffin
                          Trust Number 3, dated as of November 3, 1999.

                 10.1     First Amendment to Shareholder Protection Rights
                          Agreement by and between RISCORP, Inc. and First
                          Union National Bank, dated November 3, 1999.

                 10.2     First  Amendment to Directors  Agreement by and among
                          RISCORP,  Inc.,  William D. Griffin, Frederick M.
                          Dawson,  Walter L. Revell,  Seddon Goode, Jr., and
                          George E. Greene III, dated September 18, 1997.

                 11       Statement Re Computation of Per Share Net Loss

                 27       Financial Data Schedule (for SEC use only)


           b)      Reports on Form 8-K

                  RISCORP filed a current report on Form 8-K on July 14, 1999 disclosing the principal terms of its settlement with Zenith Insurance Company.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  RISCORP, INC.
                  (Registrant)




                  By:      /s/Walter E. Riehemann
                     ------------------------------------------------
                  Walter E. Riehemann
                  President

                  Date:    November 12, 1999





                  By:      /s/Edward W. Buttner IV
                     ------------------------------------------------
                  Edward W. Buttner IV, CPA
                  Principal Accounting Officer

                  Date:    November 12, 1999

                                 RISCORP, INC.

           PROXY SOLICITED BY THE BOARD OF DIRECTORS OF RISCORP, INC.
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH   , 2000

    The undersigned hereby appoints WALTER E. RIEHEMANN, with the power of substitution, a proxy to vote all shares of Class A and Class B Common Stock of RISCORP, Inc. that the undersigned may be entitled to vote at the Special
Meeting of Shareholders to be held in Atlanta, Georgia on March   , 2000, and at
any reconvened meeting following any adjournment thereof. Said proxy will vote on the proposals set forth in the Notice of Special Meeting and Proxy Statement as specified on this card, and is authorized to vote in his discretion as to any other matters that may properly come before the meeting.

               (Continued and to be signed on the reverse side.)

1. Adoption and approval of the Plan and Agreement of Merger, dated November 3, 1999, by and among Griffin Acquisition Corp., William D. Griffin and RISCORP, Inc., and the consummation of the transactions contemplated therein, including the merger of Griffin Acquisition Corp. with and into RISCORP, Inc. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

2. Approval of the adjournment or postponement of the Special Meeting for a period of not more than sixty days for the purpose of soliciting additional proxies in the event RISCORP fails to receive a sufficient number of votes to approve the Plan and Agreement of Merger and the merger. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

IF A VOTE IS NOT SPECIFIED, THE PROXY WILL VOTE "FOR" THE ABOVE PROPOSALS. THE PROXY WILL VOTE WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

                                                  IMPORTANT: Please sign this
                                                  Proxy exactly as your name or
                                                  names appear to the left. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

                                                  SHARES
                                                  ------------------------------

SIGNATURE(S) -------------------------------------  SIGNATURE(S) --------------

                                                    DATE ----------------------

 PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.